Exhibit 99.2

ASSET EXCHANGE AGREEMENT

dated as of October 17, 2014

by and among

COCA-COLA REFRESHMENTS USA, INC.,

THE CCR PARTIES IDENTIFIED ON THE SIGNATURE PAGES HERETO,

COCA-COLA BOTTLING CO. CONSOLIDATED

and

THE CCBCC PARTIES IDENTIFIED ON THE SIGNATURE PAGES HERETO

iii

EXHIBITS

Exhibit A                                             Definitions

iv

Exhibit B                                             Form of CCR Bill of Sale, Assignment and Assumption Agreement

Exhibit C                                             Form of Deed

Exhibit D                                             Form of Assignment and Assumption of Lease

Exhibit E                                              Form of CCBCC Bill of Sale, Assignment and Assumption Agreement

Exhibit F                                               CCBCC Territory

Exhibit G                                             CCR Territory

Exhibit H                                            Form of Employee Matters Agreement

v

ASSET EXCHANGE AGREEMENT

This ASSET EXCHANGE AGREEMENT, dated as of October 17, 2014, is made by and among COCA-COLA REFRESHMENTS USA, INC., a Delaware corporation (“CCR”) (each of CCR and any Affiliate of CCR made a party hereto after the date hereof pursuant to Section 5.16(a) are referred to herein individually as a “CCR Party” and collectively as the “CCR Parties”), COCA-COLA BOTTLING CO. CONSOLIDATED, a Delaware corporation (“CCBCC”), and certain subsidiaries of CCBCC identified on the signature pages hereto (each of CCBCC and each such subsidiary is referred to herein individually as a “CCBCC Party” and collectively as the “CCBCC Parties”).

RECITALS

WHEREAS, the CCR Parties are engaged in, among other things, the marketing, promotion, production, distribution and sale of Coca-Cola and other beverage products in the CCR Territory;

WHEREAS, the CCBCC Parties are engaged in, among other things, the marketing, promotion, production, distribution and sale of Coca-Cola and other beverage products in the CCBCC Territory; and

WHEREAS, the CCR Parties and the CCBCC Parties wish to exchange, or cause to be exchanged, certain assets of the CCR Parties relating to the CCR Business and certain assets of the CCBCC Parties relating to the CCBCC Business, and in connection therewith the CCR Parties are willing to assume certain liabilities and obligations of the CCBCC Parties relating to the CCBCC Business and the CCBCC Parties are willing to assume certain liabilities and obligations of the CCR Parties relating to the CCR Business, all upon the terms and subject to the conditions set forth in this Agreement and in accordance with the provisions of Section 1031 of the Code (as defined herein).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.lCertain Defined Terms.  Capitalized terms used in this Agreement have the meanings specified in Exhibit A to, or elsewhere in, this Agreement.

ARTICLE II

THE EXCHANGE TRANSACTION

Section 2.01                             The Exchange.  On the terms and subject to the conditions set forth in this Agreement, at the Closing, the parties hereto will exchange (the “Exchange”) the CCR

Transferred Assets (as defined below) owned by the CCR Parties and the CCBCC Transferred Assets (as defined below) owned by the CCBCC Parties, respectively.  It is the intent of the parties hereto that the Exchange will be accomplished in accordance with Section 1031 of the Code and the regulations promulgated thereunder, and that no party hereto will pay any other party hereto for any difference in the value between the CCR Transferred Assets and the CCBCC Transferred Assets, except as provided in Section 2.06 and Section 2.09 or pursuant to Article IX.  Notwithstanding anything to the contrary in this Agreement, CCBCC will have the right to direct the CCR Parties to transfer and assign the CCR Transferred Assets or any portion thereof to any Affiliate of CCBCC at the Closing, and CCR will have the right to direct the CCBCC Parties to transfer and assign the CCBCC Transferred Assets or any portion thereof to any Affiliate of CCR at the Closing.  In connection with the Exchange, at the Closing, the CCR Parties will assume the CCBCC Assumed Liabilities and the CCBCC Parties will assume the CCR Assumed Liabilities.

Section 2.02                             Transfer and Acquisition of CCR Transferred Assets.

(a)                                 CCR Transferred Assets.  On the terms and subject to the conditions set forth in this Agreement, at the Closing, the CCR Parties shall convey, assign, transfer and deliver, or shall cause to be conveyed, assigned, transferred or delivered, to the CCBCC Parties, and the CCBCC Parties shall acquire and accept from the CCR Parties, free and clear of all Liens except for Permitted Liens, all of the CCR Parties’ right, title and interest in, to and under the assets and properties of the CCR Parties primarily related to, or primarily used or primarily held for use in connection with, the CCR Business, including the following assets and properties as the same shall exist as of the Closing (all of such assets and properties being conveyed, assigned, transferred and delivered are referred to herein collectively as the “CCR Transferred Assets”):

(i)                                     the owned real property listed in Section 2.02(a)(i) of the CCR Disclosure Schedule (the “CCR Owned Real Property”), and, subject to Section 2.04(a), all rights and benefits of the CCR Parties under the leases governing any leased real property listed in Section 2.02(a)(i) of the CCR Disclosure Schedule (the “CCR Leased Real Property”), together in each case with the CCR Parties’ right, title and interest in, to and under all structures, facilities or improvements currently or as of the Closing Date located thereon, including those structures, facilities and improvements listed in Section 2.02(a)(i) of the CCR Disclosure Schedule, and all easements, licenses, rights and appurtenances related to the foregoing;

(ii)                                  all finished goods, packaging materials and products for repacking operations, supplies, and other inventories (including inventory located in vending equipment) primarily related to, or primarily used or primarily held for use in connection with, the CCR Business, including those listed in Section 2.02(a)(ii) of the CCR Disclosure Schedule;

(iii)                               all cold drink equipment and vending equipment primarily related to, or primarily used or primarily held for use in connection with, the CCR Business, which equipment shall include all CCR Transferred Fountain Equipment (collectively, the “CCR Subject Equipment”), including the equipment described on Section 2.02(a)(iii) of the CCR Disclosure Schedule;

(iv)                              all personal property owned by the CCR Parties and their interests therein primarily related to, or primarily used or primarily held for use in connection with, the CCR Business, including the machinery, equipment (other than the CCR Subject Equipment), furniture, furnishings, office equipment, communications equipment, forklifts, motorized vehicles, warehousing vehicles, trailers, spare and replacement parts, fuel, pre-mix and post-mix equipment and coolers, special event trailers, tools, beverage display and end aisle racks and advertising signs (illuminated and nonilluminated), point of sale materials and other tangible personal property (the “CCR Tangible Personal Property”), including (A) those motorized vehicles, trailers, forklifts and warehousing vehicles listed in Section 2.02(a)(iv)-1 of the CCR Disclosure Schedule and (B) those other items of personal property listed in Section 2.02(a)(iv)-2 of the CCR Disclosure Schedule;

(v)                                 subject to Section 2.04(a) and other than any CCR Excluded Contract, all rights under (A) the CCR Material Contracts set forth on Section 3.12(a) of the CCR Disclosure Schedule, (B) those contracts and agreements entered into by the CCR Parties primarily in connection with the CCR Business in the ordinary course of business that are not CCR Material Contracts required to be disclosed on Section 3.12(a) of the CCR Disclosure Schedule or that are entered into between the date hereof and the Closing Date in accordance with Section 5.01(a) that would not be required to be so disclosed on Section 3.12(a) of the CCR Disclosure Schedule had such contracts or agreements been in existence as of the date hereof, (C) those contracts and agreements listed in Section 2.02(a)(v) of the CCR Disclosure Schedule, (D) any contract or agreement entered into between the date hereof and the Closing Date in accordance with Section 5.01(a) which, had such contract or agreement been entered into prior to the date hereof, would have been a CCR Material Contract required to be set forth on Section 3.12(a) of the CCR Disclosure Schedule (each, a “CCR Pre-Closing Material Contract”) and (E) any CCR Shared Contract, to the extent assigned to the CCBCC Parties pursuant to a CCR Partial Assignment and Release under Section 5.17(a) (collectively, the “CCR Assumed Contracts”);

(vi)                              subject to Section 2.04(a) and to the extent transferable, all CCR Material Permits, Environmental Permits and all other licenses, permits and other governmental authorizations primarily related to, or primarily used or primarily held for use in connection with, the CCR Business, including those listed in Section 2.02(a)(vi) of the CCR Disclosure Schedule;

(vii)                           the original books, records, files and papers, whether in hard copy or computer format, including sales and promotional literature, manuals and data, sales and purchase correspondence, quality control records and procedures, lists of customers, customer records and, as and to the extent provided in the Employee Matters Agreement, personnel and employment records, in each case, related to, or primarily used or primarily held for use in connection with, the CCR Business, including those listed in Section 2.02(a)(vii) of the CCR Disclosure Schedule, provided that the CCR Parties shall retain copies of each of the foregoing, and provided, further, that if the CCR Parties are required by Law to retain the originals of such books, records, files and papers, they may do so and in such case they will provide the CCBCC Parties with copies thereof;

(viii)                        the deposits, advances, lease and rental expenses, pre-paid expenses, deferred charges, accrued rebates and credits and similar items set forth on the CCR Final Amounts Schedule and which are not included in the CCR Retained Assets;

(ix)                              the licensed Intellectual Property listed in Section 2.02(a)(ix) of the CCR Disclosure Schedule (collectively, the “CCR Transferred Licensed Intellectual Property”), which CCR Transferred Licensed Intellectual Property, for purposes of clarity, shall not include any ownership or other proprietary interest in any Intellectual Property of the CCR Parties or their Affiliates (including TCCC) not specifically set forth on Section 2.02(a)(ix) of the CCR Disclosure Schedule or any goodwill or other intangible rights or assets relating to or associated with the Intellectual Property of the CCR Parties or their Affiliates (including TCCC);

(x)                                 the exclusive right for the CCBCC Parties to hold themselves out as the transferee of the CCR Business (subject to the limitations set forth in Section 5.12 and Section 10.03), provided that such rights shall not be deemed to include any Intellectual Property (other than the CCR Transferred Licensed Intellectual Property) of the CCR Parties or their Affiliates (including TCCC);

(xi)                              all casualty insurance benefits, if any, to the extent relating to events occurring with respect to the CCR Transferred Assets prior to the Closing;

(xii)                           all of the CCR Parties’ rights under warranties, indemnities and all similar rights against third parties to the extent related to any CCR Transferred Assets;

(xiii)                        subject to Section 2.02(b)(vi), all Tax Returns related solely to the CCR Business or the CCR Transferred Assets;

(xiv)                       all rights to causes of action, lawsuits, judgments, claims and demands of any nature available to or being pursued by the CCR Parties, whether arising by way of claim, counterclaim or otherwise, in each case primarily related to the CCR Business, the CCR Transferred Assets or the CCR Assumed Liabilities;

(xv)                          all petty cash used in the CCR Business, as identified on the relevant balance sheet;

(xvi)                       those assets of the CCR Business included within the CCR Net Working Capital which are reflected as assets on the CCR Final Amounts Schedule and which are not CCR Retained Assets, but only to the extent of the amounts so included, and the other assets of the CCR Business designated on Section C of the CCR Disclosure Schedule as included in the CCR Transferred Assets; and

(xvii)                    the rights and other assets listed in Section 2.02(a)(xvii) of the CCR Disclosure Schedule.

(b)                                 CCR Excluded Assets.  Notwithstanding anything in Section 2.02(a) to the contrary, the CCR Parties are not transferring, and the CCBCC Parties expressly understand and agree that the CCBCC Parties are not acquiring, any assets and properties of the CCR Parties other than those specifically listed or described more generally in Section 2.02(a), and, without limiting the generality of the foregoing, the term “CCR Transferred Assets” shall expressly exclude the following assets and properties of the CCR Parties and their Affiliates, all of which shall be retained by the CCR Parties and their Affiliates (the “CCR Excluded Assets”):

(i)                                     other than as described in Section 2.02(a)(xv) or Section 2.02(a)(xvi), all cash, cash equivalents or marketable securities of the CCR Parties and their Affiliates on hand or held by any bank or other third Person and all rights to any bank accounts of the CCR Parties and their Affiliates;

(ii)                                  all raw materials, work in process and packaging materials (other than packaging materials and products used for repacking operations) of the CCR Business;

(iii)                               all accounts receivable of the CCR Parties and their Affiliates including all such accounts receivable earned or accrued as of 11:59 p.m. Eastern Time on the Closing Date, and any loans and advances by the CCR Parties;

(iv)                              except for the rights of CCR under the agreements described in Section 2.02(a)(v) of the CCR Disclosure Schedule, all franchise rights, if any, and, except for the CCR Transferred Licensed Intellectual Property, all Intellectual Property owned by, licensed to or otherwise authorized for use by the CCR Parties or any of their Affiliates;

(v)                                 except as set forth in Section 2.02(a)(i) of the CCR Disclosure Schedule, all of the CCR Parties’ right, title and interest in owned and leased real property and other interests in real property including all such right, title and interest under each real property lease pursuant to which any CCR Party leases, subleases (as sub-landlord or sub-tenant) or otherwise occupies any such leased real property, together in each case with the CCR Parties’ right, title and interest in, to and under all structures, facilities or improvements currently or as of the Closing Date located on any such real property and all easements, licenses, rights and appurtenances related to the foregoing;

(vi)                              all Tax Returns of the CCR Parties and their Affiliates (other than Tax Returns related solely to the CCR Business or the CCR Transferred Assets, except that the CCR Parties and their Affiliates will retain all federal and state income Tax Returns, regardless of whether such income Tax Returns are related to the CCR Business) and Tax Assets of the CCR Parties and their Affiliates;

(vii)                           any employee benefit plans, programs, arrangements and agreements (including any retirement benefit and post-retirement health benefit plans, programs, arrangements and agreements, but not including any such agreements which are CCR Assumed Contracts) sponsored or maintained by the CCR Parties or their respective Affiliates, and any trusts and other assets related thereto;

(viii)                        subject to Section 2.02(a)(xi), all policies of, or agreements for, insurance and interests in insurance pools and programs of the CCR Parties;

(ix)                              all causes of action, lawsuits, judgments, claims and demands of any nature available to or being pursued by the CCR Parties (including counterclaims) and defenses (A) against third parties relating primarily to any of the CCR Excluded Assets or the CCR Excluded Liabilities as well as any books, records and privileged information relating thereto or (B) relating to any period through the Closing to the extent that the assertion of such cause of action or defense is necessary or useful in defending any claim that is asserted against the CCR Parties or for which indemnification is sought by the CCBCC Parties pursuant to Article IX;

(x)                                 any interest of any CCR Party under this Agreement, any Companion Agreement and any other agreement, document or instrument entered into in connection with the transactions contemplated by this Agreement;

(xi)                              all personnel and employment records for employees and former employees of the CCR Parties, including CCR Business Employees, except as otherwise provided in the Employee Matters Agreement;

(xii)                           (A) all corporate minute books (and other similar corporate records) and stock records of the CCR Parties; (B) any books and records relating primarily to the CCR Excluded Assets; (C) any books, records or other materials that the CCR Parties (x) are required by Law to retain, (y) reasonably believe are necessary to enable the CCR Parties to prepare and/or file Tax Returns (copies of which will be made available to the CCBCC Parties upon the CCBCC Parties’ reasonable request) or (z) are prohibited by Law from delivering to the CCBCC Parties; and (D) copies of sales and promotional literature, manuals and data, sales and purchase correspondence, lists of suppliers and customers, and personnel and employment records that are CCR Transferred Assets, provided that if the CCR Parties are required by Law to retain the originals of any such records, they may do so and in such case they will provide the CCBCC Parties with copies thereof;

(xiii)                        all CCR Excluded Fountain Equipment;

(xiv)                       other than as expressly set forth in those contracts and agreements listed in Section 2.02(a)(v) of the CCR Disclosure Schedule, any and all rights under any bottling, manufacturing, distribution, sales or other related agreement for any TCCC brands and any of the goodwill and other intangible rights or assets associated therewith;

(xv)                          any other assets, properties, rights, contracts and claims of the CCR Parties or their Affiliates, wherever located, whether tangible or intangible, real, personal or mixed, that are specifically listed in Section 2.02(b)(xv) of the CCR Disclosure Schedule;

(xvi)                       any other assets, properties, rights, contracts and claims of the CCR Parties or their Affiliates wherever located, whether tangible or intangible, real, personal or mixed, that are not primarily related to or primarily used or primarily held for use in connection with the CCR Business;

(xvii)                    any CCR Shared Contract, to the extent not assigned to the CCBCC Parties pursuant to a CCR Partial Assignment and Release under Section 5.17(a);

(xviii)                 any CCR Excluded Contract; and

(xix)                       all CCR Retained Assets.

(c)                                  CCR Assumed Liabilities.  On the terms and subject to the conditions set forth in this Agreement, and subject to the exclusion of the CCR Excluded Liabilities, the CCBCC Parties hereby agree, effective at the time of the Closing and from and after the Closing, to assume and agree to pay, discharge and perform in accordance with their terms, only the following liabilities, commitments and obligations of the CCR Parties arising from or relating to the CCR Transferred Assets or the CCR Business, as the same shall exist as of the Closing (the “CCR Assumed Liabilities”):

(i)                                     all liabilities, commitments and obligations arising under any of the CCR Assumed Contracts to the extent such liabilities, commitments and obligations are required to be performed on or after, or relate to any period beginning on or after, the Closing and to the extent that they do not relate to any failure to perform or other breach, default or violation by a CCR Party under any such CCR Assumed Contract prior to the Closing;

(ii)                                  any liability or obligation with respect to Taxes imposed with respect to the CCR Transferred Assets or the operation of the CCR Business for any period beginning after the Closing Date (none of which, for the avoidance of doubt, shall include any Taxes arising from the CCR Parties’ operation of the CCR Business on or prior to the Closing Date or the CCR Parties’ operation at any time of any business other than the CCR Business), taking into account the allocation described in Section 2.10(a);

(iii)                               the obligations of the CCBCC Parties with respect to CCR Business Employees arising under or otherwise set forth in the Employee Matters Agreement; and

(iv)                              those liabilities of the CCR Business included in CCR Net Working Capital which are reflected as liabilities on the CCR Final Amounts Schedule and which are not CCR Retained Liabilities, but only to the extent of the amounts so included, and the other liabilities of the CCR Business designated on Section C of the CCR Disclosure Schedule as included in the CCR Assumed Liabilities.

(d)                                 CCR Excluded Liabilities.  Except as specifically set forth in Section 2.02(c), the CCBCC Parties are not assuming or agreeing to pay or discharge any of the liabilities, commitments or obligations of the CCR Parties (or any of their Affiliates) of any kind whatsoever (all such liabilities, commitments and obligations not being assumed being herein referred to as the “CCR Excluded Liabilities”).  Without limiting the generality of the foregoing, the CCR Excluded Liabilities shall include the following:

(i)                                     any Debt of any CCR Party or any of its Affiliates;

(ii)                                  any liability, commitment or obligation relating to or arising under any CCR Excluded Asset;

(iii)                               any liability, commitment or obligation with respect to Taxes of the CCR Parties related to the CCR Transferred Assets or the operation of the CCR Business on or prior to the Closing Date (except to the extent specifically assumed pursuant to Article VI);

(iv)                              all accounts payable of the CCR Parties (including all accounts payable of the CCR Business accrued as of 11:59 p.m. Eastern Time on the Closing Date), any amounts payable after the Closing for any goods or services delivered or performed on or prior to the Closing Date and any accrued expenses which are not reflected as current liabilities on the CCR Final Amounts Schedule;

(v)                                 all employment-related obligations or other liabilities of any kind or nature with respect to the CCR Business Employees that arise on or prior to the Closing Date, including the obligations that are specifically retained by the CCR Parties under the Employee Matters Agreement, and any obligations arising under the CCR Employee Plans;

(vi)                              any liability, commitment or obligation arising out of (A) any actual or alleged violation of any Environmental Law or Release of Hazardous Substances at any property that was formerly owned or leased in connection with the CCR Business and that is not a CCR Transferred Asset, (B) any Release of Hazardous Substances prior to the Closing at any CCR Real Property or at any third party site to which the CCR Business shipped such Hazardous Substances for the purpose of treatment, storage or disposal prior to the Closing Date or (C) any matter disclosed on Section 3.11 of the CCR Disclosure Schedule (except to the extent that any such matter expressly described therein (other than any such matter for which the CCR Parties are obligated to conduct Environmental Activities pursuant to Section 5.19) is exacerbated by any action taken or not taken by the CCBCC Parties or their Affiliates after the Closing);

(vii)                           any liability, commitment or obligation for any intercompany accounts payable (including trade accounts payable) of, or other loan or advance by, TCCC or its Affiliates to any CCR Party;

(viii)                        any liability, commitment or obligation with respect to any recall, product liability or similar claims for injury to a Person or property, or by reason of the improper performance or malfunctioning of a product, improper design or manufacture, failure to adequately package, label or warn of hazards or other related product defects, in each case relating to any CCR Pre-Closing Products (except to the extent that such liability, commitment or obligation results from or relates to any action taken or not taken by the CCBCC Parties or their Affiliates);

(ix)                              any liability, commitment or obligation to indemnify, reimburse or advance amounts to any officer, director, employee or agent of the CCR Parties (including with respect to any breach of fiduciary obligations by same), except for indemnification of same pursuant to Section 9.03 as CCR Indemnified Parties or except as otherwise provided by the Employee Matters Agreement;

(x)                                 any liability, commitment or obligation in respect of any pending or threatened Action arising out of, relating to or otherwise in respect of the operation of the CCR Business or the CCR Transferred Assets to the extent such Action relates primarily to such operation prior to the Closing, including claims by any employee of the CCR Parties or their Affiliates;

(xi)                              any liability, commitment or obligation of the CCR Parties under this Agreement, any Companion Agreement and any other agreement, document or instrument entered into in connection with the transactions contemplated by this Agreement;

(xii)                           any liability, commitment or obligation arising under any Assumed Contract as a result of or in connection with any failure to perform, or other breach, default or violation by a CCR Party prior to the Closing;

(xiii)                        all CCR Retained Liabilities; and

(xiv)                       any liability, commitment or obligation relating to or arising under any former operations of the CCR Business that have been discontinued or disposed of prior to the Closing.

Section 2.03                             Transfer and Acquisition of CCBCC Assets.

(a)                                 CCBCC Transferred Assets.  On the terms and subject to the conditions set forth in this Agreement, at the Closing, the CCBCC Parties shall convey, assign, transfer and deliver, or shall cause to be conveyed, assigned, transferred or delivered, to the CCR Parties, and the CCR Parties shall acquire and accept from the CCBCC Parties, free and clear of all Liens except for Permitted Liens, all of the CCBCC Parties’ right, title and interest in, to and under the assets and properties of the CCBCC Parties primarily related to, or primarily used or primarily held for use in connection with, the CCBCC Business, including the following assets and properties as the same shall exist as of the Closing (all of such assets and properties being conveyed, assigned, transferred and delivered are referred to herein collectively as the “CCBCC Transferred Assets”):

(i)                                     the owned real property listed in Section 2.03(a)(i) of the CCBCC Disclosure Schedule (the “CCBCC Real Property”), together with the CCBCC Parties’ right, title and interest in, to and under all structures, facilities or improvements currently or as of the Closing Date located thereon, including those structures, facilities and improvements listed in Section 2.03(a)(i) of the CCBCC Disclosure Schedule, and all easements, licenses, rights and appurtenances related to the foregoing;

(ii)                                  all finished goods, packaging materials and products for repacking operations, supplies and other inventories (including inventory located in vending equipment) primarily related to, or primarily used or primarily held for use in connection with, the CCBCC Business, including those listed in Section 2.03(a)(ii) of the CCBCC Disclosure Schedule;

(iii)                               all cold drink equipment and vending equipment primarily related to, or primarily used or primarily held for use in connection with, the CCBCC Business, which equipment shall include all CCBCC Transferred Fountain Equipment (collectively, the “CCBCC Subject Equipment”), including the equipment described on Section 2.03(a)(iii) of the CCBCC Disclosure Schedule;

(iv)                              all personal property owned by the CCBCC Parties and their interests therein primarily related to, or primarily used or primarily held for use in connection with, the CCBCC Business, including the machinery, equipment (other than the CCBCC Subject Equipment), furniture, furnishings, office equipment, communications equipment, forklifts, motorized vehicles, warehousing vehicles, trailers, spare and replacement parts, fuel, pre-mix and post-mix equipment and coolers, special event trailers, tools, beverage display and end aisle racks and advertising signs (illuminated and nonilluminated), point of sale materials and other tangible personal property (the “CCBCC Tangible Personal Property”), including (A) those motorized vehicles, trailers, forklifts and warehousing vehicles listed in Section 2.03(a)(iv)-1 of the CCBCC Disclosure Schedule and (B) those other items of personal property listed in Section 2.03(a)(iv)-2 of the CCBCC Disclosure Schedule;

(v)                                 subject to Section 2.04(b) and other than any CCBCC Excluded Contracts, all rights under (A) the CCBCC Material Contracts set forth on Section 4.12(a) of the CCBCC Disclosure Schedule, (B) those contracts and agreements entered into by the CCBCC Parties primarily in connection with the CCBCC Business in the ordinary course of business that are not CCBCC Material Contracts required to be disclosed on Section 4.12(a) of the CCBCC Disclosure Schedule or that are entered into between the date hereof and the Closing Date in accordance with Section 5.01(b) that would not be required to be so disclosed on Section 4.12(a) of the CCBCC Disclosure Schedule had such contracts or agreements been in existence as of the date hereof, (C) those contracts and agreements listed in Section 2.03(a)(v) of the CCBCC Disclosure Schedule, (D) any contract or agreement entered into between the date hereof and the Closing Date in accordance with Section 5.01(b) which, had such contract or agreement been entered into prior to the date hereof, would have been a CCBCC Material Contract required to be set forth on Section 4.12(a) of the CCBCC Disclosure Schedule (each, a “CCBCC Pre-Closing Material Contract”) and (E) any CCBCC Shared Contract, to the extent assigned to the CCR Parties pursuant to a CCBCC Partial Assignment and Release under Section 5.17(b) (collectively, the “CCBCC Assumed Contracts”);

(vi)                              subject to Section 2.04(b) and to the extent transferable, all CCBCC Material Permits, Environmental Permits and all other licenses, permits and other governmental authorizations primarily related to, or primarily used or primarily held for use in connection with, the CCBCC Business, including those listed in Section 2.03(a)(vi) of the CCBCC Disclosure Schedule;

(vii)                           the original books, records, files and papers, whether in hard copy or computer format, including sales and promotional literature, manuals and data, sales and purchase correspondence, quality control records and procedures, lists of customers and customer records, in each case, related to, or primarily used or primarily held for use in connection with, the CCBCC Business, including those listed in Section 2.03(a)(vii) of the CCBCC Disclosure Schedule, provided that the CCBCC Parties shall retain copies of each of the foregoing, and provided, further, that if the CCBCC Parties are required by Law to retain the originals of such books, records, files and papers, they may do so and in such case they will provide the CCR Parties or their designees with copies thereof;

(viii)                        the deposits, advances, lease and rental expenses, pre-paid expenses, deferred charges, accrued rebates and credits and similar items set forth on the CCBCC Final Amounts Schedule and which are not included in the CCBCC Retained Assets;

(ix)                              the licensed Intellectual Property listed in Section 2.03(a)(ix) of the CCBCC Disclosure Schedule (collectively, the “CCBCC Transferred Licensed Intellectual Property”), which CCBCC Transferred Licensed Intellectual Property, for purposes of clarity, shall not include any ownership or other proprietary interest in any Intellectual Property of the CCBCC Parties or their Affiliates not specifically set forth on Section 2.03(a)(ix) of the CCBCC Disclosure Schedule or any goodwill or other intangible rights or assets relating to or associated with the Intellectual Property of the CCBCC Parties or their Affiliates;

(x)                                 the exclusive right for the CCR Parties to hold themselves out as the transferee of the CCBCC Business (subject to the limitations set forth in Section 10.03), provided that such rights shall not be deemed to include any Intellectual Property (other than the CCBCC Transferred Licensed Intellectual Property) of the CCBCC Parties or their Affiliates;

(xi)                              all casualty insurance benefits, if any, to the extent relating to events occurring with respect to the CCBCC Transferred Assets prior to the Closing;

(xii)                           all of the CCBCC Parties’ rights under warranties, indemnities and all similar rights against third parties to the extent related to any CCBCC Transferred Assets;

(xiii)                        subject to Section 2.03(b)(vi), all Tax Returns related solely to the CCBCC Business or the CCBCC Transferred Assets;

(xiv)                       all rights to causes of action, lawsuits, judgments, claims and demands of any nature available to or being pursued by the CCBCC Parties, whether arising by way of claim, counterclaim or otherwise, in each case primarily related to the CCBCC Business, the CCBCC Transferred Assets or the CCBCC Assumed Liabilities;

(xv)                          all petty cash used in the CCBCC Business, as identified on the relevant balance sheet;

(xvi)                       those assets of the CCBCC Business included within the CCBCC Net Working Capital which are reflected as assets on the CCBCC Final Amounts Schedule and which are not CCBCC Retained Assets, but only to the extent of the amounts so included, and the other assets of the CCBCC Business designated on Section C of the CCBCC Disclosure Schedule as included in the CCBCC Transferred Assets; and

(xvii)                    the rights and other assets listed in Section 2.03(a)(xvii) of the CCBCC Disclosure Schedule.

(b)                                 CCBCC Excluded Assets.  Notwithstanding anything in Section 2.03(a) to the contrary, the CCBCC Parties are not transferring, and the CCR Parties expressly understand and agree that the CCR Parties are not acquiring, any assets and properties of the CCBCC Parties other than those specifically listed or described more generally in Section 2.03(a), and, without limiting the generality of the foregoing, the term “CCBCC Transferred Assets” shall expressly exclude the following assets and properties of the CCBCC Parties and their Affiliates, all of which shall be retained by the CCBCC Parties and their Affiliates (the “CCBCC Excluded Assets”):

(i)                                     other than as described in Section 2.03(a)(xv) or as otherwise reflected as a current asset on the CCBCC Final Amounts Schedule, all cash, cash equivalents or marketable securities of the CCBCC Parties and their Affiliates on hand or held by any bank or other third Person and all rights to any bank accounts of the CCBCC Parties and their Affiliates;

(ii)                                  all raw materials, work in process and packaging materials (other than packaging materials and products used for repacking operations) of the CCBCC Business;

(iii)                               all accounts receivable of the CCBCC Parties and their Affiliates (including all such accounts receivable earned or accrued as of 11:59 p.m. Eastern Time on the Closing Date), and any loans and advances by the CCBCC Parties;

(iv)                              except for the rights of CCBCC under the agreements described on Section 2.02(b)(v) of the CCBCC Disclosure Schedule, all franchise rights, if any, and, except for the CCBCC Transferred Licensed Intellectual Property set forth on Section 2.03(a)(ix) of the CCBCC Disclosure Schedule, all Intellectual Property owned by, licensed to or otherwise authorized for use by the CCBCC Parties or any of their Affiliates;

(v)                                 except as set forth in Section 2.03(a)(i) of the CCBCC Disclosure Schedule, all of the CCBCC Parties’ right, title and interest in owned and leased real property and other interests in real property including all such right, title and interest under each real property lease pursuant to which any CCBCC Party leases, subleases (as sub-landlord or sub-tenant) or otherwise occupies any such leased real property, together in each case with the CCBCC Parties’ right, title and interest in, to and under all structures, facilities or improvements currently or as of the Closing Date located on any such real property and all easements, licenses, rights and appurtenances related to the foregoing;

(vi)                              all Tax Returns of the CCBCC Parties and their Affiliates (other than Tax Returns related solely to the CCBCC Business or the CCBCC Transferred Assets, except that the CCBCC Parties and their Affiliates will retain all federal and state income Tax Returns, regardless of whether such income Tax Returns are related to the CCBCC Business) and Tax Assets of the CCBCC Parties and their Affiliates;

(vii)                           any employee benefit plans, programs, arrangements and agreements (including any retirement benefit and post-retirement health benefit plans, programs, arrangements and agreements, but not including any such agreements which are CCBCC Assumed Contracts) sponsored or maintained by the CCBCC Parties or their respective Affiliates, and any trusts and other assets related thereto;

(viii)                        subject to Section 2.03(a)(xi), all policies of, or agreements for, insurance and interests in insurance pools and programs of the CCBCC Parties;

(ix)                              all causes of action, lawsuits, judgments, claims and demands of any nature available to or being pursued by the CCBCC Parties (including counterclaims) and defenses (A) against third parties relating primarily to any of the CCBCC Excluded Assets or the CCBCC Excluded Liabilities as well as any books, records and privileged information relating thereto or (B) relating to any period through the Closing to the extent that the assertion of such cause of action or defense is necessary or useful in defending any claim that is asserted against the CCBCC Parties or for which indemnification is sought by the CCR Parties pursuant to Article IX;

(x)                                 any interest of any CCBCC Party under this Agreement, any Companion Agreement and any other agreement, document or instrument entered into in connection with the transactions contemplated by this Agreement;

(xi)                              all personnel and employment records for employees and former employees of the CCBCC Parties, including CCBCC Business Employees;

(xii)                           (A) all corporate minute books (and other similar corporate records) and stock records of the CCBCC Parties; (B) any books and records relating primarily to the CCBCC Excluded Assets; (C) any books, records or other materials that the CCBCC Parties (x) are required by Law to retain, (y) reasonably believe are necessary to enable the CCBCC Parties to prepare and/or file Tax Returns (copies of which will be made available to the CCR Parties or their designees, upon such Person’s reasonable request) or (z) are prohibited by Law from delivering to the CCR Parties; and (D) copies of sales and promotional literature, manuals and data, sales and purchase correspondence, and lists of suppliers and customers that are CCBCC Transferred Assets, provided that if the CCBCC Parties are required by Law to retain the originals of any such records, they may do so and in such case they will provide the CCR Parties or their designees with copies thereof;

(xiii)                        all CCBCC Excluded Fountain Equipment;

(xiv)                       any other assets, properties, rights, contracts and claims of the CCBCC Parties or their Affiliates, wherever located, whether tangible or intangible, real, personal or mixed, that are specifically listed in Section 2.03(b)(xiv) of the CCBCC Disclosure Schedule;

(xv)                          any other assets, properties, rights, contracts and claims of the CCBCC Parties or their Affiliates wherever located, whether tangible or intangible, real, personal or mixed, that are not primarily related to or primarily used or primarily held for use in connection with the CCBCC Business;

(xvi)                       any CCBCC Shared Contract, to the extent not assigned to the CCR Parties pursuant to a CCBCC Partial Assignment and Release under Section 5.17(b);

(xvii)                    any CCBCC Excluded Contracts; and

(xviii)                 all CCBCC Retained Assets.

(c)                                  CCBCC Assumed Liabilities.  On the terms and subject to the conditions set forth in this Agreement, and subject to the exclusion of the CCBCC Excluded Liabilities, the CCR Parties hereby agree, effective at the time of the Closing and from and after the Closing, to assume and agree to pay, discharge and perform in accordance with their terms, only the following liabilities, commitments and obligations of the CCBCC Parties arising from or relating to the CCBCC Transferred Assets or the CCBCC Business, as the same shall exist as of the Closing (the “CCBCC Assumed Liabilities”):

(i)                                     all liabilities, commitments and obligations arising under any of the CCBCC Assumed Contracts to the extent such liabilities, commitments and obligations are required to be performed on or after, or relate to any period beginning on or after, the Closing and to the extent that they do not relate to any failure to perform or other breach, default or violation by a CCBCC Party under any such CCBCC Assumed Contract prior to the Closing;

(ii)                                  any liability or obligation with respect to Taxes imposed with respect to the CCBCC Transferred Assets or the operation of the CCBCC Business for any period beginning after the Closing Date (none of which, for the avoidance of doubt, shall include any Taxes arising from the CCBCC Parties’ operation of the CCBCC Business on or prior to the Closing Date or the CCBCC Parties’ operation at any time of any business other than the CCBCC Business) taking into account the allocation described in Section 2.10(a); and

(iii)                               those liabilities of the CCBCC Business included in CCBCC Net Working Capital which are reflected as liabilities on the CCBCC Final Amounts Schedule and which are not CCBCC Retained Liabilities, but only to the extent of the amounts so included, and the other liabilities of the CCBCC Business designated on Section C of the CCBCC Disclosure Schedule as included in the CCBCC Assumed Liabilities.

(d)                                 CCBCC Excluded Liabilities.  Except as specifically set forth in Section 2.03(c), the CCR Parties are not assuming or agreeing to pay or discharge any of the liabilities, commitments or obligations of the CCBCC Parties (or any of their Affiliates) of any kind whatsoever (all such liabilities, commitments and obligations not being assumed being herein referred to as the “CCBCC Excluded Liabilities”).  Without limiting the generality of the foregoing, the CCBCC Excluded Liabilities shall include the following:

(i)                                     any Debt of any CCBCC Party or any of its Affiliates;

(ii)                                  any liability, commitment or obligation relating to or arising under any CCBCC Excluded Asset;

(iii)                               any liability, commitment or obligation with respect to Taxes of the CCBCC Parties related to the CCBCC Transferred Assets or the operation of the CCBCC Business on or prior to the Closing Date (except to the extent specifically assumed pursuant to Article VI);

(iv)                              all accounts payable of the CCBCC Parties (including all accounts payable of the CCBCC Business accrued as of 11:59 p.m. Eastern Time on the Closing Date), any amounts payable after the Closing for any goods or services delivered or performed on or prior to the Closing Date and any accrued expenses which are not reflected as current liabilities on the CCBCC Final Amounts Schedule;

(v)                                 all employment-related obligations or other liabilities of any kind or nature with respect to the CCBCC Business Employees that arise on or prior to the Closing Date, and any obligations arising under the CCBCC Employee Plans;

(vi)                              any liability, commitment or obligation arising out of (A) any actual or alleged violation of any Environmental Law or Release of Hazardous Substances at any property that was formerly owned or leased in connection with the CCBCC Business and that is not a CCBCC Transferred Asset, (B) any Release of Hazardous Substances prior to the Closing at any CCBCC Real Property or at any third party site to which the CCBCC Business shipped such Hazardous Substances for the purpose of treatment, storage or disposal prior to the Closing Date or (C) any matter disclosed on Section 4.11 of the CCBCC Disclosure Schedule (except to the extent that any such matter expressly described therein is exacerbated by any action taken or not taken by the CCR Parties or their Affiliates after the Closing);

(vii)                           any liability, commitment or obligation for any intercompany accounts payable (including trade accounts payable) of, or other loan or advance by, CCBCC or its Affiliates to any CCBCC Party;

(viii)                        any liability, commitment or obligation with respect to any recall, product liability or similar claims for injury to a Person or property, or by reason of the improper performance or malfunctioning of a product, improper design or manufacture, failure to adequately package, label or warn of hazards or other related product defects, in each case relating to any CCBCC Pre-Closing Products (except to the extent that such liability, commitment or obligation results from or relates to any action taken or not taken by the CCR Parties or their Affiliates);

(ix)                              any liability, commitment or obligation to indemnify, reimburse or advance amounts to any officer, director, employee or agent of the CCBCC Parties (including with respect to any breach of fiduciary obligations by same), except for indemnification of same pursuant to Section 9.02 as CCBCC Indemnified Parties;

(x)                                 any liability, commitment or obligation in respect of any pending or threatened Action arising out of, relating to or otherwise in respect of the operation of the CCBCC Business or the CCBCC Transferred Assets to the extent such Action relates primarily to such operation prior to the Closing, including claims by any employee of the CCBCC Parties or their Affiliates;

(xi)                              any liability, commitment or obligation of the CCBCC Parties under this Agreement, any Companion Agreement and any other agreement, document or instrument entered into in connection with the transactions contemplated by this Agreement;

(xii)                           any liability, commitment or obligation arising under any CCBCC Assumed Contract as a result of or in connection with any failure to perform, or other breach, default or violation by a CCBCC Party prior to the Closing;

(xiii)                        all CCBCC Retained Liabilities; and

(xiv)                       any liability, commitment or obligation relating to or arising under any former operations of the CCBCC Business that have been discontinued or disposed of prior to the Closing.

Section 2.04                             Assignment of Contracts and Rights; Third Party Consents.

(a)                                 Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall not constitute an agreement to assign or transfer any CCR Transferred Asset or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment or transfer thereof, without the consent of a third party thereto, would constitute a breach or other contravention thereof or a violation of Law or would in any way adversely affect the rights of the CCBCC Parties thereunder.  Subject to Section 5.05(b), the CCR Parties and the CCBCC Parties will each use their reasonable best efforts to obtain the consent of the other parties to any such CCR Transferred Asset or any claim or right or any benefit arising thereunder for the assignment thereof to the CCBCC Parties as the CCBCC Parties may reasonably request.  If such consent is not obtained, or if an attempted transfer or assignment thereof would be ineffective or a violation of Law or would adversely affect the rights of the CCBCC Parties (as assignee of the applicable CCR Party) thereto or thereunder so that the CCBCC Parties would not in fact receive all such rights, the CCR Parties and the CCBCC Parties will, subject to Section 5.05(b), cooperate in a mutually agreeable arrangement, such as a subcontracting, sublicensing or subleasing arrangement, under which the CCBCC Parties would, in compliance with Law, obtain the benefits, and, to the extent first arising after the Closing, assume the obligations and bear the economic burdens associated with such CCR

Transferred Asset, claim, right or benefit in accordance with this Agreement, or under which the CCR Parties would, upon the CCBCC Parties’ request, enforce for the benefit (and at the expense) of the CCBCC Parties any and all of their rights against a third party associated with such CCR Transferred Asset, claim, right or benefit, and the CCR Parties would promptly pay to the CCBCC Parties when received all monies received by them under any CCR Transferred Asset, claim, right or benefit.

(b)                                 Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall not constitute an agreement to assign or transfer any CCBCC Transferred Asset or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment or transfer thereof, without the consent of a third party thereto, would constitute a breach or other contravention thereof or a violation of Law or would in any way adversely affect the rights of the CCR Parties or their designees thereunder.  Subject to Section 5.05(b), the CCR Parties and the CCBCC Parties will each use their reasonable best efforts to obtain the consent of the other parties to any such CCBCC Transferred Asset or any claim or right or any benefit arising thereunder for the assignment thereof to the CCR Parties or their designees as the CCR Parties or such designees, as applicable, may reasonably request.  If such consent is not obtained, or if an attempted transfer or assignment thereof would be ineffective or a violation of Law or would adversely affect the rights of the CCR Parties or their designees thereto or thereunder so that the CCR Parties or such designees would not in fact receive all such rights, the CCR Parties and the CCBCC Parties will, subject to Section 5.05(b), cooperate in a mutually agreeable arrangement, such as a subcontracting, sublicensing or subleasing arrangement, under which the CCR Parties or their designees would, in compliance with Law, obtain the benefits, and, to the extent first arising after the Closing, assume the obligations and bear the economic burdens associated with such CCBCC Transferred Asset, claim, right or benefit in accordance with this Agreement, or under which the CCBCC Parties would, upon the CCR Parties’ or their designees’ request, enforce for the benefit (and at the expense) of the CCR Parties or their designees any and all of their rights against a third party associated with such CCBCC Transferred Asset, claim, right or benefit, and the CCBCC Parties would promptly pay to the CCR Parties or their designees when received all monies received by them under any CCBCC Transferred Asset, claim, right or benefit.

(c)                                  Notwithstanding any other provision of this Agreement to the contrary, this Section 2.04 will not apply to CCR Shared Contracts or to CCBCC Shared Contracts, and the parties’ obligations with respect to CCR Shared Contracts and to CCBCC Shared Contracts will be governed by Section 5.17(a) and Section 5.17(b), respectively.

Section 2.05                             Closing.  On the Business Day which is the CCR Parties’ last accounting day in the fiscal month, commencing with the fiscal month ending in April 2015, in which the conditions set forth in Article VII that are contemplated to be satisfied prior to the Closing are satisfied or are waived by the party entitled to grant such waiver, or on such later date as the CCR Parties and the CCBCC Parties may agree, the transfer and acquisition of the CCR Transferred Assets and the CCBCC Transferred Assets and the assumption of the CCR Assumed Liabilities and the CCBCC Assumed Liabilities contemplated by this Agreement shall take place at a closing (the “Closing”) that will be held at the offices of King & Spalding LLP, 1180 Peachtree Street NE, Atlanta, GA 30309, at 9:00 a.m. Eastern Time or such other place, time or means (including electronically) as the CCR Parties and the CCBCC Parties may agree in writing.  The date on which the Closing takes place is referred to herein as the “Closing Date”.

Section 2.06                             Estimated Additional Consideration.  As additional consideration for the CCBCC Transferred Assets and the assumption of the CCBCC Assumed Liabilities, on the one hand, or for the CCR Transferred Assets and the assumption of the CCR Assumed Liabilities, on the other hand, as applicable, at the Closing, the CCR Parties or the CCBCC Parties, as the case may be, shall pay to the other an amount equal to the difference, if any, between the Estimated CCR Aggregate Business Value and Estimated CCBCC Aggregate Business Value (such amount, the “Estimated Additional Consideration”) as follows: (a) if the Estimated CCR Aggregate Business Value is greater than the Estimated CCBCC Aggregate Business Value, the CCBCC Parties shall pay the Estimated Additional Consideration to the CCR Parties, and (b) if the Estimated CCBCC Aggregate Business Value is greater than the Estimated CCR Aggregate Business Value, then the CCR Parties shall pay the Estimated Additional Consideration to the CCBCC Parties.  All payments to be made under this Section 2.06 shall be made in accordance Section 2.07(a) or Section 2.08(a), as applicable.

Section 2.07                             Closing Deliveries by the CCR Parties.  At the Closing, the CCR Parties shall deliver or cause to be delivered to the CCBCC Parties:

(a)                                 an amount equal to the Estimated Additional Consideration, if in accordance with Section 2.06 payable by the CCR Parties (free and clear of any withholding for Taxes), by wire transfer in immediately available funds, to an account or accounts as directed by the CCBCC Parties no later than three (3) Business Days prior to the anticipated Closing Date;

(b)                                 a receipt for the Estimated Additional Consideration, if in accordance with Section 2.06 paid by the CCBCC Parties;

(c)                                  a bill of sale, assignment and assumption agreement, among the CCR Parties and the CCBCC Parties, in the form attached hereto as Exhibit B, with respect to the CCR Transferred Assets (the “CCR Bill of Sale, Assignment and Assumption Agreement”), and all such other deeds, bills of sale, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment as the parties and their respective counsel shall deem reasonably necessary or appropriate to vest in the CCBCC Parties all right, title and interest in, to and under the CCR Transferred Assets;

(d)                                 the CCBCC Bill of Sale, Assignment and Assumption Agreement;

(e)                                  with respect to each parcel of CCR Owned Real Property, a special warranty deed in the form attached hereto as Exhibit C (each, a “Deed”), duly executed and notarized by the applicable CCR Party, with such modifications as to form (but not the scope of warranty) as are necessary to conform to applicable local requirements;

(f)                                   with respect to each CCR Leased Real Property, an Assignment and Assumption of Lease substantially in the form attached hereto as Exhibit D (each, an “Assignment and Assumption of Lease”), duly executed by the applicable CCR Party and, if necessary, such CCR Party’s signature shall be witnessed and/or notarized;

(g)                                  a certificate pursuant to Treasury Regulations Section 1.1445-2(b) executed by each CCR Party that such CCR Party is not a foreign person within the meaning of Section 1445 of the Code, and, if the Estimated Additional Consideration is paid by the CCR Parties, such other certificates or undertakings as shall be reasonably required to permit the Estimated Additional Consideration to be paid without provision for withholding Taxes under the Laws of any applicable jurisdiction; provided, that any failure by the CCR Parties to deliver any such certificates or undertakings at the Closing will not be deemed to constitute the failure of any condition set forth in Article VII, and the CCBCC Parties’ sole remedy in respect thereof will be to withhold an appropriate amount of Taxes from the Estimated Additional Consideration;

(h)                                 the other documents and certificates required to be delivered pursuant to Section 7.03; and

(i)                                     a document evidencing the consent of TCCC required under that certain letter agreement dated March 10, 2008 between CCBCC and TCCC to the sale by BYB Brands Inc. to the CCR Parties of Tum-E Yummies® beverages and Fuel in a Bottle® energy shots for distribution of the same by the CCR Parties in the CCBCC Territory, in a form and substance reasonably satisfactory to the CCBCC Parties.

Section 2.08                             Closing Deliveries by the CCBCC Parties.  At the Closing, the CCBCC Parties shall deliver or cause to be delivered to the CCR Parties:

(a)                                 an amount equal to the Estimated Additional Consideration, if in accordance with Section 2.06 payable by the CCBCC Parties (free and clear of any withholding for Taxes), by wire transfer in immediately available funds, to an account or accounts as directed by the CCR Parties no later than three (3) Business Days prior to the anticipated Closing Date;

(b)                                 a receipt for the Estimated Additional Consideration, if in accordance with Section 2.06 paid by the CCR Parties;

(c)                                  a bill of sale, assignment and assumption agreement, among the CCR Parties and the CCBCC Parties, in the form attached hereto as Exhibit E, with respect to the CCBCC Transferred Assets (the “CCBCC Bill of Sale, Assignment and Assumption Agreement”), and all such other deeds, bills of sale, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment as the parties and their respective counsel shall deem reasonably necessary or appropriate to vest in the CCR Parties all right, title and interest in, to and under the CCBCC Transferred Assets;

(d)                                 the CCR Bill of Sale, Assignment and Assumption Agreement;

(e)                                  with respect to each parcel of CCBCC Real Property, a Deed, duly executed and notarized by the applicable CCBCC Party, with such modifications as to form (but not the scope of warranty) as are necessary to conform to applicable local requirements;

(f)                                   with respect to each CCR Leased Real Property, an Assignment and Assumption of Lease, duly executed by the applicable CCBCC Party and, if necessary, such CCBCC Party’s signature shall be witnessed and/or notarized;

(g)                                  a certificate pursuant to Treasury Regulations Section 1.1445-2(b) executed by each CCBCC Party that such CCBCC Party is not a foreign person within the meaning of Section 1445 of the Code, and, if the Estimated Additional Consideration is paid by the CCBCC Parties, such other certificates or undertakings as shall be reasonably required to permit the Estimated Additional Consideration to be paid without provision for withholding Taxes under the Laws of any applicable jurisdiction; provided, that any failure by the CCBCC Parties to deliver any such certificates or undertakings at the Closing will not be deemed to constitute the failure of any condition set forth in Article VII, and the CCR Parties’ sole remedy in respect thereof will be to withhold an appropriate amount of Taxes from the Estimated Additional Consideration; and

(h)                                 the other documents and certificates required to be delivered pursuant to Section 7.02.

Section 2.09                             Adjustment of Additional Consideration.

(a)                                 CCR Aggregate Business Value.

(i)                                     Not less than five (5) Business Days prior to the Closing Date, the CCR Parties shall prepare, or cause to be prepared, and will deliver to the CCBCC Parties (1) an estimated closing statement of the CCR Business as of the Closing Date (the “CCR Estimated Closing Statement”), signed by an authorized officer of the CCR Parties (on behalf and in the name of the CCR Parties), which sets forth (A) the Estimated CCR Brand Amount, (B) the Estimated CCR Net Working Capital Amount, (C) (I) the Estimated CCR Net Working Capital Surplus, if any, or (II) the Estimated CCR Net Working Capital Deficit, if any, (D) the Estimated CCR Retained Assets Amount, (E) the Estimated CCR Retained Liabilities Amount, and (F) the Estimated CCR Aggregate Business Value calculated using the foregoing estimates, and (2) the unaudited balance sheet of the CCR Business as of the Business Day that is the CCR Parties’ last accounting day in the fiscal month prior to the fiscal month in which the Closing occurs determined consistent with the CCR Agreed Financial Methodology (the “Estimated CCR Closing Date Unaudited Balance Sheet”).  The Estimated CCR Brand Amount will be based on, and be consistent with, the CCR 2013 Data and the CCR Agreed Financial Methodology, and such estimate shall be as of December 31, 2013.  All other estimates set forth in the CCR Estimated Closing Statement will be consistent with the CCR Agreed Financial Methodology and the CCR 2013 Additional Financial Information, and such estimates shall be based on the CCR Parties’ data included in the Estimated CCR Closing Date Unaudited Balance Sheet.  The CCR Parties hereby agree to conduct a physical inventory count on the Business Day which is the CCR Parties’ last accounting day in the fiscal month prior to the fiscal month in which the Closing occurs for the purpose of preparing the CCR Estimated Closing Statement.  The CCR Parties shall provide the CCBCC Parties with reasonable advance notice of any such physical inventory count, and hereby agree that the CCBCC Parties and their Representatives shall be permitted to attend any such physical inventory count conducted by the CCR Parties at such time and at such places as the CCR Parties specify.

(ii)                                  The CCR Parties hereby agree to conduct a physical inventory count on the Closing Date for the purpose of preparing the CCR Preliminary Amounts Schedule.  The CCR Parties hereby agree that the CCBCC Parties and their Representatives shall be permitted to attend any such physical inventory count conducted by the CCR Parties at such time and at such places as the CCR Parties specify.  No later than one hundred twenty (120) days following the Closing Date, the CCR Parties will prepare, or cause to be prepared, and will deliver to the CCBCC Parties the CCR Closing Financial Information and the CCR Preliminary Amounts Schedule.  The CCR Preliminary Amounts Schedule will be based on, and consistent with, the CCR Closing Financial Information.  Upon reasonable prior written notice, the CCBCC Parties shall provide the CCR Parties and their respective Representatives with reasonable access, during normal business hours, to the CCBCC Parties’ respective Representatives and such books and records as may be reasonably requested by the CCR Parties and their respective Representatives in order to prepare the CCR Closing Financial Information and the CCR Preliminary Amounts Schedule; provided, however, that (A) such access shall not unreasonably interfere with any of the businesses or operations of the CCBCC Parties or any of their Affiliates and (B) the auditors and accountants of the CCBCC Parties or any of their respective Affiliates shall not be obliged to make any work papers available to any Person except in accordance with such auditors’ and accountants’ normal disclosure procedures and then only after such Person has signed a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such auditors or accountants.

(iii)                               The CCBCC Parties shall have one hundred twenty (120) days following receipt of the CCR Preliminary Amounts Schedule during which to notify the CCR Parties of any dispute of any item contained in the CCR Preliminary Amounts Schedule, which notice shall set forth in reasonable detail the basis for such dispute (a “CCBCC Notice of Dispute”).  Upon reasonable prior written notice, the CCR Parties shall provide the CCBCC Parties and their Representatives with reasonable access, during normal business hours, to the CCR Parties’ Representatives and such books and records as may be reasonably requested by the CCBCC Parties and their Representatives in order to verify the information contained in the CCR Closing Financial Information and the CCR Preliminary Amounts Schedule; provided, however, that (A) such access shall not unreasonably interfere with any of the businesses or operations of the CCR Parties, their designees or their respective Affiliates and (B) the auditors and accountants of the CCR Parties or any of their Affiliates shall not be obliged to make any work papers available to any Person except in accordance with such auditors’ and accountants’ normal disclosure procedures and then only after such Person has signed a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such auditors or accountants.

(iv)                              If the CCBCC Parties do not provide the CCR Parties with a CCBCC Notice of Dispute within such one hundred twenty (120) day period, the CCR Preliminary Amounts Schedule prepared by the CCR Parties shall be deemed to be the CCR Final Amounts Schedule and will be conclusive and binding upon all parties hereto.

(v)                                 If the CCBCC Parties provide the CCR Parties with a CCBCC Notice of Dispute within such one hundred twenty (120) day period, the CCBCC Parties and the CCR Parties shall cooperate in good faith to resolve any such dispute as promptly as possible, and upon such resolution, the CCR Final Amounts Schedule shall be prepared in accordance with the agreement of the CCBCC Parties and the CCR Parties.  If the CCBCC Parties and the CCR Parties are unable to resolve any dispute regarding the CCR Preliminary Amounts Schedule within thirty (30) days after the CCR Parties’ receipt of the CCBCC Notice of Dispute, or such longer period as the CCR Parties and the CCBCC Parties shall mutually agree in writing, such dispute shall be resolved in accordance with Section 2.09(c).

(b)                                 CCBCC Aggregate Business Value.

(i)                                     Not less than five (5) Business Days prior to the Closing Date, the CCBCC Parties shall prepare, or cause to be prepared, and will deliver to the CCR Parties (1) an estimated closing statement of the CCBCC Business as of the Closing Date (the “CCBCC Estimated Closing Statement”), signed by an authorized officer of the CCBCC Parties (on behalf and in the name of the CCBCC Parties), which sets forth (A) the Estimated CCBCC Brand Amount, (B) the Estimated CCBCC Net Working Capital Amount, (C) (I) the Estimated CCBCC Net Working Capital Surplus, if any, or (II) the Estimated CCBCC Net Working Capital Deficit, if any, (D) the Estimated CCBCC Retained Assets Amount, (E) the Estimated CCBCC Retained Liabilities Amount, and (F) the Estimated CCBCC Aggregate Business Value calculated using the foregoing estimates, and (2) the unaudited balance sheet of the CCBCC Business as of December 29, 2013, if the Closing occurs on or before May 31, 2015, or as of December 28, 2014, if the Closing occurs after May 31, 2015, in either case determined consistent with the CCBCC Agreed Financial Methodology (the “Estimated CCBCC Closing Date Unaudited Balance Sheet”).  The Estimated CCBCC Brand Amount will be based on, and be consistent with, the CCBCC 2013 Data or the CCBCC 2014 Data , as applicable, and the CCBCC Agreed Financial Methodology, and such estimate shall be as of December 29, 2013 or December 28, 2014, as applicable.  All other estimates set forth in the CCBCC Estimated Closing Statement will be consistent with the CCBCC Agreed Financial Methodology and the CCBCC 2013 Additional Financial Information or the CCBCC 2014 Additional Financial Information, as applicable, and such estimates shall be based on the CCBCC Parties’ data included in the Estimated CCBCC Closing Date Unaudited Balance Sheet.  The CCBCC Parties hereby agree to conduct a physical inventory count on the Business Day which is the CCBCC Parties’ last accounting day in 2014 for the purpose of preparing the CCBCC Estimated Closing Statement; provided, that the results of such physical inventory count will only be used for the purpose of preparing the CCBCC Estimated Closing Statement if the Closing occurs after May 31, 2015.  The CCBCC Parties shall provide the CCR Parties with reasonable advance notice of any such physical inventory count, and hereby agree that the CCR Parties and their Representatives shall be permitted to attend any such physical inventory count conducted by the CCBCC Parties at such time and at such places as the CCBCC Parties specify.

(ii)                                  The CCBCC Parties hereby agree to conduct a physical inventory count on the Closing Date for the purpose of preparing the CCBCC Preliminary Amounts

Schedule.  The CCBCC Parties hereby agree that the CCR Parties, their designees and their respective Representatives shall be permitted to attend any such physical inventory count conducted by the CCBCC Parties at such time and at such places as the CCBCC Parties specify.  No later than one hundred twenty (120) days following the Closing Date, the CCBCC Parties will prepare, or cause to be prepared, and will deliver to the CCR Parties the CCBCC Closing Financial Information and the CCBCC Preliminary Amounts Schedule.  The CCBCC Preliminary Amounts Schedule will be based on, and consistent with, the CCBCC Closing Financial Information.  Upon reasonable prior written notice, the CCR Parties or their designees shall provide the CCBCC Parties and their respective Representatives with reasonable access, during normal business hours, to the CCR Parties’ or their designees’ respective Representatives and such books and records as may be reasonably requested by the CCBCC Parties and their respective Representatives in order to prepare the CCBCC Closing Financial Information and the CCBCC Preliminary Amounts Schedule; provided, however, that (A) such access shall not unreasonably interfere with any of the businesses or operations of the CCR Parties, their designees or any of their respective Affiliates and (B) the auditors and accountants of the CCR Parties, their designees or any of their respective Affiliates shall not be obliged to make any work papers available to any Person except in accordance with such auditors’ and accountants’ normal disclosure procedures and then only after such Person has signed a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such auditors or accountants.

(iii)                               The CCR Parties or their designees shall have one hundred twenty (120) days following receipt of the CCBCC Preliminary Amounts Schedule during which to notify the CCBCC Parties of any dispute of any item contained in the CCBCC Preliminary Amounts Schedule, which notice shall set forth in reasonable detail the basis for such dispute (a “CCR Notice of Dispute”).  Upon reasonable prior written notice, the CCBCC Parties shall provide the CCR Parties, their designees and their respective Representatives with reasonable access, during normal business hours, to the CCBCC Parties’ Representatives and such books and records as may be reasonably requested by the CCR Parties, their designees and their respective Representatives in order to verify the information contained in the CCBCC Closing Financial Information and the CCBCC Preliminary Amounts Schedule; provided, however, that (A) such access shall not unreasonably interfere with any of the businesses or operations of the CCBCC Parties or their Affiliates and (B) the auditors and accountants of the CCBCC Parties or any of their Affiliates shall not be obliged to make any work papers available to any Person except in accordance with such auditors’ and accountants’ normal disclosure procedures and then only after such Person has signed a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such auditors or accountants.

(iv)                              If the CCR Parties or their designees do not provide the CCBCC Parties with a CCR Notice of Dispute within such one hundred twenty (120) day period, the CCBCC Preliminary Amounts Schedule prepared by the CCBCC Parties shall be deemed to be the CCBCC Final Amounts Schedule and will be conclusive and binding upon all parties hereto.

(v)                                 If the CCR Parties or their designees provide the CCBCC Parties with a CCR Notice of Dispute within such one hundred twenty (120) day period, the CCR Parties and the CCBCC Parties shall cooperate in good faith to resolve any such dispute as promptly as possible, and upon such resolution, the CCBCC Final Amounts Schedule shall be prepared in accordance with the agreement of the CCR Parties and the CCBCC Parties.  If the CCBCC Parties and the CCR Parties are unable to resolve any dispute regarding the CCBCC Preliminary Amounts Schedule within thirty (30) days after the CCBCC Parties’ receipt of the CCR Notice of Dispute, or such longer period as the CCBCC Parties and the CCR Parties shall mutually agree in writing, such dispute shall be resolved in accordance with Section 2.09(c).

(c)                                  Arbitration. If the CCBCC Parties and the CCR Parties are unable to resolve any dispute regarding the CCR Preliminary Amounts Schedule and/or the CCBCC Preliminary Amounts Schedule within thirty (30) days after the CCBCC Parties’ receipt of the CCR Notice of Dispute and/or the CCR Parties’ receipt of the CCBCC Notice of Dispute, as the case may be, or such longer period as the CCBCC Parties and the CCR Parties shall mutually agree in writing, such dispute shall be resolved by a mutually agreed upon accounting firm that, unless otherwise mutually agreed by the parties, is independent of each CCBCC Party and each CCR Party (meaning a firm of certified public accountants that has not provided services to any of the parties hereto or their Affiliates during the immediately preceding five (5) years) (such accounting firm, the “Arbitrator”).  Such resolution shall be final and binding on the parties hereto and the CCR Final Amounts Schedule and/or the CCBCC Final Amounts Schedule shall be prepared in accordance with the resolution of the Arbitrator.  The CCBCC Parties and the CCR Parties shall submit to the Arbitrator for review and resolution all matters (but only such matters) that are set forth in the CCR Notice of Dispute and/or the CCBCC Notice of Dispute, as the case may be, which remain in dispute in determining the CCR Brand Amount, the CCR Net Working Capital Amount, the CCR Retained Assets Amount, the CCR Retained Liabilities Amount, the CCBCC Brand Amount, the CCBCC Net Working Capital Amount, the CCBCC Retained Assets Amount and/or the CCBCC Retained Liabilities Amount, as the case may be, and the Arbitrator shall, except in the case of manifest error, (A) not assign a value to any item in dispute greater than the greatest value for such item assigned by the CCBCC Parties, on the one hand, or the CCR Parties, on the other hand, or less than the smallest value for such item assigned by the CCBCC Parties, on the one hand, or the CCR Parties, on the other hand, and (B) make its determination based on written submissions by the CCBCC Parties and the CCR Parties which are in accordance with the guidelines and procedures set forth in this Agreement (i.e., not on the basis of an independent review).  The Arbitrator shall use commercially reasonable efforts to complete its work within forty-five (45) days following its engagement.  The fees, costs and expenses of the Arbitrator (i) shall be borne by the CCBCC Parties in the proportion that the aggregate dollar amount of all such disputed items so submitted that are resolved against the CCBCC Parties (as finally determined by the Arbitrator) bears to the aggregate dollar amount of such items so submitted and (ii) shall be borne by the CCR Parties in the proportion that the aggregate dollar amount of such disputed items so submitted that are resolved against the CCR Parties (as finally determined by the Arbitrator) bears to the aggregate dollar amount of all such items so submitted.

(d)                                 Adjustment Payments.  Within five (5) Business Days following the later of the determination of the CCR Final Amounts Schedule and the determination of the CCBCC Final Amounts Schedule in accordance with this Section 2.09:

(i)                         to the extent that there is an Additional Consideration Deficit, the parties who received the Estimated Additional Consideration shall pay to the parties who paid the Estimated Additional Consideration in cash an aggregate amount equal to the absolute value of the Additional Consideration Deficit by wire transfer of immediately available funds to an account or accounts designated by the parties entitled to receive such payment; provided, however, this Section 2.09(d)(i) shall not apply in the event of an Additional Consideration Reversal.  Upon such payment, the paying parties shall be fully released and discharged of any obligation with respect to the Additional Consideration Deficit;

(ii)                      to the extent that there is an Additional Consideration Surplus, the parties who paid the Estimated Additional Consideration shall pay to the parties who received the Estimated Additional Consideration in cash an aggregate amount equal to the Additional Consideration Surplus by wire transfer of immediately available funds to an account or accounts designated by the parties entitled to receive such payment; provided, however, this Section 2.09(d)(ii) shall not apply in the event of an Additional Consideration Reversal.  Upon such payment, the paying parties shall be fully released and discharged of any obligation with respect to the Additional Consideration Surplus;

(iii)                   to the extent that there is an Additional Consideration Reversal, the parties who received the Estimated Additional Consideration shall be obligated to pay to the parties who paid the Estimated Additional Consideration in cash an aggregate amount equal to the sum of (A) an amount equal to the Estimated Additional Consideration plus (B) an amount equal to the Additional Consideration by wire transfer of immediately available funds to an account or accounts designated by the parties entitled to receive such payment.  Upon such payment, the paying parties shall be fully released and discharged of any obligation with respect to the Additional Consideration Reversal; and

(iv)                  any payment made pursuant to this Section 2.09(d) shall include an additional amount of interest on the amount so remitted at a rate per annum equal to the Six-Month Treasury Rate, which additional amount of interest shall accrue from and after the first calendar day after the Closing Date until the date of payment.

Section 2.10                             Allocation of Certain Items.  With respect to certain expenses incurred with respect to (i) the CCR Transferred Assets in the operation of the CCR Business and (ii) the CCBCC Transferred Assets in the operation of the CCBCC Business, the following allocations shall be made between the CCBCC Parties on the one hand and the CCR Parties on the other:

(a)                                 Taxes.  Except as otherwise provided by Sections 6.01 and 6.02, real and ad valorem property Taxes shall be apportioned at the Closing based upon the amounts set forth in the current Tax bills therefor and the number of days in the taxable period prior to (and including) the Closing Date and in the taxable period following the Closing Date and if necessary such Taxes shall be further apportioned after the parties hereto receive the final Tax bills relating thereto.

(b)                                 Utilities.  Utilities, water and sewer charges shall be apportioned based upon the number of days occurring prior to (and including) the Closing Date and following the Closing Date during the billing period for each such charge.

(c)                                  Other.  Other similar obligations paid in the ordinary course of business, including rent and lease obligations, as well as obligations owed to the CCR Business Employees, in respect of reimbursable automobile expenses, shall be apportioned based upon the number of days occurring prior to (and including) the Closing Date and following the Closing Date during the billing period for each such charge.

Appropriate cash payments by the CCBCC Parties or the CCR Parties, as the case may require, shall be made hereunder from time to time as soon as practicable after the facts giving rise to the obligation for such payments are known in the amounts necessary to give effect to the allocations provided for in this Section 2.10; provided, however, that such payments shall not be required to the extent an accrued expense or prepaid expense is adequately reflected with respect to such item on the Final Amounts Schedules.

Section 2.11                             Tax Treatment, Gain Determination and System Tax True-Up.

(a)                                 Tax Treatment.  The CCBCC Parties and the CCR Parties intend that the transactions contemplated by this Agreement, to the extent permissible, qualify as like-kind “exchanges” under Section 1031 of the Code, and will cooperate to effectuate the requirements of Section 1031 of the Code, including by executing and delivering such documents as are reasonably required in connection therewith.  The CCBCC Parties and the CCR Parties shall file all Tax Returns and other documents consistent with this Section 2.11 to the extent permissible and except as may be adjusted by subsequent agreement following an audit by the U.S. Internal Revenue Service (the “IRS”) or by court decision.  The parties hereto further agree that the transactions contemplated by this Agreement constitute an exchange of multiple properties within the meaning of Treasury Regulations Section 1.1031(j)-1 and agree to jointly cooperate with each other to allocate among applicable exchange groups, a residual group, or no group, as applicable, pursuant to Treasury Regulations Section 1.1031(j)-1(b), (i) the CCR Transferred Assets, (ii) the CCBCC Transferred Assets, and (iii) the difference between the CCR Assumed Liabilities and the CCBCC Assumed Liabilities (such allocation, the “Exchange Group Allocation”).

(b)                                 Gain Determination.  For purposes of determining the amount of taxable gain recognized by the CCBCC Parties and the CCR Parties pursuant to Treasury Regulations Section 1.1031(j)-1(b), the CCBCC Parties and the CCR Parties agree that (i) the fair market value of the CCR Transferred Assets is equal to (A) with respect to tangible property and current assets, the Net Book Value of such assets, and (B) with respect to the exclusive right to produce, market and distribute certain beverage products, the exclusive right to distribute certain beverage products that are purchased in finished form, and other intangible assets (if any) not otherwise described in subclause (i)(A) immediately above, the CCR Intangible Asset Value, and (ii) the fair market value of the CCBCC Transferred Assets is equal to (A) with respect to tangible property and current assets, the Net Book Value of such assets, and (B) with respect to the exclusive right to produce, market and distribute certain beverage products, the exclusive right to distribute certain beverage products that are purchased in finished form, and other intangible assets (if any) not otherwise described in subclause (ii)(A) immediately above, the CCBCC Intangible Asset Value (such determination of taxable gain, the “Gain Recognition Calculation”). For the avoidance of doubt, for purposes of determining the System Tax True-Up Amount, the effect of any transfer of the CCBCC Transferred Assets or the CCR Transferred Assets subsequent to the Exchange shall be disregarded.

(c)                                  Cooperation.  The CCBCC Parties and the CCR Parties shall cooperate and use reasonable best efforts to determine the Exchange Group Allocation and Gain Recognition Calculation within thirty (30) Business Days following the later of the determination of the CCR Final Amounts Schedule and the CCBCC Final Amounts Schedule in accordance with Section 2.09 and shall make such adjustments as reasonably necessary to account for the effect of Section 2.12 (the “Gain Determination Date”).

(d)                                 System Tax True-Up.  Within forty-five (45) Business Days following the Gain Determination Date, CCBCC shall provide CCR with a calculation of the CCBCC Tax True-Up Amount, and CCR shall provide CCBCC with a calculation of the CCR Tax True-Up Amount.  CCR and CCBCC shall work together to calculate and finalize the System Tax True-Up Amount.  If the System Tax True-Up Amount is positive, the CCR Parties shall pay the CCBCC Parties an amount equal to the System Tax True-Up Amount within five (5) Business Days following final determination of the System Tax True-Up Amount by wire transfer of immediately available funds to an account designated by the CCBCC Parties.  If the System Tax True-Up Amount is negative, the CCBCC Parties shall pay the CCR Parties an amount equal to the absolute value of the System Tax True-Up Amount within five (5) Business Days following final determination of the System Tax True-Up Amount by wire transfer of immediately available funds to an account designated by the CCR Parties.

Section 2.12                             Vending and Cold Drink Equipment.

(a)                                 CCR Vending and Cold Drink Equipment.

(i)                                     Set forth on Section 2.02(a)(iii) of the CCR Disclosure Schedule is a list of the CCR Subject Equipment that the CCR Parties have assigned a Net Book Value greater than $20 and that has been serviced within the previous twenty-four (24) months and/or has produced revenue within the previous twelve (12) months and the location thereof (as updated pursuant to this Section 2.12(a), the “Key CCR Subject Equipment”) as well as a depreciation schedule and the acquisition cost for the Key CCR Subject Equipment, the method for computing the agreed replacement value for each item of Key CCR Subject Equipment (the “CCR Agreed Replacement Value”) following the Closing and a “weighted average” value for each category of Key CCR Subject Equipment (the “CCR Weighted Average Value”).  Within one hundred twenty (120) days following the Closing, the CCR Parties will, by written notice to the CCBCC Parties in accordance with the terms of this Agreement, amend or supplement Section 2.02(a)(iii) of the CCR Disclosure Schedule (as amended or supplemented, the “Closing Key CCR Subject Equipment Schedule”) to update the list of Key CCR Subject Equipment existing as of the Closing Date and the corresponding acquisition cost and accumulated depreciation (such update for the accumulated depreciation shall be made to the accumulated depreciation data set forth in the update of Section 2.02(a)(iii) of the CCR Disclosure Schedule delivered pursuant to Section 5.08(a)) for such Key CCR Subject Equipment and CCR Agreed Replacement Values, as calculated as of the Closing Date, and CCR Weighted Average Values thereof.  For the avoidance of doubt, the method for computing CCR Agreed Replacement Value contemplated by Section 2.02(a)(iii) of the CCR Disclosure Schedule will be used for all subsequent calculations of CCR Agreed Replacement Value under this Section 2.12(a), including those set forth on the Closing Key CCR Subject Equipment Schedule.

(ii)                                  Each of the parties hereto hereby agrees that, although the physical location or existence of certain pieces of the Key CCR Subject Equipment as reflected on the Closing Key CCR Subject Equipment Schedule may not be determinable, the failure of the CCBCC Parties to locate or determine the existence of all such Key CCR Subject Equipment will not provide the basis of or result in a reduction of or adjustment to the Additional Consideration (except as otherwise provided in this Section 2.12(a)) or otherwise provide the basis of or result in a claim for indemnification under Article IX.  Within ten (10) Business Days following the six (6) month anniversary of the delivery by the CCR Parties to the CCBCC Parties of the Closing Key CCR Subject Equipment Schedule, the CCBCC Parties shall deliver written notice to the CCR Parties and/or their designees (the “Missing CCR Equipment Notice”) with the following information: (I) a list of each item of Key CCR Subject Equipment which the CCBCC Parties have failed to locate or the existence of which the CCBCC Parties have failed to determine (the “Missing CCR Equipment”), (II) the CCR Weighted Average Value of each item of Missing CCR Equipment, (III) a list of each other item of CCR Subject Equipment present at the location specified for an item of Missing CCR Equipment on the Closing Key CCR Subject Equipment Schedule, which list shall specify the location (outlet name and address along with outlet number), make, model and asset identification number for each such other item of CCR Subject Equipment, the date such item was observed and the name of the individual who made such observation, and (IV) a list of any CCR Substitute Subject Equipment that the CCBCC Parties have located during such period following the Closing; provided, that the CCBCC Parties may only provide the CCR Parties with one (1) Missing CCR Equipment Notice, which Missing CCR Equipment Notice may be adjusted pursuant to Section 2.12(a)(iii).  The Missing CCR Equipment Notice will also include a calculation (the “CCR Threshold Calculation”) of whether the total CCR Weighted Average Value of all Missing CCR Equipment included in the Missing CCR Equipment Notice exceeds five percent (5%) (the “CCR Subject Equipment Threshold”) of the total CCR Weighted Average Value of (x) all Key CCR Subject Equipment listed on the Closing Key CCR Subject Equipment Schedule plus (y) any CCR Substitute Subject Equipment.  Notwithstanding anything to the contrary set forth in this Agreement, the provision of a Missing CCR Equipment Notice pursuant to this Section 2.12(a) and the rights of the CCBCC Parties with respect thereto set forth in this Section 2.12(a) are the sole and exclusive remedy available to the CCBCC Parties with respect to Missing CCR Equipment.  In addition, between the date that the Closing Key CCR Subject Equipment Schedule is delivered by the CCR Parties to the CCBCC Parties and the date that the corresponding Missing CCR Equipment Notice is delivered by the CCBCC Parties to the CCR Parties, the CCBCC Parties shall provide to the CCR Parties monthly written updates regarding the status of any Missing CCR Equipment by not less than twenty (20) Business Days after the end of each month.  If and to the extent that the relocation within the CCR Territory of any CCR Substitute Subject Equipment is necessary (as determined by the CCBCC Parties in their sole discretion), the CCR Parties will bear any out of pocket costs related to such relocation.  Such CCR Subject Equipment will be free and clear of all Liens, except for Permitted Liens.

(iii)                               The CCR Parties shall have ninety (90) days following receipt of the Missing CCR Equipment Notice during which to notify the CCBCC Parties of any dispute of any Missing CCR Equipment contained on the Missing CCR Equipment Notice (a “CCR Equipment Dispute Notice”).  If the CCBCC Parties do not provide the CCR Parties with a CCR Equipment Dispute Notice within such ninety (90) day period, the Missing CCR Equipment Notice prepared by the CCBCC Parties shall be deemed to be final and will be conclusive and binding upon the parties hereto.  If the CCR Parties do provide the CCBCC Parties with a CCR Equipment Dispute Notice within such ninety (90) day period, then the CCBCC Parties and the CCR Parties shall cooperate in good faith to resolve any such dispute as promptly as possible.  If the total CCR Weighted Average Value of all of the Missing CCR Equipment set forth on the Missing CCR Equipment Notice and described in the CCR Threshold Calculation exceeds the CCR Subject Equipment Threshold (or if the resolution of the CCR Equipment Dispute Notice is that it exceeds the CCR Subject Equipment Threshold), the CCR Parties shall pay the CCBCC Parties the dollar value (based on the CCR Agreed Replacement Value as of the Closing Date) of all of the Missing CCR Equipment (and not just the Missing CCR Equipment in excess of the CCR Subject Equipment Threshold).  If the total CCR Weighted Average Value of all of the Missing CCR Equipment set forth on the Missing CCR Equipment Notice and described in the CCR Threshold Calculation does not exceed the CCR Subject Equipment Threshold (or if the resolution of the CCR Equipment Dispute Notice is that it does not exceed the CCR Subject Equipment Threshold), the CCR Parties shall not be required to make any payments under this Section 2.12(a).

(iv)                              Notwithstanding anything set forth in this Section 2.12(a), if the parties have determined that the CCR Parties are required to pay the CCBCC Parties with respect to Missing CCR Equipment in accordance with this Section 2.12(a), the parties agree that the CCR Parties shall, prior to paying any amounts under this Section 2.12(a), first attempt to substitute for pieces of the Missing CCR Equipment comparable pieces of cold drink and vending equipment from the CCR Parties’ inventory (A) with a comparable CCR Agreed Replacement Value and in the same equipment category as the Missing CCR Equipment, and (B) in good operating condition and in a state of good maintenance and repair consistent with current industry standards, ordinary wear and tear excepted.  If the CCR Parties are able to make any such substitution, they will transfer such substitute piece of equipment to the CCBCC Parties free and clear of all Liens, except for Permitted Liens, and relocate such equipment to a location in the CCR Territory designated by the CCBCC Parties at the sole cost and expense of the CCR Parties.  If the CCR Parties substitute comparable pieces of cold drink and vending equipment from the CCR Parties’ inventory for pieces of Missing CCR Equipment as described in this Section 2.12(a)(iv), then the amount that the CCR Parties are to pay to the CCBCC Parties under Section 2.12(a)(iii) will be reduced by the CCR Agreed Replacement Value of such Missing CCR Equipment that is so substituted.

(v)                                 The CCBCC Parties shall provide the CCR Parties and their respective Representatives with reasonable access, during normal business hours, to the CCBCC Parties’ Representatives and such books and records as may be reasonably requested by the CCR Parties and their respective Representatives in order to verify the information contained in the Missing CCR Equipment Notice; provided, however, that such access shall not unreasonably interfere with the business or operations of the CCBCC Parties.  The CCBCC Parties shall also provide the CCR Parties and their respective Representatives with access to the CCBCC Parties’ sales and service records for purposes of determining whether the CCBCC Parties or any of their respective Affiliates have sold to or serviced any CCR Subject Equipment.  The CCBCC Parties hereby covenant and agree that they shall maintain and track the BASIS outlet number along with maintaining and tracking the same service control numbers and CCR asset tracking number for each item of CCR Subject Equipment as those utilized by the CCR Parties prior to the Closing.

(b)                                 CCBCC Vending and Cold Drink Equipment.

(i)                                     Set forth on Section 2.03(a)(iii) of the CCBCC Disclosure Schedule is a list of the CCBCC Subject Equipment that the CCBCC Parties have assigned a Net Book Value greater than $20 and that has been serviced within the previous twenty-four (24) months and/or has produced revenue within the previous twelve (12) months and the location thereof (as updated pursuant to this Section 2.12(b), the “Key CCBCC Subject Equipment”), as well as a depreciation schedule and the acquisition cost for the Key CCBCC Subject Equipment, the method for computing the agreed replacement value of each item of Key CCBCC Subject Equipment (the “CCBCC Agreed Replacement Value”) following the Closing and a “weighted average” value for each category of Key CCBCC Subject Equipment (the “CCBCC Weighted Average Value”).  Within one hundred twenty (120) days following the Closing, the CCBCC Parties will, by written notice to the CCR Parties in accordance with the terms of this Agreement, amend or supplement Section 2.03(a)(iii) of the CCBCC Disclosure Schedule (as amended or supplemented, the “Closing Key CCBCC Subject Equipment Schedule”) to update the list of Key CCBCC Subject Equipment existing as of the Closing Date and the corresponding acquisition cost and accumulated depreciation (such update for the accumulated depreciation shall be made to the accumulated depreciation data set forth in the update of Section 2.03(a)(iii) of the CCBCC Disclosure Schedule delivered pursuant to Section 5.08(b)) for such Key CCBCC Subject Equipment and CCBCC Agreed Replacement Values, as calculated as of the Closing Date, and CCBCC Weighted Average Values thereof.  For the avoidance of doubt, the method for computing CCBCC Agreed Replacement Value contemplated by Section 2.03(a)(iii) of the CCBCC Disclosure Schedule will be used for all subsequent calculations of CCBCC Agreed Replacement Value under this Section 2.12(b), including those set forth on the Closing Key CCBCC Subject Equipment Schedule.

(ii)                                  Each of the parties hereto hereby agrees that, although the physical location or existence of certain pieces of the Key CCBCC Subject Equipment as reflected on the Closing Key CCBCC Subject Equipment Schedule may not be determinable, the failure of the CCR Parties or their designees to locate or determine the existence of all such Key CCBCC Subject Equipment will not provide the basis of or result in a reduction of or adjustment to the Additional Consideration (except as otherwise provided in this Section 2.12(b)) or otherwise provide the basis of or result in a claim for indemnification under Article IX.  Within ten (10) Business Days following the six (6) month anniversary of the delivery by the CCBCC Parties to the CCR Parties of the Closing Key CCBCC Subject Equipment Schedule, the CCR Parties and/or their designees shall deliver written notice to the CCBCC Parties (the “Missing CCBCC Equipment Notice”) with the following information: (I) a list of each item of Key CCBCC Subject Equipment which the CCR Parties or their designees have failed to locate or the existence of which the CCR Parties or their designees have failed to determine (the “Missing CCBCC Equipment”), (II) the CCBCC Weighted Average Value of each item of Missing CCBCC Equipment, (III) a list of each other item of CCBCC Subject Equipment present at the location specified for an item of Missing CCBCC Equipment on the Closing Key CCBCC Subject Equipment Schedule, which list shall specify the location (outlet name and address along with outlet number), make, model and asset identification number for each such other item of CCBCC Subject Equipment, the date such item was observed and the name of the individual who made such observation, and (IV) a list of any CCBCC Substitute Subject Equipment that the CCR Parties or their designees have located during the period following the Closing; provided, that the CCR Parties and their designees may only provide one (1) Missing CCBCC Equipment Notice, which Missing CCBCC Equipment Notice may be adjusted pursuant to Section 2.12(b)(iii).  The Missing CCBCC Equipment Notice will also include a calculation (the “CCBCC Threshold Calculation”) of whether the total CCBCC Weighted Average Value of all Missing CCBCC Equipment included in the Missing CCBCC Equipment Notice exceeds five percent (5%) (the “CCBCC Subject Equipment Threshold”) of the total CCBCC Weighted Average Value of (x) all Key CCBCC Subject Equipment listed on the Closing Key CCBCC Subject Equipment Schedule plus (y) any CCBCC Substitute Subject Equipment.  Notwithstanding anything to the contrary set forth in this Agreement, the provision of a Missing CCBCC Equipment Notice pursuant to this Section 2.12(b) and the rights of the CCR Parties and their designees with respect thereto set forth in this Section 2.12(b) are the sole and exclusive remedy hereunder available to the CCR Parties and their designees with respect to Missing CCBCC Equipment.  In addition, between the date that the Closing Key CCBCC Subject Equipment Schedule is delivered by the CCBCC Parties to the CCR Parties and the date that the corresponding Missing CCBCC Equipment Notice is delivered by the CCR Parties or their designees to the CCBCC Parties, the CCBCC Parties shall provide to the CCR Parties or their designees monthly written updates regarding the status of any Missing CCBCC Equipment by not less than twenty (20) Business Days after the end of each month.  If and to the extent that the relocation within the CCBCC Territory of any CCBCC Substitute Subject Equipment is necessary (as determined by the CCR Parties in their sole discretion), the CCBCC Parties will bear any out of pocket costs related to such relocation.  Such CCBCC Subject Equipment will be free and clear of all Liens, except for Permitted Liens.

(iii)                               The CCBCC Parties shall have ninety (90) days following receipt of the Missing CCBCC Equipment Notice during which to notify the CCR Parties of any dispute of any Missing CCBCC Equipment contained on the Missing CCBCC Equipment Notice (a “CCBCC Equipment Dispute Notice”).  If the CCR Parties do not provide the CCBCC Parties with a CCBCC Equipment Dispute Notice within such ninety (90) day period, the Missing CCBCC Equipment Notice prepared by the CCR Parties shall be deemed to be final and will be conclusive and binding upon the parties hereto.  If the CCBCC Parties do provide the CCR Parties with a CCBCC Equipment Dispute Notice within such ninety (90) day period, then the CCR Parties and the CCBCC Parties shall cooperate in good faith to resolve any such dispute as promptly as possible. If the total CCBCC Weighted Average Value of all of the Missing CCBCC Equipment set forth on the Missing CCBCC Equipment Notice and described in the CCBCC Threshold Calculation exceeds the CCBCC Subject Equipment Threshold (or if the resolution of the CCBCC Equipment Dispute Notice is that it exceeds the CCBCC Subject Equipment Threshold), the CCBCC Parties shall pay the CCR Parties the dollar value (based on the CCBCC Agreed Replacement Value as of the Closing Date) of all of the Missing CCBCC Equipment (and not just the Missing CCBCC Equipment in excess of the CCBCC Subject Equipment Threshold).  If the total CCBCC Weighted Average Value of all of the Missing CCBCC Equipment set forth on the Missing CCBCC Equipment Notice and described in the CCBCC Threshold Calculation does not exceed the CCBCC Subject Equipment Threshold (or if the resolution of the CCBCC Equipment Dispute Notice is that it does not exceed the CCBCC Subject Equipment Threshold), the CCBCC Parties shall not be required to make any payments under this Section 2.12(b).

(iv)                              Notwithstanding anything set forth in this Section 2.12(b), if the parties have determined that the CCBCC Parties are required to pay the CCR Parties with respect to Missing CCBCC Equipment in accordance with this Section 2.12(b), the parties agree that the CCBCC Parties shall, prior to paying any amounts under this Section 2.12(b), first attempt to substitute for pieces of the Missing CCBCC Equipment comparable pieces of cold drink and vending equipment from the CCBCC Parties’ inventory (A) with a comparable CCBCC Agreed Replacement Value and in the same equipment category as the Missing CCBCC Equipment, and (B) in good operating condition and in a state of good maintenance and repair consistent with current industry standards, ordinary wear and tear excepted.  If the CCBCC Parties are able to make any such substitution, they will transfer such substitute piece of equipment to the CCR Parties or their designees free and clear of all Liens, except for Permitted Liens, and relocate such equipment to a location in the CCBCC Territory designated by the CCR Parties or their designees at the sole cost and expense of the CCBCC Parties.  If the CCBCC Parties substitute comparable pieces of cold drink and vending equipment from the CCBCC Parties’ inventory for pieces of Missing CCBCC Equipment as described in this Section 2.12(b)(iv), then the amount that the CCBCC Parties are to pay to the CCR Parties under Section 2.12(b)(iii) will be reduced by the CCBCC Agreed Replacement Value of such Missing CCBCC Equipment that is so substituted.

(v)                                 The CCR Parties shall provide the CCBCC Parties and their respective Representatives with reasonable access, during normal business hours, to the CCR Parties’ Representatives and those of their applicable designees and such books and records as may be reasonably requested by the CCBCC Parties and their respective Representatives in order to verify the information contained in the Missing CCBCC Equipment Notice; provided, however, that such access shall not unreasonably interfere with the business or operations of the CCR Parties or such designees.  The CCR Parties shall also provide the CCBCC Parties and their respective Representatives with access to the CCR Parties’ or their designees’ sales and service records for purposes of determining whether the CCR Parties, their designees or any of their respective Affiliates has sold to or serviced any CCBCC Subject Equipment.  The CCR Parties hereby covenant and agree that they shall, or shall direct their designees to, maintain and track the CCBCC asset tracking number for each item of CCBCC Subject Equipment as those utilized by the CCBCC Parties prior to the Closing.

Section 2.13                             Withholding.

Neither the CCBCC Parties nor the CCR Parties shall deduct or withhold any amounts payable to the other hereunder without consulting with the other party prior to deducting or withholding any such amounts and each shall use reasonable best efforts to cooperate with the other party in minimizing or eliminating such amounts.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE CCR PARTIES

Except as provided in the CCR Disclosure Schedule delivered by the CCR Parties to the CCBCC Parties on the date of this Agreement (with specific reference to the particular Section or subsection of this Agreement to which the information set forth in such CCR Disclosure Schedule relates; provided, that any disclosure with respect to a Section or schedule of this Agreement shall be deemed to be disclosed for other Sections and schedules of this Agreement to the extent that such disclosure sets forth facts in sufficient detail so that the relevance of such disclosure with respect to such other Sections or schedules would be reasonably apparent to a reader of such disclosure), the CCR Parties jointly and severally represent and warrant to the CCBCC Parties as follows:

Section 3.01                             Incorporation, Qualification and Authority of the CCR Parties.  Each of the CCR Parties is a corporation or other organization duly incorporated or organized, validly existing and, to the extent legally applicable, in good standing under the Laws of its jurisdiction of incorporation or organization and has all necessary corporate power to enter into, consummate the transactions contemplated by and carry out its obligations under this Agreement and the Companion Agreements.  Each of the CCR Parties has the corporate or other applicable power and authority to operate its business with respect to the CCR Transferred Assets as now conducted and is duly qualified as a foreign corporation or other organization to do business, and is in good standing, in each jurisdiction where the character of its owned, operated or leased properties or the nature of its activities makes such qualification material to the CCR Transferred Assets, except for jurisdictions where the failure to be so qualified or in good standing has not or would not reasonably be expected to adversely affect either the CCR Business in any material respect or such CCR Party’s ability to consummate the transactions contemplated by this Agreement.  The execution and delivery by the CCR Parties of this Agreement and the

Companion Agreements and the consummation by the CCR Parties of the transactions contemplated by, and the performance by the CCR Parties under, this Agreement and the Companion Agreements have been duly authorized by all requisite corporate or other applicable action on the part of the CCR Parties.  This Agreement has been, and upon execution and delivery the Companion Agreements will be, duly executed and delivered by the CCR Parties, and (assuming due authorization, execution and delivery by the CCBCC Parties and/or any Affiliate of the CCBCC Parties executing such Companion Agreement, if applicable) this Agreement constitutes, and upon execution and delivery the Companion Agreements will constitute, legal, valid and binding obligations of the CCR Parties (as applicable), enforceable against the CCR Parties (as applicable) in accordance with their terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 3.02                             No Conflict.  Provided that all consents, approvals, authorizations and other actions described in Section 3.03 have been obtained or taken, except as otherwise provided in this Article III and except as may result from any facts or circumstances relating to the CCBCC Parties or their Affiliates, the execution, delivery and performance by the CCR Parties (as applicable) of this Agreement and the Companion Agreements and the consummation by the CCR Parties (as applicable) of the transactions contemplated by this Agreement and the Companion Agreements do not and will not (a) violate or conflict with the Certificate of Incorporation or Bylaws or similar organizational documents of any of the CCR Parties, (b) conflict with or violate any Law or Governmental Order applicable to the CCR Parties or the CCR Transferred Assets or (c) result in any breach of, or constitute a default (or event which, with the giving of notice or lapse of time, or both, would become a default) under, or give to any Person any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien (other than a Permitted Lien) on any of the CCR Transferred Assets pursuant to, any CCR Material Contract, other than, with respect to the foregoing clauses (b) and (c), as would not, individually or in the aggregate, reasonably be expected to result in a material cost or result in a material disruption to the CCR Business.

Section 3.03                             Consents and Approvals.  The execution and delivery by the CCR Parties (as applicable) of this Agreement and the Companion Agreements do not, and the performance by the CCR Parties (as applicable) of, and the consummation by the CCR Parties (as applicable) of the transactions contemplated by, this Agreement and the Companion Agreements will not, require any consent, approval, authorization or other action by, or any filing with or notification to, any Governmental Authority, except (a) where the failure to obtain such consent, approval, authorization or action or to make such filing or notification would not (i) prevent or delay the consummation by the CCR Parties (as applicable) of the transactions contemplated by, or the performance by the CCR Parties (as applicable) of any of their material obligations under, this Agreement and the Companion Agreements or (ii) result in any material cost to the CCR Business, (b) for customary recording of deeds, assignments of leases or similar real property instruments in the applicable public real estate records at or promptly following the Closing, (c) as may be necessary as a result of any facts or circumstances specifically relating to the CCBCC Parties or their Affiliates or (d) in connection, or in compliance with, the notification and waiting period requirements of the HSR Act, if applicable.

Section 3.04                             Absence of Certain Changes or Events.  Except as contemplated by this Agreement, from December 31, 2013 to the date of this Agreement, (a) the CCR Parties have conducted the CCR Business in the ordinary course of business consistent with past practices, (b) none of the CCR Parties have taken any action which, if taken after the date of this Agreement, would require the consent of the CCBCC Parties pursuant to Section 5.01(a), and (c) there has not occurred any state of facts, event, change, condition, effect, circumstance or occurrence that has had, or would reasonably be expected to have, a CCR Material Adverse Effect or that would materially impair or materially delay the ability of the CCR Parties to consummate the transactions contemplated by, or to perform their obligations under, this Agreement or the Companion Agreements.

Section 3.05                             Absence of Litigation.  There are no material Actions pending or, to the Knowledge of the CCR Parties, threatened against any of the CCR Parties relating to the CCR Transferred Assets or the CCR Business or that seek to, or would reasonably be expected to, materially impair or delay the ability of a CCR Party to consummate the transactions contemplated by, or to perform its obligations under, this Agreement and the Companion Agreements.  During the past three (3) years, there has been no material Action instituted or threatened in writing against any of the CCR Parties relating primarily to the CCR Transferred Assets or the CCR Business.

Section 3.06                             Compliance with Laws.  Excluding Environmental Laws and Governmental Orders arising under Environmental Laws (which are covered solely in Section 3.11), the CCR Business is, and since December 31, 2010 has been, conducted in compliance with all applicable Laws in all material respects, and no CCR Party has been charged with, and no CCR Party has received any written notice that it is under investigation with respect to, and, to the Knowledge of the CCR Parties, no CCR Party is otherwise now under investigation with respect to, any violation of any applicable Law or other requirement of a Governmental Authority with respect to the CCR Business, the CCR Transferred Assets or the CCR Assumed Liabilities.

Section 3.07                             Governmental Licenses and Permits.

(a)                                 Excluding Environmental Permits (which are covered solely in Section 3.11), and except as has not had and would not reasonably be expected to result in material liability to the CCR Business, the CCR Parties hold all governmental qualifications, registrations, filings, privileges, franchises, licenses, permits, approvals or authorizations that are required for the operation of the CCR Transferred Assets or the CCR Business as conducted by the CCR Parties (collectively, “CCR Material Permits”).

(b)                                 Excluding Environmental Permits (which are covered solely in Section 3.11), none of the CCR Parties is in default under or violation of any of the CCR Material Permits in any material respect and, to the Knowledge of the CCR Parties, there are no facts, conditions or circumstances that would reasonably be expected to result in the suspension or revocation of, or prevent the renewal of, any such CCR Material Permits.

Section 3.08                             Assets.

(a)                                 The CCR Transferred Assets are owned by the CCR Parties and their Affiliates free and clear of all Liens, except for Permitted Liens.  The CCR Parties or their Affiliates have good and marketable title to, or a valid leasehold interest in, all of the CCR Transferred Assets.

(b)                                 Except for the services provided under the Companion Agreements and general centralized administrative and corporate functions, as of the date hereof the CCR Transferred Assets collectively constitute, and as of the date immediately prior to the Closing Date the CCR Transferred Assets (as may be adjusted pursuant to Section 5.08(a)) collectively will constitute, all of the assets, properties, rights and interests necessary to operate the CCR Business in the manner operated by the CCR Parties from December 31, 2012 through the date of this Agreement and as of immediately prior to the Closing Date, respectively.

(c)                                  All items of CCR Tangible Personal Property and buildings, plants, improvements and other assets included in the CCR Transferred Assets (i) are in good operating condition and in a state of good maintenance and repair consistent with current industry standards, ordinary wear and tear excepted, (ii) are usable in the ordinary course of business consistent with past practice and (iii) conform in all material respects to all Laws applicable thereto.  Except for the CCR Subject Equipment and equipment or property held by the CCR Parties’ customers, repair and service providers or others in the ordinary course of business consistent with past practices, all of the CCR Tangible Personal Property included in the CCR Transferred Assets is in the possession of the CCR Parties or their Affiliates.

(d)                                 (i) No individual identified in the definition of “Knowledge of the CCR Parties” has received written notice that any CCR Third Party Intellectual Property, or the use of such CCR Third Party Intellectual Property in the CCR Business infringes, violates or misappropriates the Intellectual Property of any other Person; and (ii) to the Knowledge of the CCR Parties, excluding the CCR Third Party Intellectual Property, the other CCR Transferred Assets do not, and their use in the CCR Business does not, otherwise infringe, violate or misappropriate the Intellectual Property of any other Person.

Section 3.09                             Inventory.  The inventory of the CCR Business, as will be reflected on the CCR Final Amounts Schedule, (a) is of a quality and quantity presently usable and saleable in the ordinary course of business consistent with past practice and (b) is valued on the books and records of the CCR Parties at the lower of Cost or market on an average cost or a first in, first out basis.

Section 3.10                             Real Property.

(a)                                 Section 3.10(a) of the CCR Disclosure Schedule lists the street address of each parcel of CCR Owned Real Property.  A CCR Party or an Affiliate of the CCR Parties has good and transferable title to all of the CCR Owned Real Property free and clear of all Liens, except for Permitted Liens or Liens created by or through the CCBCC Parties or any of their Affiliates.  There are no leases, licenses, or other occupancy agreements affecting the CCR Owned Real Property, nor are there any tenants or occupants of the CCR Owned Real Property with any rights thereto.

(b)                                 Section 3.10(b) of the CCR Disclosure Schedule lists the street address of each parcel of CCR Leased Real Property and a list of all leases and occupancy agreements with respect to the CCR Leased Real Property, together with a notation as to which parcels constitute “CCR Critical Leased Property”.  The CCR Parties have delivered to the CCBCC Parties a true, correct and complete copy of each such lease and occupancy agreement, together with all amendments thereto.  A CCR Party or an Affiliate of the CCR Parties has a valid leasehold, usufruct or similar interest in the CCR Leased Real Property, free and clear of all Liens except for Permitted Liens or Liens created by or through the CCBCC Parties or any of their Affiliates.

(c)                                  To the Knowledge of the CCR Parties, there are no condemnation or appropriation or similar proceedings pending or threatened against any of the CCR Owned Real Property or the CCR Leased Real Property (collectively, the “CCR Real Property”) or the improvements thereon.

(d)                                 The CCR Parties have not received written notice of the actual or pending imposition of any assessment against the CCR Real Property for public improvements.

(e)                                  The CCR Parties have not received written notice from any Person within the past three (3) years of any default or breach under any covenant, condition, restriction, right of way, easement or license affecting the CCR Real Property, or any portion thereof, that remains uncured, except where any failure to cure would not result in a material cost or disruption to the CCR Business.  Any easements and rights-of-way that serve the CCR Real Property are valid and enforceable, in full force and effect and are not subject to any prior Liens (other than Permitted Liens) that could result in a forfeiture thereof, except where such invalidity, unenforceability, ineffectiveness or forfeiture would not result in a material cost or disruption to the CCR Business.

(f)                                   All applicable permits, licenses and other evidences of compliance that are required for the occupancy, operation and use of the CCR Owned Real Property have been obtained and complied with, except where the failure to so obtain or comply would not result in any material cost to the CCR Business.

(g)                                  The CCR Parties have not received written notice of any special assessments to be levied against the CCR Real Property for which the CCBCC Parties would be responsible.

Section 3.11                             Environmental Matters.  Except as set forth on Section 3.11 of the CCR Disclosure Schedule:

(a)                                 The CCR Parties are, and have been for the past three (3) years, operating the CCR Business and the CCR Transferred Assets in compliance in all material respects with all applicable Environmental Laws and Environmental Permits.  No CCR Party has received any written notice during the past three (3) years from any Governmental Authority alleging that such CCR Party is not in compliance in any material respect with any Environmental Law or Environmental Permit in connection with its operation of the CCR Business or the CCR Transferred Assets.

(b)                                 There are no pending or, to the Knowledge of the CCR Parties, threatened Actions against any of the CCR Parties alleging or asserting any material violation of Environmental Law or any liability to investigate or remediate Hazardous Substances associated with the CCR Business or the CCR Transferred Assets.  During the past three (3) years, there have been no Actions instituted or, to the Knowledge of the CCR Parties, threatened in writing against any of the CCR Parties alleging or asserting any material violation of Environmental Law or any liability to investigate or remediate Hazardous Substances associated with the CCR Business or the CCR Transferred Assets.

(c)                                  The CCR Parties hold all material Environmental Permits that are required for the operation of the CCR Transferred Assets or the CCR Business.  None of the CCR Parties is in default under or violation of any of the Environmental Permits in any material respect and, to the Knowledge of the CCR Parties, there are no facts, conditions or circumstances that would reasonably be expected to result in the suspension of, or prevent the renewal of, any such Environmental Permits.

(d)                                 No CCR Party, nor to the Knowledge of the CCR Parties, any other Person, has caused any Release of a Hazardous Substance at any of the CCR Real Property in excess of a reportable quantity or which requires remediation, which Release remains unresolved.

(e)                                  None of the CCR Real Property is subject to any Lien in favor of any Governmental Authority for (i) material liability under any Environmental Laws or (ii) material costs incurred by a Governmental Authority in response to a Release or threatened Release of a Hazardous Substance.

(f)                                   To the Knowledge of the CCR Parties, none of the CCR Real Property contains, and no CCR Party, nor, to the Knowledge of the CCR Parties, any other Person, has operated any (i) above-ground or underground storage tanks or (ii) landfills, surface impoundments or disposal areas at any of the CCR Real Property.  To the Knowledge of the CCR Parties, none of the CCR Real Property contains any (x) asbestos-containing material in any friable and damaged form or condition or (y) materials or equipment containing polychlorinated biphenyls.

(g)                                  Notwithstanding anything in this Agreement to the contrary, the only representations and warranties of the CCR Parties in this Agreement concerning environmental and human health and safety matters are set forth in this Section 3.11.

Section 3.12                             Contracts.

(a)                                 Section 3.12(a) of the CCR Disclosure Schedule sets forth a true, correct and complete list as of the date hereof of the following written contracts and the material terms and conditions of the following oral contracts which relate, in each case, primarily to, or were primarily entered into in connection with, the CCR Business, to which any CCR Party is a party, and which are CCR Assumed Contracts (the “CCR Material Contracts”) (other than the insurance policies set forth on Section 3.15 of the CCR Disclosure Schedule and the CCR Employee Plans):

(i)                                     all contracts (excluding work orders, purchase orders and credit applications submitted in the ordinary course of business) that individually involve annual payments to or from a CCR Party in excess of $25,000;

(ii)                                  all contracts for the employment of any CCR Business Employee or with respect to the equity compensation of any CCR Business Employee, in each case, that is not terminable at-will;

(iii)                               all Collective Agreements;

(iv)                              all contracts imposing a Lien (other than a Permitted Lien) on any CCR Transferred Asset;

(v)                                 (A) all leases relating to the CCR Leased Real Property and all other leases or licenses involving any properties or assets (whether real, personal or mixed, tangible or intangible) involving an annual commitment or payment of more than $125,000 individually by a CCR Party, and any material oral leases to which any of the CCR Parties is a party (if any) relating to the CCR Leased Real Property, and (B) all leases relating to rolling stock or material handling equipment (including forklifts);

(vi)                              all contracts that limit or restrict the CCR Business from engaging in any business or activity in any jurisdiction;

(vii)                           all contracts that contain exclusivity obligations or restrictions binding on the CCR Business such that the CCR Business is prohibited from engaging in any business or activity whether alone or with third parties, whether before or after the Closing, other than (A) any contracts or agreements with any CCR Party or any of the CCR Parties’ Affiliates with respect to any Incubation Beverage (as defined in the Comprehensive Beverage Agreement) as long as such exclusivity obligations or restrictions are limited to the CCR Territory or (B) any contracts or agreements with respect to third-party licensed beverage brands that will terminate prior to the Closing without survival of any such exclusivity obligation or restriction;

(viii)                        all contracts for capital expenditures or the acquisition or construction of fixed assets, in each case, in excess of $25,000, whether individually or in the aggregate;

(ix)                              all contracts granting to any Person an option or a right of first refusal, right of first-offer or similar preferential right to purchase or acquire any CCR Transferred Asset;

(x)                                 all contracts that provide for an increased payment or benefit, or accelerated vesting, upon the execution of this Agreement or the Closing or in connection with the transactions contemplated hereby;

(xi)                              all joint venture or partnership contracts, cooperative agreements and all other contracts providing for the sharing of any profits;

(xii)                           all contracts by which a CCR Party licenses the CCR Transferred Licensed Intellectual Property, other than contracts for commercially available, off-the-shelf computer software with a replacement cost or aggregate annual license and maintenance fee of less than $20,000;

(xiii)                        all contracts that contain any “most favored nation” (or equivalent) provision in favor of any CCR Customer;

(xiv)                       all local marketing contracts, other than any local marketing contract that involves annual payments to or from a CCR Party of less than $25,000 in the aggregate;

(xv)                          all contracts with a Governmental Authority other than contracts with educational institutions administered by a Governmental Authority, including all Tax incentive agreements or similar agreements with respect to the CCR Business with any Governmental Authority;

(xvi)                       all contracts not made in the ordinary course of business that individually involve annual payments to or from a CCR Party in excess of $25,000;

(xvii)                    all contracts that relate to the acquisition or disposition of any business or any material amount of stock, assets or real property;

(xviii)                 all contracts granting a CCR Party rights to produce, distribute, promote, market or sell any beverage or beverage product in the CCR Territory, other than contracts regarding distribution, promotion, marketing and sale of the beverages and beverage products described on Section 7.01(d) of the CCR Disclosure Schedule or any contract with any CCR Party or any of its Affiliates;

(xix)                       to the Knowledge of the CCR Parties, all written contracts with any CCR Party or any Affiliate of a CCR Party granting a CCR Party rights to produce, distribute, promote, market or sell any beverage or beverage product in the CCR Territory; and

(xx)                          all other contracts and leases involving annual payments to or from a CCR Party in excess of $25,000 that are material to the CCR Transferred Assets or to the operation of the CCR Business.

(b)                                 Section 3.12(b) of the CCR Disclosure Schedule sets forth a true, correct and complete (i) list as of the date hereof of all CCR Shared Contracts and (ii) list or general description as of the date hereof of any other goods or services that the CCR Business receives or provides pursuant to any national or worldwide contract or agreement that relates to both the CCR Business and the businesses retained by the CCR Parties and/or their Affiliates that will not be available to the CCBCC Parties after the Closing on substantially the same terms as available to the CCR Business prior to the Closing.

(c)                                  Each CCR Material Contract, CCR Shared Contract and CCR Specified Non-Transferring Contract is a legal, valid and binding obligation of a CCR Party and, to the

Knowledge of the CCR Parties, of each other party to such CCR Material Contract, CCR Shared Contract, or CCR Specified Non-Transferring Contract, as applicable, and each is enforceable against a CCR Party and, to the Knowledge of the CCR Parties, each such other party in accordance with its terms (except in each case as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and subject to the limitations imposed by general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity).  None of the CCR Parties nor, to the Knowledge of the CCR Parties, any other party to a CCR Material Contract, CCR Shared Contract, or CCR Specified Non-Transferring Contract is in material default or material breach or has failed, or as of the Closing will have failed, as applicable, to perform any material obligation under a CCR Material Contract, CCR Shared Contract or CCR Specified Non-Transferring Contract, as applicable, and, to the Knowledge of the CCR Parties, there does not exist any event, condition or omission that would constitute such a material breach or material default (whether by lapse of time or notice or both).  None of the CCR Parties has received any written notice of a proposed termination, cancellation or non-renewal with respect to any CCR Material Contract, CCR Shared Contract, or CCR Specified Non-Transferring Contract.  It is understood that certain of the CCR Material Contracts, CCR Shared Contracts or CCR Specified Non-Transferring Contracts may expire by their terms between the date of this Agreement and the Closing Date, and no such expiration will be considered a breach of any of the representations set forth in this Section 3.12(c).  Each CCR Material Contract that requires the consent of or notice to the other party thereto to avoid any breach, default or violation of such CCR Material Contract in connection with the transactions contemplated hereby has been identified on Section 3.12(a) of the CCR Disclosure Schedule with an asterisk.

(d)                                 As of the Closing, each CCR Pre-Closing Material Contract will be a legal, valid and binding obligation of a CCR Party and, to the Knowledge of the CCR Parties, of each other party to such CCR Pre-Closing Material Contract, and, as of the Closing, each will be enforceable against a CCR Party and, to the Knowledge of the CCR Parties, each such other party in accordance with its terms (except in each case as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and subject to the limitations imposed by general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity).  As of the Closing, none of the CCR Parties nor, to the Knowledge of the CCR Parties, any other party to a CCR Pre-Closing Material Contract will be in material default or material breach or will have failed to perform any material obligation under a CCR Pre-Closing Material Contract and, to the Knowledge of the CCR Parties, as of the Closing, there will not exist any event, condition or omission that would constitute such a material breach or material default (whether by lapse of time or notice or both).  As of the Closing, none of the CCR Parties will have received any written notice of a proposed termination, cancellation or non-renewal with respect to any CCR Pre-Closing Material Contract.

(e)                                  The CCR Parties have provided the CCBCC Parties with true, correct and complete copies of all CCR Material Contracts and all portions of any CCR Shared Contracts or CCR Specified Non-Transferring Contracts that relate to the CCR Business (together with such other portions thereof as are necessary to comprehend the terms thereof that apply to the CCR Business) and all written modifications, amendments and supplements thereto and written waivers thereof, in each case, as of the date hereof.  To the extent that, between the date hereof and the Closing, the CCR Parties locate any contracts which would have been required to be disclosed in response to Section 3.12(a)(xix) if the CCR Parties had Knowledge of such contracts on the date hereof, then the CCR Parties will promptly provide true, correct and complete copies of any such contracts to the CCBCC Parties.

Section 3.13                             Employment Matters.

(a)                                 The CCR Parties have provided to the CCBCC Parties a complete and accurate list of the following information as of the date of this Agreement for each CCR Business Employee: employer; job title; location; date of hiring; date of commencement of employment; and current compensation paid or payable.  At least sixty (60) days prior to the Closing, the CCR Parties will provide to the CCBCC Parties the following information as of immediately prior to the Closing (to the extent that such information can be generated at least sixty (60) days prior to the Closing and as early prior to the Closing as reasonably practicable to the extent such information cannot be generated at least sixty (60) days prior to the Closing) for each CCR Business Employee: service credit for purposes of vesting and eligibility to participate under any CCR Employee Plan (including any vacation or other paid time off policy of the CCR Parties).  The parties agree and acknowledge that, due to the timing of the deliveries contemplated by the preceding sentence, and as a result of ordinary course personnel turnover, certain individuals who are identified as CCR Business Employees in connection with the deliveries contemplated by the preceding sentence may not be CCR Business Employees at the Closing, and certain individuals who are not identified as CCR Business Employees in connection with the deliveries contemplated by the preceding sentence may be CCR Business Employees at the Closing, and in no event will any resulting inaccuracies in any information delivered pursuant to this Section 3.13(a) be considered a breach of any provision of this Agreement.  Further, prior to the Closing, the CCR Parties will provide to the CCBCC Parties, for each CCR Business Employee, data relating to the amount of sick and vacation leave that is accrued but unused as of the Closing.

(b)                                 Except as set forth on Section 3.13(b) of the CCR Disclosure Schedule, (i) none of the CCR Business Employees is, or during the past two (2) years has been, represented by a union, labor organization or group (collectively, a “Union”) that was either voluntarily recognized or certified by any labor relations board; (ii) none of the CCR Business Employees is, or during the past two (2) years has been, a signatory to or bound by a Collective Agreement with any Union; (iii) to the Knowledge of the CCR Parties, there are no currently filed petitions for representation with respect to the formation of a collective bargaining unit involving any of the CCR Business Employees and no such petitions for representation have been filed or, to the Knowledge of the CCR Parties, threatened in the past two (2) years; (iv) there is no unfair labor practice or labor arbitration proceeding brought by or on behalf of any of the CCR Business Employees pending or, to the Knowledge of the CCR Parties, threatened against the CCR Parties and no such proceeding has been initiated or, to the Knowledge of the CCR Parties, threatened in the past two (2) years; and (v) no labor dispute, walk out, strike, slowdown, hand billing, picketing, or work stoppage involving the CCR Business Employees has occurred, is in progress or, to the Knowledge of the CCR Parties, has been threatened in the past two (2) years.

Section 3.14                             Employee Benefits Matters.

(a)                                 Except as required by applicable Laws, the terms of a CCR Employee Plan or the terms of the Employee Matters Agreement, there exists no obligation to make or provide any acceleration, vesting, increase in benefits, severance or termination payment to any CCR Business Employee as a result of the transactions contemplated by this Agreement.

(b)                                 Each employee health, welfare, medical, dental, pension, retirement, profit sharing, incentive compensation, deferred compensation, equity compensation, savings, fringe-benefit, paid time off, severance, life insurance and disability plan, program, agreement or arrangement (whether written or oral), including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, that is sponsored, maintained or contributed to by any CCR Party for the CCR Business Employees, other than plans established pursuant to statute, is listed on Section 3.14(b) of the CCR Disclosure Schedule (the “CCR Employee Plans”).  With respect to the CCR Employee Plans, the CCR Parties have provided the CCBCC Parties with (i) where the CCR Employee Plan has not been reduced to writing, a summary of all material terms of such plan and (ii) where the CCR Employee Plan has been reduced to writing, a summary plan description of such CCR Employee Plan.

(c)                                  No asset of any CCR Party is subject to any Lien under ERISA associated with any CCR Employee Plan, and no liability under Title IV or Section 302 of ERISA has been incurred by any CCR Party or any ERISA Affiliate for which the CCBCC Parties could be liable as a result of the transactions contemplated by this Agreement.

(d)                                 Each CCR Employee Plan intended to be “qualified” within the meaning of Section 401(a) of the Code is so qualified and is the subject of a favorable determination or opinion letter issued by the IRS as to its qualified status under the Code or an application for such letter was timely filed within the applicable remedial amendment period and is pending, and, to the Knowledge of the CCR Parties, no circumstances have occurred that would reasonably be expected to adversely affect the tax qualified status of any such CCR Employee Plan.

(e)                                  The CCR Parties have complied in all material respects with the requirements of Section 4980B of the Code and Sections 601-608 of ERISA applicable to any CCR Employee Plan that is a “group health plan” (within the meaning of Section 607(1) of ERISA).

Section 3.15                             Insurance.  Section 3.15 of the CCR Disclosure Schedule sets forth a list of all material policies of insurance (currently carried or held within the last three (3) years) owned or held by the CCR Parties primarily for the benefit of the CCR Business or the CCR Transferred Assets.  The CCR Parties maintain insurance with reputable insurers for the CCR Business and the CCR Transferred Assets consistent with past practices and in types and amounts that are reasonable.  No notice of cancellation or termination or disallowance of any claim thereunder has been received with respect to any such policy as of the date hereof, all insurance policies and bonds with respect to the CCR Business and the CCR Transferred Assets are in full force and effect and will remain in full force and effect up to and including the time of the Closing (other than those that have been retired or expired in the ordinary course of business consistent with past practice) and all premiums thereon have been timely paid.

Section 3.16                             Product Recalls.

(a)                                 During the past three (3) years, there has not been, nor is there currently ongoing by any CCR Party or any Affiliate of a CCR Party, or to the Knowledge of the CCR Parties, any Governmental Authority, any recall or post-sale warning in respect of any product of the CCR Business in the CCR Territory, except for recalls that have been reported to the U.S. Food and Drug Administration (the “US FDA”) and have been completed in accordance with the US FDA’s requirements.  During the past three (3) years, none of the CCR Parties or their Affiliates has received written notice of any material Action involving any product designed, manufactured, distributed or sold by or on behalf of the CCR Business in the CCR Territory resulting from an alleged defect in design or manufacture, any alleged hazard or impurity, or any alleged failure to warn, or from any alleged breach of implied warranties or representations, or any alleged noncompliance with any Laws, other than immaterial notices or claims that have been settled or resolved by the CCR Parties prior to the date of this Agreement.

(b)                                 None of the products designed, manufactured, distributed or sold by or on behalf of the CCR Business have been adulterated or misbranded by the CCR Parties or their Affiliates within the meaning of the Federal Food, Drug and Cosmetic Act, as amended (the “FDC Act”), or the rules or regulations issued thereunder or any comparable state law, rule or regulation in a manner that had a CCR Material Adverse Effect or are articles that may not be introduced into interstate commerce under the provisions of Sections 404 or 505 of the FDC Act.  No CCR Party or Affiliate of any CCR Party has, at any time during the past three (3) years, (i) received any written notice from the US FDA or from comparable state governmental or regulatory body of any material violation of the FDC Act or of comparable state laws, rules or regulations regarding any products sold by the CCR Business within the CCR Territory, (ii) been the subject of any governmental or regulatory enforcement action or, to the Knowledge of the CCR Parties, investigation action under the FDC Act, the rules and regulations thereunder or comparable state laws, rules or regulations with respect to any products sold within the CCR Territory or (iii) undertaken any recall of products of the CCR Business within the CCR Territory that may have been adulterated, misbranded or otherwise made in violation of the FDC Act or the rules and regulations thereunder or comparable state laws, rules or regulations, except for recalls that have been reported to the US FDA and have been completed in accordance with US FDA’s requirements.

Section 3.17                             Transactions with Affiliates.  (a) No officer or director of any CCR Party, nor (b) any Person with whom any such officer or director has any direct or indirect relation by blood, marriage or adoption, or any entity in which any such person, owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than five percent (5%) of the stock of which is beneficially owned by all such persons in the aggregate), nor (c) any Affiliate of any of the foregoing or any current or former Affiliate of any CCR Party has any interest in any contract, arrangement or understanding with, or relating to, the CCR Business, the CCR Transferred Assets or the CCR Assumed Liabilities.

Section 3.18                             Undisclosed Payments.  No CCR Party nor the officers or directors of any CCR Party, nor anyone acting on behalf of any of them, has made or received any payments not correctly categorized and fully disclosed in the books and records of the CCR Business in connection with or in any way relating to or affecting the CCR Transferred Assets or the CCR Business.

Section 3.19                             Customer and Supplier Relations.  Section 3.19 of the CCR Disclosure Schedule contains a true, correct and complete list of the names and addresses of the CCR Customers and the CCR Suppliers, and the amount of sales to or purchases from each such CCR Customer or CCR Supplier, as applicable, during the twelve (12) month period ended on the date hereof.  Except as set forth on Section 3.19 of the CCR Disclosure Schedule, no CCR Customer nor any CCR Supplier has during the last twelve (12) months cancelled, terminated or, to the Knowledge of the CCR Parties, made any written threat to cancel or otherwise terminate any of its contracts with the CCR Business or to materially decrease its usage or supply of the CCR Business’ services or products.  Except as set forth on Section 3.19 of the CCR Disclosure Schedule, to the Knowledge of the CCR Parties, no CCR Customer or CCR Supplier may terminate or materially alter its business relations with the CCR Business, either as a result of the transactions contemplated hereby or otherwise.

Section 3.20                             Financial Information.

(a)                                 The data set forth on Section 3.20(a) of the CCR Disclosure Schedule consists of certain financial information with respect to the financial condition and results of the operations of the CCR Business as of December 31, 2012 and for the year then ended (the “CCR 2012 Data”).  The CCR 2012 Data is comprised of components of (i) the unaudited balance sheet of the CCR Business as of December 31, 2012, and (ii) the unaudited statement of income for the CCR Business for the one (1)-year period then ended.  The CCR 2012 Data: (A) was prepared from the books and records of the CCR Parties and their Affiliates, which books and records are materially complete to the extent consistent with the operating models and methodologies discussed with the CCBCC Parties; (B) was derived from components of the audited, consolidated financial statements of TCCC for the same period (which reflect the consolidation of the subsidiaries of TCCC, including the CCR Parties), which were prepared in accordance with United States generally accepted accounting principles, consistently applied; (C) reflects reasonable assumptions and allocations of the CCR Parties’ and their Affiliates’ respective businesses in North America made by the CCR Parties in good faith after discussion with, and review by, the CCBCC Parties; and (D) to the Knowledge of the CCR Parties, accurately reflects in all material respects, as of the dates therein specified and for the periods therein indicated, and subject to the assumptions set forth therein, the costs and activities incurred or necessary to operate the CCR Business in a manner consistent with the CCR Parties’ established policies, procedures and practices, and fairly and accurately presents, in all material respects, as of the dates therein specified and for the periods therein indicated, and subject to the assumptions set forth therein, the financial condition and results of the operations of the CCR Business, subject, in the case of subsections (C) and (D), to certain agreed upon adjustments that are reflected in the CCR 2013 Data and shall be reflected in the CCR Interim Quarterly Data.

(b)                                 Section 3.20(b) of the CCR Disclosure Schedule describes certain financial and other information used by the CCR Parties to derive the CCR 2012 Data

(collectively, the “CCR 2012 Additional Financial Information”).  The CCR 2012 Additional Financial Information is unaudited, has been prepared from the books and records of the CCR Parties’ and their Affiliates’ respective businesses in North America and fairly and accurately presents, in all material respects, as of the dates therein specified and for the periods indicated, and subject to the assumptions set forth therein (including the allocations of manufacturing variances), the results of the operations of the CCR Business from a gross profit perspective.  The CCR 2013 Additional Financial Information is unaudited, has been prepared from the books and records of the CCR Parties’ and their Affiliates’ respective businesses in North America and fairly and accurately presents, in all material respects, as of the dates therein specified and for the periods indicated, and subject to the assumptions set forth therein (including the allocations of manufacturing variances), the results of the operations of the CCR Business from a gross profit perspective.

(c)                                  The data set forth on Section 3.20(c) of the CCR Disclosure Schedule consists of components of (i) the unaudited balance sheet of the CCR Business as of December 31, 2013 and (ii) the unaudited statement of income for the CCR Business for the year then ended (collectively, the “CCR 2013 Data”).  The CCR 2013 Data:  (A) was prepared from the books and records of the CCR Parties and their Affiliates, which books and records are complete in all material respects based on then available data and to the extent consistent with operating models and methodologies discussed with and reviewed by the CCBCC Parties; (B) was derived from components of the audited, consolidated financial statements of TCCC for the same period (which reflect the consolidation of the subsidiaries of TCCC, including the CCR Parties), which have been prepared in accordance with United States generally accepted accounting principles, consistently applied; (C) was prepared consistent with the Agreed Financial Methodology; and (D) to the Knowledge of the CCR Parties, accurately reflects in all material respects, as of the dates therein specified and for the periods therein indicated, and subject to the assumptions set forth therein, the adjustments contemplated by the Agreed Financial Methodology and any adjustments or modifications that are reflected in the “effects schedule” described in Section A of the CCR Disclosure Schedule, the costs and activities incurred or necessary to operate the CCR Business in a manner consistent with the CCR Parties’ established policies, procedures and practices, and fairly and accurately presents, in all material respects, as of the dates therein specified and for the periods indicated, and subject to the assumptions set forth therein and the adjustments contemplated by the Agreed Financial Methodology and any adjustments or modifications that are reflected in the “effects schedule” described in Section A of the CCR Disclosure Schedule, the financial condition and results of the operations of the CCR Business.

(d)                                 Section 5.02(a)(iv)(C) contemplates the delivery of the CCR Interim Quarterly Data.  The CCR Interim Quarterly Data:  (i) will have been prepared from the books and records of the CCR Parties, which books and records will be complete in all material respects based on then available financial and operational data and to the extent consistent with operating models and methodologies discussed with and reviewed by the CCBCC Parties; and (ii) will have been prepared consistent with the Agreed Financial Methodology.

(e)                                  To the Knowledge of the CCR Parties, the CCR 2012 Data and the CCR 2013 Data accurately reflect, in all material respects, as of the dates therein specified and for the periods therein indicated, and subject to the assumptions set forth therein and subject to the reasonable assumptions and allocations of the CCR Parties’ and their Affiliates respective businesses in North America made by the CCR Parties in good faith after discussion with, and review by, the CCBCC Parties, the liabilities of the CCR Business that are of the kind or type that would customarily be reflected or reserved against in a business entity’s balance sheet.

(f)                                   The CCR Parties make no representation or warranty that the CCR 2012 Data, the CCR 2012 Additional Financial Information, the CCR 2013 Data, the CCR 2013 Additional Financial Information or the CCR Interim Quarterly Data have been prepared in conformity with accounting principles and practices generally accepted in the United States of America, as amended from time to time, or any other generally accepted accounting principles.

Section 3.21                             Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from the CCR Parties or their Affiliates in connection with the sale of the CCR Transferred Assets based upon arrangements made by or on behalf of the CCR Parties or their Affiliates.

Section 3.22                             Tax Matters.  During the past three (3) years, the CCR Parties have timely filed, or caused to be filed, all material Tax Returns required to be filed solely with respect to the CCR Business or the CCR Transferred Assets.  All such Tax Returns are true, correct and complete in all material respects.  The CCR Parties have timely paid or caused to be paid all material Taxes due in connection with such Tax Returns or which are otherwise payable by the CCR Parties with respect to the CCR Business or the CCR Transferred Assets.  During the past three (3) years, no written claim has been made by any Governmental Authority in a jurisdiction where a Tax Return has not been filed with respect to the CCR Business or the CCR Transferred Assets that a material Tax is due in such jurisdiction.  No material federal, state, local or foreign Tax audits or other proceedings (whether administrative or judicial) are presently in progress or pending, or to Knowledge of the CCR Parties, threatened, with respect to any Taxes on the CCR Business or the CCR Transferred Assets, or Tax Returns of the CCR Parties with respect to the CCR Business or the CCR Transferred Assets.  During the past three (3) years, all Taxes that the CCR Parties were required by Law to withhold or collect with respect to the CCR Business or the CCR Transferred Assets in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable, excluding, for the avoidance of doubt, any Taxes related to the transactions contemplated by this Agreement.

Section 3.23                             Financial Ability.  The CCR Parties will have at the Closing the financial ability to consummate the transactions contemplated by this Agreement, and it shall not be a condition to the obligations of the CCR Parties to consummate the transactions contemplated hereby that the CCR Parties have sufficient funds for payment of the Additional Consideration, if payable by the CCR Parties.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE CCBCC PARTIES

Except as provided in the CCBCC Disclosure Schedule delivered by the CCBCC Parties to the CCR Parties on the date of this Agreement (with specific reference to the particular

Section or subsection of this Agreement to which the information set forth in such CCBCC Disclosure Schedule relates; provided, that any disclosure with respect to a Section or schedule of this Agreement shall be deemed to be disclosed for other Sections and schedules of this Agreement to the extent that such disclosure sets forth facts in sufficient detail so that the relevance of such disclosure with respect to such other Sections or schedules would be reasonably apparent to a reader of such disclosure), the CCBCC Parties jointly and severally represent and warrant to the CCR Parties as follows:

Section 4.01                             Incorporation, Qualification and Authority of the CCBCC Parties.  Each of the CCBCC Parties is a corporation or other organization duly incorporated or organized, validly existing and, to the extent legally applicable, in good standing under the Laws of its jurisdiction of incorporation or organization and has all necessary corporate power to enter into, consummate the transactions contemplated by and carry out its obligations under this Agreement and the Companion Agreements.  Each of the CCBCC Parties has the corporate or other applicable power and authority to operate its business with respect to the CCBCC Transferred Assets as now conducted and is duly qualified as a foreign corporation or other organization to do business, and is in good standing, in each jurisdiction where the character of its owned, operated or leased properties or the nature of its activities makes such qualification material to the CCBCC Transferred Assets, except for jurisdictions where the failure to be so qualified or in good standing has not or would not reasonably be expected to adversely affect either the CCBCC Business in any material respect or such CCBCC Party’s ability to consummate the transactions contemplated by this Agreement.  The execution and delivery by the CCBCC Parties of this Agreement and the Companion Agreements and the consummation by the CCBCC Parties of the transactions contemplated by, and the performance by the CCBCC Parties under, this Agreement and the Companion Agreements have been duly authorized by all requisite corporate or other applicable action on the part of the CCBCC Parties.  This Agreement has been, and upon execution and delivery the Companion Agreements will be, duly executed and delivered by the CCBCC Parties, and (assuming due authorization, execution and delivery by the CCR Parties and/or any Affiliate of the CCR Parties executing such Companion Agreement, if applicable) this Agreement constitutes, and upon execution and delivery the Companion Agreements will constitute, legal, valid and binding obligations of the CCBCC Parties (as applicable), enforceable against the CCBCC Parties (as applicable) in accordance with their terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.02                             No Conflict.  Provided that all consents, approvals, authorizations and other actions described in Section 4.03 have been obtained or taken, except as otherwise provided in this Article IV and except as may result from any facts or circumstances relating to the CCR Parties or their Affiliates, the execution, delivery and performance by the CCBCC Parties (as applicable) of this Agreement and the Companion Agreements and the consummation by the CCBCC Parties (as applicable) of the transactions contemplated by this Agreement and the Companion Agreements do not and will not (a) violate or conflict with the Certificate of Incorporation or Bylaws or similar organizational documents of any of the CCBCC Parties, (b) conflict with or violate any Law or Governmental Order applicable to the CCBCC Parties or the CCBCC Transferred Assets or (c) result in any breach of, or constitute a default (or event which, with the giving of notice or lapse of time, or both, would become a default) under, or give to any Person any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien (other than a Permitted Lien) on any of the CCBCC Transferred Assets pursuant to, any CCBCC Material Contract, other than, with respect to the foregoing clauses (b) and (c), as would not, individually or in the aggregate, reasonably be expected to result in a material cost or result in a material disruption to the CCBCC Business.

Section 4.03                             Consents and Approvals.  The execution and delivery by the CCBCC Parties (as applicable) of this Agreement and the Companion Agreements do not, and the performance by the CCBCC Parties (as applicable) of, and the consummation by the CCBCC Parties (as applicable) of the transactions contemplated by, this Agreement and the Companion Agreements will not, require any consent, approval, authorization or other action by, or any filing with or notification to, any Governmental Authority, except (a) where the failure to obtain such consent, approval, authorization or action or to make such filing or notification would not (i) prevent or delay the consummation by the CCBCC Parties (as applicable) of the transactions contemplated by, or the performance by the CCBCC Parties (as applicable) of any of their material obligations under, this Agreement and the Companion Agreements or (ii) result in any material cost to the CCBCC Business, (b) for customary recording of deeds, assignments of leases or similar real property instruments in the applicable public real estate records at or promptly following the Closing, (c) as may be necessary as a result of any facts or circumstances specifically relating to the CCR Parties or their Affiliates or (d) in connection, or in compliance with, the notification and waiting period requirements of the HSR Act, if applicable.

Section 4.04                             Absence of Certain Changes or Events.  Except as contemplated by this Agreement, from December 31, 2013 to the date of this Agreement, (a) the CCBCC Parties have conducted the CCBCC Business in the ordinary course of business consistent with past practices, (b) none of the CCBCC Parties have taken any action which, if taken after the date of this Agreement, would require the consent of the CCR Parties pursuant to Section 5.01(b), and (c) there has not occurred any state of facts, event, change, condition, effect, circumstance or occurrence that has had, or would reasonably be expected to have, a CCBCC Material Adverse Effect or that would materially impair or materially delay the ability of the CCBCC Parties to consummate the transactions contemplated by, or to perform their obligations under, this Agreement or the Companion Agreements.

Section 4.05                             Absence of Litigation.  There are no material Actions pending or, to the Knowledge of the CCBCC Parties, threatened against any of the CCBCC Parties relating to the CCBCC Transferred Assets or the CCBCC Business or that seek to, or would reasonably be expected to, materially impair or delay the ability of a CCBCC Party to consummate the transactions contemplated by, or to perform its obligations under, this Agreement and the Companion Agreements.  During the past three (3) years, there has been no material Action instituted or threatened in writing against any of the CCBCC Parties relating primarily to the CCBCC Transferred Assets or the CCBCC Business.

Section 4.06                             Compliance with Laws.  Excluding Environmental Laws and Governmental Orders arising under Environmental Laws (which are covered solely in Section 4.11), the CCBCC Business is, and since December 31, 2010 has been, conducted in compliance with all applicable Laws in all material respects, and no CCBCC Party has been charged with, and no CCBCC Party has received any written notice that it is under investigation with respect to, and, to the Knowledge of the CCBCC Parties, no CCBCC Party is otherwise now under investigation with respect to, any violation of any applicable Law or other requirement of a Governmental Authority with respect to the CCBCC Business, the CCBCC Transferred Assets or the CCBCC Assumed Liabilities.

Section 4.07                             Governmental Licenses and Permits.

(a)                                 Excluding Environmental Permits (which are covered solely in Section 4.11), and except as has not had and would not reasonably be expected to result in material liability to the CCBCC Business, the CCBCC Parties hold all governmental qualifications, registrations, filings, privileges, franchises, licenses, permits, approvals or authorizations that are required for the operation of the CCBCC Transferred Assets or the CCBCC Business as conducted by the CCBCC Parties (collectively, “CCBCC Material Permits”).

(b)                                 Excluding Environmental Permits (which are covered solely in Section 4.11), none of the CCBCC Parties is in default under or violation of any of the CCBCC Material Permits in any material respect and, to the Knowledge of the CCBCC Parties, there are no facts, conditions or circumstances that would reasonably be expected to result in the suspension or revocation of, or prevent the renewal of, any such CCBCC Material Permits.

Section 4.08                             Assets.

(a)                                 The CCBCC Transferred Assets are owned by the CCBCC Parties and their Affiliates free and clear of all Liens, except for Permitted Liens.  The CCBCC Parties or their Affiliates have good and marketable title to, or a valid leasehold interest in, all of the CCBCC Transferred Assets.

(b)                                 Except for the services provided under the Companion Agreements and general centralized administrative and corporate functions, as of the date hereof the CCBCC Transferred Assets collectively constitute, and as of the date immediately prior to the Closing Date the CCBCC Transferred Assets (as may be adjusted pursuant to Section 5.08(b)) collectively will constitute, all of the assets, properties, rights and interests necessary to operate the CCBCC Business in the manner operated by the CCBCC Parties from December 31, 2012 through the date of this Agreement and as of immediately prior to the Closing Date, respectively.

(c)                                  All items of CCBCC Tangible Personal Property and buildings, plants, improvements and other assets included in the CCBCC Transferred Assets (i) are in good operating condition and in a state of good maintenance and repair consistent with current industry standards, ordinary wear and tear excepted, (ii) are usable in the ordinary course of business consistent with past practice and (iii) conform in all material respects to all Laws applicable thereto.  Except for the CCBCC Subject Equipment and equipment or property held by the CCBCC Parties’ customers, repair and service providers or others in the ordinary course of business consistent with past practices, all of the CCBCC Tangible Personal Property included in the CCBCC Transferred Assets is in the possession of the CCBCC Parties or their Affiliates.

(d)                                 (i) No individual identified in the definition of “Knowledge of the CCBCC Parties” has received written notice that any CCBCC Third Party Intellectual Property, or the use of such CCBCC Third Party Intellectual Property in the CCBCC Business infringes, violates or misappropriates the Intellectual Property of any other Person; and (ii) to the Knowledge of the CCBCC Parties, excluding the CCBCC Third Party Intellectual Property, the other CCBCC Transferred Assets do not, and their use in the CCBCC Business does not, otherwise infringe, violate or misappropriate the Intellectual Property of any other Person.

Section 4.09                             Inventory.  The inventory of the CCBCC Business, as will be reflected on the CCBCC Final Amounts Schedule, (a) is of a quality and quantity presently usable and saleable in the ordinary course of business consistent with past practice and (b) is valued on the books and records of the CCBCC Parties at the lower of Cost or market on an average cost basis.

Section 4.10                             Real Property.

(a)                                 Section 4.10(a) of the CCBCC Disclosure Schedule lists the street address of each parcel of CCBCC Real Property.  A CCBCC Party or an Affiliate of the CCBCC Parties has good and transferable title to all of the CCBCC Real Property free and clear of all Liens, except for Permitted Liens or Liens created by or through the CCR Parties, their designees or any of their respective Affiliates.  There are no leases, licenses, or other occupancy agreements affecting the CCBCC Real Property, nor are there any tenants or occupants of the CCBCC Real Property with any rights thereto.

(b)                                 To the Knowledge of the CCBCC Parties, there are no condemnation or appropriation or similar proceedings pending or threatened against any of the CCBCC Real Property or the improvements thereon.

(c)                                  The CCBCC Parties have not received written notice of the actual or pending imposition of any assessment against the CCBCC Real Property for public improvements.

(d)                                 The CCBCC Parties have not received written notice from any Person within the past three (3) years of any default or breach under any covenant, condition, restriction, right of way, easement or license affecting the CCBCC Real Property, or any portion thereof, that remains uncured, except where any failure to cure would not result in a material cost or disruption to the CCBCC Business.  Any easements and rights-of-way that serve the CCBCC Real Property are valid and enforceable, in full force and effect and are not subject to any prior Liens (other than Permitted Liens) that could result in a forfeiture thereof, except where such invalidity, unenforceability, ineffectiveness or forfeiture would not result in a material cost or disruption to the CCBCC Business.

(e)                                  All applicable permits, licenses and other evidences of compliance that are required for the occupancy, operation and use of the CCBCC Real Property have been obtained and complied with, except where the failure to so obtain or comply would not result in any material cost to the CCBCC Business.

(f)                                   The CCBCC Parties have not received written notice of any special assessments to be levied against the CCBCC Real Property for which the CCR Parties would be responsible.

Section 4.11                             Environmental Matters.  Except as set forth on Section 4.11 of the CCBCC Disclosure Schedule:

(a)                                 The CCBCC Parties are, and have been for the past three (3) years, operating the CCBCC Business and the CCBCC Transferred Assets in compliance in all material respects with all applicable Environmental Laws and Environmental Permits.  No CCBCC Party has received any written notice during the past three (3) years from any Governmental Authority alleging that such CCBCC Party is not in compliance in any material respect with any Environmental Law or Environmental Permit in connection with its operation of the CCBCC Business or the CCBCC Transferred Assets.

(b)                                 There are no pending or, to the Knowledge of the CCBCC Parties, threatened Actions against any of the CCBCC Parties alleging or asserting any material violation of Environmental Law or any liability to investigate or remediate Hazardous Substances associated with the CCBCC Business or the CCBCC Transferred Assets.  During the past three (3) years, there have been no Actions instituted or, to the Knowledge of the CCBCC Parties, threatened in writing against any of the CCBCC Parties alleging or asserting any material violation of Environmental Law or any liability to investigate or remediate Hazardous Substances associated with the CCBCC Business or the CCBCC Transferred Assets.

(c)                                  The CCBCC Parties hold all material Environmental Permits that are required for the operation of the CCBCC Transferred Assets or the CCBCC Business.  None of the CCBCC Parties is in default under or violation of any of the Environmental Permits in any material respect and, to the Knowledge of the CCBCC Parties, there are no facts, conditions or circumstances that would reasonably be expected to result in the suspension of, or prevent the renewal of, any such Environmental Permits.

(d)                                 No CCBCC Party, nor to the Knowledge of the CCBCC Parties, any other Person, has caused any Release of a Hazardous Substance at any of the CCBCC Real Property in excess of a reportable quantity or which requires remediation, which Release remains unresolved.

(e)                                  None of the CCBCC Real Property is subject to any Lien in favor of any Governmental Authority for (i) material liability under any Environmental Laws or (ii) material costs incurred by a Governmental Authority in response to a Release or threatened Release of a Hazardous Substance.

(f)                                   To the Knowledge of the CCBCC Parties, none of the CCBCC Real Property contains, and no CCBCC Party, nor, to the Knowledge of the CCBCC Parties, any other Person, has operated any (i) above-ground or underground storage tanks or (ii) landfills, surface impoundments or disposal areas at any of the CCBCC Real Property.  To the Knowledge of the CCBCC Parties, none of the CCBCC Real Property contains any (x) asbestos-containing material in any friable and damaged form or condition or (y) materials or equipment containing polychlorinated biphenyls.

(g)                                  Notwithstanding anything in this Agreement to the contrary, the only representations and warranties of the CCBCC Parties in this Agreement concerning environmental and human health and safety matters are set forth in this Section 4.11.

Section 4.12                             Contracts.

(a)                                 Section 4.12(a) of the CCBCC Disclosure Schedule sets forth a true, correct and complete list as of the date hereof of the following written contracts and the material terms and conditions of the following oral contracts, which relate, in each case, primarily to, or were primarily entered into in connection with, the CCBCC Business, to which any CCBCC Party is a party, and which are CCBCC Assumed Contracts (the “CCBCC Material Contracts”) (other than the insurance policies set forth on Section 4.15 of the CCBCC Disclosure Schedule and the CCBCC Employee Plans):

(i)                                     all contracts (excluding work orders, purchase orders and credit applications submitted in the ordinary course of business) that individually involve annual payments to or from a CCBCC Party in excess of $10,000;

(ii)                                  all contracts for the employment of any CCBCC Business Employee or with respect to the equity compensation of any CCBCC Business Employee, in each case, that is not terminable at-will;

(iii)                               all Collective Agreements;

(iv)                              all contracts imposing a Lien (other than a Permitted Lien) on any CCBCC Transferred Asset;

(v)                                 (A) all leases or licenses involving any properties or assets (whether real, personal or mixed, tangible or intangible) involving an annual commitment or payment of more than $25,000 individually by a CCBCC Party and (B) all leases relating to rolling stock or material handling equipment (including forklifts);

(vi)                              all contracts that limit or restrict the CCBCC Business from engaging in any business or activity in any jurisdiction;

(vii)                           all contracts that contain exclusivity obligations or restrictions binding on the CCBCC Business such that the CCBCC Business is prohibited from engaging in any business or activity whether alone or with third parties, whether before or after the Closing, other than (A) any contracts or agreements with respect to Incubation Beverages with any CCBCC Party or any of the CCBCC Parties’ Affiliates as long as such exclusivity obligations or restrictions are limited to the CCBCC Territory or (B) any contracts or agreements with respect to third-party licensed beverage brands that will terminate prior to the Closing without survival of any such exclusivity obligation or restriction;

(viii)                        all contracts for capital expenditures or the acquisition or construction of fixed assets, in each case, in excess of $10,000, whether individually or in the aggregate;

(ix)                              all contracts granting to any Person an option or a right of first refusal, right of first-offer or similar preferential right to purchase or acquire any CCBCC Transferred Asset;

(x)                                 all contracts that provide for an increased payment or benefit, or accelerated vesting, upon the execution of this Agreement or the Closing or in connection with the transactions contemplated hereby;

(xi)                              all joint venture or partnership contracts, cooperative agreements and all other contracts providing for the sharing of any profits;

(xii)                           all contracts by which a CCBCC Party licenses the CCBCC Transferred Licensed Intellectual Property, other than contracts for commercially available, off-the-shelf computer software with a replacement cost or aggregate annual license and maintenance fee of less than $10,000;

(xiii)                        all contracts that contain any “most favored nation” (or equivalent) provision in favor of any CCBCC Customer;

(xiv)                       all local marketing contracts, other than any local marketing contract that involves annual payments to or from a CCBCC Party of less than $10,000 in the aggregate;

(xv)                          all contracts with a Governmental Authority other than contracts with educational institutions administered by a Governmental Authority, including all Tax incentive agreements or similar agreements with respect to the CCBCC Business with any Governmental Authority;

(xvi)                       all contracts not made in the ordinary course of business that individually involve annual payments to or from a CCBCC Party in excess of $10,000;

(xvii)                    all contracts that relate to the acquisition or disposition of any business or any material amount of stock, assets or real property;

(xviii)                 all contracts granting a CCBCC Party rights to produce, distribute, promote, market or sell any beverage or beverage product in the CCBCC Territory, other than contracts regarding distribution, promotion, marketing and sale of the beverages and beverage products described on Section 7.01(e) of the CCBCC Disclosure Schedule or any contract with any CCBCC Party or any of its Affiliates;

(xix)                       to the Knowledge of the CCBCC Parties, all written contracts with any CCBCC Party or any Affiliate of a CCBCC Party granting a CCBCC Party rights to produce, distribute, promote, market or sell any beverage or beverage product in the CCBCC Territory; and

(xx)                          all other contracts and leases involving annual payments to or from a CCBCC Party in excess of $10,000 that are material to the CCBCC Transferred Assets or to the operation of the CCBCC Business.

(b)                                 Section 4.12(b) of the CCBCC Disclosure Schedule sets forth a true, correct and complete (i) list as of the date hereof of all CCBCC Shared Contracts and (ii) list or general description as of the date hereof of any other goods or services that the CCBCC Business receives or provides pursuant to any national or worldwide contract or agreement that relates to both the CCBCC Business and the businesses retained by the CCBCC Parties and/or their Affiliates that will not be available to the CCR Parties after the Closing on substantially the same terms as available to the CCBCC Business prior to the Closing.

(c)                                  Each CCBCC Material Contract, CCBCC Shared Contract and CCBCC Specified Non-Transferring Contract is a legal, valid and binding obligation of a CCBCC Party and, to the Knowledge of the CCBCC Parties, of each other party to such CCBCC Material Contract, CCBCC Shared Contract, or CCBCC Specified Non-Transferring Contract, as applicable, and each is enforceable against a CCBCC Party and, to the Knowledge of the CCBCC Parties, each such other party in accordance with its terms (except in each case as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and subject to the limitations imposed by general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity).  None of the CCBCC Parties nor, to the Knowledge of the CCBCC Parties, any other party to a CCBCC Material Contract, CCBCC Shared Contract, or CCBCC Specified Non-Transferring Contract is in material default or material breach or has failed to perform any material obligation under a CCBCC Material Contract, CCBCC Shared Contract or CCBCC Specified Non-Transferring Contract, as applicable, and, to the Knowledge of the CCBCC Parties, there does not exist any event, condition or omission that would constitute such a material breach or material default (whether by lapse of time or notice or both).  None of the CCBCC Parties has received any written notice of a proposed termination, cancellation or non-renewal with respect to any CCBCC Material Contract, CCBCC Shared Contract, or CCBCC Specified Non-Transferring Contract.  It is understood that certain of the CCBCC Material Contracts, CCBCC Shared Contracts or CCBCC Specified Non-Transferring Contracts may expire by their terms between the date of this Agreement and the Closing Date, and no such expiration will be considered a breach of any of the representations set forth in this Section 4.12(c).  Each CCBCC Material Contract that requires the consent of or notice to the other party thereto to avoid any breach, default or violation of such CCBCC Material Contract in connection with the transactions contemplated hereby has been identified on Section 4.12(a) of the CCBCC Disclosure Schedule with an asterisk.

(d)                                 As of the Closing, each CCBCC Pre-Closing Material Contract will be a legal, valid and binding obligation of a CCBCC Party and, to the Knowledge of the CCBCC Parties, of each other party to such CCBCC Pre-Closing Material Contract, and, as of the Closing, each will be enforceable against a CCBCC Party and, to the Knowledge of the CCBCC Parties, each such other party in accordance with its terms (except in each case as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and subject to the limitations imposed by general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity).  As of the Closing, none of the

CCBCC Parties nor, to the Knowledge of the CCBCC Parties, any other party to a CCBCC Pre-Closing Material Contract will be in material default or material breach or will have failed to perform any material obligation under a CCBCC Pre-Closing Material Contract and, to the Knowledge of the CCBCC Parties, as of the Closing, there will not exist any event, condition or omission that would constitute such a material breach or material default (whether by lapse of time or notice or both).  As of the Closing, none of the CCBCC Parties will have received any written notice of a proposed termination, cancellation or non-renewal with respect to any CCBCC Pre-Closing Material Contract.

(e)                                  The CCBCC Parties have provided the CCR Parties with true, correct and complete copies of all CCBCC Material Contracts and all portions of any CCBCC Shared Contracts or CCBCC Specified Non-Transferring Contracts that relate to the CCBCC Business (together with such other portions thereof as are necessary to comprehend the terms thereof that apply to the CCBCC Business) and all written modifications, amendments and supplements thereto and written waivers thereof, in each case, as of the date hereof.  To the extent that, between the date hereof and the Closing, the CCBCC Parties locate any contracts which would have been required to be disclosed in response to Section 4.12(a)(xix) if the CCBCC Parties had Knowledge of such contracts on the date hereof, then the CCBCC Parties will promptly provide true, correct and complete copies of any such contracts to the CCR Parties.

Section 4.13                             Employment Matters.

(a)                                 The CCBCC Parties have provided to the CCR Parties a complete and accurate list of the following information as of the date of this Agreement for each CCBCC Business Employee: employer; job title; location; date of hiring; date of commencement of employment; and current compensation paid or payable.  At least sixty (60) days prior to the Closing, the CCBCC Parties will provide to the CCR Parties the following information as of immediately prior to the Closing (to the extent that such information can be generated at least sixty (60) days prior to the Closing and as early prior to the Closing as reasonably practicable to the extent that such information cannot be generated at least sixty (60) days prior to the Closing) for each CCBCC Business Employee: service credit for purposes of vesting and eligibility to participate under any CCBCC Employee Plan (including any vacation policy or other paid time off policy of the CCBCC Parties).  The parties agree and acknowledge that, due to the timing of the deliveries contemplated by the preceding sentence, and as a result of ordinary course personnel turnover, certain individuals who are identified as CCBCC Business Employees in connection with the deliveries contemplated by the preceding sentence may not be CCBCC Business Employees at the Closing, and certain individuals who are not identified as CCBCC Business Employees in connection with the deliveries contemplated by the preceding sentence may be CCBCC Business Employees at the Closing, and in no event will any resulting inaccuracies in any information delivered pursuant to this Section 4.13(a) be considered a breach of any provision of this Agreement.  Further, prior to the Closing, the CCBCC Parties will provide to the CCR Parties, for each such CCBCC Business Employee, data relating to the amount of sick and vacation leave that is accrued but unused as of the Closing.

(b)                                 Except as set forth on Section 4.13(b) of the CCBCC Disclosure Schedule, (i) none of the CCBCC Business Employees is, or during the past two (2) years has been, represented by a Union that was either voluntarily recognized or certified by any labor relations board; (ii) none of the CCBCC Business Employees is, or during the past two (2) years has been, a signatory to or bound by a Collective Agreement with any Union; (iii) to the Knowledge of the CCBCC Parties, there are no currently filed petitions for representation with respect to the formation of a collective bargaining unit involving any of the CCBCC Business Employees and no such petitions for representation have been filed or, to the Knowledge of the CCBCC Parties, threatened in the past two (2) years; (iv) there is no unfair labor practice or labor arbitration proceeding brought by or on behalf of any of the CCBCC Business Employees pending or, to the Knowledge of the CCBCC Parties, threatened against the CCBCC Parties and no such proceeding has been initiated or, to the Knowledge of the CCBCC Parties, threatened in the past two (2) years; and (v) no labor dispute, walk out, strike, slowdown, hand billing, picketing, or work stoppage involving the CCBCC Business Employees has occurred, is in progress or, to the Knowledge of the CCBCC Parties, has been threatened in the past two (2) years.

Section 4.14                             Employee Benefits Matters.

(a)                                 Except as required by applicable Laws or the terms of a CCBCC Employee Plan, there exists no obligation to make or provide any acceleration, vesting, increase in benefits, severance or termination payment to any CCBCC Business Employee as a result of the transactions contemplated by this Agreement.

(b)                                 Each employee health, welfare, medical, dental, pension, retirement, profit sharing, incentive compensation, deferred compensation, equity compensation, savings, fringe-benefit, paid time off, severance, life insurance and disability plan, program, agreement or arrangement (whether written or oral), including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, that is sponsored, maintained or contributed to by any CCBCC Party for the CCBCC Business Employees, other than plans established pursuant to statute, is listed on Section 4.14(b) of the CCBCC Disclosure Schedule (the “CCBCC Employee Plans”).  With respect to the CCBCC Employee Plans, the CCBCC Parties have provided the CCR Parties with (i) where the CCBCC Employee Plan has not been reduced to writing, a summary of all material terms of such plan and (ii) where the CCBCC Employee Plan has been reduced to writing, a summary plan description of such CCBCC Employee Plan.

(c)                                  No asset of any CCBCC Party is subject to any Lien under ERISA associated with any CCBCC Employee Plan, and no liability under Title IV or Section 302 of ERISA has been incurred by any CCBCC Party or any ERISA Affiliate for which the CCR Parties could be liable as a result of the transactions contemplated by this Agreement.

(d)                                 Each CCBCC Employee Plan intended to be “qualified” within the meaning of Section 401(a) of the Code is so qualified and is the subject of a favorable determination or opinion letter issued by the IRS as to its qualified status under the Code or an application for such letter was timely filed within the applicable remedial amendment period and is pending, and, to the Knowledge of the CCBCC Parties, no circumstances have occurred that would reasonably be expected to adversely affect the tax qualified status of any such CCBCC Employee Plan.

(e)                                  The CCBCC Parties have complied in all material respects with the requirements of Section 4980B of the Code and Sections 601-608 of ERISA applicable to any

CCBCC Employee Plan that is a “group health plan” (within the meaning of Section 607(1) of ERISA).

Section 4.15                             Insurance.  Section 4.15 of the CCBCC Disclosure Schedule sets forth a list of all material policies of insurance (currently carried or held within the last three (3) years) owned or held by the CCBCC Parties primarily for the benefit of the CCBCC Business or the CCBCC Transferred Assets.  The CCBCC Parties maintain insurance with reputable insurers for the CCBCC Business and the CCBCC Transferred Assets consistent with past practices and in types and amounts that are reasonable.  No notice of cancellation or termination or disallowance of any claim thereunder has been received with respect to any such policy as of the date hereof, all insurance policies and bonds with respect to the CCBCC Business and the CCBCC Transferred Assets are in full force and effect and will remain in full force and effect up to and including the time of the Closing (other than those that have been retired or expired in the ordinary course of business consistent with past practice) and all premiums thereon have been timely paid.

Section 4.16                             Product Recalls.  During the past three (3) years, there has not been, nor is there currently ongoing by any CCBCC Party or any Affiliate of a CCBCC Party, or to the Knowledge of the CCBCC Parties, any Governmental Authority, any recall or post-sale warning in respect of any product of the CCBCC Business in the CCBCC Territory, except for recalls that have been reported to the US FDA and have been completed in accordance with the US FDA’s requirements.  During the past three (3) years, none of the CCBCC Parties or their Affiliates has received written notice of any material Action involving any product designed, manufactured, distributed or sold by or on behalf of the CCBCC Business in the CCBCC Territory resulting from an alleged defect in design or manufacture, any alleged hazard or impurity, or any alleged failure to warn, or from any alleged breach of implied warranties or representations, or any alleged noncompliance with any Laws, other than immaterial notices or claims that have been settled or resolved by the CCBCC Parties prior to the date of this Agreement.

(b)                                 None of the products designed, manufactured, distributed or sold by or on behalf of the CCBCC Business have been adulterated or misbranded by the CCBCC Parties or their Affiliates within the meaning of the FDC Act, or the rules or regulations issued thereunder or any comparable state law, rule or regulation in a manner that had a CCBCC Material Adverse Effect or are articles that may not be introduced into interstate commerce under the provisions of Sections 404 or 505 of the FDC Act.  No CCBCC Party or any Affiliate of a CCBCC Party has, at any time during the past three (3) years, (i) received any written notice from the US FDA or from comparable state governmental or regulatory body of any material violation of the FDC Act or of comparable state laws, rules or regulations regarding any products sold by the CCBCC Business within the CCBCC Territory, (ii) been the subject of any governmental or regulatory enforcement action or, to the Knowledge of the CCBCC Parties, investigation action under the FDC Act, the rules and regulations thereunder or comparable state laws, rules or regulations with respect to any products sold within the CCBCC Territory or (iii) undertaken any recall of products of the CCBCC Business within the CCBCC Territory that may have been adulterated, misbranded or otherwise made in violation of the FDC Act or the rules and regulations thereunder or comparable state laws, rules or regulations, except for recalls that have been reported to the US FDA and have been completed in accordance with US FDA’s requirements.

Section 4.17                             Transactions with Affiliates.  (a) No officer or director of any CCBCC Party, nor (b) any Person with whom any such officer or director has any direct or indirect relation by blood, marriage or adoption, or any entity in which any such person, owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than five percent (5%) of the stock of which is beneficially owned by all such persons in the aggregate), nor (c) any Affiliate of any of the foregoing or any current or former Affiliate of any CCBCC Party has any interest in any contract, arrangement or understanding with, or relating to, the CCBCC Business, the CCBCC Transferred Assets or the CCBCC Assumed Liabilities.

Section 4.18                             Undisclosed Payments.  No CCBCC Party nor the officers or directors of any CCBCC Party, nor anyone acting on behalf of any of them, has made or received any payments not correctly categorized and fully disclosed in the books and records of the CCBCC Business in connection with or in any way relating to or affecting the CCBCC Transferred Assets or the CCBCC Business.

Section 4.19                             Customer and Supplier Relations.  Section 4.19 of the CCBCC Disclosure Schedule contains a true, correct and complete list of the names and addresses of the CCBCC Customers and the CCBCC Suppliers, and the amount of sales to or purchases from each such CCBCC Customer or CCBCC Supplier, as applicable, during the twelve (12) month period ended on the date hereof.  Except as set forth on Section 4.19 of the CCBCC Disclosure Schedule, no CCBCC Customer nor any CCBCC Supplier has during the last twelve (12) months cancelled, terminated or, to the Knowledge of the CCBCC Parties, made any written threat to cancel or otherwise terminate any of its contracts with the CCBCC Business or to materially decrease its usage or supply of the CCBCC Business’ services or products.  Except as set forth on Section 4.19 of the CCBCC Disclosure Schedule, to the Knowledge of the CCBCC Parties no CCBCC Customer or CCBCC Supplier may terminate or materially alter its business relations with the CCBCC Business, either as a result of the transactions contemplated hereby or otherwise.

Section 4.20                             Financial Information.

(a)                                 The data set forth on Section 4.20(a) of the CCBCC Disclosure Schedule consists of certain financial information with respect to the financial condition and results of the operations of the CCBCC Business as of December 31, 2012 and for the year then ended (the “CCBCC 2012 Data”).  The CCBCC 2012 Data is comprised of components of (i) the unaudited balance sheet of the CCBCC Business as of December 31, 2012, and (ii) the unaudited statement of income for the CCBCC Business for the one-year period then ended.  The CCBCC 2012 Data: (A) was prepared from the books and records of the CCBCC Parties and their Affiliates, which books and records are materially complete to the extent consistent with the operating models and methodologies discussed with the CCR Parties; (B) was derived from components of the audited, consolidated financial statements of CCBCC for the same period (which reflect the consolidation of the subsidiaries of CCBCC, including the other CCBCC Parties), which were prepared in accordance with United States generally accepted accounting principles, consistently applied; (C) reflects reasonable assumptions and allocations of the CCBCC Parties’ and their Affiliates’ respective businesses in North America made by the CCBCC Parties in good faith after discussion with, and review by, the CCR Parties; and (D) to the Knowledge of the CCBCC

Parties, accurately reflects in all material respects, as of the dates therein specified and for the periods therein indicated, and subject to the assumptions set forth therein, the costs and activities incurred or necessary to operate the CCBCC Business in a manner consistent with the CCBCC Parties’ established policies, procedures and practices, and fairly and accurately presents, in all material respects, as of the dates therein specified and for the periods therein indicated, and subject to the assumptions set forth therein, the financial condition and results of the operations of the CCBCC Business, subject, in the case of subsections (C) and (D), to certain agreed upon adjustments that are reflected in the CCBCC 2013 Data and shall be reflected in the CCBCC Interim Quarterly Data.

(b)                                 The data set forth on Section 4.20(b) of the CCBCC Disclosure Schedule (collectively, the “CCBCC 2012 Additional Financial Information”) includes the following information with respect to the CCBCC Business: (i) case volume information by package for the fiscal year ended December 31, 2012; (ii) case volume information by brand for the fiscal year ended December 31, 2012; and (iii) certain other information set forth therein.  The CCBCC 2012 Additional Financial Information is unaudited, has been prepared from the books and records of the CCBCC Parties’ and their Affiliates’ respective businesses in North America and fairly and accurately presents, in all material respects, as of the dates therein specified and for the periods indicated, and subject to the assumptions set forth therein (including the allocations of purchase price, manufacturing and other applicable variances), the results of the operations of the CCBCC Business from a gross profit perspective.  The CCBCC 2013 Additional Financial Information is unaudited, has been prepared from the books and records of the CCBCC Parties’ and their Affiliates’ respective businesses in North America and fairly and accurately presents, in all material respects, as of the dates therein specified and for the periods indicated, subject to the assumptions set forth therein (including the allocations of purchase price, manufacturing and other applicable variances), the results of the operations of the CCBCC Business from a gross profit perspective.

(c)                                  The data set forth on Section 4.20(c) of the CCBCC Disclosure Schedule consists of components of (i) the unaudited balance sheet of the CCBCC Business as of December 29, 2013 and (ii) the unaudited statement of income for the CCBCC Business for the year then ended (collectively, the “CCBCC 2013 Data”).  The CCBCC 2013 Data: (A) was prepared from the books and records of the CCBCC Parties, which books and records are complete in all material respects based on then available data and to the extent consistent with operating models and methodologies discussed with and reviewed by the CCR Parties; (B) was derived from components of the audited, consolidated financial statements of CCBCC for the same period (which reflect the consolidation of the subsidiaries of CCBCC, including the other CCBCC Parties), which have been prepared in accordance with United States generally accepted accounting principles, consistently applied; (C) was prepared consistent with the Agreed Financial Methodology; and (D) to the Knowledge of the CCBCC Parties, accurately reflects in all material respects, as of the dates therein specified and for the periods therein indicated, and subject to the assumptions set forth therein, the adjustments contemplated by the Agreed Financial Methodology and any adjustments or modifications that are reflected in the “effects schedule” described in Section A of the CCBCC Disclosure Schedule (if and to the extent such an “effects schedule” is prepared and delivered by the CCBCC Parties to the CCR Parties and/or their designee), the costs and activities incurred or necessary to operate the CCBCC Business in a manner consistent with the CCBCC Parties’ established policies, procedures and practices, and fairly and accurately presents, in all material respects, as of the dates therein specified and for the periods indicated, and subject to the assumptions set forth therein and the adjustments contemplated by the Agreed Financial Methodology and any adjustments or modifications that are reflected in the “effects schedule” described in Section A of the CCBCC Disclosure Schedule (if and to the extent such an “effects schedule” is prepared and delivered by the CCBCC Parties to the CCR Parties and/or their designee), the financial condition and results of the operations of the CCBCC Business.

(d)                                 Section 5.02(b)(iv)(C) contemplates the delivery of the CCBCC Interim Quarterly Data.  The CCBCC Interim Quarterly Data:  (i) will have been prepared from the books and records of the CCBCC Parties, which books and records will be complete in all material respects based on then available financial and operational data and to the extent consistent with operating models and methodologies discussed with and reviewed by the CCR Parties; and (ii) will have been prepared consistent with the Agreed Financial Methodology.

(e)                                  To the Knowledge of the CCBCC Parties, the CCBCC 2012 Data and the CCBCC 2013 Data accurately reflects, in all material respects, as of the dates therein specified and for the periods therein indicated, and subject to the assumptions set forth therein and subject to the reasonable assumptions and allocations of the CCBCC Parties’ and their Affiliates respective businesses in North America made by the CCBCC Parties in good faith after discussion with, and review by, the CCR Parties, the liabilities of the CCBCC Business that are of the kind or type that would customarily be reflected or reserved against in a business entity’s balance sheet.

(f)                                   The CCBCC Parties make no representation or warranty that the CCBCC 2012 Data, the CCBCC Additional Financial Information, the CCBCC 2013 Data, the CCBCC 2013 Additional Financial Information or the CCBCC Interim Quarterly Data have been prepared in conformity with accounting principles and practices generally accepted in the United States of America, as amended from time to time, or any other generally accepted accounting principles.

Section 4.21                             Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from the CCBCC Parties or their Affiliates in connection with the sale of the CCBCC Transferred Assets based upon arrangements made by or on behalf of the CCBCC Parties or their Affiliates.

Section 4.22                             Tax Matters.  During the past three (3) years, the CCBCC Parties have timely filed, or caused to be filed, all material Tax Returns required to be filed solely with respect to the CCBCC Business or CCBCC Transferred Assets.  All such Tax Returns are true, correct and complete in all material respects.  The CCBCC Parties have timely paid or caused to be paid all material Taxes due in connection with such Tax Returns or which are otherwise payable by the CCBCC Parties with respect to the CCBCC Business or the CCBCC Transferred Assets.  During the past three (3) years, no written claim has been made by any Governmental Authority in a jurisdiction where a Tax Return has not been filed with respect to the CCBCC Business or the CCBCC Transferred Assets that a material Tax is due in such jurisdiction.  No material federal, state, local or foreign Tax audits or other proceedings (whether administrative or judicial) are presently in progress or pending, or to Knowledge of the CCBCC Parties, threatened, with respect to any Taxes on the CCBCC Business or the CCBCC Transferred Assets, or Tax Returns of the CCBCC Parties with respect to the CCBCC Business or the CCBCC Transferred Assets.  During the past three (3) years, all Taxes that the CCBCC Parties were required by Law to withhold or collect with respect to the CCBCC Business or the CCBCC Transferred Assets in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable, excluding, for the avoidance of doubt, any Taxes related to the transactions contemplated by this Agreement.

Section 4.23                             Financial Ability.  The CCBCC Parties will have at the Closing the financial ability to consummate the transactions contemplated by this Agreement, and it shall not be a condition to the obligations of the CCBCC Parties to consummate the transactions contemplated hereby that the CCBCC Parties have sufficient funds for payment of the Additional Consideration, if payable by the CCBCC Parties.

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.01                             Conduct of the CCR Business and the CCBCC Business Prior to the Closing.

(a)                                 Except as otherwise specifically permitted or required by this Agreement or the Companion Agreements and except for matters identified in Section 5.01(a) of the CCR Disclosure Schedule, from the date of this Agreement through the Closing, unless CCBCC otherwise consents in advance in writing (which consent shall not be unreasonably withheld, delayed or conditioned), the CCR Parties will (x) conduct the CCR Business in the ordinary course of business consistent with past practice, including by making investments and expenditures, both operating and capital, with respect to the acquisition and maintenance of equipment and facilities that are comparable to the CCR Parties’ historic levels, (y) use reasonable best efforts to maintain and preserve intact their business organizations (in respect of the CCR Business only) and (z) not do any of the following (in respect of the CCR Business only):

(i)                                     except in the ordinary course of business or to evidence Liens referred to in Sections 3.02 and 3.08, grant any Lien (other than granting or suffering to exist a Permitted Lien) on any CCR Transferred Asset (whether tangible or intangible);

(ii)                                  sell, transfer, lease, mortgage, sublease or otherwise dispose of any CCR Real Property or any material asset included within the CCR Transferred Assets, other than sales of finished goods inventories in the ordinary course of business; provided, however, that the CCR Parties shall not enter into any bulk lease or purchase of rolling stock with respect to the CCR Territory prior to the Closing without the prior written consent of the CCBCC Parties (which consent shall not be unreasonably withheld, delayed or conditioned);

(iii)                               make any commitments with respect to capital expenditures in excess of $100,000 with respect to any individual item or project or in excess of $2,400,000 in the aggregate with respect to all capital expenditures, except for (A) capital expenditures set forth on Section 5.01(a) of the CCR Disclosure Schedule and (B) expenditures or commitments necessary to rectify matters relating to emergencies or life and safety or quality matters with respect to which the CCR Parties shall notify the CCBCC Parties in writing within thirty (30) days after making;

(iv)                              fail to exercise any rights of renewal with respect to any material CCR Leased Real Property that by its terms would otherwise expire, provided that the parties hereto will in good faith consult and cooperate with one another in connection therewith and, if so directed by the CCBCC Parties, the CCR Parties will not renew any such lease for such material CCR Leased Real Property, provided, further, that if the CCBCC Parties request any CCR Party to not renew any lease with respect to material CCR Leased Real Property, then any direct costs and expenses with respect to the failure to renew any such lease, including direct costs and expenses related to relocating any assets at such CCR Leased Real Property to a comparable location within the CCR Territory, will be paid by the parties hereto as specified in Section 5.01(a) of the CCR Disclosure Schedule;

(v)                                 fail to perform in all material respects all of its obligations under all CCR Material Contracts, CCR Shared Contracts and CCR Specified Non-Transferring Contracts;

(vi)                              purchase, lease, license or otherwise acquire any real or tangible property that costs more than $50,000 individually or $250,000 in the aggregate, other than in the ordinary course of business consistent with past practice and other than for capital expenditures which are addressed in subsection (a)(iii) above;

(vii)                           settle any Action involving any payment in excess of $50,000 or enter into any settlement agreement that would be binding on the CCR Business or CCR Transferred Assets after the Closing;

(viii)                        adopt a plan of complete or partial liquidation, dissolution, merger, consolidation or recapitalization with respect to the CCR Business or otherwise involving the CCR Transferred Assets;

(ix)                              voluntarily permit any material insurance policy insuring any CCR Transferred Asset naming any CCR Party as a beneficiary or a loss payee to be canceled or terminated without giving notice to the CCBCC Parties, except policies that are replaced without diminution of or gaps in coverage;

(x)                                 except as otherwise provided in the Employee Matters Agreement, change the duties and responsibilities of any CCR Business Employee so that such person’s duties would no longer be related primarily to the CCR Business;

(xi)                              enter into any non-compete, non-solicit or similar restrictive agreement binding on the CCR Business;

(xii)                           enter into any joint venture, partnership or similar arrangement with respect to the CCR Business;

(xiii)                        dispose of or disclose to any Person any trade secret, formula, process, technology, know-how or confidential information related to the CCR Business not heretofore a matter of public knowledge;

(xiv)                       fail to maintain supplies and inventory related to the CCR Business at levels in the ordinary course of business consistent with past practices;

(xv)                          in any material respect, and except as otherwise provided in the Employee Matters Agreement, (A) grant any increase, or announce any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable to any CCR Business Employee, including any increase or change pursuant to any CCR Employee Plan or (B) establish or increase or promise to increase any benefits under any CCR Employee Plan, in either case except as required by Law or any contract or involving ordinary course increases or annual merit increases, including any changes to pension or other benefits that are applicable to the employees of the CCR Business and TCCC generally;

(xvi)                       fail to pay all Taxes of the CCR Business when due;

(xvii)                    cancel any material claims or amend, terminate or waive any material rights constituting CCR Transferred Assets;

(xviii)                 enter into any contract that (A) contains any exclusivity obligations or similar restrictions binding on the CCR Business such that the CCR Business is prohibited from engaging in any business or activity whether alone or with third parties, other than (x) any contracts or agreements with respect to Incubation Beverages with any CCR Party or any of the CCR Parties’ Affiliates as long as such exclusivity obligations or restrictions are limited to the CCR Territory or (y) any contracts or agreements with respect to third-party licensed beverage brands, provided that the CCR Parties shall discuss with and obtain the prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned) of the CCBCC Parties prior to entering into any contract or agreement with respect to third-party licensed beverage brands in the CCR Territory that will not terminate prior to the Closing without survival of any such exclusivity obligation or restriction; (B) grants to any Person an option or a right of first refusal, right of first-offer or similar preferential right to purchase or acquire any CCR Transferred Asset, other than in the ordinary course of business, or (C) contains a “most favored nation” (or equivalent) provision in favor of any CCR Customer;

(xix)                       transfer any CCR Transferred Assets to any of their respective Affiliates such that such CCR Transferred Assets are located outside the CCR Territory as of the Closing;

(xx)                          enter into any legally binding commitment with respect to any of the foregoing; or

(xxi)                       fail to provide at least ten (10) Business Days’ prior written notice to the CCBCC Parties before writing up the value of any inventory, equipment, packaging materials for repacking operations or other CCR Transferred Asset.

(b)                                 Except as otherwise specifically permitted or required by this Agreement or the Companion Agreements and except for matters identified in Section 5.01(b) of the CCBCC Disclosure Schedule, from the date of this Agreement through the Closing, unless CCR otherwise consents in advance in writing (which consent shall not be unreasonably withheld, delayed or conditioned), the CCBCC Parties will (x) conduct the CCBCC Business in the ordinary course of business consistent with past practice, including by making investments and expenditures, both operating and capital, with respect to the acquisition and maintenance of equipment and facilities that are comparable to the CCBCC Parties’ historic levels, (y) use reasonable best efforts to maintain and preserve intact their business organizations (in respect of the CCBCC Business only) and (z) not do any of the following (in respect of the CCBCC Business only):

(i)                                     except in the ordinary course of business or to evidence Liens referred to in Sections 4.02 and 4.08, grant any Lien (other than granting or suffering to exist a Permitted Lien) on any CCBCC Transferred Asset (whether tangible or intangible);

(ii)                                  sell, transfer, lease, mortgage, sublease or otherwise dispose of any CCBCC Real Property or any material asset included within the CCBCC Transferred Assets, other than sales of finished goods inventories in the ordinary course of business; provided, however, that the CCBCC Parties shall not enter into any bulk lease or purchase of rolling stock with respect to the CCBCC Territory prior to the Closing without the prior written consent of the CCR Parties (which consent shall not be unreasonably withheld, delayed or conditioned);

(iii)                               make any commitments with respect to capital expenditures in excess of $100,000 with respect to any individual item or project or in excess of $1,000,000 in the aggregate with respect to all capital expenditures, except for (A) capital expenditures set forth on Section 5.01(b) of the CCBCC Disclosure Schedule and (B) expenditures or commitments necessary to rectify matters relating to emergencies or life and safety or quality matters with respect to which the CCBCC Parties shall notify the CCR Parties in writing within thirty (30) days after making;

(iv)                              fail to perform in all material respects all of its obligations under all CCBCC Material Contracts, CCBCC Shared Contracts and CCBCC Specified Non-Transferring Contracts;

(v)                                 purchase, lease, license or otherwise acquire any real or tangible property that costs more than $10,000 individually or $100,000 in the aggregate, other than in the ordinary course of business consistent with past practice and other than for capital expenditures which are addressed in subsection (b)(iii) above;

(vi)                              settle any Action involving any payment in excess of $50,000 or enter into any settlement agreement that would be binding on the CCBCC Business or CCBCC Transferred Assets after the Closing;

(vii)                           adopt a plan of complete or partial liquidation, dissolution, merger, consolidation or recapitalization with respect to the CCBCC Business or otherwise involving the CCBCC Transferred Assets;

(viii)                        voluntarily permit any material insurance policy insuring any CCBCC Transferred Asset naming any CCBCC Party as a beneficiary or a loss payee to be canceled or terminated without giving notice to the CCR Parties, except policies that are replaced without diminution of or gaps in coverage;

(ix)                              change the duties and responsibilities of any CCBCC Business Employee so that such person’s duties would no longer be related primarily to the CCBCC Business;

(x)                                 enter into any non-compete, non-solicit or similar restrictive agreement binding on the CCBCC Business;

(xi)                              enter into any joint venture, partnership or similar arrangement with respect to the CCBCC Business;

(xii)                           dispose of or disclose to any Person any trade secret, formula, process, technology, know-how or confidential information related to the CCBCC Business not heretofore a matter of public knowledge;

(xiii)                        fail to maintain supplies and inventory related to the CCBCC Business at levels in the ordinary course of business consistent with past practices;

(xiv)                       in any material respect, (A) grant any increase, or announce any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable to any CCBCC Business Employee, including any increase or change pursuant to any CCBCC Employee Plan or (B) establish or increase or promise to increase any benefits under any CCBCC Employee Plan, in either case except as required by Law or any contract or involving ordinary course increases or annual merit increases, including any changes to pension or other benefits that are applicable to the employees of the CCBCC Business and CCBCC generally;

(xv)                          fail to pay all Taxes of the CCBCC Business when due;

(xvi)                       cancel any material claims or amend, terminate or waive any material rights constituting CCBCC Transferred Assets;

(xvii)                    enter into any contract that (A) contains any exclusivity obligations or similar restrictions binding on the CCBCC Business such that the CCBCC Business is prohibited from engaging in any business or activity whether alone or with third parties, other than (x) any contracts or agreements with respect to Incubation Beverages with any

CCBCC Party or any of the CCBCC Parties’ Affiliates as long as such exclusivity obligations or restrictions are limited to the CCBCC Territory or (y) any contracts or agreements with respect to third-party licensed beverage brands, provided that the CCBCC Parties shall discuss with and obtain the prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned) of the CCR Parties prior to entering into any contract or agreement with respect to third-party licensed beverage brands in the CCBCC Territory that will not terminate prior to the Closing without survival of any such exclusivity obligation or restriction; (B) grants to any Person an option or a right of first refusal, right of first-offer or similar preferential right to purchase or acquire any CCBCC Transferred Asset, other than in the ordinary course of business, or (C) contains a “most favored nation” (or equivalent) provision in favor of any CCBCC Customer;

(xviii)                 transfer any CCBCC Transferred Assets to any of their respective Affiliates such that such CCBCC Transferred Assets are located outside the CCBCC Territory as of the Closing;

(xix)                       enter into any legally binding commitment with respect to any of the foregoing; or

(xx)                          fail to provide at least ten (10) Business Days’ prior written notice to the CCR Parties before writing up the value of any inventory, equipment, packaging materials for repacking operations or other CCBCC Transferred Asset.

Section 5.02                             Access to Information.

(a)                                 Information Relating to the CCR Business.

(i)                                     From the date of this Agreement until the Closing Date, upon reasonable prior notice, and except as determined in good faith to be appropriate to ensure compliance with any applicable Laws and subject to any applicable privileges (including the attorney-client privilege) and contractual confidentiality obligations, the CCR Parties shall use, and shall cause their Affiliates to use, reasonable best efforts to cause each of their respective Representatives to, (A) afford the Representatives of the CCBCC Parties reasonable access, during normal business hours, to the offices, properties, books and records of the CCR Business and (B) furnish to the Representatives of the CCBCC Parties such additional financial and operating data and other information regarding the CCR Business or the CCR Transferred Assets as the CCBCC Parties may from time to time reasonably request for the purpose of preparing to operate the CCR Business following the Closing; provided, however, that such investigation shall not unreasonably interfere with any of the businesses or operations of the CCR Parties or any of their Affiliates; and provided, further, that the auditors and accountants of the CCR Parties or any of their Affiliates shall not be obliged to make any work papers available to any Person except in accordance with such auditors’ and accountants’ normal disclosure procedures and then only after such Person has signed a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such auditors or accountants.  If so requested by the CCR Parties, the CCBCC Parties shall enter into a customary joint defense agreement with the CCR Parties and such of their Affiliates as they request with respect to any information to be provided to the CCBCC Parties or their Representatives pursuant to this Section 5.02(a)(i).  Without limiting the foregoing, prior to the Closing, the CCBCC Parties shall not conduct, without the prior written consent of the CCR Parties, any environmental investigation at any property owned or leased by any CCR Party in the operation of the CCR Business, and in no event may any such environmental investigation include any sampling or other intrusive investigation of air, surface water, groundwater, soil or anything else at or in connection with any such properties.  Notwithstanding anything to the contrary contained herein, prior to the Closing, without the prior consent of the CCR Parties, which shall not be unreasonably withheld (and which must be in writing only for contacts with suppliers or customers), neither the CCBCC Parties nor any of their Representatives shall contact any employees of, suppliers to, or customers of any CCR Party or its Affiliates, except for contacts by the CCBCC Parties in the ordinary course of business consistent with past practices; provided that if a CCR Party does provide the CCBCC Parties such prior consent, the CCBCC Parties and any of their Representatives may continue to contact such employee, supplier or customer (x) unless such consent explicitly states otherwise or (y) until such CCR Party informs the CCBCC Parties or any of their Representatives that they may no longer contact such employee, supplier or customer.

(ii)                                  In addition to the provisions of Section 5.03(a), from and after the Closing Date, in connection with any reasonable business purpose, including the preparation of Tax Returns, addressing claims related to CCR Excluded Liabilities, preparing financial statements, U.S. Securities and Exchange Commission reporting obligations and the determination of any matter relating to the rights or obligations of the CCR Parties or any of their Affiliates under this Agreement, the CCR Business prior to the Closing or the Companion Agreements, upon reasonable prior notice and at the CCR Parties’ sole cost and expense, and except as determined in good faith to be appropriate to ensure compliance with any applicable Laws and subject to any applicable privileges (including the attorney-client privilege) and contractual confidentiality obligations, the CCBCC Parties shall and shall cause their Affiliates and Representatives to: (A) afford the Representatives of the CCR Parties and their Affiliates reasonable access (including the right to make, at the CCR Parties’ expense, photocopies), during normal business hours, to the offices, properties, books and records of the CCBCC Parties and their Affiliates and Representatives in respect of the CCR Transferred Assets; (B) furnish to the Representatives of the CCR Parties and their Affiliates such additional financial and other information regarding the CCR Transferred Assets as is in the CCBCC Parties’ possession and control as the CCR Parties or their Representatives may from time to time reasonably request; and (C) make available to the Representatives of the CCR Parties and their Affiliates the employees of the CCBCC Parties and their Affiliates whose assistance, expertise, testimony, notes and recollections or presence is necessary to assist the CCR Parties in connection with the CCR Parties’ inquiries for any of the purposes referred to above, including the presence of such persons as witnesses in hearings or trials for such purposes; provided, however, that such investigation shall not unreasonably interfere with the business or operations of the CCBCC Parties or any of their Affiliates; and provided, further, that the auditors and accountants of the CCBCC Parties or their Affiliates shall not be obligated to make any work papers available to any Person except in accordance with such auditors’ and accountants’ normal disclosure procedures and then only after such Person has signed a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such auditors or accountants.  If so requested by the CCBCC Parties, the CCR Parties shall enter into a customary joint defense agreement with the CCBCC Parties and their Affiliates with respect to any information to be provided to the CCR Parties pursuant to this Section 5.02(a)(ii).  No information, books, records or other documents accessed by the CCR Parties or their respective Affiliates or Representatives pursuant to this Section 5.02(a)(ii) shall be used for any purposes other than as expressly permitted by this Section 5.02(a)(ii).

(iii)                               Notwithstanding anything in this Agreement to the contrary, the CCR Parties shall not be required, prior to the Closing, to disclose, or cause the disclosure of, to the CCBCC Parties or their Affiliates or Representatives (or provide access to any offices, properties, books or records of the CCR Parties or any of their Affiliates that could result in the disclosure to such persons or others of) any confidential information relating to trade secrets, proprietary know-how, processes or patent, trademark, trade name, service mark or copyright applications or relating to any product development or pricing and marketing plans to the extent counsel to the CCR Parties, after consultation with counsel to the CCBCC Parties, advises that doing so would likely be a violation of applicable antitrust Laws, nor shall the CCR Parties be required to permit or cause others to permit the CCBCC Parties or their Affiliates or Representatives to have access to or to copy or remove from the offices or properties of the CCR Parties or any of their Affiliates any documents, drawings or other materials that might reveal any such confidential information.

(iv)                              During the period from the date of this Agreement through the earlier of the Closing Date or the termination of this Agreement pursuant to Article VIII, the CCR Parties shall periodically deliver to the CCBCC Parties, at intervals and in a form consistent with past practice between the CCR Parties and the CCBCC Parties during the negotiation of the transactions contemplated by this Agreement and which will be prepared consistent with the Agreed Financial Methodology, the following financial information related to the CCR Business (which shall be provided on an aggregate basis with respect to the entire CCR Territory and on an individual basis with respect to each distribution center and/or territory within the CCR Territory):

(A)                 at the end of fiscal year 2014, the CCR 2014 Data and the CCR 2014 Additional Financial Information;

(B)                 at the end of each month after the date hereof, monthly financial information, which shall include data with respect to volume (on a brand basis), revenue, cost of goods sold at standard, and gross margin at standard, in each case solely related to the CCR Business;

(C)                 at the end of each fiscal quarter after the date hereof, all of the data described in Section 5.02(a)(iv)(B) above together with direct operating expense data, in each case solely related to the CCR

Business for the quarter then ended (the “CCR Interim Quarterly Data”); and

(D)                 at the end of fiscal year 2014, a good faith calculation of the CCR Target Net Working Capital Amount based on the books and records of the CCR Business that were used in preparing the CCR 2014 Data.

The CCR Parties shall deliver to the CCBCC Parties the data contemplated by this Section 5.02(a)(iv) promptly upon completion, but in any event no later than (w) May 31, 2015, with respect to the deliveries made pursuant to Section 5.02(a)(iv)(A), (x) fifteen (15) Business Days after the end of the applicable month with respect to deliveries made pursuant to Section 5.02(a)(iv)(B), (y) one hundred twenty (120) days after the end of the applicable fiscal quarter with respect to deliveries made pursuant to Section 5.02(a)(iv)(C), and (z) May 31, 2015 with respect to deliveries made pursuant to Section 5.02(a)(iv)(D).  The calculation of the CCR Target Net Working Capital Amount will be (I) determined in accordance with the guidelines set forth on Section B-1 of the CCR Disclosure Schedule and in accordance with the CCR Agreed Financial Methodology and (II) subject to reasonable verification by the CCBCC Parties within thirty (30) days of the CCR Parties’ delivery of such calculation.

(v)                                 The CCR Parties will, and will cause their Affiliates to, cooperate with the CCBCC Parties’ completion of their due diligence by providing to the CCBCC Parties certain identified information described in Section 5.02(a)(v) of the CCR Disclosure Schedule.  With regard to the continuing diligence of the CCBCC Parties under this Agreement that takes place between the signing of this Agreement and the Closing, the parties agree to deal with one another in good faith consistent with historical practices for addressing economic disputes.

(vi)                              If any CCR Party enters into any CCR Pre-Closing Material Contracts between the date hereof and the Closing Date, the CCR Parties will provide the CCBCC Parties as promptly as reasonably practicable prior to the Closing with true, correct and complete copies of all such contracts or agreements.  If any CCR Party enters into any CCR Shared Contracts or CCR Specified Non-Transferring Contracts between the date hereof and the Closing Date, the CCR Parties will provide the CCBCC Parties as promptly as reasonably practicable with true, correct and complete copies of all portions of such CCR Shared Contracts or CCR Specified Non-Transferring Contracts, as applicable, that relate to the CCR Business (together with such other portions thereof as are necessary to comprehend the terms thereof that apply to the CCR Business).

(b)                                 Information Relating to the CCBCC Business.

(i)                                     From the date of this Agreement until the Closing Date, upon reasonable prior notice, and except as determined in good faith to be appropriate to ensure compliance with any applicable Laws and subject to any applicable privileges (including the attorney-client privilege) and contractual confidentiality obligations, the CCBCC Parties shall use, and shall cause their Affiliates to use, reasonable best efforts to cause each of their respective Representatives to, (A) afford the Representatives of the CCR Parties and their designees reasonable access, during normal business hours, to the offices, properties, books and records of the CCBCC Business and (B) furnish to the Representatives of the CCR Parties and their designees such additional financial and operating data and other information regarding the CCBCC Business or the CCBCC Transferred Assets as the CCR Parties or such designees may from time to time reasonably request for the purpose of preparing to operate the CCBCC Business following the Closing; provided, however, that such investigation shall not unreasonably interfere with any of the businesses or operations of the CCBCC Parties or any of their Affiliates; and provided, further, that the auditors and accountants of the CCBCC Parties or any of their Affiliates shall not be obliged to make any work papers available to any Person except in accordance with such auditors’ and accountants’ normal disclosure procedures and then only after such Person has signed a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such auditors or accountants.  If so requested by the CCBCC Parties, the CCR Parties shall enter into a customary joint defense agreement with the CCBCC Parties and such of their Affiliates as they request with respect to any information to be provided to the CCR Parties or their Representatives pursuant to this Section 5.02(b)(i).  Without limiting the foregoing, prior to the Closing, the CCR Parties shall not conduct, without the prior written consent of the CCBCC Parties, any environmental investigation at any property owned or leased by any CCBCC Party in the operation of the CCBCC Business, and in no event may any environmental investigation include any sampling or other intrusive investigation of air, surface water, groundwater, soil or anything else at or in connection with any such properties.  Notwithstanding anything to the contrary contained herein, prior to the Closing, without the prior consent of the CCBCC Parties, which shall not be unreasonably withheld (and which must be in writing only for contacts with suppliers or customers), neither the CCR Parties, their designees nor any of their respective Representatives shall contact any employees of, suppliers to, or customers of any CCBCC Party or its Affiliates, except for contacts by the CCR Parties or their designees in the ordinary course of business consistent with past practices; provided that if a CCBCC Party does provide the CCR Parties and/or their designees such prior consent, the CCR Parties, their designees and any of their respective Representatives may continue to contact such employee, supplier or customer (x) unless such consent explicitly states otherwise or (y) until such CCBCC Party informs the CCR Parties, such designees or any of their respective Representatives that they may no longer contact such employee, supplier or customer.

(ii)                                  In addition to the provisions of Section 5.03(b), from and after the Closing Date, in connection with any reasonable business purpose, including the preparation of Tax Returns, addressing claims related to CCBCC Excluded Liabilities, preparing financial statements, U.S. Securities and Exchange Commission reporting obligations and the determination of any matter relating to the rights or obligations of the CCBCC Parties or any of their Affiliates under this Agreement, the CCBCC Business prior to the Closing or the Companion Agreements, upon reasonable prior notice and at the CCBCC Parties’ sole cost and expense, and except as determined in good faith to be appropriate to ensure compliance with any applicable Laws and subject to any applicable privileges (including the attorney-client privilege) and contractual confidentiality obligations, the CCR Parties shall and shall cause their Affiliates and Representatives to: (A) afford the Representatives of the CCBCC Parties and their Affiliates reasonable access (including the right to make, at the CCBCC Parties’ expense, photocopies), during normal business hours, to the offices, properties, books and records of the CCR Parties and their Affiliates and Representatives in respect of the CCBCC Transferred Assets; (B) furnish to the Representatives of the CCBCC Parties and their Affiliates such additional financial and other information regarding the CCBCC Transferred Assets as is in the CCR Parties’ possession and control as the CCBCC Parties or their Representatives may from time to time reasonably request; and (C) make available to the Representatives of the CCBCC Parties and their Affiliates the employees of the CCR Parties and their Affiliates whose assistance, expertise, testimony, notes and recollections or presence is necessary to assist the CCBCC Parties in connection with the CCBCC Parties’ inquiries for any of the purposes referred to above, including the presence of such persons as witnesses in hearings or trials for such purposes; provided, however, that such investigation shall not unreasonably interfere with the business or operations of the CCR Parties or any of their Affiliates; and provided, further, that the auditors and accountants of the CCR Parties or their Affiliates shall not be obligated to make any work papers available to any Person except in accordance with such auditors’ and accountants’ normal disclosure procedures and then only after such Person has signed a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such auditors or accountants.  If so requested by the CCR Parties or their designees, the CCBCC Parties shall enter into a customary joint defense agreement with the CCR Parties, such designees and/or their respective Affiliates with respect to any information to be provided to the CCBCC Parties pursuant to this Section 5.02(b)(ii).  No information, books, records or other documents accessed by the CCBCC Parties or their respective Affiliates or Representatives pursuant to this Section 5.02(b)(ii) shall be used for any purposes other than as expressly permitted by this Section 5.02(b)(ii).

(iii)                               Notwithstanding anything in this Agreement to the contrary, the CCBCC Parties shall not be required, prior to the Closing, to disclose, or cause the disclosure of, to the CCR Parties, their designees or their respective Affiliates or Representatives (or provide access to any offices, properties, books or records of the CCBCC Parties or any of their Affiliates that could result in the disclosure to such persons or others of) any confidential information relating to trade secrets, proprietary know-how, processes or patent, trademark, trade name, service mark or copyright applications or relating to any product development or pricing and marketing plans to the extent counsel to the CCBCC Parties, after consultation with counsel to the CCR Parties, advises that doing so would likely be a violation of applicable antitrust Laws, nor shall the CCBCC Parties be required to permit or cause others to permit the CCR Parties, their designees or their respective Affiliates or Representatives to have access to or to copy or remove from the offices or properties of the CCBCC Parties or any of their Affiliates any documents, drawings or other materials that might reveal any such confidential information.

(iv)                              During the period from the date of this Agreement through the earlier of the Closing Date or the termination of this Agreement pursuant to Article VIII, the CCBCC Parties shall periodically deliver to the CCR Parties or their designees, at intervals and in a form consistent with past practice between the CCR Parties and the CCBCC Parties during the negotiation of the transactions contemplated by this

Agreement and which will be prepared consistent with the Agreed Financial Methodology, the following financial information related to the CCBCC Business:

(A)                 at the end of fiscal year 2014, the CCBCC 2014 Data and the CCBCC 2014 Additional Financial Information;

(B)                 at the end of each month after the date hereof, monthly financial information, which shall include data with respect to volume (on a brand basis), revenue, cost of goods sold at standard, and gross margin at standard, in each case solely related to the CCBCC Business;

(C)                 at the end of each fiscal quarter after the date hereof, all of the data described in Section 5.02(b)(iv)(B) above together with direct operating expense data, in each case solely related to the CCBCC Business for the quarter then ended (the “CCBCC Interim Quarterly Data”); and

(D)                 at the end of fiscal year 2014, a good faith calculation of the CCBCC Target Net Working Capital Amount based on the books and records of the CCBCC Business that were used in preparing the CCBCC 2014 Data.

The CCBCC Parties shall deliver to the CCR Parties or their designees the data contemplated by this Section 5.02(b)(iv) promptly upon completion, but in any event no later than (w) May 31, 2015 with respect to the deliveries made pursuant to Section 5.02(b)(iv)(A), (x) fifteen (15) Business Days after the end of the applicable month with respect to deliveries made pursuant to Section 5.02(b)(iv)(B), (y) one hundred twenty (120) days after the end of the applicable fiscal quarter with respect to deliveries made pursuant to Section 5.02(b)(iv)(C), and (z) May 31, 2015 with respect to deliveries made pursuant to Section 5.02(b)(iv)(D).  The calculation of the CCBCC Target Net Working Capital Amount will be (I) determined in accordance with the guidelines set forth on Section B-1 of the CCBCC Disclosure Schedule and in accordance with the CCBCC Agreed Financial Methodology and (II) subject to reasonable verification by the CCR Parties within thirty (30) days of the CCBCC Parties’ delivery of such calculation.

(v)                                 If any CCBCC Party enters into any CCBCC Pre-Closing Material Contracts between the date hereof and the Closing Date, the CCBCC Parties will provide the CCR Parties and their designees as promptly as reasonably practicable prior to the Closing with true, correct and complete copies of all such contracts or agreements.  If any CCBCC Party enters into any CCBCC Shared Contracts or CCBCC Specified Non-Transferring Contracts between the date hereof and the Closing Date, the CCBCC Parties will provide the CCR Parties and their designees as promptly as reasonably practicable with true, correct and complete copies of all portions of such CCBCC Shared Contracts or CCBCC Specified Non-Transferring Contracts, as applicable, that relate to the CCBCC Business (together with such other portions thereof as are necessary to comprehend the terms thereof that apply to the CCBCC Business).

Section 5.03                             Preservation of Books and Records.

(a)                                 The CCR Parties and their Affiliates shall have the right to retain copies of all books and records of the CCR Business relating to periods ending on or prior to the Closing Date, which books and records shall be deemed confidential information of the CCBCC Parties as of the Closing and subject to Section 5.04.  The CCR Parties agree that they shall preserve and keep, or cause to be preserved and kept, all original books and records in respect of the CCR Business relating to periods ending on or prior to the Closing Date in the possession of the CCR Parties or their Affiliates for the longer of (a) any requirement under any applicable Law or (b) a period of six (6) years from the Closing Date.  During such six (6) year or longer period, Representatives of the CCBCC Parties shall, upon reasonable notice and for any reasonable business purpose, have access during normal business hours to examine, inspect and copy (at the expense of the requesting party) such books and records.  During such six (6) year or longer period, the CCR Parties, on the one hand, and the CCBCC Parties, on the other hand, shall provide each other with, or cause to be provided to each other, such original books and records of the CCR Business as such other party shall reasonably request in connection with any Action to which such other party or its Affiliates are parties or in connection with the requirements of any Law applicable to such other party.  The other party shall return such original books and records to the providing party or such Affiliate as soon as such books and records are no longer needed in connection with the circumstances described in the immediately preceding sentence.  After such six (6) year or longer period, before the CCR Parties, on the one hand, and the CCBCC Parties, on the other hand (or any of their respective Affiliates), shall dispose of any of such books and records, such party shall give at least sixty (60) days’ prior written notice of such intention to dispose to the other party, and the other party shall be given an opportunity, at its cost and expense, to remove and retain all or any part of such books and records as the other party may elect.

(b)                                 The CCBCC Parties and their Affiliates shall have the right to retain copies of all books and records of the CCBCC Business relating to periods ending on or prior to the Closing Date, which books and records shall be deemed confidential information of the CCR Parties as of the Closing and subject to Section 5.04.  The CCBCC Parties agree that they shall preserve and keep, or cause to be preserved and kept, all original books and records in respect of the CCBCC Business relating to periods ending on or prior to the Closing Date in the possession of the CCBCC Parties or their Affiliates for the longer of (a) any requirement under any applicable Law or (b) a period of six (6) years from the Closing Date.  During such six (6) year or longer period, Representatives of the CCR Parties or their designees shall, upon reasonable notice and for any reasonable business purpose, have access during normal business hours to examine, inspect and copy (at the expense of the requesting party) such books and records.  During such six (6) year or longer period, the CCBCC Parties on the one hand, and the CCR Parties, on the other hand, shall provide each other with, or cause to be provided to each other, such original books and records of the CCBCC Business as such other party shall reasonably request in connection with any Action to which such other party or its Affiliates are parties or in connection with the requirements of any Law applicable to such other party.  The other party shall return such original books and records to the providing party or such Affiliate as soon as such books and records are no longer needed in connection with the circumstances described in the immediately preceding sentence.  After such six (6) year or longer period, before the CCBCC Parties, on the one hand, and the CCR Parties, on the other hand (or any of their respective Affiliates) shall dispose of any of such books and records, such party shall give at least sixty (60) days’ prior written notice of such intention to dispose to the other party, and the other party shall be given an opportunity, at its cost and expense, to remove and retain all or any part of such books and records as the other party may elect.

(c)                                  If so requested by a party, the other party shall enter into a customary joint defense agreement with the requesting party with respect to any information to be provided pursuant to Section 5.03(a) or Section 5.03(b), as applicable.  Notwithstanding anything in this Agreement to the contrary, nothing in this Section 5.03 shall require the CCBCC Parties or the CCR Parties, as the case may be, to make available any such records in connection with any indemnity claim hereunder made by any CCBCC Indemnified Party or CCR Indemnified Party, as applicable, which claim shall be subject to applicable rules of discovery.

Section 5.04                             Confidentiality.  From and after the date hereof, each party hereto shall, and shall cause its Affiliates and Representatives to, hold and continue to hold in strict confidence and not utilize in its or their respective business all information and documents concerning any other party hereto or any of its Affiliates (“Confidential Information”), except where disclosure may be necessary for such party (1) to enforce its rights under this Agreement or any Companion Agreement, or (2) as may be permitted under this Agreement or any Companion Agreement or as may be expressly permitted under any other written agreement among the parties hereto or their Affiliates.  Notwithstanding the foregoing, the following will not constitute “Confidential Information” for purposes of this Agreement:  (a) information that is or becomes generally available to the public other than as the result of a disclosure by the receiving party or any Affiliate thereof or their respective agents or employees and (b) information that the receiving party is legally obligated to disclose pursuant to a valid subpoena or a valid request from any Governmental Authority or by the rules and regulations of any securities exchange or national market system, subject to the obligation of the receiving party to give the other party reasonable advance notice of such disclosure (to the extent not prohibited by applicable Laws) and to cooperate with the other party in seeking a protective order or other appropriate means for limiting the scope of the disclosure.  Notwithstanding the foregoing, following the Closing, the foregoing restrictions in this Section 5.04 shall not apply to the use by (x) the CCBCC Parties of any documents or information included in the CCR Transferred Assets acquired by the CCBCC Parties hereunder or (y) the CCR Parties or their designees of any documents or information included in the CCBCC Transferred Assets acquired by the CCR Parties hereunder.

Section 5.05                             Regulatory and Other Authorizations; Consents.

(a)                                 Subject to the other provisions of this Agreement, each party hereto shall each use its reasonable best efforts to perform its obligations under this Agreement and to take, or cause to be taken, and do, or cause to be done, all things necessary, proper or advisable under applicable Law to obtain all consents required under this Agreement and all regulatory approvals and to satisfy all conditions to its obligations under this Agreement and to cause the transactions contemplated hereby to be effected as soon as practicable, but in any event on or prior to the End Date, in accordance with the terms of this Agreement and shall cooperate fully with each other party hereto and their Representatives in connection with any step required to be taken as a part of its obligations under this Agreement.

(b)                                 Each party to this Agreement agrees to cooperate in obtaining any consents and approvals that may be required in connection with the transactions contemplated by this Agreement and the Companion Agreements; provided, however, that neither the CCBCC Parties nor the CCR Parties shall be required to compensate any Person, commence or participate in litigation or offer or grant any accommodation (financial or otherwise) to any Person to obtain any such consent or approval.  Neither the CCBCC Parties nor the CCR Parties shall take any action that they should be reasonably aware would have the effect of delaying, impairing or impeding the receipt of any required consents or approvals.

(c)                                  Each party hereto promptly shall make all filings and submissions required of such party and shall take all actions necessary, proper or advisable under applicable Laws to obtain any required approval of any Governmental Authority with jurisdiction over the transactions contemplated hereby.  Each party hereto shall use its reasonable best efforts to furnish to the appropriate Governmental Authority all information required for any application or other filing to be made pursuant to any applicable Law in connection with the transactions contemplated hereby.  The CCBCC Parties and the CCR Parties shall make their respective HSR Act filings at such time as mutually agreed, if applicable.  Each of the parties hereto shall cooperate with the other parties hereto in promptly filing any other necessary applications, reports or other documents with any Governmental Authority having jurisdiction with respect to this Agreement and the transactions contemplated hereby, and in seeking necessary consultation with and prompt favorable action by such Governmental Authority, including the resolution of any objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement and the Companion Agreements under any applicable Law regarding antitrust matters.

(d)                                 Notwithstanding anything in this Agreement to the contrary, (i) the CCBCC Parties acknowledge on behalf of themselves, their Affiliates and their directors, officers, employees, agents, representatives, successors and assigns that the operation of the CCR Business shall remain in the dominion and control of the CCR Parties until the Closing and that none of the foregoing Persons will provide, directly or indirectly, any directions, orders, advice, aid, assistance or information to any director, officer or employee of any of the CCR Parties with respect to the operation of the CCR Business, except as specifically contemplated or permitted by this Article V or as otherwise consented to in advance by an executive officer of a CCR Party, and (ii) the CCR Parties acknowledge on behalf of themselves, their Affiliates and their directors, officers, employees, agents, representatives, successors and assigns that the operation of the CCBCC Business shall remain in the dominion and control of the CCBCC Parties until the Closing and that none of the foregoing Persons will provide, directly or indirectly, any directions, orders, advice, aid, assistance or information to any director, officer or employee of any of the CCBCC Parties with respect to the operation of the CCBCC Business, except as specifically contemplated or permitted by this Article V or as otherwise consented to in advance by an executive officer of a CCBCC Party.

(e)                                  Notwithstanding anything in this Section 5.05 to the contrary, (i) neither the CCBCC Parties nor any of their Subsidiaries shall be required to take any action, including responding to and/or defending any court or administrative proceeding, proposing or making any divestiture or other undertaking, or proposing or entering into any consent decree or taking any action which the CCBCC Parties reasonably determine could be material to the benefits expected to be derived by the CCBCC Parties as a result of the transactions contemplated hereby or be material to the business of the CCBCC Parties and their Subsidiaries or the CCR Business as currently conducted or as contemplated to be conducted following the transactions contemplated hereby, and (ii) neither the CCR Parties nor any of their Subsidiaries shall be required to take any action, including responding to and/or defending any court or administrative proceeding, proposing or making any divestiture or other undertaking, or proposing or entering into any consent decree or taking any action which the CCR Parties reasonably determine could be material to the benefits expected to be derived by the CCR Parties as a result of the transactions contemplated hereby or be material to the business of the CCR Parties and their Subsidiaries or the CCBCC Business as currently conducted or as contemplated to be conducted following the transactions contemplated hereby.

Section 5.06                             Further Action.  Each of the CCBCC Parties and the CCR Parties (a) shall execute and deliver, or shall cause to be executed and delivered, such documents and other papers and shall take, or shall cause to be taken, such further actions as may be reasonably required to carry out the provisions of this Agreement and the Companion Agreements and give effect to the transactions contemplated by this Agreement and the Companion Agreements, including by reasonably cooperating with the other to assist the other with obtaining any permits, licenses or other governmental authorizations to replace any CCR Material Permits, CCBCC Material Permits, Environmental Permits or other permits, licenses or other governmental authorizations described in Section 2.02(a)(vi) or Section 2.03(a)(vi), as applicable, to the extent such permits, licenses or authorizations are not transferable, provided, in no event will any party be required to compensate any Person, commence or participate in litigation or offer or grant any accommodation (financial or otherwise) to any Person to obtain any such permits, licenses or authorizations, (b) shall refrain from taking any actions that could reasonably be expected to impair, delay or impede the Closing and (c) without limiting the foregoing, shall use their reasonable best efforts to cause all of the conditions to the obligations of the other party to consummate the transactions contemplated by this Agreement to be met on or prior to the End Date.

Section 5.07                             Investigation.

(a)                                 The CCBCC Parties have made their own inquiry and investigation into, and, based thereon, have formed an independent judgment concerning, the CCR Business, the CCR Transferred Assets and the CCR Assumed Liabilities.  Except for the representations and warranties of the CCR Parties contained in Article III (as modified by the CCR Disclosure Schedule), as may be set forth in the Employee Matters Agreement (if any) or in any certificate delivered pursuant hereto or thereto, no CCR Party nor any of their Affiliates makes any other express or implied representation or warranty with respect to the CCR Transferred Assets, the CCR Assumed Liabilities or the CCR Business.  The CCR Parties make no representation or warranty to the CCBCC Parties regarding the probable success or profitability of the CCR Business following the Closing.

(b)                                 The CCR Parties have made their own inquiry and investigation into, and, based thereon, have formed an independent judgment concerning, the CCBCC Business, the CCBCC Transferred Assets and the CCBCC Assumed Liabilities.  Except for the representations and warranties of the CCBCC Parties contained in Article IV (as modified by the CCBCC

Disclosure Schedule) or in any certificate delivered pursuant hereto, no CCBCC Party nor any of their Affiliates makes any other express or implied representation or warranty with respect to the CCBCC Transferred Assets, the CCBCC Assumed Liabilities or the CCBCC Business.  The CCBCC Parties make no representation or warranty to the CCR Parties regarding the probable success or profitability of the CCBCC Business following the Closing.

Section 5.08                             Supplements to Disclosure Schedules.

(a)                                 Not more than ten (10) days prior to the Closing, the CCR Parties will, by written notice in accordance with the terms of this Agreement, amend or supplement any one (1) or more Sections of the CCR Disclosure Schedule made pursuant to Section 2.02(a) to update the description of the CCR Transferred Assets (which update shall, in the case of the list of Key CCR Subject Equipment delivered pursuant to Section 2.02(a)(iii) of the CCR Disclosure Schedule, include the accumulated depreciation of each item of Key CCR Subject Equipment). The CCR Parties may, at any time and from time to time not less than five (5) Business Days prior to the Closing, by written notice in accordance with the terms of this Agreement, amend or supplement any one (1) or more of the Sections of the CCR Disclosure Schedule made pursuant to Article II (x) to update the description of the CCR Transferred Assets and, with the prior written consent of the CCBCC Parties, update the description of the CCR Assumed Liabilities and the CCR Excluded Liabilities, in each case to reflect assets and properties acquired or disposed of after the date hereof in compliance with the provisions of Section 5.01(a), and/or (y) to update the description of the CCR Excluded Assets to reflect certain assets and properties (whether acquired before, on or after the date hereof) that are not primarily related to, or primarily used or primarily held for use in connection with, the CCR Business.  In addition, the CCR Parties may, at any time and from time to time not less than ten (10) days prior to the Closing, by notice in accordance with the terms of this Agreement (which notice shall indicate if the CCR Parties believe that clause (i) below may apply), amend or supplement any one or more Sections of the CCR Disclosure Schedule made pursuant to Article III, to reflect any facts, circumstances or events first arising or, in the case of representations given to the Knowledge of the CCR Parties, first becoming known to the CCR Parties during the period subsequent to the date hereof, by providing the CCBCC Parties with written notice setting forth the proposed amendment or supplement and specifying the Section or Sections of the CCR Disclosure Schedule affected thereby; provided, however, that if any Section of the CCR Disclosure Schedule is amended or supplemented pursuant to this Section 5.08(a) in a manner that either individually or in the aggregate with all other such prior amendments or supplements made to the CCR Disclosure Schedule pursuant to this Section 5.08(a) discloses matters that, absent such amendments or supplements, would make satisfaction of the condition set forth in either Section 7.03(a)(i) or Section 7.03(b) impossible and such condition has not been (x) waived in writing by the CCBCC Parties or (y) in the case of matters that, absent such amendments or supplements, would make satisfaction of the condition set forth in Section 7.03(a)(i) impossible, cured by the CCR Parties within twenty (20) days after the CCBCC Parties’ receipt of such disclosure, then the CCBCC Parties shall have the right to terminate this Agreement pursuant to Section 8.01(f) within five (5) days following the expiration of such twenty (20) day period.  Notwithstanding any other provision of this Agreement, if:

(i)                                     following such written disclosure of any matters that, absent such amendments or supplements, would make satisfaction of the condition set forth in

Section 7.03(b) impossible, the CCBCC Parties do not terminate this Agreement as permitted above, each such amendment and supplement will be effective to cure and correct for all purposes (including Sections 7.03(a)(i), 7.03(b), 8.01(d), 8.01(f) and 9.02(a)(i)) any breach, inaccuracy or failure to be true and correct of any representation or warranty relating to such Section or Sections of the CCR Disclosure Schedule not having read as so amended or supplemented at all times, and thereafter such Section or Sections shall be treated as having read as so amended or supplemented; and

(ii)                                  following such written disclosure of any matters that, absent such amendments or supplements, would make satisfaction of the condition set forth in Section 7.03(a)(i) (but not the condition set forth in Section 7.03(b)) impossible, the CCBCC Parties do not terminate this Agreement as permitted above, each such amendment and supplement will be effective to cure and correct for purposes of Sections 7.03(a)(i), 8.01(d) and 8.01(f) (but not for purposes of Section 9.02(a)(i)) any breach, inaccuracy or failure to be true and correct of any representation or warranty relating to such Section or Sections of the CCR Disclosure Schedule not having read as so amended or supplemented at all times, and the CCBCC Parties will have the right to be indemnified in accordance with Article IX for all Losses arising from or relating to such breach, inaccuracy or failure to be true and correct, subject to any applicable limitations on indemnification set forth in Article IX.

(b)                                 The CCBCC Parties will, by written notice in accordance with the terms of this Agreement, amend or supplement any one (1) or more Sections of the CCBCC Disclosure Schedule made pursuant to Section 2.03(a) to update the description of the CCBCC Transferred Assets (which update shall, in the case of the list of Key CCBCC Subject Equipment delivered pursuant to Section 2.03(a)(iii) of the CCBCC Disclosure Schedule, include the accumulated depreciation of each item of Key CCBCC Subject Equipment), (1) if the Closing occurs on or prior to May 31, 2015 or on or following the CCR Parties’ last accounting day in July 2015, not more than thirty (30) days prior to the Closing, or (2) if the Closing occurs on the CCR Parties’ last accounting day in June 2015, not more than fifteen (15) days prior to the Closing.  The CCBCC Parties may, at any time and from time to time not less than five (5) Business Days prior to the Closing, by written notice in accordance with the terms of this Agreement, amend or supplement any one (1) or more of the Sections of the CCBCC Disclosure Schedule made pursuant to Article II (x) to update the description of the CCBCC Transferred Assets and, with the prior written consent of the CCR Parties, update the description of the CCBCC Assumed Liabilities and the CCBCC Excluded Liabilities, in each case to reflect assets and properties acquired or disposed of after the date hereof in compliance with the provisions of Section 5.01(b), and/or (y) to update the description of the CCBCC Excluded Assets to reflect certain assets and properties (whether acquired before, on or after the date hereof) that are not primarily related to, or primarily used or primarily held for use in connection with, the CCBCC Business.  In addition, the CCBCC Parties may, at any time and from time to time not less than ten (10) days prior to the Closing, by notice in accordance with the terms of this Agreement (which notice shall indicate if the CCBCC Parties believe that clause (i) below may apply), amend or supplement any one or more Sections of the CCBCC Disclosure Schedule made pursuant to Article IV, to reflect any facts, circumstances or events first arising or, in the case of representations given to the Knowledge of the CCBCC Parties, first becoming known to the CCBCC Parties during the period subsequent to the date hereof, by providing the CCR Parties with written notice setting forth the proposed amendment or supplement and specifying the Section or Sections of the CCBCC Disclosure Schedule affected thereby; provided, however, that if any Section of the CCBCC Disclosure Schedule is amended or supplemented pursuant to this Section 5.08(b) in a manner that either individually or in the aggregate with all other such prior amendments or supplements made to the CCR Disclosure Schedule pursuant to this Section 5.08(b) discloses matters that, absent such amendments or supplements, would make satisfaction of the condition set forth in either Section 7.02(a)(i) or Section 7.02(b) impossible and such condition has not been (x) waived in writing by the CCR Parties or (y) in the case of matters that, absent such amendments, waivers or supplements, would make satisfaction of the condition set forth in Section 7.02(a)(i) impossible, cured by the CCBCC Parties within twenty (20) days after the CCR Parties’ receipt of such disclosure, then the CCR Parties shall have the right to terminate this Agreement pursuant to Section 8.01(e) within five (5) days following the expiration of such twenty (20) day period.  Notwithstanding any other provision of this Agreement, if:

(i)                                     following such written disclosure of any matters that, absent such amendments or supplements, would make satisfaction of the condition set forth in Section 7.02(b) impossible, the CCR Parties do not terminate this Agreement as permitted above, each such amendment and supplement will be effective to cure and correct for all purposes (including Sections 7.02(a)(i), 7.02(b), 8.01(c), 8.01(e) and 9.03(a)(i)) any breach, inaccuracy or failure to be true and correct of any representation or warranty relating to such Section or Sections of the CCBCC Disclosure Schedule not having read as so amended or supplemented at all times, and thereafter such Section or Sections shall be treated as having read as so amended or supplemented; and

(ii)                                  following such written disclosure of any matters that, absent such amendments or supplements, would make satisfaction of the condition set forth in Section 7.02(a)(i) (but not the condition set forth in Section 7.02(b)) impossible, the CCR Parties do not terminate this Agreement as permitted above, each such amendment and supplement will be effective to cure and correct for purposes of Sections 7.02(a)(i), 8.01(c) and 8.01(e) (but not for purposes of Section 9.03(a)(i)) any breach, inaccuracy or failure to be true and correct of any representation or warranty relating to such Section or Sections of the CCBCC Disclosure Schedule not having read as so amended or supplemented at all times, and the CCR Parties will have the right to be indemnified in accordance with Article IX for all Losses arising from or relating to such breach, inaccuracy or failure to be true and correct, subject to any applicable limitations on indemnification set forth in Article IX.

Section 5.09                             Notices of Certain Events.

(a)                                 From the date hereof until the earlier of the Closing or the termination of this Agreement, the CCR Parties shall promptly notify the CCBCC Parties in writing of:

(i)                                     any fact, circumstance, change or event that, individually or in the aggregate, (A) has had or would reasonably be expected to have a CCR Material Adverse Effect or (B) has resulted in, or would reasonably be expected to result in, the failure of any of the conditions set forth in Article VII to be satisfied;

(ii)                                  any written communication from any Person alleging that the consent of such Person is required in connection with the transactions contemplated by this Agreement;

(iii)                               any written communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

(iv)                              any Action commenced or, to the Knowledge of the CCR Parties, threatened against, relating to or involving or otherwise affecting the CCR Business, the CCR Transferred Assets or the CCR Assumed Liabilities that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.05 or that relates to the consummation of the transactions contemplated by this Agreement; and

(v)                                 the damage or destruction by fire or other casualty of any material CCR Transferred Asset or part thereof.

The CCBCC Parties’ receipt of information pursuant to this Section 5.09(a) shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the CCR Parties in this Agreement (including Section 8.01(d), Section 8.01(f) and Section 9.02) and shall not be deemed to amend or supplement the CCR Disclosure Schedule, subject to the CCR Parties’ ability to amend or supplement the CCR Disclosure Schedule in accordance with Section 5.08(a).

(b)                                 From the date hereof until the earlier of the Closing or the termination of this Agreement, the CCBCC Parties shall promptly notify the CCR Parties and/or their designees in writing of:

(i)                                     any fact, circumstance, change or event that, individually or in the aggregate, (A) has had or would reasonably be expected to have a CCBCC Material Adverse Effect or (B) has resulted in, or would reasonably be expected to result in, the failure of any of the conditions set forth in Article VII to be satisfied;

(ii)                                  any written communication from any Person alleging that the consent of such Person is required in connection with the transactions contemplated by this Agreement;

(iii)                               any written communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

(iv)                              any Action commenced or, to the Knowledge of the CCBCC Parties, threatened against, relating to or involving or otherwise affecting the CCBCC Business, the CCBCC Transferred Assets or the CCBCC Assumed Liabilities that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.05 or that relates to the consummation of the transactions contemplated by this Agreement; and

(v)                                 the damage or destruction by fire or other casualty of any material CCBCC Transferred Asset or part thereof.

The CCR Parties’ receipt of information pursuant to this Section 5.09(b) shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the CCBCC Parties in this Agreement (including Section 8.01(c), Section 8.01(e) and Section 9.03) and shall not be deemed to amend or supplement the CCBCC Disclosure Schedule, subject to the CCBCC Parties’ ability to amend or supplement the CCBCC Disclosure Schedule in accordance with Section 5.08(b).

Section 5.10                             Release of Guarantees.  The parties hereto agree to cooperate and use their reasonable best efforts to obtain the release of any CCR Party or any of the CCR Parties’ Affiliates that is a party to any guarantee, performance bond, bid bond or other similar agreements with respect to the CCR Transferred Assets or the CCR Business that is set forth on Section 5.10 of the CCR Disclosure Schedule (the “CCR Guarantees”).  If any of the CCR Guarantees are not released prior to or at the Closing, (a) the parties hereto will continue to cooperate and use their reasonable best efforts to obtain the release of any CCR Party or any of the CCR Parties’ Affiliates that is a party to any such CCR Guarantee and (b) the CCBCC Parties will provide the CCR Parties at the Closing with a guarantee that indemnifies and holds the party to any such CCR Guarantee (whether a CCR Party or one of their Affiliates) harmless for any and all payments required to be made due to the post-Closing acts or omissions of the CCBCC Parties or their Affiliates under, and costs and expenses incurred in connection with, such CCR Guarantee by the party to any such CCR Guarantee (whether a CCR Party or one of their Affiliates) until such CCR Guarantee is released.

Section 5.11                             Refunds and Remittances.  After the Closing, (a) if any CCR Party or any of the CCR Parties’ Affiliates receives any refund or other amount that is a CCR Transferred Asset or a CCBCC Excluded Asset, arises from operation of the CCR Business after the Closing or the operation of the CCBCC Business prior to the Closing or is otherwise properly due and owing to the CCBCC Parties or any of their Affiliates in accordance with the terms of this Agreement, such CCR Party or Affiliate shall receive and hold such payment, refund or amount in trust for the CCBCC Parties and shall remit, or cause to be remitted, to the CCBCC Parties such payment, refund or amount promptly (but in any event within sixty (60) days) after it receives such amount, and (b) if any CCBCC Party or any of the CCBCC Parties’ Affiliates receives any refund or other amount that is a CCBCC Transferred Asset or a CCR Excluded Asset, arises from the operation of the CCBCC Business after the Closing or arises from the operation of the CCR Business prior to the Closing, or is otherwise properly due and owing to the CCR Parties or any of their Affiliates in accordance with the terms of this Agreement, such CCBCC Party or Affiliate shall receive and hold such payment, refund or amount in trust for the CCR Parties and shall remit, or cause to be remitted, to the CCR Parties such payment, refund or amount promptly (but in any event within sixty (60) days) after it receives such amount.

Section 5.12                             Use of Names.  As soon as reasonably practicable after the Closing Date, but in any event within one hundred eighty (180) days after the Closing Date, the CCBCC Parties will, at their own expense, remove any and all exterior signs and other identifiers that indicate the CCR Parties’ ownership of the CCR Business located on the CCR Real Property or any structures, facilities or improvements located thereon that refer or pertain to or that include the following names (except to the extent that the CCR Parties have provided their prior written consent to the CCBCC Parties’ continued use thereof): “The Coca-Cola Company”, “Coca-Cola Refreshments”, “Coca-Cola Enterprises” or “Coca-Cola North America” (collectively, the “TCCC Names”).  Additionally, as soon as reasonably practicable after the Closing Date, but in any event within one hundred eighty (180) days after the Closing Date, the CCBCC Parties will cease to use all letterhead, envelopes, invoices, supplies, labels, web site publications and other communications media of any kind included in the CCR Transferred Assets, which make reference to the TCCC Names and that indicate the CCR Parties’ ownership of the CCR Business.

Section 5.13                             Cooperation in Litigation.  Each party hereto will cooperate with the other parties hereto in the defense or prosecution of any Action already instituted or which may be instituted hereafter against or by such party relating to or arising out of the conduct of the CCR Business or the CCBCC Business prior to the Closing (other than Actions between the parties arising out of the transactions contemplated hereby); provided that such cooperation does not unreasonably interfere with the operation of the CCR Business, the CCBCC Business, the CCR Parties’ retained businesses or the CCBCC Parties’ retained businesses, as applicable.  The party requesting such cooperation shall pay the reasonably documented out-of-pocket expenses (including reasonable legal fees and disbursements) of the party providing such cooperation and of its employees and agents reasonably incurred in connection with providing such cooperation, but shall not be responsible to reimburse the party providing such cooperation for the salaries or costs of fringe benefits or other similar expenses paid by the party providing such cooperation to its employees and agents while assisting in the defense or prosecution of any such Action so long as such cooperation does not unreasonably interfere with the operation of the CCR Business, the CCBCC Business, the CCR Parties’ retained businesses or the CCBCC Parties’ retained businesses, as applicable.

Section 5.14                             Product Quality Standards.

(a)                                 CCR Pre-Closing Products Quality Standards.

(i)                                     In the event that within ninety (90) days following the Closing any CCR Pre-Closing Product is returned by a customer or removed from the marketplace by the CCBCC Parties for any reason, the CCBCC Parties shall notify the CCR Parties in writing of such return or removal within fifteen (15) days following the expiration of such ninety (90) day period, subject to reasonable verification by the CCR Parties within thirty (30) days after receipt of such notification.  An amount equal to the cost that was paid for each such returned or removed product shall be paid by the CCR Parties to the CCBCC Parties, in cash, within thirty (30) days of the CCBCC Parties delivering written notice of any such return or removal, if such return or removal is verified by the CCR Parties pursuant to the preceding sentence.

(ii)                                  The parties agree that any CCR Pre-Closing Products included in inventory as of the Closing that have a remaining shelf life of less than twenty-eight (28) days from the Closing (collectively referred to herein as the “CCR Obsolete Inventory”) shall be considered obsolete and shall have a Net Book Value of $0 for purposes of calculating the CCR Net Working Capital Amount as of the Closing Date; provided, that the CCBCC Parties will be solely responsible for selling or otherwise disposing of such CCR Obsolete Inventory and will bear all expenses relating to any such sale or disposal.

(b)                                 CCBCC Pre-Closing Products Quality Standards.

(i)                                     In the event that within ninety (90) days following the Closing any CCBCC Pre-Closing Product is returned by a customer or removed from the marketplace by the CCR Parties or their designees for any reason, the CCR Parties or such designees shall notify the CCBCC Parties in writing of such return or removal within fifteen (15) days following the expiration of such ninety (90) day period, subject to reasonable verification by the CCBCC Parties within thirty (30) days after receipt of such notification.  An amount equal to the cost that was paid for each such returned or removed product shall be paid by the CCBCC Parties to the CCR Parties or their designees, as applicable, in cash, within thirty (30) days of the CCR Parties or such designees delivering written notice of any such return or removal, if such return or removal is verified by the CCBCC Parties pursuant to the preceding sentence.

(ii)                                  The parties agree that any CCBCC Pre-Closing Products included in inventory as of the Closing that have a remaining shelf life of less than twenty-eight (28) days from the Closing (collectively referred to herein as the “CCBCC Obsolete Inventory”) shall be considered obsolete and shall have a Net Book Value of $0 for purposes of calculating the CCBCC Net Working Capital Amount as of the Closing Date; provided, that the CCR Parties or their designees will be solely responsible for selling or otherwise disposing of such CCBCC Obsolete Inventory and will bear all expenses relating to any such sale or disposal.

Section 5.15                             Title and Survey Matters.

(a)                                 CCR Title and Survey Matters.

(i)                                     The CCR Parties have delivered to the CCBCC Parties a copy of the most recent Existing Title Policy and a copy of the most recent Existing Survey of the CCR Real Property in their possession.  Further and except as identified on Section 5.15(a)(i) of the CCR Disclosure Schedule, the CCR Parties have delivered to the CCBCC Parties or the CCBCC Parties have obtained, with respect to each parcel of CCR Owned Real Property and each parcel that is a CCR Critical Leased Property, (i) a commitment (each, a “Title Commitment”) for an ALTA title insurance policy (whether owner’s or leasehold, as applicable) issued by Chicago Title Insurance Company or another nationally recognized title insurance company, (ii) copies of the underlying exceptions reflected on the Title Commitment, and (iii) a Survey.

(ii)                                  Prior to the Closing, the CCR Parties shall release or discharge (i) any mortgages and/or deeds of trust and any Tax liens or judgment liens encumbering the CCR Owned Real Property or any portion thereof or, if applicable, the CCR Parties’ leasehold estate in any CCR Critical Leased Property, in each case other than Permitted Liens, and (ii) any other Liens (other than Permitted Liens) on the CCR Owned Real Property or, if applicable, the CCR Parties’ leasehold estate in any CCR Critical Leased

Property (collectively, “CCR Title Defects”).  The CCBCC Parties may obtain updates of the Title Commitments and Surveys with respect to the CCR Owned Real Property and the CCR Critical Leased Property and may deliver written notice of any additional CCR Title Defects disclosed by such updates and arising after the date of the applicable Title Commitment.  If the CCBCC Parties give such written notice to the CCR Parties, the CCR Parties shall at their expense cause any such CCR Title Defects arising by, through or under any of the CCR Parties (but not otherwise) to be released and discharged, or otherwise cured, in full at or prior to the Closing; provided, in the event the CCR Parties are not able to cause such CCR Title Defects to be released and discharged in full at or prior to the Closing, then the CCR Parties shall at the CCR Parties’ election, either (A) pay the amount of the applicable CCR Title Defect, if a liquidated sum, to the CCBCC Parties, or provide the CCBCC Parties a credit against any payment the CCBCC Parties are required to make under Section 2.09(d), if applicable, for such amount (B) cause, at the CCR Parties’ expense, the CCBCC Parties’ title insurance company to “insure over” such CCR Title Defect shown in the title insurance policy (if any) obtained by the CCBCC Parties at the Closing for such CCR Owned Real Property or CCR Critical Leased Property, or (C) indemnify the CCBCC Parties against Losses arising out of such CCR Title Defect.

(iii)                               Each CCR Party that owns a parcel of CCR Owned Real Property or has a leasehold estate in a CCR Critical Leased Property agrees to cooperate with the CCBCC Parties in their efforts to obtain the Title Commitment and Survey and to execute, with respect to each parcel of CCR Owned Real Property or CCR Critical Leased Property, a customary title and/or gap indemnity affidavit (or certificate) as may reasonably be required by the title insurance company and other customary affidavits, provided any such affidavits (or certificates) are reasonably approved by the CCR Parties.

(iv)                              The parties agree that the cost of obtaining the Title Commitments, the title insurance policies (and any endorsements thereto) and the Surveys shall be paid by the parties in the manner provided on Section 10.01 of the CCR Disclosure Schedule.  The parties also agree that the cost of obtaining any UCC searches and title searches in connection with the transactions contemplated by this Agreement shall be paid by the parties in the manner provided on Section 10.01 of the CCR Disclosure Schedule.

(b)                                 CCBCC Title and Survey Matters.

(i)                                     The CCBCC Parties have delivered to the CCR Parties a copy of the most recent Existing Title Policy and a copy of the most recent Existing Survey of the CCBCC Real Property in their possession.  Further and except as identified on Section 5.15(b)(i) of the CCBCC Disclosure Schedule, the CCBCC Parties have delivered to the CCR Parties or the CCR Parties have obtained, with respect to each parcel of CCBCC Real Property, (i) a Title Commitment for an ALTA owner’s title insurance policy issued by Chicago Title Insurance Company or another nationally recognized title insurance company, (ii) copies of the underlying exceptions reflected on the Title Commitment, and (iii) a Survey.

(ii)                                  Prior to the Closing, the CCBCC Parties shall release or discharge (i) any mortgages and/or deeds of trust and any Tax liens or judgment liens encumbering the CCBCC Real Property or any portion thereof, other than Permitted Liens, and (ii) any other Liens (other than Permitted Liens) on the CCBCC Real Property (collectively, “CCBCC Title Defects”).  The CCR Parties may obtain updates of the Title Commitments and Surveys with respect to the CCBCC Real Property and may deliver written notice of any additional CCBCC Title Defects disclosed by such updates and arising after the date of the applicable Title Commitment.  If the CCR Parties give such written notice to the CCBCC Parties, the CCBCC Parties shall at their expense cause any such CCBCC Title Defects arising by, through or under any of the CCBCC Parties (but not otherwise) to be released and discharged, or otherwise cured, in full at or prior to the Closing; provided, in the event the CCBCC Parties are not able to cause such CCBCC Title Defects to be released and discharged in full at or prior to the Closing, then the CCBCC Parties shall at the CCBCC Parties’ election, either (A) pay the amount of the applicable CCBCC Title Defect, if a liquidated sum, to the CCR Parties or their designee, or provide the CCR Parties a credit against any payment the CCR Parties are required to make under Section 2.09(d), if applicable, (B) cause, at the CCBCC Parties’ expense, the CCR Parties’ title insurance company to “insure over” such CCBCC Title Defect shown in the title insurance policy (if any) obtained by the CCR Parties at the Closing for such CCBCC Real Property, or (C) indemnify the CCR Parties and their designees against Losses arising out of such CCBCC Title Defect.

(iii)                               Each CCBCC Party that owns a parcel of CCBCC Real Property agrees to cooperate with the CCR Parties in their efforts to obtain the Title Commitment and Survey and to execute, with respect to each parcel of CCBCC Real Property, a customary title and/or gap indemnity affidavit (or certificate) as may reasonably be required by the title insurance company and other customary affidavits, provided any such affidavits (or certificates) are reasonably approved by the CCBCC Parties.

(iv)                              The parties agree that the cost of obtaining the Title Commitments, the title insurance policies (and any endorsements thereto) and the Surveys shall be paid by the parties in the manner provided on Section 10.01 of the CCBCC Disclosure Schedule.  The parties also agree that the cost of obtaining any UCC searches and title searches in connection with the transactions contemplated by this Agreement shall be paid by the parties in the manner provided on Section 10.01 of the CCBCC Disclosure Schedule.

Section 5.16                             Additional Parties.

(a)                                 Additional CCR Parties.  If, following the date hereof, the CCR Parties determine that any assets, properties or rights that would be CCR Transferred Assets if owned by the CCR Parties as of the date hereof are in fact owned by Affiliates of the CCR Parties which are not parties to this Agreement as of the date hereof, (i) the parties hereto and each such Affiliate of the CCR Parties shall execute a mutually agreeable joinder to this Agreement pursuant to which all such Affiliates shall be made a party to this Agreement and thereafter shall be considered “CCR Parties” for all purposes hereof or (ii) the CCR Parties shall cause such assets, properties or rights that are owned by such Affiliates that are not parties to this Agreement to be transferred to one or more CCR Parties prior to the Closing.

(b)                                 Additional CCBCC Parties.  If, following the date hereof, the CCBCC Parties determine that any assets, properties or rights that would be CCBCC Transferred Assets if owned by the CCBCC Parties as of the date hereof are in fact owned by Affiliates of the CCBCC Parties which are not parties to this Agreement as of the date hereof, (i) the parties hereto and each such Affiliate of the CCBCC Parties shall execute a mutually agreeable joinder to this Agreement pursuant to which all such Affiliates shall be made a party to this Agreement and thereafter shall be considered “CCBCC Parties” for all purposes hereof or (ii) the CCBCC Parties shall cause such assets, properties or rights that are owned by such Affiliates that are not parties to this Agreement to be transferred to one or more CCBCC Parties prior to the Closing.

Section 5.17                             Shared Contracts.

(a)                                 CCR Shared Contracts.  Prior to the Closing, each of the CCR Parties and the CCBCC Parties shall, and shall cause their respective Affiliates to, use their respective reasonable best efforts to obtain from, and to cooperate in obtaining from, and shall, and shall cause their respective Affiliates to, enter into with, each third party to a CCR Shared Contract, either (i) a separate contract or agreement in a form reasonably acceptable to CCR and CCBCC (a “CCR New Contract”) that allocates the rights and obligations of the CCR Parties and their Affiliates under each such CCR Shared Contract as between the CCR Business, on the one hand, and the retained business of the CCR Parties and their Affiliates, on the other hand, and which are otherwise substantially similar in all material respects to such CCR Shared Contract, or (ii) a contract or agreement in a form reasonably acceptable to CCR and CCBCC effective as of the Closing (the “CCR Partial Assignments and Releases”) that (A) assigns the rights and obligations under such CCR Shared Contract solely to the extent related to the CCR Business and arising after the Closing to the CCBCC Parties and (B) releases the CCR Parties and their Affiliates from all liabilities or obligations with respect to the CCR Business that arise after the Closing.  Any CCR New Contracts that relate to the CCR Business (the “CCR New Business Contracts”) shall be entered into by a CCBCC Party or an Affiliate effective as of the Closing and shall allocate to the CCBCC Party or the Affiliate (as applicable) all rights and obligations of the CCR Parties or their Affiliates (as applicable) under the applicable CCR Shared Contract being replaced to the extent such rights and obligations relate to the CCR Business and arise after the Closing.  All purchase commitments under the CCR Shared Contracts shall be allocated under the CCR New Business Contracts or the CCR Partial Assignments and Releases as between the CCR Business, on the one hand, the retained business of the CCR Parties and their Affiliates, on the other hand, in an equitable manner that is mutually and reasonably agreed to by the CCBCC Parties and the CCR Parties. In connection with the entering into of CCR New Business Contracts, the parties shall use their reasonable best efforts to ensure that the CCR Parties and their Affiliates are released by the third party with respect to all liabilities and obligations relating to the CCR Business and arising after the Closing.

In the event that any third party under a CCR Shared Contract does not agree to enter into a CCR New Business Contract or CCR Partial Assignment and Release consistent with this Section 5.17(a), the parties shall in good faith seek mutually acceptable alternative arrangements for purposes of allocating rights and liabilities and obligations under such CCR Shared Contract

(provided, that such arrangements shall not result in a breach or violation of such CCR Shared Contract by the CCR Parties).  Such alternative arrangements may include a subcontracting, sublicensing or subleasing arrangement under which the CCBCC Parties would, in compliance with Law, obtain the benefits under, and, to the extent first arising after the Closing, assume the obligations and bear the economic burdens associated with, such CCR Shared Contract solely to the extent related to the CCR Business (or applicable portion thereof) or under which the CCR Parties would, upon the CCBCC Parties’ request, enforce for the benefit (and at the expense) of the CCBCC Parties any and all of CCR Parties’ rights against such third party under such CCR Shared Contract solely to the extent related to the CCR Business (or applicable portion thereof), and the CCR Parties would promptly pay to the CCBCC Parties when received all monies received by them under such CCR Shared Contract solely to the extent related to the CCR Business (or applicable portion thereof).  The parties also confirm their present intent to continue in the ordinary course of business consistent with past practice to uphold their respective commitments and cost sharing arrangements regarding sponsored marketing properties relating to the CCR Business, to the extent those are mutually agreed upon from time to time.  The CCR Parties shall provide a list of all CCR Material Contracts and CCR Shared Contracts in which such currently existing commitments and cost sharing arrangements are documented, and, with respect to such CCR Shared Contracts, which are related to the CCR Business, as soon as reasonably practicable after the date hereof but in any event within forty-five (45) days following the date hereof and shall promptly notify the CCBCC Parties of any contract or agreement entered into between the date hereof and the Closing Date in accordance with Section 5.01(a) in which any such arrangements are documented and which, had such contract or agreement been entered into prior to the date hereof, would have been a CCR Material Contract required to be set forth on Section 3.12(a) of the CCR Disclosure Schedule or a CCR Shared Contract required to be set forth on Section 3.12(b) of the CCR Disclosure Schedule.

(b)                                 CCBCC Shared Contracts.  Prior to the Closing, each of the CCBCC Parties and the CCR Parties shall, and shall cause their respective Affiliates to, use their respective reasonable best efforts to obtain from, and to cooperate in obtaining from, and shall, and shall cause their respective Affiliates to, enter into with, each third party to a CCBCC Shared Contract, either (i) a separate contract or agreement in a form reasonably acceptable to CCBCC and CCR (a “CCBCC New Contract”) that allocates the rights and obligations of the CCBCC Parties and their Affiliates under each such CCBCC Shared Contract as between the CCBCC Business, on the one hand, and the retained business of the CCBCC Parties and their Affiliates, on the other hand, and which are otherwise substantially similar in all material respects to such CCBCC Shared Contract, or (ii) a contract or agreement in a form reasonably acceptable to CCBCC and CCR effective as of the Closing (the “CCBCC Partial Assignments and Releases”) that (A) assigns the rights and obligations under such CCBCC Shared Contract solely to the extent related to the CCBCC Business and arising after the Closing to the CCR Parties and (B) releases the CCBCC Parties and their Affiliates from all liabilities or obligations with respect to the CCBCC Business that arise after the Closing.  Any CCBCC New Contracts that relate to the CCBCC Business (the “CCBCC New Business Contracts”) shall be entered into by a CCR Party or an Affiliate effective as of the Closing and shall allocate to the CCR Party or the Affiliate (as applicable) all rights and obligations of the CCBCC Parties or their Affiliates (as applicable) under the applicable CCBCC Shared Contract being replaced to the extent such rights and obligations relate to the CCBCC Business and arise after the Closing.  All purchase commitments under the CCBCC Shared Contracts shall be allocated under the CCBCC New

Business Contracts or the CCBCC Partial Assignments and Releases as between the CCBCC Business, on the one hand, and the retained business of the CCBCC Parties and their Affiliates, on the other hand, in an equitable manner that is mutually and reasonably agreed to by the CCR Parties and the CCBCC Parties.  In connection with the entering into of CCBCC New Business Contracts, the parties shall use their reasonable best efforts to ensure that the CCBCC Parties and their Affiliates are released by the third party with respect to all liabilities and obligations relating to the CCBCC Business and arising after the Closing.

In the event that any third party under a CCBCC Shared Contract does not agree to enter into a CCBCC New Business Contract or CCBCC Partial Assignment and Release consistent with this Section 5.17(b), the parties shall in good faith seek mutually acceptable alternative arrangements for purposes of allocating rights and liabilities and obligations under such CCBCC Shared Contract (provided that such arrangements shall not result in a breach or violation of such CCBCC Shared Contract by the CCBCC Parties).  Such alternative arrangements may include a subcontracting, sublicensing or subleasing arrangement under which the CCR Parties would, in compliance with Law, obtain the benefits under, and, to the extent first arising after the Closing, assume the obligations and bear the economic burdens associated with, such CCBCC Shared Contract solely to the extent related to the CCBCC Business (or applicable portion thereof) or under which the CCBCC Parties would, upon the CCR Parties’ request, enforce for the benefit (and at the expense) of the CCR Parties any and all of CCBCC Parties’ rights against such third party under such CCBCC Shared Contract solely to the extent related to the CCBCC Business (or applicable portion thereof), and the CCBCC Parties would promptly pay to the CCR Parties when received all monies received by them under such CCBCC Shared Contract solely to the extent related to the CCBCC Business (or applicable portion thereof).  The parties also confirm their present intent to continue in the ordinary course of business consistent with past practice to uphold their respective commitments and cost sharing arrangements regarding sponsored marketing properties relating to the CCBCC Business, to the extent those are mutually agreed upon from time to time.  The CCBCC Parties shall provide a list of all CCBCC Material Contracts and CCBCC Shared Contracts in which such currently existing commitments and cost sharing arrangements are documented, and, with respect to such CCBCC Shared Contracts, which are related to the CCBCC Business, as soon as reasonably practicable after the date hereof but in any event within forty-five (45) days following the date hereof and shall promptly notify the CCR Parties of any contract or agreement entered into between the date hereof and the Closing Date in accordance with Section 5.01(b) in which any such arrangements are documented and which, had such contract or agreement been entered into prior to the date hereof, would have been a CCBCC Material Contract required to be set forth on Section 4.12(a) of the CCBCC Disclosure Schedule or a CCBCC Shared Contract required to be set forth on Section 4.12(b) of the CCBCC Disclosure Schedule.

Section 5.18                             Pre-Closing Repairs; Certain Credits; Certain Payments.

(a)                                 Prior to the Closing, the CCR Parties will complete certain repairs to be made to, and take such other actions with respect to, the CCR Transferred Assets to be transferred at the Closing which are described on Section 5.18(a) of the CCR Disclosure Schedule or which are mutually agreed to by the CCBCC Parties and the CCR Parties in writing after the date hereof but prior to the Closing.  At the Closing, the CCR Parties will provide the CCBCC Parties with certain credits against any amounts payable by the CCBCC Parties to the

CCR Parties hereunder or make certain payments to the CCBCC Parties, in each case, as described on Section 5.18(a) of the CCR Disclosure Schedule or as may be mutually agreed to by the CCBCC Parties and the CCR Parties in writing after the date hereof but prior to the Closing.

(b)                                 At the Closing, the CCBCC Parties will make the payment to the CCR Parties described on Section 5.18(b) of the CCR Disclosure Schedule.

Section 5.19                             Environmental Responsibilities.

(a)                                 The CCR Parties have ordered Phase II Environmental Assessments to be performed by Antea Group for each piece of the CCR Real Property, with respect to which a Phase I Environmental Site Assessment recommended that such Phase II Environmental Site Assessments should be performed.  The cost of such assessments shall be paid by the parties in the manner set forth in Section 10.01 of the CCR Disclosure Schedule.  The parties hereto acknowledge that, due to the passage of time, certain portions of the Phase I Environmental Assessments for the CCR Real Property will not meet the American Society for Testing and Materials Standard 1527-05 for timeliness as of the Closing Date.  Accordingly, the CCR Parties have caused, or not more than 180 days prior to the Closing Date will cause, Antea Group (or, if Antea Group is unable or unwilling to take such assignment, another environmental consulting firm to be mutually agreed upon by the parties hereto) to prepare updates to such Phase I Environmental Assessments, or any portion thereof, to the extent necessary to ensure that such Phase I Environmental Assessments will be updated to meet the American Society for Testing and Materials Standard 1527-05.  If Antea Group (or such other environmental consulting firm) is unable to complete such updates to such Phase I Environmental Assessments by the Closing, the parties hereto will cause such updates to be completed as soon as reasonably practicable after the Closing.  The cost of such update shall be paid by the parties in the same manner as the cost of the Phase I Environmental Assessments as reflected in Section 10.01 of the CCR Disclosure Schedule.

(b)                                 As soon as reasonably practicable following the date hereof, the CCR Parties shall at their expense determine whether applicable Environmental Law requires that any REC or the Environmental Activity associated with such REC be reported to a Governmental Authority with jurisdiction over the matter (an “Agency Notification”).  If an Agency Notification of a REC or Environmental Activity is required (i) prior to the Closing related to the CCR Real Property the CCR Parties shall make such Agency Notification and promptly provide a copy of such Agency Notification to the CCBCC Parties, or (ii) after the Closing related to the CCR Real Property, the CCBCC Parties shall make such Agency Notification and promptly provide a copy of such Agency Notification to the CCR Parties or their designees.  After such Agency Notification is made, the CCR Parties shall perform, or cause to be performed, the appropriate Environmental Activity, and the CCR Parties shall obtain the written concurrence of the appropriate Governmental Authority that no further action is necessary in respect of such REC to otherwise achieve the Acceptable Regulatory Standards.

(c)                                  In the event an Agency Notification of a REC is not required by applicable Environmental Law, then the CCR Parties shall at their expense perform, or cause to be performed, the related Environmental Activity until such time as the CCR Parties’ environmental consultant delivers a reliance letter to the CCBCC Parties which indicates that, in such consultant’s opinion, no further action is necessary to otherwise achieve the Acceptable Regulatory Standards; provided, however, in the event that a Governmental Authority subsequently determines that additional Environmental Activities relating to the REC are required to achieve Acceptable Regulatory Standards, then the CCR Parties shall at their own expense perform, or cause to be performed, such additional Environmental Activities promptly and in accordance with applicable Environmental Laws.

(d)                                 In the event that, as of the Closing, the CCR Parties have not completed any Environmental Activities specified in this Section 5.19 then the parties shall enter into a mutually acceptable access agreement providing the CCR Parties’ (and their Representatives or designees) access to the applicable CCR Real Property after the Closing for purposes of completing such Environmental Activities. The CCR Parties shall provide copies to the CCBCC Parties of all correspondence with a Governmental Authority regarding any matters subject of an Agency Notification, as well as all work plans, notices, submissions, field work, and final reports that are related to the Environmental Activities.

Section 5.20                             Additional Financial Information for the CCR Business.  The CCR Parties shall, and shall cause their Affiliates to, and shall use reasonable best efforts to cause their Representatives to, provide to the CCBCC Parties (a) the financial statements of the CCR Business, including any accountant’s report, and (b) such other financial information as is reasonably necessary to prepare pro forma financial statements, in each case, that the CCBCC Parties reasonably determine are required, pursuant to the applicable provisions of Regulation S-X under the Securities Act of 1933, as amended, specified in Item 9.01 of Form 8-K, to be filed by the CCBCC Parties in connection with the Closing, such financial statements and other financial information to be delivered as promptly as reasonably practical, but in any event at least fifteen (15) days prior to the time that the CCBCC Parties are required to file such financial statements pursuant to applicable securities Laws in connection with the Closing.

Section 5.21                             Vehicle Titles and Registrations.

(a)                                 The CCR Parties shall use reasonable best efforts to deliver, or cause to be delivered, to the CCBCC Parties, at or prior to the Closing, all title certificates and registrations (as appropriate and as applicable) for the motor vehicles, rolling stock and other certificated assets included in the CCR Transferred Assets (collectively, the “CCR Titled Vehicles”), together with, if applicable, bills of sale and other instruments of transfer which may be required under applicable law to complete the transfer of the record ownership thereof, duly executed and completed in favor of the CCBCC Parties or such other party as the CCBCC Parties may designate for such purposes (such duly completed title certificates and registrations, the “CCR Completed Title Documents”).  As soon as reasonably practical after the Closing, the CCR Parties shall deliver, or cause to be delivered, to the CCBCC Parties all CCR Completed Title Documents that the CCR Parties were unable to deliver to the CCBCC Parties at or prior to the Closing.  To the extent that CCR Completed Title Documents for any CCR Titled Vehicles are not delivered to the CCBCC Parties at or prior to the Closing, the CCR Parties shall use reasonable best efforts to ensure that such CCR Titled Vehicles are properly titled and registered for legal operation on federal, state and local roadways until such times as CCR Completed Title Documents for such CCR Titled Vehicles are delivered to the CCBCC Parties.

(b)                                 The CCBCC Parties shall use reasonable best efforts to deliver, or cause to be delivered, to the CCR Parties or their designees, at or prior to the Closing, all title certificates and registrations (as appropriate and as applicable) for the motor vehicles, rolling stock and other certificated assets included in the CCBCC Transferred Assets (collectively, the “CCBCC Titled Vehicles”), together with, if applicable, bills of sale and other instruments of transfer which may be required under applicable law to complete the transfer of the record ownership thereof, duly executed and completed in favor of the CCR Parties or their designees or such other party as the CCR Parties or their designees may designate for such purposes (such duly completed title certificates and registrations, the “CCBCC Completed Title Documents”).  As soon as reasonably practical after the Closing, the CCBCC Parties shall deliver, or cause to be delivered, to the CCR Parties or their designees all CCBCC Completed Title Documents that the CCBCC Parties were unable to deliver to the CCR Parties or their designees at or prior to the Closing.  To the extent that CCBCC Completed Title Documents for any CCBCC Titled Vehicles are not delivered to the CCR Parties or their designees at or prior to the Closing, the CCBCC Parties shall use reasonable best efforts to ensure that such CCBCC Titled Vehicles are properly titled and registered for legal operation on federal, state and local roadways until such times as CCBCC Completed Title Documents for such CCBCC Titled Vehicles are delivered to the CCR Parties or their designees.

Section 5.22                             Private Letter Rulings.  As soon as reasonably practicable following the execution hereof, the parties hereto shall jointly submit requests for private letter rulings (the “Private Letter Rulings”) to the IRS to the effect that the franchise rights transferred by the CCR Parties and the franchise rights transferred by the CCBCC Parties are of like kind under Section 1031 of the Code.  Each party hereto shall use its reasonable best efforts to furnish to the IRS all information requested by the IRS in connection with the requests for the Private Letter Rulings and to facilitate a favorable determination regarding the tax treatment of the transactions contemplated by this Agreement.

Section 5.23                             Leased CCR Tangible Personal Property.  With respect to any trucks, trailers and forklifts that are part of the CCR Tangible Personal Property included in the CCR Transferred Assets that are leased by the CCR Parties or their Affiliates pursuant to a capital or finance lease and are subject to a Lien in favor of the lessor thereunder, the CCR Parties shall take such actions prior to the Closing as necessary to purchase such trucks, trailers and forklifts, and to deliver good and clear title to such trucks, trailers and forklifts to the CCBCC Parties at the Closing at no additional cost to the CCBCC Parties; provided, however, that if the CCR Parties are unable to purchase such trucks, trailers and forklifts prior to the Closing or if the CCR Parties are otherwise unable to deliver the title to any such trucks, trailers and forklifts at the Closing, the CCR Parties and the CCBCC Parties will enter into a vehicle lease with respect to such trucks, trailers and forklifts, whereby the CCR Parties will lease such trucks, trailers and forklifts to the CCBCC Parties at no further cost to the CCBCC Parties until such time as the CCR Parties can purchase such trucks, trailers and forklifts and provide, at no additional cost to the CCBCC Parties, good and clear title to such trucks, trailers and forklifts to the CCBCC Parties, provided that pursuant to the terms of the vehicle lease the CCBCC Parties will fully insure such trucks, trailers and forklifts.

Section 5.24                             National Food Service and Warehouse Juice Businesses; Non-DSD Businesses.

(a)                                 The parties hereto (or their applicable Affiliates) will use their reasonable good faith efforts to reasonably mutually agree upon one (1) or more legally binding agreements with respect to the CCBCC Parties’ economic participation in TCCC’s and its applicable Affiliates’ existing U.S. national food service and warehouse juice businesses, on commercially reasonable terms and conditions to be negotiated in good faith by the parties hereto (whether one (1) or more, and together with the agreement(s) referred to in subsection (b) below, the “Economic Participation Agreement”).  The parties hereto acknowledge that, while they will work towards the execution of the Economic Participation Agreement with respect to the U.S. national food service and warehouse juice businesses as soon as reasonably practicable, the execution of such Economic Participation Agreement is not a condition to the Closing.

(b)                                 Additionally, the parties hereto (or their applicable Affiliates) will use their reasonable good faith efforts to reach alignment on the key business principles of the CCBCC Parties’ economic participation in all future non-direct store delivery products or business models of TCCC and its applicable Affiliates (including all future beverages, beverage components, and other beverage products distributed by means other than direct store delivery).  The parties’ mutual intent is that their alignment on these key business principles will be the next milestone in the process of good faith negotiation and execution of the Economic Participation Agreement regarding future non-direct store delivery products or business models.  The parties hereto acknowledge that, while they will work towards such alignment on key principles and the subsequent execution of the Economic Participation Agreement regarding future non-direct store delivery products or business models as soon as reasonably practicable, neither alignment on key principles nor the execution of such Economic Participation Agreement is a condition to the Closing.

ARTICLE VI

TAX MATTERS

Section 6.01                             Tax Matters.  The CCR Parties and the CCBCC Parties are equally sharing the liability for all transfer, sales use, stamp, conveyance, recording, registration, documentary, filing and other similar Taxes arising in connection with the consummation of the transactions contemplated by this Agreement (“Transaction Taxes”).  If the CCR Parties have the primary responsibility to collect and/or pay the Transaction Taxes to the appropriate Tax jurisdiction, the CCR Parties shall provide the CCBCC Parties with the calculation of the applicable Transaction Taxes and the CCBCC Parties shall reimburse the CCR Parties for their fifty percent (50%) share of the liability with respect to such Transaction Taxes within thirty (30) days after receiving the calculation thereof.  Conversely, if the CCBCC Parties have the primary responsibility to collect and/or pay the Transaction Taxes to the appropriate Tax jurisdiction, the CCBCC Parties shall provide the CCR Parties with the calculation of the applicable Transaction Taxes and the CCR Parties shall reimburse the CCBCC Parties for their fifty percent (50%) share of the liability with respect to such Transaction Taxes within thirty (30) days after receiving the calculation thereof.  Each party shall remit the applicable Transaction Taxes to the appropriate tax jurisdiction on a timely basis as required under law.  Each party shall promptly deliver notice to the other parties in the event it receives a notice from a Governmental Authority regarding any such Transaction Tax.  In addition, in the event a Governmental Authority commences an audit in respect of any such Transaction Taxes, the CCR Parties and the CCBCC Parties shall cooperate to produce documentation to support that the Transaction Tax was satisfied or arose from a transaction that is nontaxable.  Each of the CCBCC Parties and the CCR Parties agrees to timely sign and deliver (or to cause to be timely signed and delivered) such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns with respect to, such Transaction Taxes.

ARTICLE VII

CONDITIONS TO CLOSING

Section 7.01                             Conditions to Each Party’s Obligations.  The respective obligations of the CCBCC Parties and the CCR Parties to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions, any of which may, to the extent permitted by applicable Law, be waived in writing by the CCBCC Parties or the CCR Parties, each in their sole discretion, provided that such waiver shall be effective only as to the obligations of the party waiving such condition:

(a)                                 Injunction.  There shall be in effect no Law or Governmental Order to the effect that the sale of the CCR Transferred Assets, the sale of the CCBCC Transferred Assets or the other transactions contemplated by this Agreement may not be consummated as provided in this Agreement, no Action shall have been commenced by any Governmental Authority for the purpose of obtaining any such Governmental Order, and no written notice shall have been received from any Governmental Authority indicating an intent to restrain, prevent, materially delay or restructure the transactions contemplated by this Agreement.

(b)                                 Governmental Consents.  All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, all Governmental Authorities required in connection with the execution, delivery or performance of this Agreement shall have been obtained or made.

(c)                                  HSR Act.  The waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act, if applicable, shall have expired or been terminated.

(d)                                 CCR Business Third Party Consents.  The CCR Parties shall have obtained and delivered to the CCBCC Parties the written consents, notices, waivers, agreements or other documents with respect to the Persons set forth on Section 7.01(d) of the CCR Disclosure Schedule with respect to the CCR Business (all such consents, notices, waivers, agreements and other documents shall be in full force and effect on and following the Closing); provided, however, that any such consent, notice, waiver, agreement or other document is in form and substance reasonably satisfactory to the CCBCC Parties.  The parties acknowledge that the process of obtaining such written consents, notices, waivers, agreements or other documents may, in the case of third party brand owners, include negotiation of certain terms by the CCBCC Parties directly with such third party brand owners.

(e)                                  CCBCC Business Third Party Consents.  The CCBCC Parties shall have obtained and delivered to the CCR Parties the written consents, notices, waivers, agreements or other documents with respect to the Persons set forth on Section 7.01(e) of the CCBCC Disclosure Schedule with respect to the CCBCC Business (all such consents, notices, waivers, agreements and other documents shall be in full force and effect on and following the Closing); provided, however, that any such consent, notice, waiver, agreement or other document is in form and substance reasonably satisfactory to the CCR Parties.  The parties acknowledge that the process of obtaining such written consents, notices, waivers, agreements or other documents may, in the case of third party brand owners, include negotiation of certain terms by the CCR Parties (or their designees) directly with such third party brand owners.

(f)                                   Financial Methodologies.  The CCR Parties and the CCBCC Parties shall have mutually reasonably agreed with respect to (i) the resolution of the matters identified on Section 7.01(f) of the CCR Disclosure Schedule related to the financial methodology underlying the preparation of the CCR 2013 Data and the CCR Closing Financial Information, and (ii) the resolution of the matters identified on Section 7.01(f) of the CCBCC Disclosure Schedule related to the financial methodology underlying the preparation of the CCBCC 2013 Data and the CCBCC Closing Financial Information.

(g)                                  Tax Ruling.  The CCR Parties and CCBCC Parties shall have received Private Letter Rulings from the IRS to the effect that the franchise rights transferred by the CCR Parties and the franchise rights transferred by the CCBCC Parties are of like kind under Section 1031(a) of the Code.

(h)                                 Fleet Assets.  The CCR Parties and the CCBCC Parties shall have mutually agreed that (i) the operating condition and average age of the trucks, trailers and forklifts included in the CCR Transferred Assets are reasonably acceptable and (ii) the operating condition and average age of the trucks, trailers and forklifts included in the CCBCC Transferred Assets are reasonably acceptable.

(i)                                     Vending Equipment Assets.  The CCR Parties and the CCBCC Parties shall have mutually agreed that (i) the operating condition and average age of the vending equipment included in the CCR Transferred Assets are reasonably acceptable and (ii) the operating condition and average age of the vending equipment included in the CCBCC Transferred Assets are reasonably acceptable.

Section 7.02                             Conditions to Obligations of the CCR Parties.  The obligations of the CCR Parties to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment by the CCBCC Parties or written waiver by the CCR Parties, at or prior to the Closing, of each of the following conditions:

(a)                                 Representations and Warranties; Covenants.  (i) (A) The representations and warranties of the CCBCC Parties contained in this Agreement which are qualified by “material”, “in all material respects”, “CCBCC Material Adverse Effect” and words of similar meaning shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects as of the Closing as if made on the Closing Date, other than representations and warranties made as of another date, which representations and warranties shall been true and correct in all respects as of such date, and (B) the representations and warranties of the CCBCC Parties contained in this Agreement which are not so qualified shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing as if made on the Closing Date, other than representations and warranties made as of another date, which representations and warranties shall have been true and correct in all material respects as of such date; (ii) the covenants contained in this Agreement to be complied with by the CCBCC Parties on or before the Closing shall have been complied with in all material respects; and (iii) the CCR Parties shall have received a certificate of the CCBCC Parties as to the satisfaction of Sections 7.02(a)(i) and 7.02(a)(ii) signed by a duly authorized executive officer of each of the CCBCC Parties.

(b)                                 No CCBCC Material Adverse Effect.  On or prior to the Closing Date, there shall not have occurred any CCBCC Material Adverse Effect.

(c)                                  Employee Matters Agreement.  Each of the CCBCC Parties (as applicable) shall have executed and delivered, or caused to be executed and delivered, to the CCR Parties the Employee Matters Agreement.

(d)                                 Transition Services Agreement.  Each of the CCBCC Parties (as applicable) shall have executed and delivered, or caused to be executed and delivered, to the CCR Parties the Transition Services Agreement, if applicable.

(e)                                  Finished Goods Supply Agreement.  Each of the CCBCC Parties (as applicable) shall have executed and delivered, or caused to be executed and delivered, to the CCR Parties the Finished Goods Supply Agreement.

(f)                                   RCS Logistics and Transportation Services Agreement.  Each of the CCBCC Parties (as applicable) shall have executed and delivered, or caused to be executed and delivered, to the CCR Parties the RCS Logistics and Transportation Services Agreement.

Section 7.03                             Conditions to Obligations of the CCBCC Parties.  The obligations of the CCBCC Parties to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment by the CCR Parties or written waiver by the CCBCC Parties, at or prior to the Closing, of each of the following conditions:

(a)                                 Representations and Warranties; Covenants.  (i) (A) The representations and warranties of the CCR Parties contained in this Agreement which are qualified by “material”, “in all material respects”, “CCR Material Adverse Effect” and words of similar meaning shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects as of the Closing as if made on the Closing Date, other than representations and warranties made as of another date, which representations and warranties shall have been true and correct in all respects as of such date, and (B) the representations and warranties of the CCR Parties contained in this Agreement which are not so qualified shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing as if made on the Closing Date, other than representations and warranties made as of another date, which representations and warranties shall have been true and correct in all material respects as of such date; (ii) the covenants contained in this Agreement to be complied with by the CCR Parties on or before the Closing shall have been complied with in all material respects; and (iii) the CCBCC Parties shall have received a certificate of the CCR Parties as to the satisfaction of Sections 7.03(a)(i) and 7.03(a)(ii) signed by a duly authorized representative of each CCR Party.

(b)                                 No CCR Material Adverse Effect.  On or prior to the Closing Date, there shall not have occurred any CCR Material Adverse Effect.

(c)                                  Employee Matters Agreement.  Each of the CCR Parties (as applicable) shall have executed and delivered, or caused to be executed and delivered, to the CCBCC Parties the Employee Matters Agreement.

(d)                                 Transition Services Agreement.  Each of the CCR Parties (as applicable) shall have executed and delivered, or caused to be executed and delivered, to the CCBCC Parties the Transition Services Agreement, if applicable.

(e)                                  Finished Goods Supply Agreement.  Each of the CCR Parties (as applicable) shall have executed and delivered, or caused to be executed and delivered, to the CCBCC Parties the Finished Goods Supply Agreement.

(f)                                   RCS Logistics and Transportation Services Agreement.  Each of the CCR Parties (as applicable) shall have executed and delivered, or caused to be executed and delivered, to the CCBCC Parties the RCS Logistics and Transportation Services Agreement.

(g)                                  CCR Funding Letter.  TCCC shall have executed and delivered, or caused to be executed and delivered, to the CCBCC Parties, the CCR Funding Letter.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

Section 8.01                             Termination.  This Agreement may be terminated prior to the Closing:

(a)                                 by the mutual written consent of the CCR Parties and the CCBCC Parties;

(b)                                 by either the CCR Parties or the CCBCC Parties, if the Closing shall not have occurred on or prior to September 30, 2015 (the “End Date”); provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to take any action required to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date;

(c)                                  by the CCR Parties, if there has been a breach of any covenant or other agreement made by the CCBCC Parties in this Agreement, or any representation or warranty of the CCBCC Parties in this Agreement shall have been untrue or inaccurate or shall have become untrue or inaccurate (subject to the CCBCC Parties’ right to cure as set forth herein), in each case which breach, untruth or inaccuracy (i) would give rise to a failure of the condition set forth in

Section 7.02(a) or Section 7.02(b) (a “Terminating CCBCC Breach”) and (ii) has not been (A) waived in writing by the CCR Parties or (B) cured by the CCBCC Parties, within thirty (30) days after written notice from the CCR Parties of such Terminating CCBCC Breach is received by the CCBCC Parties (such notice to describe such Terminating CCBCC Breach in reasonable detail);

(d)                                 by the CCBCC Parties, if there has been a breach of any covenant or other agreement made by the CCR Parties in this Agreement, or any representation or warranty of the CCR Parties in this Agreement shall have been untrue or inaccurate or shall have become untrue or inaccurate (subject to the CCR Parties’ right to cure as set forth herein), in each case which breach, untruth or inaccuracy (i) would give rise to a failure of the condition set forth in Section 7.03(a) or Section 7.03(b) (a “Terminating CCR Breach”) and (ii) has not been (A) waived in writing by the CCBCC Parties or (B) cured by the CCR Parties, within thirty (30) days after written notice from the CCBCC Parties of such Terminating CCR Breach is received by the CCR Parties (such notice to describe such Terminating CCR Breach in reasonable detail);

(e)                                  by the CCR Parties, pursuant to Section 5.08(b); and

(f)                                   by the CCBCC Parties, pursuant to Section 5.08(a).

Section 8.02                             Notice of Termination.  Any party desiring to terminate this Agreement pursuant to Section 8.01 shall give written notice of such termination to the other party or parties, as the case may be, to this Agreement.

Section 8.03                             Effect of Termination.  In the event of the termination of this Agreement as provided in Section 8.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party to this Agreement, except as set forth in this Section 8.03 (Effect of Termination), Section 5.04 (Confidentiality) and Article X (General Provisions); provided, however, that nothing in this Agreement shall relieve either the CCR Parties or the CCBCC Parties from liability for any willful breach of this Agreement or willful failure to perform their obligations under this Agreement.

Section 8.04                             Extension; Waiver.  At any time after the date hereof, either the CCR Parties or the CCBCC Parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement, but such waiver of compliance with such agreements or conditions shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such extension or waiver.  Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one (1) or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.

ARTICLE IX

INDEMNIFICATION

Section 9.01                             Survival.  The representations and warranties of the CCR Parties and the CCBCC Parties contained in or made pursuant to this Agreement shall survive in full force and effect until the date that is eighteen (18) months after the Closing Date, at which time they shall terminate (and no claims shall be made for indemnification under Sections 9.02(a)(i) or 9.03(a)(i) thereafter); provided, however, that the representations and warranties made in Sections 3.01 (Incorporation, Qualification and Authority of the CCR Parties), 3.02(a) (No Conflict), 3.08(a) (Assets), 3.21 (Brokers) (collectively, the “CCR Fundamental Representations”), 4.01 (Incorporation, Qualification and Authority of the CCBCC Parties), 4.02(a) (No Conflict), 4.08(a) (Assets), and 4.21 (Brokers) (collectively, the “CCBCC Fundamental Representations”) shall survive the Closing indefinitely, the representations and warranties made in Sections 3.11 (Environmental Matters) and 4.11 (Environmental Matters) shall survive until the date that is five (5) years after the Closing Date, and the representations and warranties made in Sections 3.14 (Employee Benefits Matters), 4.14 (Employee Benefits Matters), 3.22 (Tax Matters) and 4.22 (Tax Matters shall survive until the date that is three (3) years after the Closing Date, at which time they shall terminate; and provided, further, that the covenants and agreements that by their terms apply or are to be performed in whole or in part after the Closing Date, shall survive for the period provided in such covenants and agreements, if any, or until fully performed.

Section 9.02                             Indemnification by the CCR Parties.

(a)                                 From and after the Closing, the CCR Parties shall indemnify, defend and hold harmless the CCBCC Parties and their Affiliates and their respective officers, directors, employees, agents and representatives (collectively, the “CCBCC Indemnified Parties”) against, and reimburse any CCBCC Indemnified Party for, all Losses that such CCBCC Indemnified Party may at any time suffer or incur, or become subject to, as a result of or in connection with:

(i)                                     the inaccuracy or breach of any representations or warranties made by the CCR Parties in this Agreement or in the certificates furnished by the CCR Parties pursuant to Sections 2.07(g) and 7.03(a);

(ii)                                  any breach or failure by the CCR Parties to perform any of their covenants or obligations contained in this Agreement;

(iii)                               any claim or cause of action by any Person against any CCBCC Indemnified Party with respect to the ownership, operation or use of the CCBCC Transferred Assets or the operations of the CCBCC Business to the extent arising as a result of an event, occurrence or action occurring after the Closing, except to the extent that the underlying matter giving rise to such claim or cause of action is one in which a CCBCC Indemnified Party is otherwise responsible;

(iv)                              any CCR Excluded Liability (including the failure of the CCR Parties to perform or in due course pay and discharge any CCR Excluded Liability); or

(v)                                 any CCBCC Assumed Liability (including the failure of the CCR Parties or their Affiliates to perform or in due course pay and discharge any CCBCC Assumed Liability).

(b)                                 Notwithstanding any other provision of this Agreement to the contrary, (i) the CCR Parties shall not be required to indemnify, defend or hold harmless any CCBCC Indemnified Party against, or reimburse any CCBCC Indemnified Party for, any Losses pursuant to Section 9.02(a)(i) until the aggregate amount of the CCBCC Indemnified Parties’ Losses exceeds a dollar amount equal to $362,071.66 (the “CCR Deductible Amount”), after which the CCR Parties shall be obligated for all Losses of the CCBCC Indemnified Parties pursuant to Section 9.02(a)(i) in excess of the CCR Deductible Amount up to a dollar amount equal to $3,620,716.56; provided, however, that the limitations on indemnification set forth in this Section 9.02(b)(i) shall not apply to any indemnification claim brought as a result of the inaccuracy or breach of a CCR Fundamental Representation; (ii) the cumulative indemnification obligation of the CCR Parties under Section 9.02(a)(i) shall in no event exceed the CCR Initial Brand Amount; and (iii) the indemnification obligation of the CCR Parties under Section 9.02(a)(i) with respect to a breach of Section 3.22 (Tax Matters) shall not be subject to the CCR Deductible Amount.

Section 9.03                             Indemnification by the CCBCC Parties.

(a)                                 From and after the Closing, the CCBCC Parties shall indemnify, defend and hold harmless the CCR Parties and their Affiliates and their respective officers, directors, employees, agents and representatives (collectively, the “CCR Indemnified Parties”) against, and reimburse any CCR Indemnified Party for, all Losses that such CCR Indemnified Party may at any time suffer or incur, or become subject to, as a result of or in connection with:

(i)                                     the inaccuracy or breach of any representations or warranties made by the CCBCC Parties in this Agreement or in the certificates furnished by the CCBCC Parties pursuant to Sections 2.08(g) and 7.02(a);

(ii)                                  any breach or failure by the CCBCC Parties to perform any of their covenants or obligations contained in this Agreement;

(iii)                               any claim or cause of action by any Person against any CCR Indemnified Party with respect to the ownership, operation or use of the CCR Transferred Assets or the operations of the CCR Business to the extent arising as a result of an event, occurrence or action occurring after the Closing, except to the extent that the underlying matter giving rise to such claim or cause of action is one in which a CCR Indemnified Party is otherwise responsible;

(iv)                              any CCBCC Excluded Liability (including the failure of the CCBCC Parties to perform or in due course pay and discharge any CCBCC Excluded Liability); or

(v)                                 any CCR Assumed Liability (including the failure of the CCBCC Parties or their Affiliates to perform or in due course pay and discharge any CCR Assumed Liability).

(b)                                 Notwithstanding any other provision of this Agreement to the contrary, (i) the CCBCC Parties shall not be required to indemnify, defend or hold harmless any CCR Indemnified Party against, or reimburse any CCR Indemnified Party for, any Losses pursuant to Section 9.03(a)(i) until the aggregate amount of the CCR Indemnified Parties’ Losses exceeds a dollar amount equal to $264,848.92 (the “CCBCC Deductible Amount”), after which the CCBCC Parties shall be obligated for all Losses of the CCR Indemnified Parties pursuant to Section 9.03(a)(i) in excess of the CCBCC Deductible Amount up to a dollar amount equal to $2,648,489.24; provided, however, that the limitations on indemnification set forth in this Section 9.03(b)(i) shall not apply to any indemnification claim brought as a result of the inaccuracy or breach of a CCBCC Fundamental Representation; (ii) the cumulative indemnification obligation of the CCBCC Parties under Section 9.03(a)(i) shall in no event exceed the CCBCC Initial Brand Amount; and (iii) the indemnification obligation of the CCBCC Parties under Section 9.03(a)(i) with respect to a breach of Section 4.22 (Tax Matters) shall not be subject to the CCBCC Deductible Amount.

Section 9.04                             Notification of Claims.

(a)                                 A Person that may be entitled to be indemnified under this Agreement (the “Indemnified Party”), shall promptly notify the party or parties liable for such indemnification hereunder (the “Indemnifying Party”) in writing of any pending or threatened claim or demand that the Indemnified Party has determined has given or could reasonably give rise to a right of indemnification under this Agreement (including a pending or threatened claim or demand asserted by a third party against the Indemnified Party, such claim being a “Third Party Claim”), describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or demand; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article IX except to the extent the Indemnifying Party is prejudiced by such failure, it being understood that notices for claims in respect of a breach of a representation, warranty, covenant or agreement must be delivered prior to the expiration of any applicable survival period specified in Section 9.01 for such representation, warranty, covenant or agreement.  Within forty-five (45) days after its receipt of the Third Party Claim notice (the “Third Party Claim Response Period”), the Indemnifying Party shall give notice to the Indemnified Party, in writing, either acknowledging or denying its obligations to indemnify and defend under this Article IX.

(b)                                 If, during the Third Party Claim Response Period, the Indemnifying Party notifies the Indemnified Party that it acknowledges its obligations to indemnify and defend the Indemnified Party against the Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if such Indemnifying Party gives notice in writing of its election to do so to the Indemnified Party, together with the acknowledgement of its obligations to indemnify, within ten (10) Business Days of the receipt of notice from the Indemnified Party; provided, however, that an Indemnifying Party will not be entitled to assume the defense of any Third Party Claim if such Third Party Claim could result in criminal liability of, or equitable remedies against, the Indemnified Party.  If the Indemnifying Party so elects to undertake any such defense against a Third Party Claim, the Indemnified Party may participate in such defense at its own expense, except as set forth in the following sentence.  An Indemnified Party shall have the right to employ separate counsel at the Indemnifying Party’s expense if the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party.  If the Indemnifying Party elects to undertake such defense, the Indemnifying Party shall select counsel, contractors and consultants of recognized standing and competence after consultation with the Indemnified Party.  Each party hereto shall, and shall cause each of its Affiliates, members, officers, agents and employees to, cooperate fully with the other parties hereto in connection with any Third Party Claim.  The Indemnifying Party shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim, without the consent of any Indemnified Party, provided that (i) the settlement or judgment involves only monetary payments, (ii) the Indemnifying Party pays or causes to be paid all amounts arising out of such settlement or judgment promptly following the effectiveness of such settlement or judgment and (iii) the Indemnifying Party obtains, as a condition of any settlement or other resolution, a complete release of any Indemnified Party affected by such Third Party Claim.  If the Indemnifying Party does not assume, or is not entitled to assume, the defense of a Third Party Claim as provided in this Section 9.04(b), the Indemnified Party shall defend such Third Party Claim but shall not consent to a settlement of, or the entry of any judgment arising from, such Third Party Claim without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld, delayed or conditioned; provided, that the Indemnified Party may consent to a settlement of, or the entry of any judgment arising from, such Third Party Claim if such settlement or judgment includes an unconditional release of the Indemnifying Party and its Affiliates from all liability arising out of such Third Party Claim.  With respect to a Third Party Claim regarding Taxes, the Indemnifying Party only has the right to control such Third Party Claim if it (x) relates to Taxes attributable to the CCR Business or the CCR Transferred Assets (if CCR is the Indemnifying Party) or the CCBCC Business or the CCBCC Transferred Assets (if CCBCC is the Indemnifying Party) with respect to a taxable period or portion thereof ending on or prior to the Closing Date or (y) relates to Taxes imposed on the Indemnifying Party or its Affiliates, provided that with respect to any Third Party Claim with respect to Transaction Taxes, the CCR Parties and the CCBCC Parties shall jointly control such Third Party Claim and shall share equally in any direct costs and expenses incurred by the parties with respect thereto.

(c)                                  In the event that an Indemnified Party determines that it has a claim pursuant to Section 9.04(a) that does not involve a Third Party Claim, the Indemnified Party shall give prompt written notice thereof to the Indemnifying Party, specifying the amount of such claim (if known or reasonably capable of estimation) and any relevant facts and circumstances relating thereto.  The Indemnified Party shall provide the Indemnifying Party with reasonable access to its books and records, properties, assets, personnel, agents and advisors for the purpose of allowing the Indemnifying Party a reasonable opportunity to verify any such claim.  The Indemnified Party and the Indemnifying Party shall negotiate in good faith regarding the resolution of any disputed claims of liability.  Promptly following the final determination of the amount of any disputed claims by written agreement between the Indemnifying Party and the Indemnified Party or pursuant to a final, non-appealable order or judgment regarding such disputed claims that has been entered in a court of competent jurisdiction, the Indemnifying Party promptly shall pay the amount of any such finally determined liability to the Indemnified Party by wire transfer or check made payable to the order of the Indemnified Party.

Section 9.05                             Exclusive Remedies.  The CCR Parties and the CCBCC Parties acknowledge and agree that, following the Closing, the indemnification provisions of Sections 9.02 and 9.03 shall be the sole and exclusive remedies of any CCBCC Indemnified Party and any CCR Indemnified Party, respectively, for any Losses (including any Losses from claims for breach of contract, warranty, tortious conduct (including negligence) or otherwise and whether predicated on common law, statute, strict liability, or otherwise) that it may at any time suffer or incur, or become subject to, as a result of, or in connection with, any breach of any representation or warranty in this Agreement by the CCR Parties or the CCBCC Parties, respectively, or any failure by a CCR Party or a CCBCC Party, respectively, to perform or comply with any covenant or agreement set forth herein, except in the case of fraud or intentional misrepresentation.  Without limiting the generality of the foregoing, the parties hereto hereby irrevocably waive any right of rescission they may otherwise have or to which they may become entitled.

Section 9.06                             Additional Indemnification Provisions.

(a)                                 The CCR Parties and the CCBCC Parties agree, for themselves and on behalf of their respective Affiliates and Representatives, that with respect to the indemnification obligations in this Agreement:

(i)                                     all Losses shall be net of any third-party insurance proceeds which have been recovered by the Indemnified Party in connection with the facts giving rise to the right of indemnification;

(ii)                                  in no event shall the Indemnifying Party have liability to the Indemnified Party under this Agreement for any consequential, special, incidental, indirect or punitive damages, lost profits or similar items (including loss of revenue, income or profits, diminution of value or loss of business reputation or opportunity relating to a breach or alleged breach hereof) unless any such damages or items are awarded to a third party in a Third Party Claim, provided that this Section 9.06(d) shall not limit or restrict in any way the right or ability of an Indemnified Party to recover damages that are direct and reasonably foreseeable; and

(iii)                               so long as such party has complied with its obligations under Section 2.04, no party shall have the obligation to indemnify any other Person with respect to any Losses to the extent relating to any failure by the parties to obtain the consent of any Person required in a CCR Assumed Contract (other than in the event where such CCR Assumed Contract is a CCR Material Contract that the CCR Parties failed to identify as requiring consent or notice on Section 3.12(a) of the CCR Disclosure Schedule) or a CCBCC Assumed Contract (other than in the event where such CCBCC Assumed Contract is a CCBCC Material Contract that the CCBCC Parties failed to identify as requiring consent or notice on Section 4.12(a) of the CCBCC Disclosure Schedule) as a result of the consummation of the transactions contemplated hereunder.

(b)                                 In addition to, and not in limitation of, the foregoing, the CCR Parties and the CCBCC Parties agree, for themselves and on behalf of their respective Affiliates and Representatives, that:

(i)                                     the CCR Parties shall have no liability to indemnify any CCBCC Indemnified Party under this Agreement with respect to any Losses (A) to the extent such Losses are included in the CCR Assumed Liabilities reflected on the CCR Final Amounts Schedules or would be duplicative of amounts paid by the CCR Parties pursuant to Section 2.12(a) or Section 5.14(a), or (B) to the extent such Losses are caused by or result from any action (I) that after the date hereof the CCBCC Parties request the CCR Parties to take or refrain from taking in writing pursuant to Section 5.01(a) (other than actions the CCR Parties are already obligated to take or refrain from taking under this Agreement), (II) taken pursuant to a written consent from CCBCC specifically authorizing such action, but only as long as the CCR Parties’ request for written consent to such action was not related to curing a breach of any representation, warranty or covenant of a CCR Party hereunder, or (III) that the CCR Parties or any of their Affiliates, having sought CCBCC ‘s consent pursuant to Section 5.01(a), did not take as a result of CCBCC having unreasonably withheld, delayed or conditioned the requested consent, other than, in the case of clauses (I) and (II), any such Losses constituting costs and expenses specifically and intentionally incurred by the CCR Parties to take any such action requested by the CCBCC Parties and agreed to by the CCR Parties; and

(ii)                                  the CCBCC Parties shall have no liability to indemnify any CCR Indemnified Party under this Agreement with respect to any Losses (A) to the extent such Losses are included in the CCBCC Assumed Liabilities reflected on the CCBCC Final Amounts Schedules or would be duplicative of amounts paid by the CCBCC Parties pursuant to Section 2.12(b) or Section 5.14(b), or (B) to the extent such Losses are caused by or result from any action (I) that after the date hereof the CCR Parties request the CCBCC Parties to take or refrain from taking in writing pursuant to Section 5.01(b) (other than actions the CCBCC Parties are already obligated to take or refrain from taking under this Agreement), (II) taken pursuant to a written consent from CCR or its designees specifically authorizing such action, but only as long as the CCBCC Parties’ request for written consent to such action was not related to curing a breach of any representation, warranty or covenant of a CCBCC Party hereunder, or (III) that the CCBCC Parties or any of their Affiliates, having sought CCR ‘s consent pursuant to Section 5.01(b), did not take as a result of CCR or its designees having unreasonably withheld, delayed or conditioned the requested consent, other than, in the case of clauses (I) and (II), any such Losses constituting costs and expenses specifically and intentionally incurred by the CCBCC Parties to take any such action requested by the CCR Parties or their designees and agreed to by the CCBCC Parties.

Section 9.07                             Mitigation.  Each of the parties hereto agrees to take all reasonable steps to mitigate their respective Losses upon and after becoming aware of any event or condition which would reasonably be expected to give rise to any Losses that are indemnifiable hereunder.

Section 9.08                             Third Party Recovery.  If the CCBCC Indemnified Parties or the CCR Indemnified Parties recover any amounts in respect of Losses from any third party at any time after the CCBCC Parties or the CCR Parties, as applicable, have paid all or a portion of such Losses to the CCBCC Indemnified Parties or the CCR Indemnified Parties, as applicable, pursuant to the provisions of this Article IX, the CCBCC Parties or the CCR Parties, as applicable, shall, or shall cause such CCBCC Indemnified Parties or CCR Indemnified Parties, as applicable, to promptly (and in any event within two (2) Business Days of receipt) pay over to the CCBCC Parties or to the CCR Parties, as applicable, the amount so received (to the extent previously paid by the CCBCC Parties or the CCR Parties, as applicable).

ARTICLE X

GENERAL PROVISIONS

Section 10.01                      Expenses.  Except as may be otherwise specified in this Agreement and the Companion Agreements or as set forth on Section 10.01 of the CCR Disclosure Schedule or Section 10.01 of the CCBCC Disclosure Schedule, all costs and expenses, including fees and disbursements of counsel, financial advisers and accountants, incurred in connection with this Agreement and the Companion Agreements and the transactions contemplated hereby and thereby shall be paid by the Person incurring such costs and expenses, whether or not the Closing shall have occurred.  The CCBCC Parties and the CCR Parties shall each pay one-half of any HSR Act or similar filing or reporting fees in connection with the transactions contemplated by this Agreement, if applicable.

Section 10.02                      Notices.  All notices, communications, consents and deliveries under this Agreement shall be delivered in writing, unless otherwise expressly permitted herein, and shall be deemed given: (a) when delivered if delivered personally (including by courier); (b) on the third day after mailing, if mailed, postage prepaid, by registered or certified mail (return receipt requested); (c) on the day after mailing (or on the following Monday if mailed on a Friday or Saturday) if sent by a nationally recognized overnight delivery service which maintains records of the time, place and receipt of delivery; or (d) upon receipt of a confirmed transmission, if sent by facsimile transmission or by email (or on the first Business Day following the date sent if the date sent is not a Business Day), in each case to the parties at the following addresses or to such other addresses as may be furnished in writing by one party to the others, provided that if notice is given by email, such notice shall also be sent at the same time by facsimile transmission:

(i)                                     if to the CCR Parties to:

Coca-Cola Refreshments USA, Inc.

c/o The Coca-Cola Company

One Coca-Cola Plaza

Atlanta, Georgia 30313

Attn: Vice President

Facsimile: (404) 598-1332

Email: sunilghatnekar@coca-cola.com

with a copy, which shall not constitute notice, to:

Coca-Cola Refreshments USA, Inc.

c/o The Coca-Cola Company

One Coca-Cola Plaza

Atlanta, Georgia 30313

Attn: General Counsel

Facsimile: (404) 598-7664

Email: bgarren@coca-cola.com

and

King & Spalding LLP
1180 Peachtree Street NE
Atlanta, Georgia 30309
Attention: William G. Roche

Anne M. Cox

Facsimile: (404) 572-5133

Email: broche@kslaw.com

acox@kslaw.com

(ii)                                  if to the CCBCC Parties to:

Coca-Cola Bottling Co. Consolidated

4100 Coca Cola Plaza

Charlotte, North Carolina 28211

Attention:                 Umesh M. Kasbekar, Senior VP — Planning and Administration

Facsimile:                 (704) 285-6753

Email:                                    umesh.kasbekar@ccbcc.com

with a copy, which shall not constitute notice, to:

Moore & Van Allen PLLC

100 North Tryon Street

Suite 4700

Charlotte, North Carolina 28202

Attention:                 John V. McIntosh

E. Beauregarde Fisher III

Facsimile:                 (704) 331-1159

Email:                                    johnmcintosh@mvalaw.com

beaufisher@mvalaw.com

Notwithstanding anything to the contrary in this Agreement, (x) (I) any amendments of or supplements to the CCR Disclosure Schedule delivered by the CCR Parties pursuant to the first two (2) sentences of Section 5.08(a) and (II) the CCR Closing Financial Information, and (y) (I) any amendments of or supplements to the CCBCC Disclosure Schedule delivered by the CCBCC Parties pursuant to the first two (2) sentences of Section 5.08(b) and (II) the CCBCC Closing Financial Information, in each case, may be delivered by email only, and any such delivery by email will be deemed to satisfy the requirements of this Section 10.02, without the requirement that notice also be provided by facsimile transmission or in any other format or medium; provided, that the delivery of such information by email only shall not be deemed effective until the CCR Parties or the CCBCC Parties, as applicable, have confirmed their receipt of the same; provided, further, that, upon such receipt, the CCR Parties or the CCBCC Parties, as applicable, will be obligated to provide, and shall provide, such confirmation.

Section 10.03                      Public Announcements.  No party or Affiliate of such party shall issue or cause the publication of any press release or public announcement or otherwise communicate with any news media in respect of this Agreement or the Companion Agreements or the transactions contemplated hereby or thereby without the prior written consent of the CCR Parties and the CCBCC Parties (which consent shall not be unreasonably withheld, delayed or conditioned), except as may be required by Law or stock exchange rules, in which case the party required to publish such press release or public announcement shall allow the other parties a reasonable opportunity to comment on such press release or public announcement in advance of such publication.

Section 10.04                      Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or as a matter of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

Section 10.05                      Entire Agreement.  Except as otherwise expressly provided herein and therein, this Agreement (together with the exhibits and schedules hereto) and the Companion Agreements constitute the entire agreement of the CCR Parties and the CCBCC Parties with respect to the acquisition of the CCR Business by the CCBCC Parties and the acquisition of the CCBCC Business by the CCR Parties and supersede all prior agreements and undertakings, both written and oral between or on behalf of the CCR Parties and the CCBCC Parties or their Affiliates with respect to the acquisition of the CCR Business by the CCBCC Parties and the acquisition of the CCBCC Business by the CCR Parties.

Section 10.06                      Assignment.  Other than as contemplated herein, neither this Agreement nor any of the rights or obligations under this Agreement, may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void; provided, however, that the CCR Parties may assign any or all of their rights and obligations under this Agreement to any of their Affiliates, but only to the extent that such assignment would not result in an impairment of the CCBCC Parties’ rights under this Agreement; and provided, further, that the CCBCC Parties may, without the prior written consent of the CCR Parties, assign all or any portion of their rights and obligations under this Agreement to one or more of its direct or indirect wholly-owned subsidiaries, but only to the extent that such assignment would not result in an impairment of the CCR Parties’ rights under this Agreement.  Subject to the preceding sentence, this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties hereto and their permitted successors and assigns.  No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 10.07                      No Third-Party Beneficiaries.  Except as provided in Article IX with respect to CCR Indemnified Parties and CCBCC Indemnified Parties, this Agreement is for the sole benefit of the parties to this Agreement and their permitted successors and assigns, and nothing in this Agreement, whether express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 10.08                      Amendment.  No provision of this Agreement may be amended or modified except by a written instrument signed by all the parties to such agreement.

Section 10.09                      Disclosure Schedules.  Any disclosure with respect to a Section or Schedule of this Agreement shall be deemed to be disclosed for other Sections and Schedules of this Agreement to the extent that such disclosure sets forth facts in sufficient detail so that the relevance of such disclosure with respect to such other Sections or Schedules would be reasonably apparent to a reader of such disclosure.  Matters reflected in any Section of this Agreement, including any Section of the CCR Disclosure Schedule or the CCBCC Disclosure Schedule, are not necessarily limited to matters required by this Agreement to be so reflected. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature.  No reference to or disclosure of any item or other matter in any Section or Schedule of this Agreement shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in this Agreement.

Section 10.10                      Governing Law and Dispute Resolution.

(a)                                 This Agreement and the Companion Agreements (and any claims, causes of action or disputes that may be based upon, arise out of or relate hereto or thereto, to the transactions contemplated hereby and thereby, to the negotiation, execution or performance hereof or thereof, or to the inducement of any party to enter herein and therein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall in all respects be governed by, and construed in accordance with, the Laws of the State of Delaware, including all matters of construction, validity and performance, in each case without reference to any conflict of Law rules that might lead to the application of the Laws of any other jurisdiction.

(b)                                 Each of the parties hereto agrees that, except to the extent set forth otherwise in the Companion Agreements, any claims, causes of action or disputes that may be based upon, arise out of or relate to this Agreement or the Companion Agreements, to the transactions contemplated hereby and thereby, to the negotiation, execution or performance hereof or thereof, or to the inducement of any party to enter herein and therein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise, shall be resolved only in the state and the federal courts of the United States of America located in the State of Delaware and the appellate courts having jurisdiction of appeals from such courts (the “Delaware Courts”).  In that context, and without limiting the generality of the foregoing, each party irrevocably and unconditionally:

(i)                                     submits for itself and its property in any Action relating to this Agreement and the Companion Agreements, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the Delaware Courts, and agrees that all claims in respect of any such Action shall be heard and determined in the Delaware Courts;

(ii)                                  consents that any such Action may and shall be brought in the Delaware Courts and waives any objection that it may now or hereafter have to the venue or jurisdiction of any such Action in the Delaware Courts or that such Action was brought in an inconvenient court and agrees not to plead or claim the same;

(iii)                               agrees that service of process in any such Action may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address as provided in Section 10.02; and

(iv)                              agrees that nothing in this Agreement or the Companion Agreements shall affect the right to effect service of process in any other manner permitted by the Laws of the State of Delaware.

Section 10.11                      Waiver of Jury Trial.  EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE COMPANION AGREEMENTS OR ANY TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (d) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.

Section 10.12                      Bulk Sales Laws.  The CCBCC Parties and the CCR Parties each hereby waive compliance by the CCR Parties (with respect to the sale of the CCR Transferred Assets) and by the CCBCC Parties (with respect to the sale of the CCBCC Transferred Assets) with the provisions of the “bulk sales,” “bulk transfer” or similar laws of any state or any jurisdiction within or outside the United States.

Section 10.13                      Specific Performance.  Each party acknowledges and agrees that the breach of this Agreement would cause irreparable damage to the other parties hereto and that no party hereto would have an adequate remedy at law.  Therefore, the obligations of the CCR Parties under this Agreement, including the CCR Parties’ obligations to sell the CCR Transferred Assets to the CCBCC Parties and to purchase and acquire the CCBCC Transferred Assets from the CCBCC Parties, and the obligations of the CCBCC Parties under this Agreement, including the CCBCC Parties’ obligations to sell the CCBCC Transferred Assets to the CCR Parties and to purchase and acquire the CCR Transferred Assets from the CCR Parties, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith.  Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

Section 10.14                      Rules of Construction.  Interpretation of this Agreement and the Companion Agreements shall be governed by the following rules of construction: (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to the terms Article, Section, paragraph, Exhibit and Schedule are references to the Articles, Sections, paragraphs, Exhibits and Schedules of or to this Agreement unless otherwise specified; (c) the terms “hereof”, “herein”, “hereby”, “hereto”, and derivative or similar words refer to this entire Agreement, including the CCR Disclosure Schedule, the CCBCC Disclosure Schedule, Annexes and Exhibits hereto; (d) references to “dollars” or “$” mean United States dollars; (e) the word “including” and words of similar import when used in this Agreement means including without limitation, unless otherwise specified; (f) the word “or” shall not be exclusive; (g) references to “written” or “in writing” include in electronic form; (h) each of the parties hereto has participated in the negotiation and drafting of this Agreement, and, if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or burdening any party hereto by virtue of the authorship of any of the provisions in this Agreement; (i) a reference to any Person includes such Person’s successors and permitted assigns; (j) any reference to days means calendar days unless Business Days are expressly specified; and (k) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day.

Section 10.15                      Counterparts.  This Agreement and the Companion Agreements may be executed in one or more counterparts, and by the different parties to each such agreement in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement or the Companion Agreements by facsimile or other means of electronic transmission shall be as effective as delivery of a manually executed counterpart of any such Agreement.

[Signature page follows]

IN WITNESS WHEREOF, CCR and the CCBCC Parties have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

CCR:

COCA-COLA REFRESHMENTS USA, INC.

By:	/s/ J.A.M. Douglas
Name: J.A.M. Douglas
Title: President, Coca-Cola North America and Authorized
Signatory

CCBCC PARTIES:

COCA-COLA BOTTLING CO. CONSOLIDATED

By:	/s/ Umesh Kasbekar
Name: Umesh M. Kasbekar
Title: Senior Vice President, Planning and Administration

CCBCC OPERATIONS, LLC

By:	/s/ Umesh Kasbekar
Name: Umesh M. Kasbekar
Title: Vice President

RED CLASSIC EQUIPMENT, LLC

By:	/s/ Clifford M. Deal, III
Name: Clifford M. Deal, III
Title: Vice President

[Signatures Continue on the Following Page]

Signature Page to Asset Exchange Agreement

RED CLASSIC TRANSIT, LLC

By:	/s/ Clifford M. Deal, III
Name: Clifford M. Deal, III
Title: Vice President

Signature Page to Asset Exchange Agreement

EXHIBIT A

DEFINITIONS

“2014 CCBCC Business EBITDA” means the EBITDA generated by the CCBCC Business for the CCBCC Business’ 2014 fiscal year, determined in accordance with the CCBCC 2014 Data and the CCBCC Agreed Financial Methodology.

“Acceptable Regulatory Standards” means those standards in effect as of the Closing with respect to the presence of a Hazardous Substance on a real property which (a) if achieved in a cleanup, would be sufficient to satisfy the minimum and lowest cost requirements of the regulatory authorities having jurisdiction with respect to the real property so that such regulatory authorities would issue a letter or other document confirming that no further action is required with respect to the investigation, cleanup, remediation and monitoring of the real property with respect to such Hazardous Substance for the continued use of the real property for industrial or commercial purposes only, including the possible application of restrictive covenants, engineering controls, other types of use restrictions or monitored natural attenuation, for Hazardous Substances for which promulgated remediation standards exist; or (b) where the regulatory authorities do not issue such letters or other documents, would be sufficient to satisfy the promulgated remediation standards of the jurisdiction for the continued use of the real property for industrial or commercial purposes only, including the possible application of restrictive covenants, engineering controls, other types of use restrictions or monitored natural attenuation for the minimum and lowest cost.

“Action” means any claim, action, demand, audit, citation, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

“Additional Consideration” means an amount equal to the difference between the CCR Aggregate Business Value and the CCBCC Aggregate Business Value, in each case, as finally determined pursuant to Section 2.09.

“Additional Consideration Deficit” means an amount equal to the Additional Consideration minus the Estimated Additional Consideration, if such amount is a negative number.

“Additional Consideration Reversal” means a situation in which either (a) the Estimated CCR Aggregate Business Value is greater than the Estimated CCBCC Aggregate Business Value and the CCBCC Aggregate Business Value is greater than the CCR Aggregate Business Value or (b) the Estimated CCBCC Aggregate Business Value is greater than the Estimated CCR Aggregate Business Value and the CCR Aggregate Business Value is greater than the CCBCC Aggregate Business Value.

“Additional Consideration Surplus” means an amount equal to the Additional Consideration minus the Estimated Additional Consideration, if such amount is a positive number.

“Affiliate” means, with respect to any specified Person, any other Person that, at the time of determination, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person.

“Agency Notification” has the meaning set forth in Section 5.19(a).

“Agreed Financial Methodology” means, as applicable, the CCBCC Agreed Financial Methodology with respect to financial information regarding the CCBCC Business or the CCR Agreed Financial Methodology with respect to financial information regarding the CCR Business.

“Agreement” means this Asset Exchange Agreement, dated as of October 17, 2014, by and among the CCR Parties and the CCBCC Parties, including the CCR Disclosure Schedule, the CCBCC Disclosure Schedule and the Exhibits, and all amendments to this Asset Exchange Agreement made in accordance with Section 10.08.

“Allocation Schedule” has the meaning set forth in Section 2.11.

“Arbitrator” has the meaning set forth in Section 2.09(c).

“Assignment and Assumption of Lease” has the meaning set forth in Section 2.07(f).

“Assumed Tax Rate” means 40%.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which commercial banks in Atlanta, Georgia are required or authorized by Law to be closed.

“CCBCC” has the meaning set forth in the preamble to this Agreement.

“CCBCC 2012 Additional Financial Information” has the meaning set forth in Section 4.20(b).

“CCBCC 2012 Data” has the meaning set forth in Section 4.20(a).

“CCBCC 2013 Additional Financial Information” means, collectively, (a) the case volume information by brand for the fiscal year ended December 29, 2013, and (b) the financial information described as “CCBCC Data 1) Detail “Flat File”“ with respect to the fiscal year ended December 29, 2013, in each case, which have been provided to the CCR Parties by the CCBCC Parties.

“CCBCC 2013 Data” has the meaning set forth in Section 4.20(c).

“CCBCC 2014 Additional Financial Information” means, collectively, (a) the case volume information by brand for the fiscal year ended December 28, 2014, and (b) the financial information described as “CCBCC Data 1) Detail “Flat File”“ with respect to the fiscal year ended December 28, 2014.

“CCBCC 2014 Data” means components of (a) the unaudited balance sheet of the CCBCC Business as of December 28, 2014 and (b) the unaudited statement of income for the CCBCC Business for the year then ended.

“CCBCC Actual Tax Amount” means an amount equal to (a) CCBCC’s taxable gain determined in accordance with Section 2.11(b), multiplied by (b) the Assumed Tax Rate.

“CCBCC Aggregate Business Value” means an amount equal to the sum of (a) the CCBCC Brand Amount, minus (b) the amount of the CCBCC Net Working Capital Deficit, if any, plus (c) the amount of the CCBCC Net Working Capital Surplus, if any, minus (d) the CCBCC Retained Assets Amount, plus (e) the CCBCC Retained Liabilities Amount.

“CCBCC Agreed Financial Methodology” means the accounting policies, methodologies, assumptions and allocations used by the CCBCC Parties in preparing the CCBCC 2013 Data with such changes or adjustments to such policies, methodologies, assumptions and allocations as are set forth in Section A of the CCBCC Disclosure Schedule or as the CCBCC Parties and the CCR Parties may mutually agree in writing subsequent to the date hereof, including as a result of the mutually agreed upon resolution of any of the items described on Section 7.01(f) of the CCBCC Disclosure Schedule.

“CCBCC Agreed Replacement Value” has the meaning set forth in Section 2.12(b)(i).

“CCBCC Assumed Contracts” has the meaning set forth in Section 2.03(a)(v).

“CCBCC Assumed Liabilities” has the meaning set forth in Section 2.03(c).

“CCBCC Base Brand Amount” means $26,484,892.39.

“CCBCC Bill of Sale, Assignment and Assumption Agreement” has the meaning set forth in Section 2.08(c).

“CCBCC Brand Amount” means an amount equal to the product of (a) the sum of (i) (A) if the Closing occurs on or prior to May 31, 2015, the percentage change (whether positive or negative) in the 2014 Adjusted EBITDA as compared to the EBITDA for the CCBCC Business’ 2013 fiscal year as reflected in the CCBCC 2013 Data (as used in determining the Estimated CCBCC Brand Amount), determined in accordance with the CCBCC Closing Financial Information and the CCBCC Agreed Financial Methodology, and (B) if the Closing occurs after May 31, 2015, the percentage change (whether positive or negative) in the 2014 Adjusted EBITDA as compared to the 2014 CCBCC Business EBITDA (as used in determining the Estimated CCBCC Brand Amount), determined in accordance with the CCBCC Closing Financial Information and the CCBCC Agreed Financial Methodology, plus (ii) 1, multiplied by (b) the Estimated CCBCC Brand Amount.

The capitalized terms used in this definition of “CCBCC Brand Amount”, but not otherwise defined in this definition (and, in the case of the term “2014 Adjusted EBITDA”, used in the definition of “CCBCC Closing Financial Information”), shall have the following meanings:

(i)                                     “2014 Adjusted EBITDA” means:

(A)                               if (I) the Closing occurs on or prior to May 31, 2015, and (II) the 2014 EBITDA Adjustment Trigger is less than 98.5% or greater than 101.5%, an amount equal to the product of (a) the 2014 CCBCC Business EBITDA multiplied by (b) the 2014 EBITDA Adjustment Factor, provided that such adjustment factor will not be applied to any expenses allocated to the CCBCC Business that are not included in the CCBCC Business Contribution to Operating Income, such that the amount of such expenses as reflected in the 2014 CCBCC Business EBITDA will be equal to the amount of such expenses as reflected in the 2014 Adjusted EBITDA.  For the avoidance of doubt, if (x) the Closing occurs on or prior to May 31, 2015, and (y) the 2014 EBITDA Adjustment Trigger is equal to or greater than 98.5%, but not greater than 101.5%, the adjustment described in the preceding sentence will not be applied to the 2014 CCBCC Business EBITDA, and the 2014 Adjusted EBITDA will be deemed to be equal to the 2014 CCBCC Business EBITDA; and

(B)                               if the Closing occurs after May 31, 2015, an amount equal to the product of (a) the 2014 CCBCC Business EBITDA multiplied by (b) the 2014 EBITDA Adjustment Factor, provided that such adjustment factor will not be applied to any expenses allocated to the CCBCC Business that are not included in the CCBCC Business Contribution to Operating Income, such that the amount of such expenses as reflected in the 2014 CCBCC Business EBITDA will be equal to the amount of such expenses as reflected in the 2014 Adjusted EBITDA.

(ii)                                  “2014 Comparable YTD Gross Profit” means the 2014 year to date gross profit of the CCBCC Business for the portion of 2014 that corresponds to the same accounting period used to calculate the 2015 YTD Gross Profit.

(iii)                               “2014 EBITDA Adjustment Factor” means the amount equal to the quotient of (A) the 2015 YTD Gross Profit less direct expenses used in calculating operating income divided by (B) the 2014 Comparable YTD Gross Profit less direct expenses used in calculating operating income.

(iv)                              “2014 EBITDA Adjustment Trigger” means the amount, expressed as a percentage, equal to the quotient of (A) the 2015 YTD Gross Profit divided by (B) the 2014 Comparable YTD Gross Profit.

(v)                                 “2015 YTD Gross Profit” means the 2015 year to date gross profit of the CCBCC Business from January 1, 2015 through the most recent full accounting month ended on or prior to the Closing.

(vi)                              “CCBCC Business Contribution to Operating Income” means revenue, cost of goods sold and operating expenses directly reported within the CCBCC Territory (including depreciation and amortization directly reported within the CCBCC Territory), calculated in a manner consistent with the CCBCC 2014 Data.

“CCBCC Business” means the business that the CCBCC Parties are engaged in related to the marketing, promotion, distribution and sale of Coca-Cola and other beverage products in the CCBCC Territory, including any rights under any existing contracts to produce such beverages.  For the avoidance of doubt, “CCBCC Business” does not include any equipment or other asset located outside of the CCBCC Territory that is used to produce any beverages that CCBCC markets, promotes, distributes and sales in the CCBCC Territory.

“CCBCC Business Employees” means all employees of the CCBCC Parties and their Affiliates who are engaged primarily in the CCBCC Business, together with any individuals hired by the CCBCC Parties or their Affiliates after the date hereof and prior to the Closing who are engaged primarily in the CCBCC Business who are employed with respect to the CCBCC Business as of or immediately after the Closing, but excluding the employees of the CCBCC Parties or their Affiliates who are identified in writing as employees being retained by the CCBCC Parties.

“CCBCC Closing Financial Information” means (a) components of (i) the unaudited balance sheet of the CCBCC Business as of the Closing Date, and (ii) the unaudited statement of income of the CCBCC Business for the 2014 fiscal year, in a format consistent with the CCBCC 2013 Data and determined in accordance with the CCBCC Agreed Financial Methodology; (b) a calculation of the 2014 Adjusted EBITDA determined in accordance with the CCBCC Agreed Financial Methodology; (c) case volume information by brand for the 2014 fiscal year; and (d) updates of Sections 2.03(a)(i), 2.03(a)(ii), 2.03(a)(iii), 2.03(a)(iv)-1 and 2.03(a)(iv)-2 of the CCBCC Disclosure Schedule to update the description of the CCBCC Transferred Assets as of the Closing to be consistent with the unaudited balance sheet of the CCBCC Business as of the Closing Date.

“CCBCC Completed Title Documents” has the meaning set forth in Section 5.21(b).

“CCBCC Customer” means each of the twenty (20) largest customers of the CCBCC Business as measured by the dollar amount of purchases made from the CCBCC Parties and their Affiliates solely in connection with the CCBCC Business during the 12-month period ended on the date hereof.

“CCBCC Deductible Amount” has the meaning set forth in Section 9.03(b).

“CCBCC Disclosure Schedule” means the disclosure schedule delivered by the CCBCC Parties to the CCR Parties and which forms a part of this Agreement.

“CCBCC Employee Plans” has the meaning set forth in Section 4.14(b).

“CCBCC Equipment Dispute Notice” has the meaning set forth in Section 2.12(b)(iii).

“CCBCC Estimated Closing Statement” has the meaning set forth in Section 2.09(b)(i).

“CCBCC Excluded Assets” has the meaning set forth in Section 2.03(b).

“CCBCC Excluded Contracts” means any contracts of the CCBCC Parties with respect to Debt of the CCBCC Parties or their Affiliates or any Tax sharing agreements to which any CCBCC Party or any of the CCBCC Parties’ Affiliates is a party.

“CCBCC Excluded Fountain Equipment” means all fountain equipment (including pre-mix and post-mix) used in the businesses of the CCBCC Parties or their Affiliates, other than the CCBCC Transferred Fountain Equipment (including, for example, fountain equipment situated on the property of any chain restaurant or other retail establishment with which any CCBCC Party does business that is owned by TCCC or by the customer.

“CCBCC Excluded Liabilities” has the meaning set forth in Section 2.03(d).

“CCBCC Final Amounts Schedule” means the schedule of the CCBCC Brand Amount, the CCBCC Net Working Capital Amount, the CCBCC Retained Assets Amount and the CCBCC Retained Liabilities Amount, which shall include a calculation of the CCBCC Aggregate Business Value.

“CCBCC Fundamental Representations” has the meaning set forth in Section 9.01.

“CCBCC Indemnified Parties” has the meaning set forth in Section 9.02(a).

“CCBCC Initial Brand Amount” means $27,323,034.60, calculated as (a) the CCBCC Base Brand Amount, plus (b) the value of the CCBCC Retained Assets as reflected in the CCBCC 2013 Data, as adjusted for certain mutually agreed upon items, minus (c) the value of the CCBCC Retained Liabilities as reflected in the CCBCC 2013 Data, as adjusted for certain mutually agreed upon items.

“CCBCC Intangible Asset Value” means an amount equal to (a) the CCBCC Aggregate Business Value, minus (b) the CCBCC Net Working Capital Amount, minus (c) the aggregate Net Book Value of the CCBCC Transferred Assets that are tangible property.

“CCBCC Interim Quarterly Data” has the meaning set forth in Section 5.02(b)(iv)(C).

“CCBCC Material Adverse Effect” means any state of facts, event, change, condition, effect, circumstance or occurrence that, individually or in the aggregate, has had or is reasonably likely to have a material adverse effect on (x) the business condition (financial or otherwise), assets, liabilities, operations or the results of the operations of the CCBCC Business or the CCBCC Transferred Assets, or (y) the ability of the CCBCC Parties to perform their obligations under this Agreement or the Companion Agreements or to consummate the transactions contemplated hereby or thereby; provided, however, that for purposes of clause (x) of this definition, none of the following shall be taken into account in determining whether a CCBCC Material Adverse Effect has occurred or would be reasonably likely to occur (except with respect to clauses (a), (c) or (f) below, to the extent such state of facts, event, change, condition, effect, circumstance or occurrence has had a disproportionate effect on the CCBCC Business taken as a whole compared to other participants in the soft drink distribution industry): (a) an event or series of events or circumstances affecting (i) the United States or global economy generally or capital or financial markets generally, including changes in interest or exchange rates, (ii) political conditions generally of the United States or any other country or jurisdiction in which a CCBCC Party operates or (iii) the soft drink distribution industry generally (including demand and the availability and pricing of raw materials, marketing and transportation); (b) the negotiation, execution or the announcement of the transactions contemplated by this Agreement or the Companion Agreements; (c) any changes in applicable Law; (d) actions required to be taken or prohibited pursuant to this Agreement or taken with the CCR Parties’ consent or at the CCR Parties’ request; (e) the effect of any action taken by the CCR Parties or their Affiliates with respect to the transactions contemplated hereby; (f) any hostilities, acts of war, sabotage, terrorism or military actions, or any earthquakes, hurricanes, pandemics or other natural disasters, or any other force majeure event, whether or not caused by any Person, or any national or international calamity or crisis, or any escalation or worsening of any of the foregoing events; or (g) the failure to meet internal or published projections, estimates or forecasts of revenues, earnings or other measures of financial or operating performance for any period (provided, that the underlying causes of any such failure may be considered in determining whether a CCBCC Material Adverse Effect exists).

“CCBCC Material Contracts” has the meaning set forth in Section 4.12(a).

“CCBCC Minimum Tax Amount” means an amount equal to the lowest taxable gain that would have been determined using the methodology described in Section 2.11(b) if the CCR Transferred Assets included (a) only Lexington, (b) Lexington and Cookeville, (c) Lexington and Paducah, (d) Lexington, Pikeville and Cookeville or (e) Lexington, Paducah and Pikeville, multiplied by the Assumed Tax Rate.

“CCBCC Material Permits” has the meaning set forth in Section 4.07(a).

“CCBCC New Business Contracts” has the meaning set forth in Section 5.17(b).

“CCBCC New Contract” has the meaning set forth in Section 5.17(b).

“CCBCC Net Working Capital” means (a) the current assets of the CCBCC Business listed on Section B-2 of the CCBCC Disclosure Schedule, including all cash located in the CCBCC Subject Equipment as reflected in the full service change fund, less (b) the current liabilities of the CCBCC Business listed on Section B-2 of the CCBCC Disclosure Schedule.

“CCBCC Net Working Capital Amount” means an amount equal to (a) the Net Book Value of the current assets of the CCBCC Business listed on Section B-2 of the CCBCC Disclosure Schedule, including all cash located in the CCBCC Subject Equipment as reflected in the full service change fund, less (ii) the Net Book Value of the current liabilities of the CCBCC Business listed on Section B-2 of the CCBCC Disclosure Schedule, in each case, as of the Closing Date and determined in accordance with the guidelines set forth on Section B-1 of the CCBCC Disclosure Schedule and in accordance with the CCBCC Closing Financial Information and the CCBCC Agreed Financial Methodology.

“CCBCC Net Working Capital Deficit” means the amount, if any, by which the CCBCC Target Net Working Capital Amount is greater than the CCBCC Net Working Capital Amount as set forth on the CCBCC Final Amounts Schedule.

“CCBCC Net Working Capital Surplus” means the amount, if any, by which the CCBCC Target Net Working Capital Amount is less than the CCBCC Net Working Capital Amount as set forth on the CCBCC Final Amounts Schedule.

“CCBCC Notice of Dispute” has the meaning set forth in Section 2.09(a)(iii).

“CCBCC Obsolete Inventory” has the meaning set forth in Section 5.14(b)(ii).

“CCBCC Partial Assignments and Releases” has the meaning set forth in Section 5.17(b).

“CCBCC Party” or “CCBCC Parties” has the meaning set forth in the preamble to this Agreement.

“CCBCC Pre-Closing Material Contract” has the meaning set forth in Section 2.03(a)(v).

“CCBCC Pre-Closing Products” means (a) any products included in the CCBCC Transferred Assets and (b) any products at any time manufactured or sold by the CCBCC Parties in the conduct of the CCBCC Business prior to the Closing.

“CCBCC Preliminary Amounts Schedule” means the draft schedule of the CCBCC Brand Amount, the CCBCC Net Working Capital Amount, the CCBCC Retained Assets Amount and the CCBCC Retained Liabilities Amount, which shall include a calculation of the CCBCC Aggregate Business Value.

“CCBCC Real Property” has the meaning set forth in Section 2.03(a)(i).

“CCBCC Retained Assets” means, collectively, (a) the assets included within the CCBCC Net Working Capital that are designated on Section B-2 of the CCBCC Disclosure Schedule as not being included within the CCBCC Transferred Assets and (b) the assets designated on Section C of the CCBCC Disclosure Schedule as not being included within the CCBCC Transferred Assets.

“CCBCC Retained Assets Amount” means an amount equal to the Net Book Value of the CCBCC Retained Assets on the Closing Date, determined in accordance with the CCBCC Closing Financial Information and the CCBCC Agreed Financial Methodology.

“CCBCC Retained Liabilities” means, collectively, (a) the liabilities included within the CCBCC Net Working Capital that are designated on Section B-2 of the CCBCC Disclosure Schedule as not being included within the CCBCC Assumed Liabilities and (b) the liabilities designated on Section C of the CCBCC Disclosure Schedule as not being included within the CCBCC Assumed Liabilities.

“CCBCC Retained Liabilities Amount” means an amount equal to the Net Book Value of the CCBCC Retained Liabilities on the Closing Date, determined in accordance with the CCBCC Closing Financial Information and the CCBCC Agreed Financial Methodology.

“CCBCC Shared Contract” means any contract or agreement that relates to both the CCBCC Business and the businesses retained by the CCBCC Parties and/or their Affiliates, provided in no event shall a national or worldwide contract (for example, global procurement agreements) of the CCBCC Parties or their Affiliates be deemed to be a “CCBCC Shared Contract”.  For the avoidance of doubt, all CCBCC Shared Contracts are expressly excluded from the respective definitions of, and should not be considered, “CCBCC Material Contracts” or “CCBCC Specified Non-Transferring Contracts”.

“CCBCC Specified Non-Transferring Contracts” means (a) the license or distribution agreements currently in effect between CCBCC and the parties listed on Section 7.01(e) of the CCBCC Disclosure Schedule and (b) those other agreements expressly identified in Section 4.12(a)(xviii) of the CCBCC Disclosure Schedule or Section 4.12(a)(xix) of the CCBCC Disclosure Schedule as “CCBCC Specified Non-Transferring Contracts”.

“CCBCC Subject Equipment” has the meaning set forth in Section 2.03(a)(iii).

“CCBCC Subject Equipment Threshold” has the meaning set forth in Section 2.12(b)(ii).

“CCBCC Substitute Subject Equipment” means any cold drink and vending equipment included in the CCBCC Subject Equipment at the Closing (other than the Key CCBCC Subject Equipment) that (a) the CCR Parties or the CCBCC Parties are able, in the ordinary course of business, to locate prior to delivery of the Missing CCBCC Equipment Notice, (b) has a CCBCC Agreed Replacement Value (which, for CCBCC Subject Equipment that the CCBCC Parties do not possess the records to determine the CCBCC Agreed Replacement Value, shall be calculated consistent with “Remaining Value” as set forth in Section D of the CCBCC Disclosure Schedule) comparable to, is in the same equipment category as, and has a CCBCC Weighted Average Value identical to, the Key CCBCC Subject Equipment that the CCR Parties have failed to locate or the existence of which the CCR Parties have failed to determine during the six (6) months following the delivery by the CCBCC Parties to the CCR Parties of the Closing Key CCBCC Subject Equipment Schedule, (c) (i) the CCBCC Parties have assigned a Net Book Value greater than $20 as of the Closing Date or (ii) for CCBCC Subject Equipment that the CCBCC Parties do not possess the records to determine the actual Net Book Value, would have a deemed Net Book Value greater than $20 (calculated by dividing (A) the “Average Cost” of the category of equipment set forth in Section D of the CCBCC Disclosure Schedule into which the applicable item of equipment falls by (B) the “UEL” (or “Useful Estimated Life”) of such equipment set forth in Section D of the CCBCC Disclosure Schedule, and multiplying that number by the difference of (x) the Useful Estimated Life of such equipment minus (y) the difference of (i) the year in which the Closing occurs, minus (ii) the year in which such equipment was manufactured (such difference described in subclause (y) being referred to herein as the “Equipment Age”); if the Equipment Age of such item of equipment exceeds its “Useful Estimated Life”, its Net Book Value will be deemed to be zero), (d) has neither been serviced within the twenty-four (24) months prior to the Closing Date nor produced revenue within the twelve (12) months prior to the Closing Date, and (e) is in good operating condition and in a state of good maintenance and repair consistent with current industry standards, ordinary wear and tear excepted.

“CCBCC Supplier” means each of the twenty (20) largest suppliers to the CCBCC Business as measured by the dollar amount of purchases made by the CCBCC Parties and their Affiliates solely in connection with the CCBCC Business during the 12-month period ended on the date hereof.

“CCBCC Tangible Personal Property” has the meaning set forth in Section 2.03(a)(iv).

“CCBCC Target Net Working Capital Amount” means an amount equal to the four (4) quarter average “CCBCC NWC” (as defined in this paragraph) for 2014.  As used herein, “CCBCC NWC” means (a) the Net Book Value of the current assets of the CCBCC Business listed on Section B-2 of the CCBCC Disclosure Schedule, including all cash located in the CCBCC Subject Equipment as reflected in the full service change fund, less (ii) the Net Book Value of the current liabilities of the CCBCC Business listed on Section B-2 of the CCBCC Disclosure Schedule, in each case, as of the CCBCC Parties’ last accounting day of each quarter in 2014 and determined in accordance with the guidelines set forth on Section B-1 of the CCBCC Disclosure Schedule and in accordance with the CCBCC Closing Financial Information and the CCBCC Agreed Financial Methodology.  Notwithstanding the foregoing, in the event the Closing occurs on or prior to May 31, 2015, then solely for purposes of calculating the Estimated

CCBCC Net Working Capital Deficit and the Estimated CCBCC Net Working Capital Surplus, the CCBCC Target Net Working Capital shall be an amount equal to $1,430,754.

“CCBCC Tax True-Up Amount” means an amount equal to (a) the difference (but not below zero) of the CCBCC Actual Tax Amount, minus the CCBCC Minimum Tax Amount, divided by (b) the difference of 100%, minus the Assumed Tax Rate, multiplied by (c) 50%.

“CCBCC Territory” means the geographic area described on Exhibit F.

“CCBCC Threshold Calculation” has the meaning set forth in Section 2.12(b)(ii).

“CCBCC Third Party Intellectual Property” means any Intellectual Property owned by a third party that is incorporated into or otherwise used in the CCBCC Transferred Assets, other than the CCBCC Transferred Licensed Intellectual Property.

“CCBCC Title Defects” has the meaning set forth in Section 5.15(b)(i).

“CCBCC Titled Vehicles” has the meaning set forth in Section 5.21(b).

“CCBCC Transferred Assets” has the meaning set forth in Section 2.03(a).

“CCBCC Transferred Fountain Equipment” means all fountain equipment owned by the CCBCC Parties (including, for example, fountain equipment owned by CCBCC situated on the property of local fountain customers) that is primarily related to, or primarily used or primarily held for use in connection with, the CCBCC Business.

“CCBCC Transferred Licensed Intellectual Property” has the meaning set forth in Section 2.03(a)(ix).

“CCBCC Weighted Average Value” has the meaning set forth in Section 2.12(b)(i).

“CCR” has the meaning set forth in the preamble to this Agreement.

“CCR 2012 Additional Financial Information” has the meaning set forth in Section 3.20(b).

“CCR 2012 Data” has the meaning set forth in Section 3.20(a).

“CCR 2013 Additional Financial Information” means, collectively, (a) the case volume information by brand for the fiscal year ended December 31, 2013, and (b) the financial information described as “CCR Data 1) Detail “Flat File”“ with respect to the fiscal year ended December 31, 2013, in each case, which have been provided to the CCBCC Parties by the CCR Parties.

“CCR 2013 Data” has the meaning set forth in Section 3.20(c).

“CCR 2014 Additional Financial Information” means, collectively, (a) the case volume information by brand for the fiscal year ended December 31, 2014, and (b) the financial information described as “CCR Data 1) Detail “Flat File”“ with respect to the fiscal year ended December 31, 2014.

“CCR 2014 Data” means the components of (a) the unaudited balance sheet of the CCR Business as of December 31, 2014 and (b) the unaudited statement of income for the CCR Business for the year then ended.

“CCR Actual Tax Amount” means an amount equal to (a) CCR’s taxable gain determined in accordance with Section 2.11(b), multiplied by (b) the Assumed Tax Rate.

“CCR Aggregate Business Value” means an amount equal to the sum of (a) the CCR Brand Amount, minus (b) the amount of the CCR Net Working Capital Deficit, if any, plus (c) the amount of the CCR Net Working Capital Surplus, if any, minus (d) the CCR Retained Assets Amount, plus (e) the CCR Retained Liabilities Amount.

“CCR Agreed Financial Methodology” means the accounting policies, methodologies, assumptions and allocations used by the CCR Parties in preparing the CCR 2013 Data with such changes or adjustments to such policies, methodologies, assumptions and allocations as are set forth on Section A of the CCR Disclosure Schedule or as the CCBCC Parties and the CCR Parties may mutually agree in writing subsequent to the date hereof, including as a result of the mutually agreed upon resolution of any of the items described on Section 7.01(f) of the CCR Disclosure Schedule.

“CCR Agreed Replacement Value” has the meaning set forth in Section 2.12(a)(i).

“CCR Assumed Contracts” has the meaning set forth in Section 2.02(a)(v).

“CCR Assumed Liabilities” has the meaning set forth in Section 2.02(c).

“CCR Base Brand Amount” means $36,207,165.61.

“CCR Bill of Sale, Assignment and Assumption Agreement” has the meaning set forth in Section 2.07(c).

“CCR Brand Amount” an amount equal to the product of (a) the sum of (i) the percentage change (whether positive or negative) in EBITDA generated by the CCR Business in the CCR Territory for the most recent four (4) fiscal quarters completed on or prior to the Closing as compared to such EBITDA for the CCR Business’ 2013 fiscal year as reflected in the CCR 2013 Data (and as used in determining the Estimated CCR Brand Amount), determined in accordance with the CCR Closing Financial Information and the CCR Agreed Financial Methodology, plus (ii) 1, multiplied by (b) the Estimated CCR Brand Amount.

“CCR Business” means the business that the CCR Parties are engaged in related to the marketing, promotion, distribution and sale of Coca-Cola and other beverage products in the CCR Territory, including any rights under any existing contracts to produce such beverages.  For the avoidance of doubt, “CCR Business” does not include any equipment or other asset located outside of the CCR Territory that is used to produce any beverages that CCR markets, promotes, distributes and sales in the CCR Territory.

“CCR Business Employees” means all employees of the CCR Parties and their Affiliates who are engaged primarily in the CCR Business, together with any individuals hired by the CCR Parties and their Affiliates after the date hereof and prior to the Closing who are engaged primarily in the CCR Business who are employed by the CCBCC Parties or their Affiliates with respect to the CCR Business as of or immediately after the Closing as further described in the Employee Matters Agreement, but excluding the employees of the CCR Parties or their Affiliates who are identified as employees being retained by the CCR Parties in the Employee Matters Agreement.

“CCR Closing Financial Information” means (a) components of (i) the unaudited balance sheet of the CCR Business as of the Closing Date, and (ii) the unaudited statement of income of the CCR Business for the most recent four (4) fiscal quarters completed on or prior to the Closing, in each case, in a format consistent with the CCR 2013 Data and determined in accordance with the CCR Agreed Financial Methodology; (b) case volume information by brand for the most recent four (4) fiscal quarters completed on or prior to the Closing; and (c)  updates of Sections 2.02(a)(i), 2.02(a)(ii), 2.02(a)(iii), 2.02(a)(iv)-1 and 2.02(a)(iv)-2 of the CCR Disclosure Schedule to update the description of the CCR Transferred Assets as of the Closing to be consistent with the unaudited balance sheet of the CCR Business as of the Closing Date.

“CCR Completed Title Documents” has the meaning set forth in Section 5.21(a).

“CCR Critical Leased Property” has the meaning set forth in Section 3.10(b).

“CCR Customer” means each of the twenty (20) largest customers of the CCR Business as measured by the dollar amount of purchases made from the CCR Parties and their Affiliates solely in connection with the CCR Business during the 12-month period ended on the date hereof.

“CCR Deductible Amount” has the meaning set forth in Section 9.02(b).

“CCR Disclosure Schedule” means the disclosure schedule delivered by the CCR Parties to the CCBCC Parties and which forms a part of this Agreement.

“CCR Employee Plans” has the meaning set forth in Section 3.14(b).

“CCR Equipment Dispute Notice” has the meaning set forth in Section 2.12(a)(iii).

“CCR Estimated Closing Statement” has the meaning set forth in Section 2.09(a)(i).

“CCR Excluded Assets” has the meaning set forth in Section 2.02(b).

“CCR Excluded Contracts” means any contracts of the CCR Parties with respect to Debt of the CCR Parties or their Affiliates or any Tax sharing agreements to which any CCR Party or any of the CCR Parties’ Affiliates is a party.

“CCR Excluded Fountain Equipment” means all fountain equipment (including pre-mix and post-mix) used in the businesses of the CCR Parties or their Affiliates, other than the CCR Transferred Fountain Equipment (including, for example, fountain equipment situated on the property of any chain restaurant or other retail establishment with which any CCR Party does business that is owned by TCCC or by the customer and including any fountain equipment pertaining to customers managed by CCR National Retail Sales (NRS), CCR National Foodservice or CCR Region managed fountain outlets).

“CCR Excluded Liabilities” has the meaning set forth in Section 2.02(d).

“CCR Final Amounts Schedule” means the schedule of the CCR Brand Amount, the CCR Net Working Capital Amount, the CCR Retained Assets Amount and the CCR Retained Liabilities Amount, which shall include a calculation of the CCR Aggregate Business Value.

“CCR Fundamental Representations” has the meaning set forth in Section 9.01.

“CCR Funding Letter” means a letter specifying the funding to be provided by the CCR Parties, their designees or their respective Affiliates for the remainder of the calendar year in which the Closing occurs and the following calendar year.

“CCR Guarantees” has the meaning set forth in Section 5.10.

“CCR Indemnified Parties” has the meaning set forth in Section 9.03(a).

“CCR Initial Brand Amount” means $37,825,824.76, calculated as (a) the CCR Base Brand Amount, plus (b) the value of the CCR Retained Assets as reflected in the CCR 2013 Data, as adjusted for certain mutually agreed upon items, minus (c) the value of the CCR Retained Liabilities as reflected in the CCR 2013 Data, as adjusted for certain mutually agreed upon items.

“CCR Intangible Asset Value” means an amount equal to (a) the CCR Aggregate Business Value, minus (b) the CCR Net Working Capital Amount, minus (c) the aggregate Net Book Value of the CCR Transferred Assets that are tangible property.

“CCR Interim Quarterly Data” has the meaning set forth in Section 5.02(a)(iv)(B).

“CCR Leased Real Property” has the meaning set forth in Section 2.02(a)(i).

“CCR Material Adverse Effect” means any state of facts, event, change, condition, effect, circumstance or occurrence that, individually or in the aggregate, has had or is reasonably likely to have a material adverse effect on (x) the business condition

(financial or otherwise), assets, liabilities, operations or the results of the operations of the CCR Business or the CCR Transferred Assets, or (y) the ability of the CCR Parties to perform their obligations under this Agreement or the Companion Agreements or to consummate the transactions contemplated hereby or thereby; provided, however, that for purposes of clause (x) of this definition, none of the following shall be taken into account in determining whether a CCR Material Adverse Effect has occurred or would be reasonably likely to occur (except with respect to clauses (a), (c) or (f) below, to the extent such state of facts, event, change, condition, effect, circumstance or occurrence has had a disproportionate effect on the CCR Business taken as a whole compared to other participants in the soft drink distribution industry): (a) an event or series of events or circumstances affecting (i) the United States or global economy generally or capital or financial markets generally, including changes in interest or exchange rates, (ii) political conditions generally of the United States or any other country or jurisdiction in which a CCR Party operates or (iii) the soft drink distribution industry generally (including demand and the availability and pricing of raw materials, marketing and transportation); (b) the negotiation, execution or the announcement of the transactions contemplated by this Agreement or the Companion Agreements; (c) any changes in applicable Law; (d) actions required to be taken or prohibited pursuant to this Agreement or taken with the CCBCC Parties’ consent or at the CCBCC Parties’ request; (e) the effect of any action taken by the CCBCC Parties or their Affiliates with respect to the transactions contemplated hereby; (f) any hostilities, acts of war, sabotage, terrorism or military actions, or any earthquakes, hurricanes, pandemics or other natural disasters, or any other force majeure event, whether or not caused by any Person, or any national or international calamity or crisis, or any escalation or worsening of any of the foregoing events; or (g) the failure to meet internal or published projections, estimates or forecasts of revenues, earnings or other measures of financial or operating performance for any period (provided, that the underlying causes of any such failure may be considered in determining whether a CCR Material Adverse Effect exists).

“CCR Material Contracts” has the meaning set forth in Section 3.12(a).

“CCR Material Permits” has the meaning set forth in Section 3.07(a).

“CCR Minimum Tax Amount” means an amount equal to the lowest taxable gain that would have been determined using the methodology described in Section 2.11(b) if the CCR Transferred Assets included (a) only Lexington, (b) Lexington and Cookeville, (c) Lexington and Paducah, (d) Lexington, Pikeville and Cookeville or (e) Lexington, Paducah and Pikeville, multiplied by the Assumed Tax Rate.

“CCR New Business Contracts” has the meaning set forth in Section 5.17(a).

“CCR New Contract” has the meaning set forth in Section 5.17(a).

“CCR Net Working Capital” means (a) the current assets of the CCR Business listed on Section B-2 of the CCR Disclosure Schedule, including all cash located in the CCR Subject Equipment as reflected in the full service change fund, less (b) the current liabilities of the CCR Business listed on Section B-2 of the CCR Disclosure Schedule.

“CCR Net Working Capital Amount” means an amount equal to (a) the Net Book Value of the current assets of the CCR Business listed on Section B-2 of the CCR Disclosure Schedule, including all cash located in the CCR Subject Equipment as reflected in the full service change fund, less (ii) the Net Book Value of the current liabilities of the CCR Business listed on Section B-2 of the CCR Disclosure Schedule, in each case, as of the Closing Date and determined in accordance with the guidelines set forth on Section B-1 of the CCR Disclosure Schedule and in accordance with the CCR Closing Financial Information and the CCR Agreed Financial Methodology.

“CCR Net Working Capital Deficit” means the amount, if any, by which the CCR Target Net Working Capital Amount is greater than the CCR Net Working Capital Amount as set forth on the CCR Final Amounts Schedule.

“CCR Net Working Capital Surplus” means the amount, if any, by which the CCR Target Net Working Capital Amount is less than the CCR Net Working Capital Amount as set forth on the CCR Final Amounts Schedule.

“CCR Notice of Dispute” has the meaning set forth in Section 2.09(b)(iii).

“CCR Obsolete Inventory” has the meaning set forth in Section 5.14(a)(ii).

“CCR Owned Real Property” has the meaning set forth in Section 2.02(a)(i).

“CCR Partial Assignments and Releases” has the meaning set forth in Section 5.17(a).

“CCR Party” or “CCR Parties” has the meaning set forth in the preamble to this Agreement.

“CCR Pre-Closing Material Contract” has the meaning set forth in Section 2.02(a)(v).

“CCR Pre-Closing Products” means (a) any products included in the CCR Transferred Assets and (b) any products at any time manufactured or sold by the CCR Parties in the conduct of the CCR Business prior to the Closing.

“CCR Preliminary Amounts Schedule” means the draft schedule of the CCR Brand Amount, the CCR Net Working Capital Amount, the CCR Retained Assets Amount and the CCR Retained Liabilities Amount, which shall include a calculation of the CCR Aggregate Business Value.

“CCR Real Property” has the meaning set forth in Section 3.10(c).

“CCR Retained Assets” means, collectively, (a) the assets included within the CCR Net Working Capital that are designated on Section B-2 of the CCR Disclosure Schedule as not being included within the CCR Transferred Assets and (b) the assets designated on Section C of the CCR Disclosure Schedule as not being included within the CCR Transferred Assets.

“CCR Retained Assets Amount” means an amount equal to the Net Book Value of the CCR Retained Assets on the Closing Date, determined in accordance with the CCR Closing Financial Information and the CCR Agreed Financial Methodology.

“CCR Retained Liabilities” means, collectively, (a) the liabilities included within the CCR Net Working Capital that are designated on Section B-2 of the CCR Disclosure Schedule as not being included within the CCR Assumed Liabilities and (b) the liabilities designated on Section C of the CCR Disclosure Schedule as not being included within the CCR Assumed Liabilities.

“CCR Retained Liabilities Amount” means an amount equal to the Net Book Value of the CCR Retained Liabilities on the Closing Date, determined in accordance with the CCR Closing Financial Information and the CCR Agreed Financial Methodology.

“CCR Shared Contract” means any contract or agreement that relates to both the CCR Business and the businesses retained by the CCR Parties and/or their Affiliates, provided in no event shall a national or worldwide contract (for example, global procurement agreements) of the CCR Parties or their Affiliates be deemed to be a “CCR Shared Contract”.  For the avoidance of doubt, all CCR Shared Contracts are expressly excluded from the respective definitions of, and should not be considered, “CCR Material Contracts” or “CCR Specified Non-Transferring Contracts”.

“CCR Specified Non-Transferring Contracts” means (a) the license or distribution agreements currently in effect between CCR and the parties listed on Section 7.01(d) of the CCR Disclosure Schedule and (b) those other agreements expressly identified in Section 3.12(a)(xviii) of the CCR Disclosure Schedule or Section 3.12(a)(xix) of the CCR Disclosure Schedule as “CCR Specified Non-Transferring Contracts”.

“CCR Subject Equipment” has the meaning set forth in Section 2.02(a)(iii).

“CCR Subject Equipment Threshold” has the meaning set forth in Section 2.12(a)(ii).

“CCR Substitute Subject Equipment” means any cold drink and vending equipment included in the CCR Subject Equipment at the Closing (other than the Key CCR Subject Equipment) that (a) the CCBCC Parties or the CCR Parties are able, in the ordinary course of business, to locate prior to delivery of the Missing CCBCC Equipment Notice, (b) has a CCR Agreed Replacement Value (which, for CCR Subject Equipment that the CCR Parties do not possess the records to determine the CCR Agreed Replacement Value, shall be calculated consistent with “Remaining Value” as set forth in Section D of the CCR Disclosure Schedule) comparable to, is in the same equipment category as, and has a CCR Weighted Average Value identical to, the Key CCR Subject Equipment that the CCBCC Parties have failed to locate or the existence of which the CCBCC Parties have failed to determine during the six (6) months following the delivery by the CCR Parties to the CCBCC Parties of the Closing Key CCR Subject Equipment Schedule, (c) (i) the CCR Parties have assigned a Net Book Value greater than $20 as of the Closing Date or (ii) for CCR Subject Equipment that the CCR Parties do not possess the records to determine the actual Net Book Value, would have a deemed Net Book Value greater than $20 (calculated by dividing (A) the “Average Cost” of the category of equipment set forth in Section D of the CCR Disclosure Schedule into which the applicable item of equipment falls by (B) the “UEL” (or “Useful Estimated Life”) of such equipment set forth in Section D of the CCR Disclosure Schedule, and multiplying that number by the difference of (x) the Useful Estimated Life of such equipment minus (y) the Equipment Age; if the Equipment Age of such item of equipment exceeds its “Useful Estimated Life”, its Net Book Value will be deemed to be zero), (d) has neither been serviced within the twenty-four (24) months prior to the Closing Date nor produced revenue within the twelve (12) months prior to the Closing Date, and (e) is in good operating condition and in a state of good maintenance and repair consistent with current industry standards, ordinary wear and tear excepted.

“CCR Supplier” means each of the twenty (20) largest suppliers to the CCR Business as measured by the dollar amount of purchases made by the CCR Parties and their Affiliates solely in connection with the CCR Business during the 12-month period ended on the date hereof.

“CCR Tangible Personal Property” has the meaning set forth in Section 2.02(a)(iv).

“CCR Target Net Working Capital Amount” means an amount equal to the four (4) quarter average “CCR NWC” (as defined in this paragraph) for 2014.  As used herein, “CCR NWC” means (a) the Net Book Value of the current assets of the CCR Business listed on Section B-2 of the CCR Disclosure Schedule, including all cash located in the CCR Subject Equipment as reflected in the full service change fund, less (ii) the Net Book Value of the current liabilities of the CCR Business listed on Section B-2 of the CCR Disclosure Schedule, in each case, as of the CCR Parties’ last accounting day in each quarter of 2014 and determined in accordance with the guidelines set forth on Section B-1 of the CCR Disclosure Schedule and in accordance with the CCR Closing Financial Information and the CCR Agreed Financial Methodology.  Notwithstanding the foregoing, in the event the Closing occurs on or prior to May 31, 2015, then solely for purposes of calculating the Estimated CCR Net Working Capital Deficit and the Estimated CCR Net Working Capital Surplus, the CCR Target Net Working Capital shall be an amount equal to $4,002,170.19.

“CCR Tax True-Up Amount” means an equal to (a) the difference (but not below zero) of the CCR Actual Tax Amount, minus the CCR Minimum Tax Amount, divided by (b) the difference of 100%, minus the Assumed Tax Rate, multiplied by (c) 50%.

“CCR Territory” means the geographic area described on Exhibit G.

“CCR Third Party Intellectual Property” means any Intellectual Property owned by a third party that is incorporated into or otherwise used in the CCR Transferred Assets, other than the CCR Transferred Licensed Intellectual Property.

“CCR Threshold Calculation” has the meaning set forth in Section 2.12(a)(ii).

“CCR Title Defects” has the meaning set forth in Section 5.15(a)(i).

“CCR Titled Vehicles” has the meaning set forth in Section 5.21(a).

“CCR Transferred Assets” has the meaning set forth in Section 2.02(a).

“CCR Transferred Fountain Equipment” means all fountain equipment owned by CCR (including, for example, fountain equipment owned by CCR situated on the property of local fountain customers) that is primarily related to, or primarily used or primarily held for use in connection with, the CCR Business.

“CCR Transferred Licensed Intellectual Property” has the meaning set forth in Section 2.02(a)(ix).

“CCR Weighted Average Value” has the meaning set forth in Section 2.12(a)(i).

“Closing” has the meaning set forth in Section 2.05.

“Closing Date” has the meaning set forth in Section 2.05.

“Closing Key CCBCC Subject Equipment Schedule” has the meaning set forth in Section 2.12(b)(i).

“Closing Key CCR Subject Equipment Schedule” has the meaning set forth in Section 2.12(a)(i).

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Collective Agreement” means any collective bargaining agreement, labor contract, letter of understanding or letter of intent with a labor organization certified as the collective bargaining representative of the CCBCC Business Employees or the CCR Business Employees, as the case may be.

“Companion Agreements” means the Deeds, the Assignments and Assumptions of Lease, the CCBCC Bill of Sale, Assignment and Assumption Agreement, the CCR Bill of Sale, Assignment and Assumption Agreement, the Employee Matters Agreement, the Finished Goods Supply Agreement, the Transition Services Agreement and the CCR Funding Letter.

“Comprehensive Beverage Agreement” means that certain Comprehensive Beverage Agreement, dated May 23, 2014, among TCCC, CCR and CCBCC.

“Confidential Information” has the meaning set forth in Section 5.04.

“Control” means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.  The terms “Controlled by,” “Controlled,” “under common Control with” and “Controlling” shall have correlative meanings.

“Cost” means, with respect to any particular item of inventory included in the CCR Transferred Assets or the CCBCC Transferred Assets, the CCR Business’ or the CCBCC Business’, as applicable, fully-loaded production cost with respect to such item of inventory, plus (without duplication) the freight cost of transporting such item of inventory from the applicable production center to the applicable distribution center.

“Debt” means, with respect to any Person, any (a) indebtedness for borrowed money or in respect of loans or advances from third party lending sources, (b) obligation evidenced by bonds, debentures, notes or other similar instruments or debt securities, (c) indebtedness or obligation for the deferred purchase price of property or services with respect to which such Person is liable as obligor (other than trade payables incurred in the ordinary course of business consistent with past practice), (d) capital lease obligations unless listed on Section 2.02(a)(v) of the CCR Disclosure Schedule or Section 2.03(a)(v) of the CCBCC Disclosure Schedule, as applicable, (e) obligations in respect of letters of credit and bankers’ acceptances issued for the account of such Person, (f) amounts owed by the CCR Business to a CCR Party (or Affiliate of a CCR Party) or owed by the CCBCC Business to a CCBCC Party (or Affiliate of a CCBCC Party), as applicable, other than intercompany trade accounts payables for goods and services incurred in the ordinary course of business consistent with past practice and included in the applicable Final Amounts Schedule, (g) all obligations under conditional sale or other title retention agreements relating to the property or assets purchased by such Person, (h) guarantees and (i) obligations under hedging arrangements.

“Deed” has the meaning set forth in Section 2.07(e).

“Delaware Courts” has the meaning set forth in Section 10.10(b).

“EBITDA” means gross profit less operating expenses before interest, income taxes, depreciation and amortization.

“Economic Participation Agreement” has the meaning set forth in Section 5.24(a).

“Employee Matters Agreement” means the Employee Matters Agreement among CCR and CCBCC in a form to be mutually agreed among the CCR Parties and the CCBCC Parties, certain material terms of which are attached hereto as Exhibit H.

“End Date” has the meaning set forth in Section 8.01(b).

“Environmental Activity” with respect to any Recognized Environmental Condition means any activity required to establish a remediation plan necessary to satisfy Acceptable Regulatory Standards for any Hazardous Substances associated with such Recognized Environmental Condition for the continued use of the applicable real property for industrial or commercial purposes only.

“Environmental Laws” means any Laws applicable to (x) the CCR Business, the CCR Owned Real Property, the CCR Leased Real Property or any of the other CCR Transferred Assets or (y) the CCBCC Business, the CCBCC Real Property or any of the other CCBCC Transferred Assets, as applicable, and in effect as of the Closing that regulate (a) the protection of or prevention of harm to human health and the environment or damage to natural resources or (b) the use, management, transportation, treatment, storage, disposal or remediation of Hazardous Substances.

“Environmental Permit” means any permit, approval, license or governmental qualification, registration, filing, privilege, franchise or other authorization that is issued under or pursuant to any Environmental Law.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business, whether or not incorporated, that together with a CCBCC Party or a CCR Party, as applicable, would be deemed a “single employer” within the meaning of Section 4001(b) of ERISA.

“Estimated Additional Consideration” has the meaning set forth in Section 2.06.

“Estimated CCBCC Aggregate Business Value” means an amount equal to the sum of (a) the Estimated CCBCC Brand Amount, minus (b) the amount of the Estimated CCBCC Net Working Capital Deficit, if any, plus (c) the amount of the Estimated CCBCC Net Working Capital Surplus, if any, minus (d) the Estimated CCBCC Retained Assets Amount, plus (e) the Estimated CCBCC Retained Liabilities Amount.

“Estimated CCBCC Brand Amount” means an amount equal to the product of (a) the sum of (i) (A) if the Closing occurs on or prior to May 31, 2015, any percentage change (whether positive or negative) in EBITDA generated by the CCBCC Business in the CCBCC Territory for the CCBCC Business’ 2013 fiscal year, determined in accordance with the CCBCC 2013 Data and the CCBCC Agreed Financial Methodology, that may result from changes or adjustments to the policies, methodologies, assumptions and allocations used in preparing the CCBCC 2013 Data as the CCBCC Parties and the CCR Parties may mutually agree to in writing subsequent to the date hereof, including as a result of the mutually agreed upon resolution of any of the items described on Section 7.01(f) of the CCBCC Disclosure Schedule, or (B) if the Closing occurs after May 31, 2015, any percentage change (whether positive or negative) in the 2014 CCBCC Business EBITDA, as compared to such EBITDA for the CCBCC Business’ 2013 fiscal year as reflected in the CCBCC 2013 Data (and as used for determining the CCBCC Initial Brand Amount), plus (ii) 1, multiplied by (b) the CCBCC Initial Brand Amount.

“Estimated CCBCC Closing Date Unaudited Balance Sheet” has the meaning set forth in Section 2.09(b)(i).

“Estimated CCBCC Net Working Capital Amount” means an amount equal to (a) the Net Book Value of the current assets of the CCBCC Business listed on Section B-2 of the CCBCC Disclosure Schedule, including all cash located in the CCBCC Subject

Equipment as reflected in the full service change fund, less (b) the Net Book Value of the current liabilities of the CCBCC Business listed on Section B-2 of the CCBCC Disclosure Schedule, in each case, (x) as of December 29, 2013, if the Closing occurs on or prior to May 31, 2015 (which amount shall reflect any changes or adjustments to the policies, methodologies, assumptions and allocations used in preparing the CCBCC 2013 Data as the CCBCC Parties and the CCR Parties may mutually agree to in writing subsequent to the date hereof), or (y) as of December 28, 2014, if the Closing occurs after May 31, 2015 and determined, in each case, in accordance with the guidelines set forth on Section B-1 of the CCBCC Disclosure Schedule and in accordance with the CCBCC Agreed Financial Methodology.

“Estimated CCBCC Net Working Capital Deficit” means the amount, if any, by which the CCBCC Target Net Working Capital Amount is greater than the Estimated CCBCC Net Working Capital Amount as set forth on the CCBCC Estimated Closing Statement.

“Estimated CCBCC Net Working Capital Surplus” means the amount, if any, by which the CCBCC Target Net Working Capital Amount is less than the Estimated CCBCC Net Working Capital Amount as set forth on the CCBCC Estimated Closing Statement.

“Estimated CCBCC Retained Assets Amount” means an amount equal to the Net Book Value of the CCBCC Retained Assets on December 29, 2013, if the Closing occurs on or prior to May 31, 2015, or on December 28, 2014, if the Closing occurs after May 31, 2015, determined in accordance with the CCBCC Agreed Financial Methodology.

“Estimated CCBCC Retained Liabilities Amount” means an amount equal to the Net Book Value of the CCBCC Retained Liabilities on December 29, 2013, if the Closing occurs on or prior to May 31, 2015, or on December 28, 2014, if the Closing occurs after May 31, 2015, determined in accordance with the CCBCC Agreed Financial Methodology.

“Estimated CCR Aggregate Business Value” means an amount equal to the sum of (a) the Estimated CCR Brand Amount, minus (b) the amount of the Estimated CCR Net Working Capital Deficit, if any, plus (c) the amount of the Estimated CCR Net Working Capital Surplus, if any, minus (d) the Estimated CCR Retained Assets Amount, plus (e) the Estimated CCR Retained Liabilities Amount.

“Estimated CCR Brand Amount” means an amount equal to the product of (a) the sum of (i) the percentage change (whether positive or negative) in EBITDA generated by the CCR Business in the CCR Territory for the CCR Business’ 2013 fiscal year, determined in accordance with the CCR 2013 Data and the CCR Agreed Financial Methodology, that may result from changes or adjustments to the policies, methodologies, assumptions and allocations used in preparing the CCR 2013 Data as the CCR Parties and the CCBCC Parties may mutually agree to in writing subsequent to the date hereof, including as a result of the mutually agreed upon resolution of any of the items described on Section 7.01(f) of the CCR Disclosure Schedule, plus (ii) 1, multiplied by (b) the CCR Initial Brand Amount.

“Estimated CCR Closing Date Unaudited Balance Sheet” has the meaning set forth in Section 2.09(a)(i).

“Estimated CCR Net Working Capital Amount” means an amount equal to (a) the Net Book Value of the current assets of the CCR Business listed on Section B-2 of the CCR Disclosure Schedule, including all cash located in the CCR Subject Equipment as reflected in the full service change fund, less (b) the Net Book Value of the current liabilities of the CCR Business listed on Section B-2 of the CCR Disclosure Schedule, in each case, as of the Business Day that is the CCR Parties’ last accounting day in the fiscal month prior to the fiscal month in which the Closing occurs and determined in accordance with the guidelines set forth on Section B-1 of the CCR Disclosure Schedule and in accordance with the CCR Agreed Financial Methodology.

“Estimated CCR Net Working Capital Deficit” means the amount, if any, by which the CCR Target Net Working Capital Amount is greater than the Estimated CCR Net Working Capital Amount as set forth on the CCR Estimated Closing Statement.

“Estimated CCR Net Working Capital Surplus” means the amount, if any, by which the CCR Target Net Working Capital Amount is less than the Estimated CCR Net Working Capital Amount as set forth on the CCR Estimated Closing Statement.

“Estimated CCR Retained Assets Amount” means an amount equal to the Net Book Value of the CCR Retained Assets on the Business Day which is the CCR Parties’ last accounting day in the fiscal month prior to the fiscal month in which the Closing occurs, determined in accordance with the CCR Agreed Financial Methodology.

“Estimated CCR Retained Liabilities Amount” means an amount equal to the Net Book Value of the CCR Retained Liabilities on the Business Day which is the CCR Parties’ last accounting day in the fiscal month prior to the fiscal month in which the Closing occurs, determined in accordance with the CCR Agreed Financial Methodology.

“Exchange” has the meaning set forth in Section 2.01.

“Exchange Group Allocation” has the meaning set forth in Section 2.11(a).

“Existing Survey” means a copy of the existing survey, if any, for (a) the CCR Real Property that the CCR Parties have provided to the CCBCC Parties or (b) the CCBCC Real Property that the CCBCC Parties have provided to the CCR Parties and their designees.

“Existing Title Policy” means a copy of the existing owner’s or lessee’s title insurance policy for (a) each parcel of the CCR Real Property that the CCR Parties have provided to the CCBCC Parties or (b) each parcel of the CCBCC Real Property that the CCBCC Parties have provided to the CCR Parties and their designees.

“FDC Act” has the meaning set forth in Section 3.16(b).

“Final Amounts Schedules” means, collectively, the CCBCC Final Amounts Schedule and the CCR Final Amounts Schedule.

“Finished Goods Supply Agreement” means the Finished Goods Supply Agreement with respect to the CCR Territory among the CCR Parties (as applicable) and the CCBCC Parties (as applicable) in a form to be mutually agreed by the CCR Parties and the CCBCC Parties, together with the Service Level Agreement (in a form to be mutually agreed by the CCBCC Parties and the CCR Parties) with respect thereto.

“Gain Determination Date” has the meaning set forth in Section 2.11(c).

“Gain Recognition Calculation” has the meaning set forth in Section 2.11(b).

“Governmental Authority” means any United States federal, state or local or any supra-national or non-U.S. government, political subdivision, governmental, regulatory or administrative authority, instrumentality, agency, body or commission, self-regulatory organization or any court, tribunal, or judicial or arbitral body.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Substances” means any pollutant, contaminant, material, substance, or waste that is regulated under Environmental Laws, including asbestos or asbestos containing materials, polychlorinated biphenyls, radioactive materials, and petroleum or hydrocarbon substance, fraction, distillate or by-products.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Incubation Beverage” has the meaning set forth in Section 3.12(a)(vii).

“Indemnified Party” has the meaning set forth in Section 9.04(a).

“Indemnifying Party” has the meaning set forth in Section 9.04(a).

“Intellectual Property” means all of the following whether arising under the Laws of the United States or of any other jurisdiction:  (a) patents, patent applications (including patents issued thereon) and statutory invention registrations, including utility model, non-provisional, provisional, reissues, divisions, continuations, continuations in part, extensions and reexaminations thereof, all rights therein provided by international treaties or conventions; (b) trademarks, service marks, trade names, business names, corporate names, service names, trade dress, logos, and other identifiers of the same, together with all adaptations, derivations, and combinations thereof, including all goodwill associated therewith, and any and all common law rights, and registrations and applications for registration thereof, all rights therein provided by international treaties or conventions, and all reissues, extensions and renewals of any of the foregoing; (c) internet domain names and social media identifiers, names and profiles; (d) copyrightable works, copyrights, moral rights, mask work rights, database rights and design rights, in each case, other than software, whether or not registered, and registrations and applications for registration thereof, and all rights therein provided by international treaties or conventions; (e) confidential and proprietary information, including inventions, trade secrets, processes, know-how, techniques, protocols, methods, processes, formulae, compositions, architectures, layouts, designs, research and development confidential or proprietary information, customer and supplier lists, technical information, data, specifications, plans, drawings, and blue prints; (f) computer software, including source code, object, executable or binary code, objects, middleware, firmware, embedded code, comments, display screens, user interfaces, report formats, templates, menus, buttons, and icons, and all electronic files, electronic data, materials, manuals, design notes, and other items and documentation related thereto or associated therewith; (g) all other proprietary and intellectual property rights; and (h) all copies and tangible embodiments of any of the foregoing (in whatever form or medium).

“IRS” has the meaning set forth in Section 2.11(a).

“Key CCBCC Subject Equipment” has the meaning set forth in Section 2.12(b)(i).

“Key CCR Subject Equipment” has the meaning set forth in Section 2.12(a)(i).

“Knowledge of the CCBCC Parties” means the actual knowledge, or knowledge that would be obtained after a reasonable inquiry, of (a) Henry W. Flint, James E. Harris, Umesh M. Kasbekar, William J. Billiard, Ashley McFarland, Clifford M. (Tripp) Deal, L. Kent Workman and (b) only with respect to the representations set forth in Section 4.22 (Tax Matters), William Eddy, (c) only with respect to the representations set forth in Section 4.10 (Real Property), Robert Miller and Christopher Pope, (d) only with respect to the representations set forth in Sections 4.13 (Employment Matters) and 4.14 (Employee Benefits Matters), Michael Strong and (e) only with respect to the representations set forth in Section 4.11 (Environmental Matters), Doug Leonard, together in each case with any individuals who succeed to the positions held by the foregoing individuals between the date of this Agreement and the Closing Date.

“Knowledge of the CCR Parties” means (1) the actual knowledge, or knowledge that would be obtained after a reasonable inquiry, of (a) J. Alexander M. Douglas, Jr., Louis Martin, Steven F. Hauser, Duane Still, Daniel Steidle, William F. Lummus, Richard A. Kruse, Jeff Turney and Darin Rice, (b) only with respect to the representations set forth in Sections 3.13 (Employment Matters) and 3.14 (Employee Benefits Matters), Matthew Duncan and Michael Van Aken, (c) only with respect to the representations set forth in Section 3.10 (Real Property), Matthew Fanoe, (d) only with respect to the representations set forth in Section 3.22 (Tax Matters), Stephen Kremer, and (e) only with respect to the representations set forth in Section 3.11 (Environmental Matters), Bruce Karas, together in each case with any individuals who succeed to the positions held by the foregoing individuals between the date of this Agreement and the Closing Date, and (2) the actual knowledge (without any inquiry) of Steve Jones as of June 20, 2014.

“Law” means any applicable U.S. federal, state, local or non-U.S. statute, law (including common law), ordinance, regulation, rule, code, order or other requirement or rule of law.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, option, easement, encroachment, right of way, right of first refusal, security interest, encumbrance, claim, lien or charge of any kind.

“Losses” means all losses, damages, costs, deficiencies, judgments, expenses, interest, awards, liabilities, fines, penalties, obligations and claims of any kind (including reasonable attorneys’ fees and expenses incurred in connection therewith).

“Missing CCBCC Equipment” has the meaning set forth in Section 2.12(b)(ii).

“Missing CCBCC Equipment Notice” has the meaning set forth in Section 2.12(b)(ii).

“Missing CCR Equipment” has the meaning set forth in Section 2.12(a)(ii).

“Missing CCR Equipment Notice” has the meaning set forth in Section 2.12(a)(ii).

“Net Book Value” means net book value as reflected on the books and records of the CCR Parties or the CCBCC Parties, as applicable, as of the Closing Date or as of another specified date if expressly provided for herein.

“Permitted Liens” means the following Liens: (a) Liens for property Taxes, assessments or other governmental charges or levies that are not yet due or payable or that are being contested in good faith by appropriate proceedings; (b) statutory Liens of landlords; (c) Liens of carriers, warehousemen, mechanics, materialmen, repairmen and other Liens imposed by Law for amounts not yet due or that are being contested in good faith; (d) Liens incurred or deposits made in the ordinary course of business consistent with past practice in connection with workers’ compensation, unemployment insurance or other types of social security; (e) Liens resulting from any facts or circumstances relating to the CCBCC Parties or their Affiliates (in the case of the CCR Real Property) or the CCR Parties or their Affiliates (in the case of the CCBCC Real Property); (f) zoning, building, development and land use restrictions; (g) Liens described on Section 3.10(a) or Section 3.10(b) to the CCR Disclosure Schedule or Section 4.10(a) or Section 4.10(b) of the CCBCC Disclosure Schedule as of the date hereof with respect to the Surveyed Properties; (h) with respect to the Surveyed Properties, matters that would be shown by an accurate up-to-date survey as of the date hereof; and (i) any matters that would be shown by an accurate up-to-date survey and any other covenants, conditions, restrictions, rights of way, easements, licenses and other non-monetary Liens and irregularities in title to the extent that such additional matters described in this clause (i) do not materially interfere with the present use or occupancy of the relevant CCBCC Real Property, CCR Owned Real Property or CCR Leased Real Property or impose a material obligation on the owner of a CCBCC Real Property or CCR Owned Real Property or the lessee of a CCR Leased Real Property.

“Person” means any natural person, general or limited partnership, corporation, limited liability company, limited liability partnership, firm, association or organization or other legal entity.

“Phase I Environmental Assessments” means the Phase I Environmental Assessments prepared by Antea Group for the purposes of the transactions contemplated by this Agreement pursuant to the proposal of Antea Group to the CCR Parties.

“Private Letter Rulings” has the meaning set forth in Section 5.22.

“RCS Logistics and Transportation Services Agreement” means documentation that reflects the agreed operating arrangement among the CCR Parties (as applicable) and Red Classic Services LLC (or one of its Affiliates) relating to the provision of logistics and transportation services to CCR Parties by Red Classic Services LLC (or one of its Affiliates) in the CCR Territory, in a form mutually agreed between CCR Parties and the CCBCC Parties.

“Recognized Environmental Condition” or “REC” means (a) any condition identified as a recognized environmental condition, or any asbestos identified as friable or damaged and requiring abatement to comply with applicable legal requirements, in any Phase I Environmental Assessment (or any updates thereto made in accordance with Section 5.19(e)) or (b) any condition, discovered or identified in the course of performance of Environmental Activities hereunder in connection with any Phase I Environmental Assessment (or any updates thereto made in accordance with Section 5.19(e)), that falls within the definition of “recognized environmental condition” set forth in in the American Society for Testing and Materials Standard E1527 05 as of the Closing Date for which investigation or remediation is required by applicable Environmental Law for the continued use of the real property for industrial or commercial purposes only.

“Release” means any releasing, disposing, discharging, injecting, spilling, leaking, pumping, dumping, emitting, escaping or emptying of Hazardous Substances into the soil, surface waters, groundwater, land, stream sediments, surface or subsurface strata and ambient air.

“Representative” of a Person means a director, manager, officer, employee, advisor, agent, stockholder, member, partner, consultant, accountant, investment banker or other representative of such Person.

“Six-Month Treasury Rate” means the rate set forth for the Closing Date (determined on the first Business Day after the Closing Date) at http://www.federalreserve.gov/releases/h15/update/ in the row titled “Treasury constant maturities, Nominal, 6-months”.

“Subsidiary” of any Person means any corporation, general or limited partnership, joint venture, limited liability company, limited liability partnership or other Person that is a legal entity, trust or estate of which (or in which) (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors

(or a majority of another body performing similar functions) of such corporation or other Person (irrespective of whether at the time capital stock of any other class or classes of such corporation or other Person shall or might have voting power upon the occurrence of any contingency), (b) more than 50% of the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) more than 50% of the beneficial interest in such trust or estate, is at the time of determination directly or indirectly owned or Controlled by such Person.

“Survey” means either (a) a new survey obtained by the CCBCC Parties, on the one hand, or the CCR Parties or their designees, on the other hand, with respect to any of the CCR Real Property or any of the CCBCC Real Property, as applicable, or (b) any update of an Existing Survey obtained by the CCBCC Parties, on the one hand, or the CCR Parties or their designees, on the other hand, as applicable.

“Surveyed Properties” means (a) the CCBCC Real Property identified on Section E of the CCBCC Disclosure Schedule and (b) the CCR Owned Real Property and the CCR Critical Leased Property identified on Section E of the CCR Disclosure Schedule, in each case for which as of the date hereof Surveys exist.

“System Tax True-Up Amount” is an amount equal to the CCBCC Tax True-Up Amount, minus the CCR Tax True-Up Amount.

“Tax” or “Taxes” means all income, excise, gross receipts, ad valorem, sales, use, employment, franchise, profits, gains, property, transfer, payroll, intangibles or other taxes, fees, stamp taxes, duties, charges, levies or assessments of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any Tax authority with respect thereto.

“Tax Assets” means all Tax refunds, credits, losses or rebates attributable to a taxable period (or portion thereof) beginning on or prior to the Closing Date and prepayments of Taxes made on or prior to the Closing Date.

“Tax Returns” means all returns and reports (including elections, declarations, disclosures, schedules, claims for refunds, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

“TCCC” means The Coca-Cola Company, a Delaware corporation.

“TCCC Names” has the meaning set forth in Section 5.12.

“Terminating CCBCC Breach” has the meaning set forth in Section 8.01(c).

“Terminating CCR Breach” has the meaning set forth in Section 8.01(d).

“Third Party Claim” has the meaning set forth in Section 9.04(a).

“Third Party Claim Response Period” has the meaning set forth in Section 9.04(a).

“Title Commitment” has the meaning set forth in Section 5.15(a)(i).

“Transaction Taxes” has the meaning set forth in Section 6.01.

“Transition Services Agreement” means the Transition Services Agreement among the CCR Parties (as applicable) and the CCBCC Parties (as applicable) in a form to be mutually agreed among the CCR Parties and the CCBCC Parties.

“Union” has the meaning set forth in Section 3.13(b).

“US FDA” has the meaning set forth in Section 3.16(a).

EXHIBIT B

FORM OF CCR BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

This BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Bill of Sale, Assignment and Assumption”) is made and entered into as of             , by and among COCA-COLA REFRESHMENTS USA, INC., a Delaware corporation (“CCR”), COCA-COLA BOTTLING CO. CONSOLIDATED, a Delaware corporation (“CCBCC”), and certain subsidiaries of CCBCC identified on the signature pages hereto (each of CCBCC and each such subsidiary is referred to herein individually as a “CCBCC Party” and, collectively, as the “CCBCC Parties”).(1)

WHEREAS, CCR and the CCBCC Parties are parties to that certain Asset Exchange Agreement, dated as of October 17, 2014 (the “Exchange Agreement”), pursuant to which, among other things, CCR has agreed to convey, assign, transfer and deliver to the CCBCC Parties, and the CCBCC Parties have agreed to acquire and accept from CCR, certain assets of CCR and, in connection therewith, the CCBCC Parties have agreed to assume certain liabilities and obligations of CCR related thereto; and

WHEREAS, this Bill of Sale, Assignment and Assumption is contemplated by the Exchange Agreement.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.                                      Capitalized Terms.  Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Exchange Agreement.

2.                                      Assignment and Assumption.  Effective as of the Closing, CCR hereby (a) conveys, assigns, transfers and delivers (collectively, the “Assignment”) to the CCBCC Parties, free and clear of all Liens other than Permitted Liens, all right, title and interest in, to and under the CCR Transferred Assets, and (b) assigns, transfers and delivers to the CCBCC Parties the CCR Assumed Liabilities.  The CCBCC Parties hereby accept the Assignment and assume and agree to observe and perform the duties, obligations, terms, provisions and covenants of, and to pay and discharge when due, the CCR Assumed Liabilities, subject, in all cases, to the terms and conditions set forth in the Exchange Agreement.

3.                                      Excluded Liabilities.  The CCBCC Parties do not, and will not by assumption of the CCR Assumed Liabilities or the acceptance of this Bill of Sale, Assignment and Assumption, assume any CCR Excluded Assets or CCR Excluded Liabilities, and the parties hereto agree that all such CCR Excluded Assets and CCR Excluded Liabilities will remain the sole responsibility of CCR or its Affiliates, as applicable, as set forth in the Exchange Agreement.

(1) NTD:  Prior to Closing, the CCBCC Parties may assign their rights to acquire certain assets to one of their wholly owned subsidiaries as contemplated by Section 10.06 of the Exchange Agreement.

4.                                      Terms of the Exchange Agreement.  The terms of the Exchange Agreement are incorporated herein by this reference.  In the event of any conflict or inconsistency between the terms of the Exchange Agreement and the terms hereof, the terms of the Exchange Agreement will govern.

5.                                      Further Actions.  Each of the parties hereto covenants and agrees, at its own expense, to execute and deliver such further instruments of transfer and assignment and to take such other action as such other party may reasonably request to more effectively consummate the assignments and assumptions contemplated by this Bill of Sale, Assignment and Assumption.

6.                                      Binding Effect.  This Bill of Sale, Assignment and Assumption and all of the provisions hereof will be binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns.

7.                                      Controlling Law.  This Bill of Sale, Assignment and Assumption will be governed by and construed in accordance with the internal laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof).

8.                                      Counterparts.  This Bill of Sale, Assignment and Assumption may be executed in counterparts, each of which will be deemed an original, but all of which will constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Bill of Sale, Assignment and Assumption by facsimile or e-mail transmission will be as effective as delivery of a manually executed counterpart of this Bill of Sale, Assignment and Assumption.

[Signature page follows]

2

IN WITNESS WHEREOF, the parties have executed this Bill of Sale, Assignment and Assumption as of the date first above written.

CCR:

COCA-COLA REFRESHMENTS USA, INC.

By:
Name:
Title:

CCBCC PARTIES:

COCA-COLA BOTTLING CO. CONSOLIDATED

By:
Name:
Title:

CCBCC OPERATIONS, LLC

By:
Name:
Title:

RED CLASSIC EQUIPMENT, LLC

By:
Name:
Title:

[Signatures continues on following page]

Signature Page to CCR Bill of Sale, Assignment and Assumption Agreement

RED CLASSIC TRANSIT, LLC

By:
Name:
Title:

Signature Page to CCR Bill of Sale, Assignment and Assumption Agreement

EXHIBIT C

FORM OF DEED(1)

This space reserved for recording information

After recording, return to:

[Moore & Van Allen PLLC

100 North Tryon Street

Suite 4700

Charlotte, North Carolina 28202

Attention:                            John V. McIntosh

E. Beauregarde Fisher III]

SPECIAL WARRANTY DEED

STATE OF [•]  )

) SS:

COUNTY OF [•]        )

THIS INDENTURE, made as of the      day of               , between COCA-COLA REFRESHMENTS USA, INC., a Delaware corporation (“Grantor”), and COCA-COLA BOTTLING CO. CONSOLIDATED,(2) a Delaware corporation (“Grantee”), whose mailing address is [4100 Coca-Cola Plaza, Charlotte, North Carolina 28211].

W I T N E S S E T H:

That Grantor, for the sum of Ten Dollars ($10.00) and other good and valuable consideration, in hand paid at and before the sealing and delivery of these presents, the receipt and sufficiency of which are hereby acknowledged, has granted, bargained, sold, aliened, conveyed and confirmed and by these presents does grant, bargain, sell, alien, convey and confirm unto Grantee, all of those tracts or parcels of land described on Exhibit A attached hereto and made a part hereof (herein called the “Land”), together with the buildings and improvements thereon (collectively, the “Property”).

(1) NTD: To include such modifications as to form (but not the scope of warranty) as are necessary to conform to applicable local requirements.

(2) NTD:  Prior to Closing, CCBCC may assign its rights to acquire the real estate to one of its wholly owned subsidiaries as contemplated by Section 10.06 of the Asset Exchange Agreement.

TO HAVE AND TO HOLD the said Property, together with all and singular the rights, members, easements and appurtenances thereof, and all interest of Grantor (if any) in and to alleys, streets, and rights of way adjacent to or abutting the Land to the same being, belonging or in any wise appertaining to the Land, to the only proper use, benefit and behoof of Grantee, forever, IN FEE SIMPLE.

This Deed and the warranty of title contained herein are made expressly subject to each of the matters set forth in Exhibit B, attached hereto and incorporated herein by reference (collectively, the “Permitted Liens”).

Except as to any claims arising from or with respect to the Permitted Liens, Grantor will warrant and forever defend the right and title to the Property unto Grantee against the lawful claims of all persons owning, holding or claiming by, through or under Grantor, but not otherwise.

(The words “Grantor” and “Grantee” include all genders, plural and singular, and their respective heirs, successors and assigns where the context requires or permits.)

[signature appears on following page]

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IN WITNESS WHEREOF, Grantor has signed and sealed this deed, the day and year first above written.

GRANTOR:

COCA-COLA REFRESHMENTS USA, INC.,
a Delaware corporation

By:
Name:
Title:
Signed, sealed and delivered
in the presence of:

Unofficial Witness

Notary Public

(NOTARY SEAL)

My Commission Expires:

EXHIBIT A - LEGAL DESCRIPTION

EXHIBIT B - PERMITTED EXCEPTIONS

Signature Page to Special Warranty Deed

EXHIBIT A

to Special Warranty Deed

Legal Description

[to be inserted]

EXHIBIT B

to Special Warranty Deed

Permitted Liens

All easements, covenants, conditions, restrictions and other encumbrances of record or that would be disclosed by an accurate survey or inspection of the Property, but without limitation on any representations and warranties of Grantor set forth in the Asset Exchange Agreement, dated as of October 17, 2014, by and among Grantor, Grantee, CCBCC Operations, LLC, Red Classic Equipment, LLC and Red Classic Transit, LLC.

EXHIBIT D

FORM OF ASSIGNMENT AND ASSUMPTION OF LEASE

This ASSIGNMENT AND ASSUMPTION OF LEASE (this “Assignment”) is made and entered into effective as of                   , (the “Effective Date”), by and between COCA-COLA REFRESHMENTS USA, INC., a Delaware corporation (“Assignor”), and COCA-COLA BOTTLING CO. CONSOLIDATED,(1) a Delaware corporation (“Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor is the tenant under that certain [DESCRIBE LEASE] (the “Lease”), for the demised premises described therein as set forth on Exhibit A attached hereto (the “Premises”); and

WHEREAS, in connection with that certain Asset Exchange Agreement, dated as of October 17, 2014 (the “Exchange Agreement”), by and among Assignor, Assignee, CCBCC Operations, LLC, Red Classic Equipment, LLC and Red Classic Transit, LLC, Assignor has agreed to assign all of its right, title and interest in and to the Lease to Assignee, and Assignee has agreed to accept such assignment and assume and perform Assignor’s liabilities and obligations arising under the Lease from and after the Closing, all in accordance with this Assignment and the Exchange Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1.                                      Assignment.  Assignor hereby assigns, transfers, and delivers to Assignee all of Assignor’s right, title and interest as lessee or tenant in and to the Lease and all of the rights, benefits and privileges of the lessee or tenant thereunder, together with all security and other deposits and advance rent, if any, paid by Assignor under the Lease, to the extent provided under the Exchange Agreement.

2.                                      Assumption.  Assignee hereby assumes all liabilities and obligations of Assignor under the Lease (arising on and after the Closing) and agrees to perform all obligations of Assignor under the Lease, to the extent provided under the Exchange Agreement.

3.                                      Governing Law.  This Assignment will be governed by and construed in accordance with the internal laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof).

4.                                      Further Assurances.  Assignor covenants with Assignee and Assignee covenants with Assignor that each will execute or procure any additional documents necessary to establish the rights of the other hereunder.

(1) NTD:  Prior to Closing, CCBCC may assign its rights to acquire the real estate leases to one of its wholly owned subsidiaries as contemplated by Section 10.06 of the Exchange Agreement.

5.                                      Counterparts.  This Assignment may be executed by the parties in counterparts (including by means of facsimile or PDF signature pages delivered electronically), in which event the signature pages thereof shall be combined in order to constitute a single original document.

6.                                      Binding Effect. This Assignment shall be binding upon and inure to the benefit of Assignor, Assignee and their respective successors and assigns.

7.                                      Terms of the Exchange Agreement.  The terms of the Exchange Agreement are incorporated herein by this reference.  In the event of any conflict or inconsistency between the terms of the Exchange Agreement and the terms of this Assignment, the terms of the Exchange Agreement will govern.

[The remainder of this page intentionally left blank.]

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IN WITNESS WHEREOF, the parties have executed this Assignment as of the Effective Date.

ASSIGNOR:

COCA-COLA REFRESHMENTS USA, INC.

By:
Name:
Title:

ASSIGNEE:

COCA-COLA BOTTLING CO. CONSOLIDATED

By:
Name:
Title:

Signature Page to Assignment and Assumption of Lease

EXHIBIT A

Description of Premises

[INCLUDE LEGAL DESCRIPTION FROM LEASE]

EXHIBIT E

FORM OF CCBCC BILL OF SALE,

ASSIGNMENT AND ASSUMPTION AGREEMENT

This BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Bill of Sale, Assignment and Assumption”) is made and entered into as of             , 2015 by and among COCA-COLA BOTTLING CO. CONSOLIDATED, a Delaware corporation (“CCBCC”), CCBCC OPERATIONS, LLC, a Delaware limited liability company (“CCBCC Operations”), RED CLASSIC EQUIPMENT, LLC, a North Carolina limited liability company (“Red Classic Equipment”), RED CLASSIC TRANSIT, LLC, a North Carolina limited liability company (“Red Classic Transit” and together with CCBCC, CCBCC Operations, and Red Classic Equipment, the “CCBCC Parties” and each a “CCBCC Party”), and COCA-COLA REFRESHMENTS USA, INC., a Delaware corporation (“CCR”).

WHEREAS, each of the CCBCC Parties and CCR are parties to that certain Asset Exchange Agreement, dated as of October 17, 2014 (the “Exchange Agreement”), pursuant to which, among other things, the CCBCC Parties have agreed to convey, assign, transfer and deliver to CCR, and CCR has agreed to acquire and accept from the CCBCC Parties, certain assets of the CCBCC Parties and, in connection therewith, CCR has agreed to assume certain liabilities and obligations of the CCBCC Parties related thereto; and

WHEREAS, this Bill of Sale, Assignment and Assumption is contemplated by the Exchange Agreement.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.                                      Capitalized Terms.  Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Exchange Agreement.

2.                                      Assignment and Assumption.  Effective as of the Closing, the CCBCC Parties hereby (a) convey, assign, transfer and deliver (collectively, the “Assignment”) to CCR, free and clear of all Liens other than Permitted Liens, all right, title and interest in, to and under the CCBCC Transferred Assets, and (b) assign, transfer and deliver to CCR the CCBCC Assumed Liabilities.  CCR hereby accepts the Assignment and assumes and agrees to observe and perform the duties, obligations, terms, provisions and covenants of, and to pay and discharge when due, the CCBCC Assumed Liabilities, subject, in all cases, to the terms and conditions set forth in the Exchange Agreement.

3.                                      Excluded Liabilities.  CCR does not, and will not by assumption of the CCBCC Assumed Liabilities or the acceptance of this Bill of Sale, Assignment and Assumption, assume any CCBCC Excluded Assets or CCBCC Excluded Liabilities, and the parties hereto agree that all such CCBCC Excluded Assets and CCBCC Excluded Liabilities will remain the sole responsibility of the applicable CCBCC Party, as set forth in the Exchange Agreement.

4.                                      Terms of the Exchange Agreement.  The terms of the Exchange Agreement are incorporated herein by this reference.  In the event of any conflict or inconsistency between the terms of the Exchange Agreement and the terms hereof, the terms of the Exchange Agreement will govern.

5.                                      Further Actions.  Each of the parties hereto covenants and agrees, at its own expense, to execute and deliver such further instruments of transfer and assignment and to take such other action as such other party may reasonably request to more effectively consummate the assignments and assumptions contemplated by this Bill of Sale, Assignment and Assumption.

6.                                      Binding Effect.  This Bill of Sale, Assignment and Assumption and all of the provisions hereof will be binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns.

7.                                      Controlling Law.  This Bill of Sale, Assignment and Assumption will be governed by and construed in accordance with the internal laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof).

8.                                      Counterparts.  This Bill of Sale, Assignment and Assumption may be executed in counterparts, each of which will be deemed an original, but all of which will constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Bill of Sale, Assignment and Assumption by facsimile or e-mail transmission will be as effective as delivery of a manually executed counterpart of this Bill of Sale, Assignment and Assumption.

[Signature page follows]

2

IN WITNESS WHEREOF, the parties have executed this Bill of Sale, Assignment and Assumption as of the date first above written.

CCBCC PARTIES:

COCA-COLA BOTTLING CO. CONSOLIDATED

By:
Name:
Title:

CCBCC OPERATIONS, LLC

By:
Name:
Title:

RED CLASSIC EQUIPMENT, LLC

By:
Name:
Title:

RED CLASSIC TRANSIT, LLC

By:
Name:
Title:

[Signatures continues on following page]

Signature Page to CCBCC Bill of Sale, Assignment and Assumption Agreement

CCR:

COCA-COLA REFRESHMENTS USA, INC.

By:
Name:
Title:

Signature Page to CCR Bill of Sale, Assignment and Assumption Agreement

EXHIBIT F

CCBCC Territory

1.                                      Brands:  Coca-Cola Brands; Tum-E Yummies; Fuel In A Bottle; and Core Power

Jackson Description

IN THE STATE OF TENNESSEE:

All points in the counties of Madison, Chester, Crockett, Gibson, Carroll and Henderson, State of Tennessee; that part of Obion and Weakley Counties, Tennessee, lying south of a direct line drawn from a point one mile south of Rives, TN to a point one mile north of McKenzie, TN, and east of a line drawn one mile east of and parallel with the line of the Illinois Central Railway in Obion County, that runs from Dyersburg, TN, to Fulton, KY.  including all points in Benton and Perry Counties, Tennessee, within fifty (50) miles of Jackson, TN, and points in Decatur County, Tennessee, except points within two miles of the Tennessee River south from the southern Perry-Decatur county line. Also including points in Hardeman, McNairy and Hardin Counties, TN lying north of a direct line drawn through a point one mile south of Hickory Valley, Tennessee, thence to a point one mile north of Selmer, Tennessee, thence direct east to the Tennessee River, but excluding points in Hardin County that are east of a line drawn two miles west of the Tennessee River. The towns of Whiteville, Augustus, Vildo and Cedar Chapel, in Hardeman County, are excluded.

Paris Description

IN THE STATE OF TENNESSEE:

The City of Paris and all points in Henry County; Also, all points in Benton County lying north of a line drawn due east and west through the City of Nashville.

2.                                      Dr. Pepper Brands

Jackson Description

IN THE STATE OF TENNESSEE:

Chester and Madison Counties, Tennessee, all as so located December 8, 1987.

All of Hardeman County, Tennessee except those two (2) portions described as follows:  Part 1 located south of a line drawn across Hardeman County passing through a point located one (1) mile south of the town of Hickory Valley to a point on the eastern boundary of Hardeman County that said line would intersect if extended to a point one (1) mile north of the town of Selmer in McNairy County.  Part 2 located west and north of a line beginning at the point the western boundary of Madison County intersects the northern boundary of Hardeman County; thence, southwesterly  in a straight line to the southeasternmost point of the boundary of the town of New Castle; thence, due west to the western boundary of Hardeman County.  It is the intent of this description to exclude the towns of Serles, New Castle, Whiteville, Vildo, Cedar Chapel and Augustus, and all other towns and dealer outlets located on the described lines.  This description is as so located December 8, 1987.

That part of McNairy County, Tennessee located north of a line beginning at a point on the western boundary of McNairy County that a straight line would intersect if extended from a point one (1) mile south of the town of Hickory Valley in Hardeman County to a point one (1) mile north of the town of Selmer in McNairy County; thence, easterly along said line to a point one (1) mile north of the town of Selmer; thence, due east in a straight line to the eastern boundary of McNairy County.  It is the intent of this description to exclude the town of Selmer and all other towns and dealer outlets located on and south of the described line.  This description is as so located December 8, 1987.

That part of Hardin County, Tennessee located north and west of the following described line: Beginning at a point on the western boundary of Hardin County that a line extended from a point one (1) mile north of the town of Selmer in McNairy County due east to the western boundary of Hardin County would cross; thence, east in a straight line to a point two (2) miles west of the Tennessee River; thence, northerly along a line running two (2) miles west of and parallel to the Tennessee River to the northern boundary of Hardin County.  It is the intent of this description to exclude the town of Crump and all other towns and dealer outlets located on the described line.  This description is as so located December 8, 1987.

Those two portions of Henderson County, Tennessee described as follows:  Part 1 located west of a straight line drawn from a point on the northern boundary of Henderson County located two (2) miles east of the town of Cedar Grove in Carroll County; thence, southerly in a straight line to a point on the southwestern boundary of Henderson County located two (2) miles west of the town of Huron.  Part 2 located southwest of a straight line drawn from the southeast corner of Henderson County passing through the town of Sardis to the Chester/Henderson County boundary line.  It is the intent of this description to exclude the towns of Sardis and Huron and all other towns and dealer outlets located on the described line from the Jackson territory.  This description is as so located December 8, 1987.

That part of GIBSON County, Tennessee lying east of a straight line which runs in a northeasterly and southwesterly direction through said county beginning at the intersection where Tennessee State Highway #54 intersects the Middle Fork of the Forked Deer River and the Crockett County line and ending at the intersection of the Middle Fork of the Obion River, the southeastern Weakley County Line, the northwestern Carroll County line, and the northeastern Gibson County line.

That part of Crockett County, Tennessee lying on and east of the following described line:  Beginning at a point where State Highway No. 54 intersects the northern boundary of the said Crockett County; thence, southerly along said Highway No. 54 to and including the town of Alamo; thence, northwesterly along said Highway No. 54 to and including Brem’s Corner; thence, south along said Highway No. 54 to and including Johnson Grove; thence, south along said Highway No. 54 to the point said Highway No. 54 intersects the southern boundary line of said County.  It is the intent of this description to include therein all dealer outlets, cities and towns on State Highway No. 54 mentioned herein, all as so located on March 17, 1941.

That part of Carroll County, Tennessee described as follows:  Beginning at a point on the southern boundary of Carroll County that is two (2) miles east of U.S. Highway No. 70; thence, northeasterly along a line running two (2) miles east of and parallel to U.S. Highway No. 70 to the City of Huntingdon in which city only that part of State Highway No. 22 within the corporate limits of Huntingdon know as West Paris Street and that part of U.S. Highway No. 70 from the point said Highway intersects State Highway No. 22 (or West Paris Street) within the corporate limits of Huntingdon to a point on said U.S. Highway No. 70 at the southern corporate limits of Huntingdon; being that part of said Highway necessary to travel enroute from McKenzie to Jackson, Tennessee; thence, southwestwardly along U.S. Highway No. 70, including the towns of Leach and Cedar Grove and all other towns and dealer outlets located along the described portion of U.S.

Highway No. 70 to the southern boundary of Carroll County.  This description is as so located January 24, 1955.

Paris Description

Not Applicable

EXHIBIT G

CCR TERRITORY

Lexington, Kentucky sales center area

The CCR Territory is generally comprised of the geographic territory supplied by the CCR Parties’ Lexington, Kentucky sales center and such currently unserved outlets within a territory that would reasonably be expected to be supplied by such sales center if any such outlet was to become a customer. The precise geographic boundaries of the CCR Territory will be mutually agreed upon by the parties to the Agreement (and, to the extent applicable, any third party brand owners) prior to the Closing, which the parties anticipate will include all customer outlets within CCR’s territory immediately prior to the Closing to which certain soft drinks and other beverages and beverage products in shelf-stable, ready to drink form bearing trademarks owned or licensed by TCCC are supplied as of such time or were supplied during the most recent four (4) fiscal quarters completed on or prior to the Closing (or an outlet that would reasonably be expected to be supplied if such location became a customer), in each case, by the CCR Parties’ Lexington, Kentucky sales center pursuant to the rights granted under Master Bottle Contracts, Allied Bottle Contracts and other similar bottling or distribution agreements with TCCC or its Affiliates.

EXHIBIT H

EMPLOYEE MATTERS AGREEMENT

This Employee Matters Agreement, dated as of                   , is made by and between COCA-COLA REFRESHMENTS USA, INC., a Delaware corporation (“CCR”), and COCA-COLA BOTTLING CO. CONSOLIDATED, a Delaware corporation (“CCBCC”).

WHEREAS, the above-named parties (and certain of their Affiliates) have previously entered into an Asset Exchange Agreement, as defined below;

WHEREAS, such parties agreed to enter into and execute this Employee Matters Agreement as a condition to the closing of the transactions contemplated by the Asset Exchange Agreement; and

WHEREAS, this Employee Matters Agreement sets forth the terms and conditions for the employment of, and the provision of employment benefits to, the Business Employees, as defined below.

NOW, THEREFORE, the parties to this Employee Matters Agreement agree as follows:

ARTICLE I.
DEFINITIONS

Capitalized terms used in this Employee Matters Agreement that are not defined below or elsewhere in this Employee Matters Agreement shall have the meaning set forth in the Asset Exchange Agreement.

(a)                                 “Accrued Amounts” shall have the meaning set forth in Section 3.8(a) hereof.

(b)                                 “Active Business Employee” means a Business Employee who, as of the date immediately prior to the Closing Date, (i) actively performs work on behalf of CCR or (ii) is not actively performing work on behalf of CCR due to vacation, holiday, illness or injury (other than an employee receiving workers’ compensation benefits or on an approved leave of absence, including FMLA or military leave), jury duty, or bereavement leave in accordance with applicable policies of CCR.

(c)                                  “Anniversary Date” means the one-year anniversary of the Closing Date.

(d)                                 “Asset Exchange Agreement” means the Asset Exchange Agreement, dated October 17, 2014, by and among the CCR Parties and the CCBCC Parties, including the schedules, appendices, exhibits, amendments, and ancillary agreements attached thereto and made a part thereof.

(e)                                  “Business Employees” means all of the individuals identified on Exhibit A attached hereto.  Each Business Employee will be either an “Active Business Employee” or an “Inactive Business Employee” as those terms are defined in this Employee Matters Agreement.

(f)                                   “Cause” shall have the meaning set forth in Section 3.1 hereof.

(g)                                  “CCBCC” shall have the meaning set forth in the preamble to this Employee Matters Agreement.

(h)                                 “CCBCC Savings Plan” shall have the meaning set forth in Section 3.4 hereof.

(i)                                     “CCBCC’s Auto-Allowance Policy” shall have the meaning set forth in Section 3.6 hereof.

(j)                                    “CCR” shall have the meaning set forth in the preamble to this Employee Matters Agreement.

(k)                                 “CCR Employee Plans” means any health, welfare, medical, dental, pension, retirement, profit sharing, incentive compensation, deferred compensation, equity compensation, savings, fringe benefit, paid time off, severance, life insurance and disability plan, program, agreement or arrangement (whether written or oral), including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, that is sponsored, maintained or contributed to by CCR or its Affiliates for the Business Employees, other than the plans established pursuant to statute.

(l)                                     “CCR Exempt Employee Severance Plan” shall have the meaning set forth in Section 2.2 hereof.

(m)                             “Closing Date” shall have the meaning set forth in the Asset Exchange Agreement.

(n)                                 “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985.

(o)                                 “Deferred Hire Date” shall have the meaning set forth in Section 2.3 hereof.

(p)                                 “Delaware Courts” shall have the meaning set forth in Section 5.4(b) hereof.

(q)                                 “Employee Matters Agreement” means this Employee Matters Agreement by and between CCR and CCBCC, including the appendices and amendments attached hereto and made a part hereof.

(r)                                    “Employment-Related Obligations” shall have the meaning set forth in Section 4.3(a) hereof.

(s)                                   “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(t)                                    “FMLA” means the Family Medical Leave Act of 1993, as amended.

(u)                                 “Inactive Business Employee” means a Business Employee who, as of the date immediately prior to the Closing Date, (i) is not actively performing work on behalf of CCR and

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(ii) is on an approved leave of absence, including FMLA or military leave, or is receiving workers’ compensation benefits.

(v)                                 “Selected Employees” means a group, mutually agreed upon by CCR and CCBCC, of less than five percent (5%) of the aggregate number of Active Business Employees who are not concentrated in any one geographic market or business function.

(w)                               “Transferred Employee” shall have the meaning set forth in Section 2.3 hereof.

(x)                                 “WARN” shall have the meaning set forth in Section 2.5 hereof.

ARTICLE II.
EMPLOYMENT

Section 2.1                                    Offer of Employment.

(a)                                 Prior to the Closing Date, except as otherwise provided in this Section 2.1, CCBCC shall have made offers of employment applicable to each Business Employee, provided that CCBCC shall not be required to make an offer of employment to the Selected Employees.  Prior to the Closing Date, CCR shall provide CCBCC with a list of the Business Employees to whom such offers of employment shall be made, which list may be subject to modification but shall be final as of the date immediately prior to the Closing Date and is attached hereto as Exhibit A.

(b)                                 With respect to each Inactive Business Employee, CCBCC and CCR agree as follows:

(i)                                     If such Inactive Business Employee returns to work during the period during which such Inactive Business Employee’s employment is protected under the FMLA, then CCBCC agrees to hire such Inactive Business Employee, effective upon his or her return to work and upon such terms and conditions as set forth in the FMLA.

(ii)                                  If such Inactive Business Employee returns to work on or before the Anniversary Date but after the period during which such Inactive Business Employee’s employment is protected under the FMLA, CCBCC will hire such Inactive Business Employee only if a comparable position with CCBCC is available for which such Inactive Business Employee is qualified.  If no such comparable position with CCBCC is available at such time, such Inactive Business Employee will be given thirty (30) days from the date he or she returns to work to apply for other positions with CCBCC.  Such Inactive Business Employee will remain employed by CCR unless and until hired by CCBCC during such thirty (30) day period.  If such Inactive Business Employee is not offered a position with CCBCC within such thirty (30) day period, CCBCC shall have no further obligation with respect to such Inactive Business Employee.

Section 2.2                                    Terms of Offer.  Each offer of employment made to a Business Employee pursuant to Section 2.1 hereof shall provide for: (a) employment with CCBCC or a CCBCC Subsidiary, (b) until at least the Anniversary Date, a total compensation amount (comprised of base salary or hourly wage, plus potential short-term incentive compensation target (annual, local

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and sales), if any) that is comparable in the aggregate to such Business Employee’s total compensation amount in effect as of immediately prior to the Closing Date, except for (i) performance-based adjustments to short-term incentives and (ii) overtime and (c) if the Business Employee is a salaried employee whose work location prior to the Closing Date is more than fifty (50) miles from the required work location for CCBCC, a requirement that the employee agree to relocate to CCBCC’s required work location in accordance with CCBCC’s policies.  CCBCC shall have no obligation to hire a Business Employee who receives a contingent offer pursuant to subclause (c) who does not agree to relocate to CCBCC’s required work location; however, CCBCC agrees to pay one hundred percent (100%) of the cost of severance benefits pursuant to CCR’s Severance Pay Plan for Exempt Employees effective January 1, 2012 (the “CCR Exempt Employee Severance Plan”), if CCR is unsuccessful in identifying an alternate position for the employee within CCR’s organization within a reasonable time after the Closing Date.  The parties hereto understand and agree that CCBCC will bear one hundred percent (100%) of the expense associated with maintaining such total compensation amount referred to in subclause (b) above with respect to each Business Employee who becomes a Transferred Employee (as defined below).  The parties hereto also understand and agree that, except as expressly set forth in this Employee Matters Agreement, CCBCC will have sole discretion and sole responsibility regarding the Transferred Employees’ salaries, hourly wages and short-term incentive compensation.

Section 2.3                                    Transferred Employee.  CCBCC shall give each Business Employee until the close of business on the date immediately prior to the Closing Date to accept an offer of employment made pursuant to this Article II, except as otherwise provided in Section 2.1(b) hereof.  A Business Employee who accepts employment with CCBCC and commences working for CCBCC shall become a “Transferred Employee”.  Each Active Business Employee who accepts employment with CCBCC shall become a Transferred Employee effective on the Closing Date and shall terminate his or her employment with CCR as of the date immediately prior to the Closing Date.  Each Inactive Business Employee who accepts employment with CCBCC shall become a Transferred Employee on the date he or she returns to work (“Deferred Hire Date”), provided such date is on or before the Anniversary Date, and shall terminate his or her employment with CCR as of the date immediately prior to the Deferred Hire Date.  If an Inactive Business Employee does not return to work on or before the Anniversary Date, CCBCC shall have no obligation under this Employee Matters Agreement to hire such employee, and such employee shall not become a Transferred Employee.  CCBCC agrees that it will not institute a reduction in force or otherwise terminate any Transferred Employees, other than for Cause, for a period of thirty (30) days after the Closing.

Section 2.4                                    Rejected Offers.  Except as provided in Section 2.2 hereof, CCBCC shall have no obligation with respect to any Business Employee who rejects CCBCC’s offer of employment made pursuant to Section 2.1 hereof.  Except as referred to in Section 2.2 hereof, it is the intent of the parties that such employee shall not be entitled to any termination or severance benefits as a result of the closing of the transactions contemplated by the Asset Exchange Agreement, and each of the parties shall cause their respective severance plans, policies, programs or arrangement to be interpreted and administered consistent with such intent.

Section 2.5                                    WARN.  The parties acknowledge their mutual understanding and intent that because of CCBCC’s obligation to offer employment to each Business Employee pursuant

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to Section 2.1 hereof, the termination of such Business Employees upon the closing of the transactions contemplated by the Asset Exchange Agreement shall not constitute a “plant closing” or “mass layoff” within the meaning of WARN or any similar state or local law.  Accordingly, CCBCC shall be solely responsible and agrees to indemnify and hold CCR harmless for any Losses under WARN or any similar state or local law arising out of CCBCC’s failure to offer employment to all of the Business Employees pursuant to Section 2.1 hereof.  CCBCC further agrees that it shall be solely responsible for any liability under WARN or any similar state or local law for any terminations of Transferred Employees occurring on or after the Closing Date.

ARTICLE III.
EMPLOYEE BENEFITS

Section 3.1                                    Severance.  Until the Anniversary Date, CCBCC agrees to provide to any Transferred Employee who is involuntarily terminated by CCBCC for any reason, other than for Cause (as defined herein), severance benefits that are no less favorable than the severance benefits such employee would have received under the CCR Exempt Employee Severance Plan or the Coca-Cola Refreshments Severance Pay Plan for Nonexempt Employees, as in effect and applicable to such employee immediately prior to the Closing Date, it being understood that CCBCC will bear one hundred percent (100%) of the cost of any severance benefits so paid pursuant to this Section 3.1.  After the Anniversary Date, each Transferred Employee will be eligible to participate in CCBCC’s severance plans under the same terms and conditions as other similarly-situated employees of CCBCC.  For purposes of this Section 3.1, “Cause” means a reason for termination based on an employee’s inappropriate behavior or conduct in violation of CCBCC’s rules, policies, or directives and/or in violation of law, specifically excluding, however, an employee’s inability to meet performance goals or criteria.  CCBCC further agrees that any such severance benefits paid in accordance with this Section shall be conditioned upon the Transferred Employee’s executing and timely returning a release of claims agreement, the form of which shall be mutually acceptable to CCBCC and CCR and which shall include, without limitation, a release of any and all claims such employee may have arising out or relating to such employee’s employment with CCR and CCBCC or the termination thereof.

Section 3.2                                    Service Credit.  CCBCC shall take all actions necessary such that Transferred Employees shall be credited for their actual and credited service with CCR and each of its Affiliates, for purposes of participation, eligibility and vesting in CCBCC’s “employee welfare benefit plan” (within the meaning of Section 3(1) of ERISA), the CCBCC Savings Plan, and CCBCC’s vacation, service awards, and any other plans, policies or practices in which Transferred Employees may commence participation after the Closing; provided, however, that such crediting of service shall not operate to duplicate any benefit to any such Transferred Employee.

Section 3.3                                    Health and Welfare Benefits.

(a)                                 CCBCC shall take all action necessary to ensure that the Transferred Employees will be eligible to participate in CCBCC’s “employee welfare benefit plan” to the same extent as CCBCC’s other employees. CCBCC shall take all action necessary to ensure that, to the extent permitted under CCBCC’s “employee welfare benefit plan” (within the meaning of Section 3(1)

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of ERISA) covering Transferred Employees after the Closing, such plans shall (i) waive any pre-existing condition exclusions, (ii) waive any proof of insurability, and (iii) recognize, for purposes of satisfying any deductibles and out-of-pocket amounts maximums during the plan year in which the Closing Date occurs, any payments made by any Transferred Employee toward deductibles and out-of-pocket maximums in any health or other insurance plan of CCR or an Affiliate of CCR.  Within thirty (30) days after the Closing Date, CCR will make available to Transferred Employees a one-time cash payment to offset higher costs for employees in CCBCC’s “employee welfare benefit plans” (if applicable), calculated for a period of two (2) years.  CCBCC and CCR will share the cost and expense of providing such payment as mutually agreed by the parties.

(b)                                 Business Employees who meet the eligibility requirements under CCR’s retiree medical plan prior to the Closing Date may elect retiree medical benefits under such plan, and be eligible for hire by CCBCC.  CCBCC will not offer retiree medical benefits to Transferred Employees.  CCR will make available a one-time reimbursement payment to Transferred Employees who are adversely affected by the loss of retiree medical benefits as a result of the Closing and will bear one hundred percent (100%) of the cost of this payment (if applicable).

Section 3.4                                    401(k) Benefits.  CCR shall cause The Coca-Cola Company 401(k) Plan to fully vest the Transferred Employees in their accounts immediately prior to his or her termination of employment with CCR.  CCBCC and CCR will share the cost and expense of providing such full vesting.  Transferred Employees will be eligible to participate in one or more defined contribution savings plans intended to qualify under Section 401(a) and 401(k) of the Code (“CCBCC Savings Plan”) and, effective as of the Closing Date, CCBCC shall cause the CCBCC Savings Plan to provide for receipt of Transferred Employees’ distribution of their account balances, including any outstanding loans and shares of The Coca-Cola Company common stock, in the form of an eligible rollover distribution from The Coca-Cola Company 401(k) Plan, provided such rollovers are made at the election of the Transferred Employees.

Section 3.5                                    Pension Benefits.  CCR shall cause The Coca-Cola Company Pension Plan to fully vest the Transferred Employees in their accrued benefit effective immediately prior to his or her termination of employment with CCR.  In addition, CCR shall cause The Coca-Cola Company Pension Plan to provide an additional benefit accrual to each Transferred Employee, as of the date immediately before such employee’s termination of employment with CCR, an amount equal to the difference between (i) the benefit accrual such employee would have received under The Coca-Cola Company Pension Plan if he or she had remained employed by CCR or its Affiliates from the date of his or her termination of employment with CCR until the second anniversary of the Closing Date, minus (ii) the excess (if any) between CCBCC’s 401(k) matching formula and CCR’s 401(k) matching formula.  CCBCC and CCR will share the cost and expense of such full vesting and additional pension amount as mutually agreed by the parties.  Notwithstanding the foregoing or any provision herein to the contrary, if CCR determines in good faith, that such additional benefit accrual under The Coca-Cola Company Pension Plan may cause the plan to violate Section 401(a) of the Code or is otherwise impermissible or inadvisable for any reason, CCR may, in its sole discretion, provide the amount set forth herein to the Transferred Employees in a lump-sum cash payment, subject to applicable tax withholding.

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Section 3.6                                    Automobile Allowance.  CCBCC agrees to adopt or maintain an automobile allowance policy (“CCBCC’s Auto-Allowance Policy”) that is comparable, in the aggregate, to CCR’s automobile allowance policy in effect immediately prior to the Closing Date. Transferred Employees who participated in CCR’s automobile allowance policy immediately prior to Closing will be eligible to participate in CCBCC’s Auto-Allowance Policy effective as of the Closing Date and until at least the Anniversary Date.

Section 3.7                                    COBRA Coverage.  CCR shall be solely responsible for offering and providing any COBRA coverage with respect to any of the Business Employees who is a “qualified beneficiary,” who is covered by a CCR Employee Plan that is a “group health plan” and who experiences a “qualifying event” on or prior to the date the employee becomes a Transferred Employee.  CCBCC shall be solely responsible for offering and providing any COBRA coverage required with respect to any Transferred Employee (or other qualified beneficiary), who becomes covered by a group health plan sponsored or contributed to by CCBCC and who experiences a qualifying event subsequent to the date the employee becomes a Transferred Employee.  For purposes hereof, each of “qualified beneficiary”, “group health plan” and “qualifying event” shall have the meaning ascribed thereto in Section 4980B of the Code.

Section 3.8                                    Vacation Pay, Holidays and Sick Pay.

(a)                                 CCBCC shall not assume or otherwise become liable for, and CCR shall not transfer to CCBCC, any liabilities of CCR with respect to accrued but unused vacation or paid time off (excluding sick pay) (collectively, the “Accrued Amounts”).  CCR shall pay to each Transferred Employee the Accrued Amount with respect to such employee in accordance with CCR’s regular payroll practices and procedures for the payment of wages to terminating employees.  CCR will communicate the timing and amount of the payouts of the Accrued Amounts to CCBCC.  Up to and including December 31, 2015, CCBCC will honor CCR’s vacation and holiday policies as to the number of days available as in effect on the date immediately prior to the Closing for the benefit of the Transferred Employees, and will be responsible for paying or providing all leave that Transferred Employees accrue following the Closing Date and for paying any other costs associated with honoring such policies until at least the Anniversary Date; provided, that CCBCC may, at its option, elect to provide the Transferred Employees with cash compensation in lieu of any such additional vacation or holidays that would be required under CCR’s vacation and holiday policies.  Except as provided in this Section 3.8(a), Transferred Employees’ entitlement to vacation, paid time off or holidays will be accrued or available and used only in accordance with CCBCC’s own vacation, paid time off and holiday policies.

(b)                                 CCBCC will offer a sick pay transition benefit to Transferred Employees, which will include the creation of a temporary “bank” and credit such bank for each Transferred Employee with the lesser of ten (10) sick pay days or the number of the Transferred Employee’s unused sick pay days as of the Closing Date as set forth in CCR’s payroll records that will be made available for use by Transferred Employees until the Anniversary Date, and which will be in addition to, and not in lieu of, any sick pay days to which the Transferred Employees may be entitled under the CCBCC’s existing sick pay policy.  Unused days from this temporary “bank” will not be paid out to Transferred Employees after the Anniversary Date.  The cost of providing this benefit will be shared between the parties, with CCBCC bearing the cost of the additional

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sick days one (1) through five (5) and CCR bearing the cost of additional days six (6) through ten (10).  After the Anniversary Date, the parties will review the implementation of the sick pay transition benefit and associated costs as compared to other programs implemented by expanding participating bottlers other than CCBCC, and the parties may make such adjustments as are mutually agreed in order to ensure the continued effectiveness and consistency of similar programs that may be implemented in connection with future transactions, if any.

Section 3.9                                    Plan Authority.  No CCR Employee Plans or assets of any CCR Employee Plans shall be transferred to CCBCC or any Affiliate of CCBCC.  Nothing contained herein, express or implied, constitutes an amendment or modification to CCR Employee Plans or CCR policies, programs or arrangements.  Nothing contained herein, express or implied, shall prohibit the parties or their Affiliates, as applicable, from adding, deleting or changing provider of benefits, changing, increasing or decreasing co-payments, deductibles or other requirements for coverage or benefits (e.g., utilization review or pre-certification requirements), and/or making other changes in the administration of or in the design, coverage and benefits provided to such Transferred Employees.  Without reducing the obligations set forth in this Article III, no provision in this Employee Matters Agreement shall be construed as a limitation on the right of the parties or their Affiliates, as applicable, to suspend, amend, modify or terminate any employee benefit plan.  Further, no provision of this Employee Matters Agreement shall be construed as limiting the parties’ or their Affiliates’, as applicable, discretion and authority to interpret their respective employee benefit and compensation plans, agreements, arrangements, and programs in accordance with their terms and applicable law.

ARTICLE IV.
OTHER EMPLOYEE MATTERS

Section 4.1                                    Cooperation.  CCBCC and CCR shall provide each other with such records and information as may be reasonably necessary, appropriate and permitted under applicable Law to carry out their obligations under this Employee Matters Agreement (including, without limitation, initial employment dates, termination dates, reemployment dates, hours of service, current compensation, Transferred Employee FMLA usage in the twelve (12) months prior to Closing, year to date contributions to The Coca-Cola Company 401(k) Plan and Code Section 125 health and dependent flexible spending accounts and the timing and amount of the payouts of Accrued Amounts to each Transferred Employee pursuant to Section 3.8(a)).  Subject to applicable laws, in connection with the Closing, CCR will transfer to CCBCC the personnel and employment records of the Transferred Employees (including, without limitation, Department of Transportation records and performance appraisals) to the extent that CCBCC determines in its reasonable judgment that such records are necessary for the ongoing operation of the Business; provided, that in such case CCR will provide original records (including electronic records) to CCBCC unless CCBCC requests copies or only copies are in existence.

Section 4.2                                    No Third-Party Beneficiaries.  Nothing contained herein, express or implied, (a) is intended to confer or shall confer upon any employee, Business Employee or Transferred Employee any right to employment or continued employment for any period of time by reason of this Employee Matters Agreement, or any right to a particular term or condition of employment, (b) is intended to confer or shall confer upon any individual or any legal representative of any individual (including employees, retirees, or dependents or beneficiaries of

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employees or retirees and including collective bargaining agents or representatives) any right as a third-party beneficiary of this Employee Matters Agreement or (c) shall be deemed to confer upon any such individual or legal representative any rights under or with respect to any plan, program or arrangement described in or contemplated by this Employee Matters Agreement, and each such individual or legal representative shall be entitled to look only to the express terms of any such plans, programs or arrangements for his or her rights thereunder.

Section 4.3                                    Employment Liabilities.

(a)                                 CCR shall indemnify, defend and hold harmless the CCBCC Indemnified Parties against, and reimburse any CCBCC Indemnified Party for, all Losses that such CCBCC Indemnified Party may at any time suffer or incur, or become subject to, as a result of or in connection with (i) Employment-Related Obligations owed to any Business Employee (or their spouses or beneficiaries) to the extent arising prior to the Closing and (ii) any employees of CCR who are not hired by CCBCC hereunder.  CCBCC shall indemnify, defend and hold harmless the TCCC Indemnified Parties against, and reimburse any TCCC Indemnified Party for, all Losses that such TCCC Indemnified Party may at any time suffer or incur, or become subject to, as a result of or in connection with Employment-Related Obligations owed to any Transferred Employee (or their spouses or beneficiaries) to the extent arising after the Closing.  For purposes of this Employee Matters Agreement, “Employment-Related Obligations” means all Losses arising out of, related to, in respect of or in connection with employment relationships or alleged or potential employment relationships with the indemnifying party or their Affiliates relating to employees, leased employees, applicants and/or independent contractors or those individuals who are deemed to be employees of the indemnifying party or their Affiliates by contract or Law, including claims related to discrimination, torts, compensation for services (and related employment and withholding taxes), workers compensation or similar benefits and payments on account of occupational illnesses and injuries, employment contracts, invasion of privacy, infliction of emotional distress, defamation, slander, provision of leave under the FMLA or other similar Laws, car programs, relocation, expense-reporting, tax protection policies, claims arising out of WARN (except as otherwise set forth in Section 2.5) or employment, terms of employment, transfers, re-levels, demotions, failure to hire, failure to promote, compensation policies, practices and treatment, termination of employment, harassment, pay equity, employee benefits (including post-employment welfare and other benefits), employee treatment, employee suggestions or ideas, fiduciary performance, employment practices, the modification or termination of employee benefit plans, policies, programs, agreements and arrangement, and the like.  Without limiting the generality of the foregoing, with respect to any employee, leased employees, and/or independent contractors or those individuals who are deemed to be employees, “Employment-Related Obligations” includes payroll and social security Taxes, contributions (whether voluntary or involuntary) to any retirement, health and welfare or similar plan or arrangement, notice, severance or similar payments required under Law and obligations under Law with respect to occupational injuries and illnesses.

(b)                                 With respect to the parties’ indemnity obligations set forth in this Section 4.3, (i) all Losses shall be net of any third-party insurance proceeds which have been recovered by the Indemnified Party in connection with the facts giving rise to the right of indemnification; (ii) in no event shall the Indemnifying Party have liability to the Indemnified Party under this Employee Matters Agreement for any consequential, special, incidental, indirect or punitive

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damages, lost profits or similar items (including loss of revenue, income or profits, diminution of value or loss of business reputation or opportunity relating to a breach or alleged breach hereof) unless any such damages or items are awarded to a third party in a Third Party Claim, provided that this Section 4.3(b)(ii) shall not limit or restrict in any way the right or ability of an Indemnified Party to recover damages that are direct and reasonably foreseeable; and (iii) in no event shall the Indemnifying Party have liability to the Indemnified Party under this Employee Matters Agreement with respect to any Losses to the extent such Losses constitute a payment obligation of the Indemnified Party under this Employee Matters Agreement.

(c)                                  In addition to, and not in limitation of, the foregoing, the parties agree that CCR shall have no liability to indemnify any CCBCC Indemnified Party under this Employee Matters Agreement with respect to any Losses to the extent such Losses are caused by or result from any action (i) that after the date of the Asset Exchange Agreement CCBCC requested CCR to take or refrain from taking in writing pursuant to Section 5.01(a) of the Asset Exchange Agreement (other than actions CCR is already obligated to take or refrain from taking under this Employee Matters Agreement or the Asset Exchange Agreement), (ii) taken pursuant to a written consent from CCBCC specifically authorizing such action, but only as long as CCR’s request for written consent to such action was not related to curing a breach of any representation, warranty or covenant of CCR hereunder or under the Asset Exchange Agreement, or (iii) that CCR or any of its Affiliates, having sought CCBCC’s consent pursuant to Section 5.01(a) of the Asset Exchange Agreement, did not take as a result of CCBCC having unreasonably withheld, delayed or conditioned the requested consent, other than, in the case of clauses (i) and (ii), any such Losses constituting costs and expenses specifically and intentionally incurred by CCR to take any such action requested by CCBCC and agreed to by CCR.

ARTICLE V.
MISCELLANEOUS

Section 5.1                                    Entire Agreement.  This Employee Matters Agreement (including Exhibit A attached hereto), together with the Asset Exchange Agreement, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be modified only in writing duly executed by the parties hereto.

Section 5.2                                    Waiver.  Neither the failure of any party hereto to insist upon the performance of any term or condition of this Employee Matters Agreement or to exercise any right or privilege conferred by this Employee Matters Agreement nor the waiver by any party of any such term or condition shall be construed as thereafter waiving any such term, condition, right or privilege.

Section 5.3                                    Assignment.  This Employee Matters Agreement shall be binding on the respective parties, their successors, legal representatives and assigns, and no party hereto shall have the right to assign, sublet, transfer, encumber or convey this Employee Matters Agreement or any interest in it without the written consent of the other party.  Notwithstanding the preceding sentence, CCBCC may, without the prior written consent of CCR, assign all or any portion of its rights and obligations under this Employee Matters Agreement to one (1) or more of its direct or indirect wholly-owned subsidiaries provided no such assignment shall relieve CCBCC of any of its obligations hereunder.

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Section 5.4                                    Governing Law and Dispute Resolution.

This Employee Matters Agreement (and any claims, causes of action or disputes that may be based upon, arise out of or relate hereto or thereto, to the transactions contemplated hereby, to the negotiation, execution or performance hereof, or to the inducement of any party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall in all respects be governed by, and construed in accordance with, the Laws of the State of Delaware, including all matters of construction, validity and performance, in each case without reference to any conflict of Law rules that might lead to the application of the Laws of any other jurisdiction.

Each of the parties hereto agrees that any claims, causes of action or disputes that may be based upon, arise out of or relate to this Employee Matters Agreement, to the transactions contemplated hereby, to the negotiation, execution or performance hereof, or to the inducement of any party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise, shall be resolved only in the Court of Chancery of the State of Delaware and the federal courts of the United States of America located in the District of Delaware and the appellate courts having jurisdiction of appeals from such courts (the “Delaware Courts”).  In that context, and without limiting the generality of the foregoing, each party irrevocably and unconditionally:

(i)                                     submits for itself and its property in any Action relating to this Employee Matters Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the Delaware Courts, and agrees that all claims in respect of any such Action shall be heard and determined in the Delaware Courts;

(ii)                                  consents that any such Action may and shall be brought in the Delaware Courts and waives any objection that it may now or hereafter have to the venue or jurisdiction of any such Action in the Delaware Courts or that such Action was brought in an inconvenient court and agrees not to plead or claim the same;

(iii)                               agrees that service of process in any such Action may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address as provided in Section 10.02 of the Asset Exchange Agreement; and

(iv)                              agrees that nothing in this Employee Matters Agreement shall affect the right to effect service of process in any other manner permitted by the Laws of the State of Delaware.

Should any party institute any action or proceeding in court to enforce any provision of this Employee Matters Agreement or for damages by reason of any alleged breach of any provision of this Employee Matters Agreement or for any other judicial remedy with respect to this Employee Matters Agreement, the prevailing party will be entitled to receive from the losing party all reasonable attorneys’ fees of outside counsel and all reasonable out of pocket costs paid to third parties in connection with such proceeding.  No attorneys’ fees shall be awarded for the respective parties in-house counsel.

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Section 5.5                                    Waiver of Jury Trial.  EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS EMPLOYEE MATTERS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS EMPLOYEE MATTERS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (d) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS EMPLOYEE MATTERS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.5.

Section 5.6                                    Severability.  If any sentence, paragraph, clause, or portion of this Employee Matters Agreement is held to be in violation of any applicable law or public policy, such sentence, paragraph, clause or portion shall be of no effect, and the remainder of this Employee Matters Agreement shall be binding.  In the event that any part of this Employee Matters Agreement is determined by a court of law to be unenforceable in any respect, CCBCC and CCR jointly intend and hereby request that the court substitute a judicially enforceable provision in its place taking into consideration the intent of the parties.

Section 5.7                                    Counterparts.  This Employee Matters Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Employee Matters Agreement by facsimile or other means of electronic transmission shall be as effective as delivery of a manually executed counterpart of this Employee Matters Agreement.  This Employee Matters Agreement shall become effective and binding upon each proposed party hereto upon the execution and delivery of a counterpart hereof by such party.

Section 5.8                                    Notice.  Any notice required to be given by any party herein to the other shall be given in accordance with Section 10.02 of the Asset Exchange Agreement.

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IN WITNESS WHEREOF, CCR and CCBCC have caused this Employee Matters Agreement to be executed on the date first written above by their respective duly authorized officers.

COCA-COLA REFRESHMENTS USA, INC.

By
Name:
Title:

COCA-COLA BOTTLING CO. CONSOLIDATED

By
Name:
Title:

Signature Page to Employee Matters Agreement

EXHIBIT A

BUSINESS EMPLOYEES

See the attached.

[TO COME.]